As filed with the Securities and Exchange Commission on June 20, 1994
                                                   Registration
No. 33-____

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549
                       Amendment No. 1
                                    to
                                 Form S-3
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933


                            THE SCOTTS COMPANY
                       THE O.M. SCOTT & SONS COMPANY
        (Exact name of registrants as specified in their charters)

          Delaware                          31-1199481
      (State or other jurisdiction      (I.R.S. employer
     of incorporation or organization)  identification number)

       14111 Scottslawn Road, Marysville, Ohio 43041 (513)
644-0011
            (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

                              Craig D. Walley
               Vice President, General Counsel and Secretary
                            The Scotts Company
               14111 Scottslawn Road, Marysville, Ohio 43041
                              (513) 644-0011
         (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                Copies to:
     G. Robert Lucas II                  George H. White
     Vorys, Sater, Seymour and Pease     Sullivan & Cromwell
     52 East Gay Street                  125 Broad Street
     P.O. Box 1008                       New York, New York 10004
     Columbus, Ohio 43216-1008           (212) 558-4000
     (614) 464-5691

     Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement as the Registrants shall determine.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ____

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule
415 under the Securities Act of 1933, check the following box.  X



    The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.


                 SUBJECT TO COMPLETION DATED JUNE 20, 1994

[Scotts Logo]
                               $100,000,000
                            The Scotts Company
                       The O.M. Scott & Sons Company
                              Debt Securities


         The Scotts Company ("Scotts") and The O.M. Scott & Sons Company ("OMS," and, together with Scotts, the "Issuers"), a wholly owned subsidiary of Scotts, may offer from time to time their unsecured senior or subordinated debt securities consisting of notes, debt securities or other evidences of indebtedness (the

"Debt Securities") at an initial offering price (or net proceeds,

in the case of Debt Securities issued at an original issue discount) not to exceed $100,000,000, or its equivalent in such other currency or in composite currencies or currency units as may be designated by the Issuers at the time of offering. The Debt Securities may be offered in one or more series in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and set forth in a Prospectus Supplement or Prospectus Supplements. Scotts is a holding company, and all of Scotts' operations are conducted through OMS and OMS' subsidiaries. The Debt Securities will be the joint and several obligations of the Issuers.

         The terms of each series of Debt Securities, including, where applicable, the specific designation, rank, aggregate principal amount, authorized denominations, maturities, rate or rates and time or times of payment of any interest, any terms for optional or mandatory redemption or payment of additional amounts or any sinking fund provisions, any initial public offering price, the proceeds to the Issuers and any other specific terms in connection with the offering and sale of such series (the "Offered Debt Securities") will be set forth in a Prospectus Supplement or Prospectus Supplements.

         The Debt Securities may be sold directly by the Issuers,

through agents designated from time to time or through underwriters or dealers. See "Plan of Distribution." If any agents of the Issuers or any underwriters are involved in the sale of any Debt Securities in respect of which this Prospectus is being delivered, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in a Prospectus Supplement.
                            __________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



The date of this Prospectus is              , 1994.

Information contained herein is subject to completion or amendment. A registration statement relating these securities has been filed with the Securities and Exchange Commission.
These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                           AVAILABLE INFORMATION

         Scotts is subject to the informational requirements of the
Securities Exchange Act of 1934, as amended (the "Exchange Act"),

and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Citicorp Center, 500 West Madison, 14th
Floor, Chicago, Illinois 60661 and Seven World Trade Center, 13th

Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

         The Issuers have filed a registration statement on Form
S-3
(together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement and the exhibits filed as part thereof. Statements contained herein concerning provisions of any document filed as an exhibit are not necessarily complete and, in each instance, reference is made to the copy of each document filed as an exhibit to the Registration Statement.  Each such statement is qualified in its entirety by such reference.

              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         Scotts' Annual Report on Form 10-K for the fiscal year ended September 30, 1993; Scotts' Current Report on Form 8-K, dated December 30, 1993; Scotts' Quarterly Reports on Form 10-Q for the fiscal quarters ended January 1, 1994 and April 2, 1994, respectively; Scotts' Current Report on Form 8-K/A, dated February 28, 1994; and all other documents filed by Scotts pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities, which documents are filed with the Commission (File No. 0-19768) pursuant to the Exchange Act, are incorporated herein by reference. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.


         Scotts will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the request of any such person, a copy of all of the documents which are incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to The Scotts Company, 14111 Scottslawn Road, Marysville, Ohio 43041, Attention: Chief Financial Officer, telephone
(513) 644-0011.

                            PROSPECTUS SUMMARY

         The following summary information is qualified in its entirety by reference to the more detailed information and financial statements (including the notes thereto) contained elsewhere in this Prospectus or incorporated by reference herein. As used in this Prospectus, unless the context indicates otherwise, the "Issuers" mean The Scotts Company ("Scotts") and its wholly owned subsidiary, The O.M. Scott & Sons Company ("OMS"), and the "Company" means the Issuers and OMS' direct and indirect subsidiaries, including Hyponex Corporation ("Hyponex"), acquired in November 1988, Republic Tool & Manufacturing Corp. ("Republic"), acquired in November 1992, and Scotts-Sierra Horticultural Products Company ("Sierra"), acquired in December 1993. Sales and market share data given for the Company in this Prospectus do not include Sierra unless otherwise indicated.


                                The Company

         The Company is one of the oldest and most widely recognized manufacturers of products used to grow and maintain landscape: lawns, gardens and golf courses. In both the consumer and professional market segments, the Company's, Scotts(Registered) and Turf Builder(Registered) (for consumer lawn care), ProTurf(Registered) (for professional turf care) and Osmocote(Registered) and Peters(Registered) (for commercial horticulture) brands command market-leading shares more than double those of the next ranked competitors. The Company's long history of technical innovation, its reputation for quality and service and its effective marketing tailored to the needs of do-it-yourselfers and professionals have enabled the Company to maintain leadership in its markets while delivering consistent growth in sales and operating income and stable operating
margins.   Do-it-yourselfers and professionals purchase through
different distribution channels and have different information and product needs. Accordingly, the Company has two business groups, Consumer and Professional, to serve these markets.

Consumer Business Group

         The Consumer Business Group (which accounted for approximately 80% of fiscal 1993 net sales) develops and markets the products consumers need to grow and maintain beautiful lawns and gardens: fertilizers, weed and insect controls, grass seed, organic products and lawn spreaders. The Company estimates that its lawn fertilizer and fertilizer/control combination products, sold under the Scotts and Turf Builder brand names, have a 46% share of the U.S. consumer lawn care chemicals market. The organic product line of topsoils, potting soils, composted manures and mulches are sold under the Hyponex(Registered) brand and other labels. The Company has broadened and strengthened its organic product line as a result of its recent acquisition of Sierra, which manufactures Peters Professional(Registered) potting soil (see "-Sierra Acquisition"). Management estimates that the Company has the leading market share in the total
U.S. branded organic products market and over a 50% share of the U.S. retail potting soil segment.

         The Company provides a high level of service for consumers. It backs its promise of satisfaction with an unconditional "No Quibble" guarantee for its Scotts products and maintains a toll-free hotline for lawn care advice. The
Company's consumer products are sold in the United States through mass merchandisers and independent retailers, and internationally in Canada, Japan and Europe through various distribution channels.

Professional Business Group

         The Professional Business Group (which accounted for approximately 20% of fiscal 1993 net sales) develops and markets products for professional users: golf courses, commercial nurseries, sports fields, lawn care service companies and landscapers. Scotts professional products provide these users with a wide array of technically sophisticated controlled-release and water-soluble fertilizers, controls, application devices and growing media under such well-known labels as Scotts ProTurf (for golf course and other turf applications), Osmocote and Sierra(Registered) (for commercial horticulture), ProGrow(Registered) (for the landscape market) and Peters and MetroMix(Registered) (for greenhouses and commercial nurseries). Depending on the market segment, these products are sold through distributors, directly through the Company's agronomically-trained technical representatives ("tech reps"), or through Company-operated stores.

         Management estimates that Scotts ProTurf fertilizer and control products have the leading share of the U.S. non-commodity golf course turf care market. In 1993, ProTurf products were used on 81 of the GOLF DIGEST top 100 courses and approximately 55% of the over 14,500 golf courses in the United States. The Company's strong research and development capabilities and agronomically-trained sales force have enabled the Company to introduce innovative new products and technologies and thereby maintain its leading position in these targeted professional turf markets.

         With the acquisition of Sierra, the Company has become the leading supplier of controlled-release and water-soluble fertilizers to the commercial horticulture segment, with an estimated combined market share of over 50% in the United States. Sierra's commercial horticultural products also have significant market positions in Europe, Australia, New Zealand and the Pacific Rim. A recently formed unit within the Professional Business Group, under the ProGrow name, will concentrate on marketing products to professional turf and landscape customers other than golf courses and sports fields, such as lawn care service companies.

Business Strategy

         The Company's business strategy is to be the premier global manufacturer and marketer of products used in landscape growth and maintenance. The major elements of the Company's strategy are to:

         Develop Innovative and Technologically Advanced Products. The Company's proven ability to develop and market new products has been instrumental in establishing its leading market shares. The Company is fully committed to continuing this tradition. For example, it is introducing Turf Builder for Shady Lawns(Registered) in 1994 utilizing proprietary technology to answer the most often expressed needs of its do-it-yourself consumers. In its professional markets, the technical expertise of its sales force, combined with the Company's strong research and development efforts, have resulted in new products introduced since 1988 accounting for 66% of the Professional Business Group's net sales in fiscal 1993. These new professional products often have consumer applications. With the addition of Sierra's research and development expertise and facilities, new product development is expected to continue and expand.

         Strengthen Relationships with Mass Merchandisers and Independent Retailers. As the only nationwide supplier of a full line of lawn and garden products, the Company has strong relationships with mass merchandisers and major home center retailers such as Kmart, Home Depot and Wal-Mart. Sales to this fastest growing segment of retailers increased approximately 28% from fiscal 1992 to fiscal 1993 and accounted for 40% of the Consumer Business Group's net sales in fiscal 1993. Through customized marketing programs and product offerings, the Company intends to further strengthen its relationship with mass merchandisers, while continuing to support its independent retailers.

         Accelerate Growth Through Cross-Selling. The Company intends to continue its efforts to cross-sell a wider range of its brand name products to retailers by capitalizing on its position as the only nationwide supplier of a full line of landscape growth and maintenance products. The Company also expects to improve its distribution of Scotts products internationally using the sales distribution and manufacturing network of the recently-acquired Sierra. Management also plans to use the leading position of the Scotts brand name in the golf course segment to increase sales of Sierra products and to take advantage of Sierra's strong commercial horticulture presence both in the United States and abroad to increase sales of various Scotts professional products.

         Expand Through Selective Strategic Acquisitions. Since 1988, the Company has completed three strategic acquisitions of companies in the lawn and garden industry. These acquisitions have provided the Company with the opportunity to expand its product offerings while building upon the Company's existing strengths in distribution, technology and brand marketing. The Company believes its most recent acquisition of Sierra, a leading manufacturer and marketer to the commercial horticulture markets in the United States and abroad, will further improve the Company's global competitiveness.

Sierra Acquisition

         On December 16, 1993, the Company acquired Sierra from W.R. Grace & Co.-Conn., and other investors, for approximately $120 million in cash. Sierra, a leading manufacturer and marketer of specialty fertilizers, pesticides and premium growing media used in commercial horticulture, golf course and consumer applications, had net sales of approximately $108.7 million for the period from January 1, 1993, through December 16, 1993.
Its products are manufactured in six plants located in the United States and one in the Netherlands. Sierra markets its products in the United States and internationally under brand names including Peters, Osmocote, Once(Registered) and Terra-Lite(Registered). Through Sierra's overseas subsidiaries, products are distributed in numerous foreign markets, including, among others, Australia, Europe and the Pacific Rim. Approximately 25% of Sierra's 1993 net sales were abroad.

         For the Company's fiscal year ended September 30, 1993, the Company had net sales of $466.0 million and net income before extraordinary items and accounting changes of $21.0 million, representing increases of 12.7% and 39.6%, respectively, over
fiscal 1992.   Net sales and net income before cumulative effect
of accounting changes for the fiscal year ended September 30, 1993, on a pro forma basis giving effect to the Sierra acquisition were $585.3 million and $20.3 million, respectively.

See "Unaudited Pro Forma Financial Data."

                     SUMMARY HISTORICAL FINANCIAL DATA

         The following summary historical financial data should be read in conjunction with the Company's Consolidated Financial
Statements and Notes thereto as of September 30, 1992 and 1993 and for the three years ended September 30, 1993 included elsewhere in this Prospectus.


                               Fiscal Year Ended September 30,
                                  1989(1)   1990      1991      1992
1993(2)
                            (dollars in thousands, except ratios)

Statement of Operations Data(3):

Net sales . . . .                 $328,368  $350,441  $388,120  $413,558
$466,043
Gross profit. . .                  148,183   163,638   180,164   200,425
221,825
Total operating expenses .         118,634   132,988   142,777   158,260
177,344
Income from operations . .          29,549    30,650    37,387    42,165
44,481
Interest and other expenses . . . . 28,638    37,411    32,932    15,962
9,114
Income (loss) before income taxes,
  extraordinary items and cumulative
  effect of accounting changes. . .    911    (6,761)    4,455    26,203
35,367
Income taxes  . .                    1,750       143     2,720    11,124
14,320
Extraordinary items:
  Loss on early extinguishment
    of debt, net of tax. . .          --          --        --    (4,186)
- --
  Utilization of net operating
    loss carryforwards . . .         1,670        --     2,581     4,699
- --
Cumulative effect of changes
  in accounting for post-
  retirement benefits,
  net of tax and income
  taxes . . . . .                     --          --        --        --
(13,157)
Net income (loss)                      831    (6,904)    4,316    15,592
7,890

Other Historical Data:

Depreciation and amortization      $19,621   $20,474   $17,785   $15,848
$18,144
Capital expenditures . . .           6,722     8,494     8,818    19,896
15,158
EBITDA(4) . . . .                   47,300    49,080    53,269    56,771
61,598
Ratio of EBITDA to interest
  expense . . . .                    1.46x     1.42x     1.72x     3.56x
7.29x
Ratio of earnings to fixed
  charges(5). . .                    1.03x       ___(6)  1.14x     2.40x
4.08x



                                      Fiscal Year Ended September 30,

                                1989(1)        1990        1991      1992
1993(2)
                                         (dollars in thousands, except for
ratios)
Balance Sheet Data (end of period):
Working capital. . . . .        $ 10,363       $18,230     $21,260   $54,795
$78,891
Total assets . . . . . .         276,253       270,429     260,729   268,021
321,590
Long-term debt, including
  current portion. . . .         201,203       192,915     182,954    35,897
92,524
Total stockholders'
  equity (deficit) . . .           2,555       (12,677)     (9,961)  175,929
143,013

<F1>
(1) Includes Hyponex from November 11, 1988.

<F2>
(2) Includes Republic from November 19, 1992.

<F3>
(3) Certain amounts have been reclassified to conform to 1993 presentation;
    these changes did not impact net income.

<F4>
(4) As used herein, EBITDA is defined as income from operations plus depreciation and amortization included therein. Deferred financing costs which have been incurred and capitalized in connection with financing the Company's operations and acquisitions are being amortized and reported as a portion of interest expense and therefore have been excluded from the calculation of depreciation and amortization used in the calculation of EBITDA.
    The Company believes that EBITDA is generally recognized as an indicator of a company's ability to service its debt and capital expenditure requirements. However, EBITDA is not intended to be a performance measure that should be regarded as an alternative either to income from operations or net income or as an indicator of operating performance or cash flows as a measure of liquidity, as determined in accordance with generally accepted accounting principles.

<F5>
(5) The ratio of earnings to fixed charges is computed by dividing (a) the sum of (i) income from
    operations before income taxes, extraordinary items and the cumulative effect of accounting changes and (ii) fixed charges by (b) fixed charges.

    Fixed charges consist of interest on all indebtedness
    (including amortization of deferred financing costs), capitalized interest and the estimated interest component of operating leases
    (assumed to be one-third of total rental expense).

<F6>
(6) Reflects a deficiency of earnings to fixed charges of $6.8 million.

                SUMMARY UNAUDITED PRO FORMA FINANCIAL DATA

     The following summary unaudited pro forma financial data of the Company has been derived from and should be read in conjunction with the unaudited pro forma financial information included elsewhere in this Prospectus under "Unaudited Pro Forma Financial Data." The Pro Forma Statement of Operations Data give effect to the acquisition of Sierra, which occurred on December 16, 1993, as if it had occurred on October 1, 1992. The Pro Forma Balance Sheet Data gives effect to the acquisition of Sierra as if it had occurred on September 30, 1993.

                                            Fiscal Year Ended
                                            September 30, 1993
                                            (dollars in thousands,
                                            except ratios)
Pro Forma Statement of Operations Data:
Net sales . . . . . . . . . . . .           $585,318
Gross profit  . . . . . . . . . .            273,716
Total operating expenses  . . . .            217,727
Income from operations. . . . . .             55,989
Interest and other expenses . . .             19,914
Income before income taxes and
  cumulative effect of accounting
  changes . . . . . . . . . . . .             36,075
Income taxes. . . . . . . . . . .             15,801
Cumulative effect of accounting
  changes . . . . . . . . . . . .            (13,157)
Net income. . . . . . . . . . . .              7,117
Other Pro Forma Data:
Depreciation and amortization . .            $25,246
Capital expenditures. . . . . . .             16,760
EBITDA(1) . . . . . . . . . . . .             75,647
Ratio of EBITDA to interest expense. . . . .   4.89x
Ratio of earnings to fixed
  charges(2). . . . . . . . . . .              2.81x
September 30, 1993
Pro Forma Balance Sheet Data:
Working capital . . . . . . . . .           $ 92,240
Total assets. . . . . . . . . . .            470,205
Long-term debt, including
  current portion . . . . . . . .            215,754
Total stockholders' equity. . . .            143,013

<F1>
(1)  See note (4) to Summary Historical Financial Data.

<F2>
(2)  See note (5) to Summary Historical Financial Data.

                         INVESTMENT CONSIDERATIONS

     Prospective purchasers of any Debt Securities should consider carefully, in addition to the other information contained in this Prospectus, the following factors.

Seasonality; Weather Conditions

     The Company's business is highly seasonal, with approximately 70% of net sales occurring in the second and third fiscal quarters. Unexpected production or transportation difficulties occurring at a time of peak production or sales could cause sales losses which could not readily be recovered in the current year.

     In addition, the Company's consumer business may be adversely affected by the weather. Poor weekend weather during the Spring tends to adversely affect consumer purchases of do-it-yourself lawn care products. Historically, the Company has attempted to lessen the impact of possible adverse weather by offering promotional programs at the retailer and consumer level to encourage consumer purchases in the early Spring. Management believes this strategy and the international scope of the Company's business reduces, but does not eliminate, the Company's vulnerability to poor Spring weekend weather.

Environmental Regulation

     Many of the components of the Company's products and the harvesting of certain of Hyponex's organic products are subject to regulation by the United States Environmental Protection Agency (the "EPA"), other federal agencies and departments, and similar foreign, state and local agencies. Such regulations may affect the Company by restricting or prohibiting the use of these components or such harvesting. The EPA and similar state agencies may also affect the Company's business by regulating the disposal of waste generated in the conduct of the business.

Significant Customers

     Kmart Corporation, including its Builders' Square unit ("Kmart"), and Home Depot accounted for approximately 21.5% and 8.8%, respectively, of the Company's net sales in fiscal 1993, which reflects their significant position in the retail lawn and garden market. Although the Company considers its relations with Kmart and Home Depot to be good, the loss of either of these customers or a substantial decrease in the amount of their purchases could have a material adverse effect on the Company's business.

Restrictions Imposed by Lenders

     The discretion of the management of the Company with respect to certain business matters is limited by covenants contained in the Third Amended and Restated Credit Agreement, dated April 7, 1992, as amended (the "Bank Agreement"), among Scotts, OMS, Chemical Bank, as agent, and the lenders named therein. Among other things, these covenants limit or prohibit the Company from incurring additional indebtedness, creating liens, entering into mergers, acquisitions or divestitures, making distributions with respect to capital stock, making capital expenditures and making investments and loans, and require the Company to maintain certain ratios or amounts related to interest expense coverage, current assets, operating profit and net worth. See "Description of the Bank Agreement" for additional information concerning the Bank Agreement.

                                THE COMPANY

     The Company is one of the oldest and most widely recognized manufacturers of products used to grow and maintain landscape: lawns, gardens and golf courses. In both the consumer and professional market segments, the Company's Scotts and Turf Builder (for consumer lawn care), ProTurf (for professional turf care) and Osmocote and Peters (for commercial horticulture) brands command market-leading shares more than double those of the next ranked competitors. The Company's long history of technical innovation, its reputation for quality and service and its effective marketing tailored to the needs of do-it-yourselfers and professionals have enabled the Company to maintain leadership in its markets while delivering consistent growth in sales and operating income and stable operating
margins.   Do-it-yourselfers and professionals purchase through
different distribution channels and have different information and product needs. Accordingly, the Company has two business groups, Consumer and Professional, to serve these markets.

Consumer Business Group

     The Consumer Business Group (which accounted for approximately 80% of fiscal 1993 net sales) develops and markets the products consumers need to grow and maintain beautiful lawns and gardens: fertilizers, weed and insect controls, grass seed, organic products and lawn spreaders. The Company estimates that its lawn fertilizer and fertilizer/control combination products, sold under the Scotts and Turf Builder brand names, have a 46% share of the U.S. consumer lawn care chemicals market. The organic product line of topsoils, potting soils, composted manures and mulches are sold under the Hyponex brand and other labels. The Company has broadened and strengthened its organic product line as a result of its recent acquisition of Sierra, which manufactures Peters Professional potting soil (see "-Sierra Acquisition"). Management estimates that the Company has the leading market share in the total U.S. branded organic products market and over a 50% share of the U.S. retail potting soil segment.

     The Company provides a high level of service for consumers. It backs its promise of satisfaction with an unconditional "No Quibble" guarantee for its Scotts products and maintains a toll-free hotline for lawn care advice. The Company's consumer products are sold in the United States through both mass merchandisers and independent retailers, and internationally in Canada, Japan and Europe through various distribution channels.

Professional Business Group

     The Professional Business Group (which accounted for approximately 20% of fiscal 1993 net sales) develops and markets products for professional users: golf courses, commercial nurseries, sports fields, lawn care service companies and landscapers. Scotts professional products provide these users with a wide array of technically sophisticated controlled-release and water-soluble fertilizers, controls, application devices and growing media under such well-known labels as Scotts ProTurf (for golf course and other turf applications), Osmocote and Sierra (for commercial horticulture), ProGrow (for the landscape market) and Peters and MetroMix (for greenhouses and commercial nurseries). Depending on the market segment, these products are sold through distributors, directly through the Company's agronomically-trained technical representatives, or through Company-operated stores.

     Management estimates that Scotts ProTurf fertilizer and control products have the leading share of the U.S. non-commodity golf course turf care market. In 1993, ProTurf products were used on 81 of the Golf Digest top 100 courses and approximately 55% of the over 14,500 golf courses in the Untied States. The Company's strong research and development capabilities and agronomically-trained sales force have enabled the Company to introduce innovative new products and technologies and thereby maintain its leading position in these targeted professional turf markets.

     With the acquisition of Sierra, the Company has become the leading supplier of controlled-release and water-soluble fertilizers to the commercial horticulture segment, with an estimated combined market share of over 50% in the United States. Sierra's commercial horticultural products also have significant positions in Europe, Australia, New Zealand and the Pacific Rim. A recently formed unit within the Professional Business Group, under the ProGrow name, will concentrate on marketing Scotts products to professional turf and landscape customers other than golf courses and sports fields, such as lawn care service companies.

Business Strategy

     The Company's business strategy is to be the premier global manufacturer and marketer of products used in landscape growth and maintenance. The major elements of the Company's strategy are to:

     Develop Innovative and Technologically Advanced Products. The Company's proven ability to develop and market new products has been instrumental in establishing its leading market shares. The Company is fully committed to continuing this tradition. For example, it is introducing Turf Builder for Shady Lawns in 1994 utilizing proprietary technology to answer the most often expressed needs of its do-it-yourself consumers. In its professional markets, the technical expertise of its sales force, combined with the Company's strong research and development efforts, have resulted in new products introduced since 1988 accounting for 66% of the Professional Business Group's net sales in fiscal 1993. These new professional products often have consumer applications. With the addition of Sierra's research and development expertise and facilities, new product development is expected to continue and expand.

     Strengthen Relationships with Mass Merchandisers and Independent Retailers. As the only nationwide supplier of a full line of lawn and garden products, the Company has strong relationships with mass merchandisers and major home center retailers such as Kmart, Home Depot and Wal-Mart. Sales to this fastest growing segment of retailers increased approximately 28% from fiscal 1992 to fiscal 1993 and accounted for 40% of the Consumer Business Group's net sales in fiscal 1993. Through customized marketing programs and product offerings, the Company intends to further strengthen its relationship with mass merchandisers, while continuing to support its independent retailers.

     Accelerate Growth Through Cross-Selling. The Company intends to continue its efforts to cross-sell a wider range of its brand name products to retailers by capitalizing on its position as the only nationwide supplier of a full line of landscape growth and maintenance products. The Company also expects to improve its distribution of Scotts products internationally using the sales distribution and manufacturing network of the recently-acquired Sierra. Management also plans to use the leading position of the Scotts brand name in the golf course segment to increase sales of Sierra products and to take advantage of Sierra's strong commercial horticulture presence both in the United States and abroad to increase sales of various

Scotts professional products.

     Expand Through Selective Strategic Acquisitions. Since 1988, the Company has completed three strategic acquisitions of companies in the lawn and garden industry. These acquisitions have provided the Company with the opportunity to expand its product offerings while building upon the Company's existing strengths in distribution, technology and brand marketing. The Company believes its most recent acquisition of Sierra, a leading manufacturer and marketer to the commercial horticulture markets in the United States and abroad, will further improve the Company's global competitiveness.

Sierra Acquisition

     On December 16, 1993, the Company acquired Sierra from W.R. Grace & Co.-Conn., and other investors, for approximately $120 million in cash. Sierra, a leading manufacturer and marketer of specialty fertilizers, pesticides and premium growing media used in commercial horticulture, golf course and consumer applications, had net sales of approximately $108.7 million for the period from January 1,1993, through December 16, 1993. Its products are manufactured in six plants located in the United States and one in The Netherlands. Sierra markets its products in the United States and internationally under brand names including Peters, Osmocote, Once and Terra-Lite. Through Sierra's overseas subsidiaries, products are distributed in numerous foreign markets, including, among others, Australia, Europe and the Pacific Rim. Approximately 25% of Sierra's 1993 net sales were abroad.

     For the Company's fiscal year ended September 30, 1993, the Company had net sales of $466.0 million and net income before extraordinary items and accounting changes of $21.0 million, representing increases of 12.7% and 39.6%, respectively, over
fiscal 1992.   Net sales and net income before cumulative effect
of accounting changes for the fiscal year ended September 30, 1993, on a pro forma basis giving effect to the Sierra acquisition were $585.3 million and $20.3 million, respectively.

See "Unaudited Pro Forma Financial Data."

History

     The Company traces its roots back to the seed business founded in 1870 by Orlando McLean Scott in Marysville, Ohio. In 1986, OMS was purchased by Clayton & Dubilier (now Clayton, Dubilier & Rice, Inc.), a private investment firm, members of management and other investors from ITT Corporation in a leveraged transaction. The Company acquired the lawn and garden business of Hyponex in November 1988 through a series of mergers for approximately $112 million. In February 1992, the Company completed the initial public offering of its common stock and received net proceeds of approximately $157 million, which were used to redeem certain notes and debentures issued in 1986 in connection with the leveraged transaction and to reduce other outstanding indebtedness. The Company acquired Republic, a garden tool and lawn spreader manufacturer, in November 1992 for approximately $16 million. In February 1993, the Company repurchased all 2.4 million shares of its Class A Common Stock owned by Clayton, Dubilier & Rice, Inc. for approximately
$41.4 million. The Company acquired Sierra, then known as Grace-Sierra Horticultural Products Company, on December 16, 1993 for approximately $120 million.

     The Company's principal executive offices are located at 14111 Scottslawn Road, Marysville, Ohio 43041, and its telephone number is (513) 644-0011.

                              USE OF PROCEEDS

     The Company's Bank Agreement currently provides that the net proceeds to the Company from the offering of any of the Debt Securities, after payment of any offering expenses and underwriting discounts or commissions, be used to repay term loans under the Bank Agreement. Such term loans mature semi-annually through final maturity on September 30, 2000, and, as of September 30, 1993, bore a weighted average interest rate of 5.5%. See "Description of Bank Agreement."


                    SELECTED HISTORICAL FINANCIAL DATA

     The following table sets forth selected historical financial data of the Company on a consolidated basis. The statement of operations data for the fiscal years ended September 30, 1989, 1990, 1991, 1992 and 1993, and the balance sheet data as of September 30, 1989, 1990, 1991, 1992 and 1993 were derived from the audited Consolidated Financial Statements of the Company.
The selected historical financial data should be read in conjunction with the Company's Consolidated Financial Statements and Notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere herein.

                                Fiscal Year Ended September 30,
                                   1989(1)         1990             1991
1992      1993(2)
                                   (dollars in thousands, except for share
data and ratios)
Statement of Operations
  Data (3)
Net sales . . .                   $   328,368     $   350,441      $   388,120
       $   413,558    $   466,043
Cost of sales .                       180,185         186,803          207,956
           213,133        244,218
Gross profit. .                       148,183         163,638          180,164
           200,425        221,825
Operating expenses:
  Marketing . .                        50,222          48,681           57,489
            66,245         74,579
  Distribution.                        39,377          55,628           57,056
            61,051         67,377
  General and
    administrative . . . . . . . .     24,405          23,965           22,985
            24,759         27,688
  Research and development . . . .      4,630           4,714            5,247
             6,205          7,700
  Total operating expenses . . . .    118,634         132,988          142,777
           158,260        177,344

Income from operations . . . . . .     29,549          30,650           37,387
            42,165         44,481
Interest and other expenses. . . .     28,638          37,411           32,932
            15,962          9,114

Income (loss) before income
   taxes, extraordinary items
   and cumulative effect
   of accounting changes .  . . . .       911          (6,761)           4,455
            26,203         35,367
Income taxes  .                         1,750             143            2,720
            11,124         14,320
Income (loss) before
  extraordinary items  and
  cumulative effect of
  accounting changes . . . . . . .       (839)         (6,904)           1,735
            15,079         21,047
Extraordinary items:
  Loss on early extinguishment
    of debt, net of tax. . . . . . .       -              -                  -
            (4,186)          -
  Utilization of net operating
    loss carryforwards . . . . . . .    1,670             -              2,581
             4,699           -
Cumulative effect of
  changes in accounting
  for postretirement
  benefits, net of tax
  and income taxes . . . . . . . .        -               -                  -
                -         (13,157)

Net income (loss). . . . . . . . .       $831         $(6,904)          $4,316
           $15,592       $  7,890

Net income (loss) per
  common share:  (4)
Income (loss) before
  extraordinary items
  and cumulative effect of
  accounting changes . . . . . . .   $  (0.07)       $  (0.58)         $  0.15
           $  0.84       $   1.07

Extraordinary items:
Loss on early
  extinguishment of debt,
  net of tax. .                          -               -                 -
             (0.23)            -
Utilization of net
  operating loss
  carryforwards  . . . . . . . . .       0.14            -                0.21
              0.26          -
Cumulative effect of
  changes in accounting
  postretirement benefits,
  net of tax and income
  taxes . . . .                          -               -                   -
                 -          (0.67)

  Net income (loss). . . . . . . .$      0.07        $  (0.58)        $   0.36
           $  0.87       $   0.40

Weighted average common
  shares outstanding
  during the period. . . . . . . . 11,511,278      11,976,733       11,832,651
        18,014,151     19,687,013

Other Historical Data:

Depreciation and amortization         $19,621         $20,474          $17,785
           $15,848       $ 18,144
Capital expenditures . . . . . . .      6,722           8,494            8,818
            19,896         15,158
EBITDA(5) . . .                        47,300          49,080           53,269
            56,771         61,598
Ratio of EBITDA to interest
  expense . . .                         1.46x           1.42x            1.72x
             3.56x          7.29x
Ratio of earnings to fixed
  charges(6). .                         1.03x            -- (7)          1.14x
             2.40x          4.08x


Balance Sheet Data (end of
  period)(3)

Working capital                       $10,363         $18,230          $21,260
           $54,795          $78,891
Property, plant and
  equipment, net . . . . . . . . .     85,976          83,384           79,903
            89,070           98,791
Total assets. .                       276,253         270,429          260,729
           268,021          321,590
Long-term debt, including
  current portion. . . . . . . . .    201,203         192,915          182,954
            35,897           92,524
Total stockholders'
  equity (deficit) . . . . . . . .      2,555         (12,677)
(9,961)            175,929          143,013

<F1>
(1)  Includes Hyponex from November 11, 1988.

<F2>
(2)  Includes Republic from November 19, 1992.

<F3>
(3)  Certain amounts have been reclassified to conform to 1993 presentation;
these changes did not impact net income.

<F4>
(4) Net income (loss) per share for fiscal 1991 and 1990 has been restated to eliminate the effect of accretion to redemption value of redeemable common stock to be comparable with fiscal
1992.  All per share amounts for fiscal
     1988 through 1991 have been adjusted for the January 1992 reverse stock split, in which every 2.2 shares of old
     Class A Common Stock were exchanged for one share of new Class A Common
Stock.

<F5>
(5) As used herein, EBITDA is defined as income from operations plus depreciation and amortization included therein.
     Deferred financing costs which have been incurred and capitalized in connection with financing the Company's operations and acquisitions are being amortized and reported as a portion of interest expense and therefore have been excluded from the calculation of depreciation and amortization used in the calculation of EBITDA.
    The Company believes that EBITDA is generally recognized as an indicator of a Company's ability to service its debt and capital expenditure requirements. However, EBITDA is not intended to be a performance measure that should be regarded as an alternative either to income from operations or net income or as an indicator of operating performance or cash flows as a measure of liquidity, as determined in accordance with generally accepted accounting principles.
<F6>
(6) The ratio of earnings to fixed charges is computed by dividing (a) the sum of (i) income from continuing operations before income taxes, extraordinary items and the cumulative effect of accounting changes and (ii) fixed charges by
     (b) fixed charges.  Fixed charges consist of interest on all indebtedness
(including amortization of deferred
     financing costs), capitalized interest and the estimated interest component of operating leases (assumed to be one-third of total rental expense).

<F7>
(7)  Reflects a deficiency of earnings to fixed charges of $6.8 million.


                    UNAUDITED PRO FORMA FINANCIAL DATA

     The following unaudited pro forma financial information of the Company has been derived from the Consolidated Financial Statements of the Company and the Consolidated Financial Statements of Sierra. The Pro Forma Consolidated Statement of Operations gives effect to the acquisition of Sierra, which occurred on December 16, 1993, as if it had occurred on October 1, 1992.

     THE PRO FORMA INFORMATION AND ACCOMPANYING NOTES SHOULD BE READ IN CONJUNCTION WITH THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS AND NOTES THERETO APPEARING ELSEWHERE HEREIN AND WITH SIERRA'S CONSOLIDATED FINANCIAL STATEMENTS AND NOTES THERETO INCORPORATED BY REFERENCE HEREIN. THE PRO FORMA INFORMATION DOES NOT PURPORT TO REPRESENT WHAT THE COMPANY'S RESULTS OF OPERATIONS ACTUALLY WOULD HAVE BEEN HAD THE ACQUISITION OF SIERRA OCCURRED ON OCTOBER 1, 1992 OR TO PROJECT THE COMPANY'S RESULTS OF OPERATIONS FOR ANY FUTURE PERIOD. THE PRO FORMA FINANCIAL INFORMATION IS BASED ON ESTIMATES OF FINANCIAL EFFECTS THAT MAY NOT PROVE TO BE ACCURATE OVER TIME.

              Pro Forma Consolidated Statement of Operations
                   For the Year Ended September 30, 1993
                                (Unaudited)


                            The Scotts  Sierra
                            Company     Historical   Pro Forma
                            Historical  (1)          Adjustments     Pro Forma

                          (dollar in thousands, except per share data and
ratios)

Net sales . . . . . . . .   $  466,043  $  119,275   $    -          $
585,318
Cost of sales . . . . . .      244,218      66,135    1,249 (2)
311,602

  Gross profit. . . . . .      221,825      53,140   (1,249)
273,716

Operating expenses:
  Marketing . . . . . . .       74,579      23,243      -
97,822
  Distribution. . . . . .       67,377       4,025      -
71,402
  General and administrative . .27,688       8,837      164 (3)
36,689
  Research and development . . . 7,700       4,114      -
11,814
    Total operating expenses . 177,344      40,219      164
217,727

Income from operations. .       44,481      12,921   (1,413)
55,989

Interest expense. . . . .        8,454       7,514     (507) (4)
15,461
Other expense, net. . . .          660       1,030    2,763 (5)
4,453

Income before income taxes
  and cumulative effect of
  accounting changes. . .       35,367       4,377   (3,669)
36,075

Income taxes. . . . . . .       14,320       1,727     (246) (6)
15,801

Income before cumulative
  effect of accounting
  changes . . . . . . . .   $   21,047  $    2,650  $(3,423)         $
20,274

Earnings per common share
  before cumulative effect
  of accounting changes .   $     1.07                                  $
1.03

Weighted average common
  shares outstanding. . .   19,687,013
19,687,013
Other Pro Forma Data:
  Depreciation and
    amortization. . . . .      $18,144      $3,840   $3,262
$25,246
  EBITDA (7). . . . . . .       60,938      15,623     (914)
75,647
  Ratio of EBITDA to
    interest expense. . .        7.21x       2.08x        -
4.89x
  Ratio of earnings to
    fixed charges (8) . .        4.08x       1.49x        -
2.81x
________________
<F1>
(1)  Certain reclassifications have been made to Sierra's
     historical statement of operations to conform to The Scotts
     Company classifications.  To conform Sierra's fiscal year of
     December 31, 1993 to the Company's fiscal year of
     September 30, 1993, Sierra's results of operations for the three months ended December 31, 1993 have been excluded and its results of operations for the three months ended
     December 31, 1992 have been included in the pro forma
     presentation.  Net sales and net income for these respective three month periods were:


                         Three Months Ended
                            December 31,
                         1993           1992
                         (dollars in thousands)
Net sales                $25,705        $27,798
Net (loss) income           (784)           485

<F2>
(2)This adjustment reflects the following: (in thousands)

$ 1,140   manufacturing profit in acquired inventories
    209   depreciation of the step-up of tangible assets acquired
     42   amortization of patents acquired
   (142) reduction in expenses related to assumed facilities leases
$ 1,249

<F3>
(3)To amortize $164,000 of organizational costs associated with the acquisition.

<F4>
(4)  This adjustment reflects the following:

     (in thousands)

     $ 6,781        interest on acquisition indebtedness
         326        amortization of deferred financing costs
      (7,514)       elimination of interest on Sierra's retired
                    indebtedness
        (100)       elimination of Sierra's deferred financing
                    costs
     $  (507)

<F5>
(5) To amortize non-compete agreements ($1.2 million) and goodwill ($1.6 million).

<F6>
(6) To reflect domestic income taxes not previously recorded by Sierra due to its net operating loss position, as well as the tax effects of pro forma adjustments to interest expense, patent amortization, adjusted lease expense and amortization of non-compete agreements and goodwill at statutory federal and state income tax rates.

<F7>
(7)  See note 5 to "Selected Historical Financial Data."

<F8>
(8)  See note 6 to "Selected Historical Financial Data."

             MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                    CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the Company's Consolidated Financial Statements and the Unaudited
Pro Forma Financial Data and respective notes thereto included elsewhere in this Prospectus.

General

     The increasing share of consumer business attributable to mass merchandisers, as well as the December 1993 acquisition of Sierra, have affected and will continue to affect the Company in several ways.

     Based on its experience in the past several years, management anticipates that a greater proportion of the Company's consumer products will be sold through the mass merchandiser distribution channel. Increased sales to mass merchandisers makes the Company's sales more seasonal, as the inventory controls and just-in-time ordering which mass merchandisers utilize tend to concentrate the Company's sales "in season" (i.e., during the second and third fiscal quarters). In addition, local regulatory efforts to decrease the amount of fertilizers and control products stored at golf courses have resulted in increasing reluctance by golf course customers to purchase products in the late Fall for Spring use. This reluctance has increased, and likely will continue to increase, the seasonality of the Company's business.

     The acquisition of Sierra should have an important impact on the Company. At the time of the acquisition, Sierra's business was primarily professional. On a pro forma basis, Sierra would have added approximately $100 million in net sales to the Company's Professional Business Group and approximately $15 million to the Company's Consumer Business Group for the fiscal year ended September 30, 1993. Management believes that Sierra's sales should offset to some extent the increasing seasonality of the Company's sales discussed above both because the Professional Business Group's customers tend to purchase the Company's products during a greater part of the fiscal year and because Sierra has substantial sales outside of the United States, where seasons and usage patterns are different. The Company believes that the acquisition of Sierra will also benefit the Company by providing fertilizer manufacturing facilities in a number of locations outside of Ohio, including one in The Netherlands, which, over the long term, should help ameliorate the Company's current manufacturing capacity limitations and help to control distribution costs while increasing customer service.


Results of Operations

     Fiscal 1993 Compared with Fiscal 1992

     Net sales of $466.0 million increased by $52.5 million, or 12.7%. The majority of the increase resulted from increased sales volume of consumer products. Consumer Business Group sales of $370.2 million increased by $47.6 million, or 14.8%. The growth was principally derived from increased sales volume to major retailers and from sales for Republic, acquired in November 1992, which accounted for approximately 37.5% of the increase in Consumer Business Group sales. Professional Business Group sales of $93.7 million increased by $3.6 million, or 4.0%. The majority of the increase was due to increased sales volume.

     Cost of sales of $244.2 million (52.4% of net sales) compared with $213.1 million (51.5% of net sales) in fiscal 1992. The increase was primarily caused by lower gross profit margins on Republic's products in fiscal 1993. Cost savings from the implementation of new controlled-release fertilizer technology, which exceeded start-up costs incurred early in fiscal 1993, partly offset the increase.

     Operating expenses of $177.3 million increased by $19.1 million, or 12.1%. The increase was caused by increased investment in advertising and consumer rebates in fiscal 1993, higher distribution costs related to increased sales, and the inclusion of operating expenses for Republic which amounted to approximately $3.0 million from November through the end of the fiscal year.

     Income from operations of $44.5 million increased by $2.3 million or 5.5%, which resulted from increased sales, partially offset by increased operating expenses. The increase was also offset, in part, by additional pretax charges of $2.4 million, in fiscal 1993, resulting from the implementation of the Financial Accounting Standards Board ("FASB") Statement of Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" ("SFAS 106").

     Interest expense of $8.5 million decreased by $7.5 million or 47.0%. The decrease resulted from reduced borrowings and lower interest rates in fiscal 1993 including the effect of early redemption of subordinated notes and debentures. Reduced borrowings resulted from the application of the net proceeds of Scotts' January 1992 initial public offering and cash flow from operations, partly offset by the use of capital resources for the Republic acquisition, the purchase of Scotts' Class A Common Stock from Clayton, Dubilier & Rice, Inc. and capital investment in 1993.

     Income before extraordinary items and cumulative effect of accounting changes increased by approximately $6.0 million, or 39.6%, primarily due to increased operating income and lower interest expense. The increase was partially offset by a $1.4 million charge, net of tax, related to adoption of SFAS 106 in 1993.

     Net income of $7.9 million decreased by $7.7 million, or 49.4%. The decrease was attributable to current expense from the implementation of SFAS 106 and a non-recurring charge for the cumulative effect of the change in accounting in the amount of $14.9 million, net of tax. The decrease was partially offset by a non-recurring benefit of $1.8 million, related to implementation of FASB Statement of Accounting Standards No. 109, "Accounting for Income Taxes".

     Fiscal 1992 Compared to Fiscal 1991

     Net sales for the fiscal year ended September 30, 1992 of $413.6 million increased by $25.4 million, or 6.6%. Consumer Business Group sales of $322.6 million increased by $19.4 million, or 6.4%. This growth was derived from increased sales to major retailers, while geographical diversification offset the effect of locally unfavorable weather conditions and the soft economy. Professional Business Group sales of $90.1 million increased by $5.1 million, or 6.0%, primarily due to sales of new Poly-S(Registered) fertilizer products and improved selling programs. Through its patented Poly-S technology, the Company produces nutrient particles with an inner coating of sulfur and an outer polymer coating.

     Cost of sales of $213.1 million (51.5% of net sales) for fiscal 1992 compared with $208.0 million (53.6% of net sales) for fiscal 1991. The decrease was partly attributable to favorable product costs, and, in part, to non-recurring costs in fiscal 1991 resulting from the contamination of certain of the Company's professional products with atrazine, a herbicide, and the resulting damage to the greens of a number of golf courses in the United States and Canada. These non-recurring costs totaled $2.2 million in fiscal 1991.

     Marketing expense of $66.2 million (16.0% of net sales) for fiscal 1992 compared with $57.5 million (14.8% of net sales) for fiscal 1991. The increase was primarily attributable to the cost of expanding geographic coverage of Scott's Early Bird rebate promotion and the addition of an on-bag rebate for selected Hyponex soil and bark products.

     Distribution expense of $61.1 million for fiscal 1992 compares with $57.1 million for fiscal 1991 reflecting higher freight costs in 1992 on increased sales. Distribution expense in both fiscal 1992 and fiscal 1991 represented approximately 14.7% of net sales.

     General and administrative expense of $24.8 million (6.0% of net sales) for fiscal 1992 compared with $23.0 million (5.9% of net sales) for fiscal 1991. The increase was partly caused by an increase in the cost of medical and pension benefits provided by the Company and partly by a general increase in costs in fiscal 1992.

     Other expense (net) of $.02 million for fiscal 1992 compares with other expense (net) of $2.0 million in fiscal 1991. The decrease was partly attributable to royalty income received in fiscal 1992 by OMS under a licensing agreement permitting the use of Scott's name on certain lawnmowers manufactured and distributed by a licensee. The decrease was also attributable to non-recurring charges recorded in fiscal 1991 offset by foreign currency transaction losses recognized in 1992.

Liquidity and Capital Resources

     Capital expenditures totaled $15.2 million and $19.9 million for the fiscal years ended September 30, 1993 and 1992, respectively, and are expected to total approximately $31.5 million in fiscal 1994. Capital expenditures planned for fiscal 1994 include a substantial addition to the Company's Marysville, Ohio production facilities estimated to be $13 million. The most significant project planned is a new production building to manufacture products using Scott's new patented controlled-release fertilizer Poly-S(Registered) technology. The facility will provide additional production capacity in response to customer demand for Poly-S(Registered) products. The Bank Agreement, as amended on December 16, 1993, restricts the amount the Company may spend on future capital expenditures to $35 million per year in fiscal 1994 and thereafter. These expenditures will be financed with cash provided by operations and utilization of available credit facilities.

     Effective November 19, 1992, OMS acquired Republic for a purchase price of approximately $16.4 million. A description of the Republic acquisition is found in Note 2 on page F-9 of this Prospectus.

     On February 23, 1993, Scotts purchased all of the shares of its Class A Common Stock held by a fund managed by Clayton, Dubilier & Rice, Inc. A total of 2,414,895 shares of Class A Common Stock were purchased for approximately $41.4 million which was financed through the use of term loans under the Bank Agreement which is described below.


     Effective December 16, 1993, OMS completed the acquisition of Sierra for an aggregate purchase price of approximately $123.3 million, including estimated transaction costs of $3.3 million. The acquisition was financed through the use of term loans under the Bank Agreement. Chemical Bank serves as agent for the participating banks.

     Primarily as the result of the inclusion of Republic's current assets, current assets increased from $115.5 million on September 30, 1992 to $143.7 million on September 30, 1993. Higher inventories of the Company's products at September 30, 1993 also contributed to the increase.

     Total liabilities of $178.6 million, at September 30, 1993, increased by $86.5 million. The increase was principally due to the addition of term loans for the purchase of Class A Common Stock mentioned above and a long-term liability related to the adoption of SFAS 106 effective October 1, 1992.

     Total shareholders' equity decreased from $175.9 million on September 30, 1992 to $143.0 million on September 30, 1993, primarily due to a reduction in total shareholders' equity for treasury stock representing the Class A Common Stock purchased in

February 1993.

     The major sources of liquidity for Company operations and expansion are funds generated internally and borrowings under the Bank Agreement. The Bank Agreement was amended in November 1992 to permit the acquisition of Republic, amended in February 1993 to provide financing for and permission to purchase the Class A Common Stock mentioned above and amended again in December 1993 to provide financing for and permit the acquisition of Sierra.
As amended, the Bank Agreement provides a revolving credit commitment of $150.0 million through March 31, 1996 and $195.0 million of term loans with scheduled maturities commencing on April 30, 1994 and extending through September 30, 2000. The loans are provided by Chemical Bank, as agent, and thirteen other participating banks. The increased credit availability provided adequate capital for the acquisition of Republic and Sierra and their estimated future working capital needs. See "Description of Bank Agreement."

     Among other requirements, the financial covenants in the Bank Agreement require maintenance of Adjusted Operating Profit, Consolidated Net Worth and Interest Coverage (each as defined therein) and require the Company to reduce revolving borrowings under the Bank Agreement to $30.0 million for thirty consecutive days each year. The Company met all the requirements of the financial covenants during the fiscal year ended September 30, 1993.

     The Company's business is highly seasonal with approximately 69% of sales occurring in the second and third fiscal quarters ending March and June, respectively. Seasonality is reflected in working capital requirements. Working capital needs are greatest from November through May, the peak production periods, and are highest in March. Working capital needs are relatively low in the summer months. In addition, the Company's consumer business may be adversely affected by the weather. Poor weekend weather during the Spring tends to adversely affect consumer purchases of the Company's do-it-yourself products. Historically, the Company has attempted to lessen the impact of possible adverse weather by promotional programs at the retail and consumer levels to encourage consumer purchases in the early Spring.

     Management believes that cash flow and capital resources will be sufficient to meet future debt service requirements and working capital needs.

Inflation

     The Company is subject to the effects of changing prices. The Company has, however, generally been able to pass along inflationary increases in its costs by increasing the prices of its products. In addition, the application of purchase accounting in connection with the Company's acquisition by a company formed by Clayton, Dubilier & Rice and the Hyponex acquisition mitigates the effects of changing costs on the financial statements because assets and liabilities were adjusted to fair values on the acquisition dates and cost of sales and depreciation have therefore been adjusted accordingly.

Accounting Issues

     The Company adopted SFAS 106 and SFAS 109 effective
October 1, 1992. The effect on 1993 net income of adopting SFAS 106 was an after-tax charge of $1.4 million for fiscal 1993 and a non-recurring charge of $14.9 million net of tax, for the cumulative effect of the change in accounting. The cumulative effect of adopting SFAS 109 was a non-recurring benefit of $1.8 million. The adoption of SFAS 109 also resulted in a deferred tax asset. A valuation reserve was not established because the Company expects sufficient future taxable income to realize the benefit of the deferred tax asset.

     In November 1992, FASB issued Statement Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits" ("SFAS 112") which changes the prevalent method of accounting for benefits provided after employment but before retirement. Scotts must adopt SFAS 112 no later than the first quarter of fiscal 1995. Management is currently evaluating the provisions of SFAS 112 and, at this time, the effect of adopting SFAS 112 has not been determined.


                                 BUSINESS

     The Company is one of the oldest and most widely recognized manufacturers of products used to grow and maintain landscape: lawns, gardens and golf courses. In both the consumer and professional market segments, the Company's
Scotts and Turf Builder (for consumer lawn care), ProTurf (for professional turf care) and Osmocote and Peters (for commercial horticulture) brands command market-leading shares more than double those of the next ranked competitors. The Company's long history of technical innovation, its reputation for quality and service and its effective marketing tailored to the needs of do-it-yourselfers and professionals have enabled the Company to maintain leadership in its markets while delivering consistent growth in sales and operating income and stable operating
margins.   Do-it-yourselfers and professionals purchase through
different distribution channels and have different information and product needs. Accordingly, the Company has two business groups, Consumer and Professional, to serve these markets.

Consumer Business Group

     Products

     The Company's consumer products include lawn fertilizers, fertilizer/control combination products, potting soils and other organic products, grass seed, lawn spreaders, indoor and outdoor plant care products and garden tools. The following table sets forth information concerning sales of the Company's consumer products in fiscal 1991, 1992 and 1993:

                          Consumer Products Sales
                               (in millions)

    Fiscal Year Ended September 30,
                                              1991    1992    1993
Fertilizers and Combination Products . . . .  $132.4  $134.2  $154.4
Organic Products . . . . . . . . . . . . . .   133.4   143.2   150.3
Grass Seed . . . . . . . . . . . . . . . . .    13.3    23.7    25.4
Lawn Spreaders . . . . . . . . . . . . . . .    11.2    10.2    28.2
Garden Products, Tools and Indoor
  Products . . . . . . . . . . . . . . . . .     7.5     5.7     5.0
International. . . . . . . . . . . . . . . .     5.4     5.6     6.9
  Total. . . . . . . . . . . . . . . . . . .  $303.2  $322.6  $370.2

    Lawn Fertilizers and Combination Products. The Company's most important consumer products are lawn fertilizers, such as Turf Builder(Registered), and combination fertilizer/control products, such as Turf Builder Plus 2(Registered) (which is used to eliminate dandelions and other broadleaf weeds) and Turf Builder Plus Halts(Registered) (to prevent crabgrass and other weeds). Typically, these are patented, homogeneous, controlled-release products which provide complete controlled feeding for consumers' lawns for up to two months without the risk of damage to the lawn presented by less expensive non-controlled-release products. A number of the Company's products are specially formulated for geographical differences and some, such as Bonus(Registered) S (to control weeds in Southern grasses) are distributed to limited areas. Most of the Company's fertilizer and combination products are sold in dry, granular form, although the Company also sells a small amount of liquid lawn care products. Consumer products that utilize Sierra's technology include Peters(Registered) Professional(Registered) all-soluble fertilizers and Once(Registered) controlled-release lawn fertilizer, which can provide up to three months of feeding from one application.

    Management estimates that in fiscal 1993 the Company's share of the U.S. consumer lawn chemicals products market was approximately 46%, more than double that of the second leading brand.

    Organic Products. The Company sells a broad line of organic products under the Hyponex and other labels, including retail potting soils, topsoil, peat, manures and mulches. Management estimates that the Company's fiscal 1993 U.S. market share was approximately 50% in potting soils, more than double that of the next leading brand, and approximately 39% in other consumer organic products.

    Grass Seed. High quality seed was the Company's first product. Today, the Company sells numerous varieties and blends of grass seed, many of them proprietary, designed for different uses and geographies. Management estimates that the Company's share of the U.S. consumer grass seed market was approximately 28% in fiscal 1993.

    Lawn Spreaders. Because Scott's granular lawn care products perform best when applied evenly and accurately, the Company sells a line of spreaders specifically developed for use with Scotts products. This line includes the SpeedyGreen(Registered) and EasyGreen(Registered) rotary spreaders, the PrecisionGreen(Registered) and AccuGreen(Registered) drop spreaders, and the HandyGreen(Registered) hand-held rotary spreader.

    In November 1992, the Company acquired Republic, a manufacturer of spreaders and other lawn and garden equipment. Republic had fiscal 1993 sales of approximately $17.8 million. The Company intends to continue marketing both its line of Scotts spreaders and Republic's EZ(Registered) line of spreaders in 1994 and is integrating the manufacture of its spreaders through Republic. Management estimates that the Company's share of the U.S. market for lawn spreaders was approximately 33% in fiscal 1993, more than double that of the next leading manufacturer.

    Garden Products, Tools and Indoor Products. The Company produces and sells a line of boxed Scotts Plant Foods, garden and landscape fertilizers. The Company has a licensing agreement with Union Tools, Inc. ("Union") under which Union, in return for the payment of royalties, is granted the right to produce and market a line of garden tools bearing the Scotts trademark and has agreed to undertake the marketing of a line of Scotts tools produced in Germany which were formerly marketed by the Company. The Company also has a license agreement with NOMA Industries, licensing that company in return for royalty payments to produce and sell a line of power lawnmowers under the Scotts name. The Company sells a line of indoor plant care products. In management's estimation, the Company did not have a material share of the markets for these products in fiscal 1993.

    International. The Company produces and sells consumer lawn and garden care products, under various labels, internationally, principally in Canada, Japan and Europe. In 1991, the Company established a subsidiary and a network of sales representatives in the United Kingdom to enter the consumer lawn and garden market in Great Britain. Sierra has a manufacturing facility in The Netherlands and sells its fertilizer products throughout Europe, and in Australia and New Zealand, but primarily for professional use.

    Business Strategy

    The Company believes that it achieved its leading position in the do-it-yourself lawn care market on the basis of its sophisticated technology, the superior quality and value of its products and the service it provides consumers. The Company seeks to maintain and expand its market position by emphasizing these qualities and taking advantage of the Scotts name and reputation. Since its acquisition of Hyponex, the Company has also focused on increasing sales of its higher margin organic items such as potting soils.

    With the acquisition of Republic in 1992, the Company was able to begin integrating the manufacture of its important lawn spreader product line. The more recent acquisition of Sierra should provide the Company with numerous strategic opportunities, including expanding the distribution of Scotts products internationally, by using the Sierra facilities and personnel in Europe and elsewhere. The Company also expects to increase sales of water-soluble fertilizers manufactured by Sierra in the consumer market and to test certain bioinsecticides for which Sierra has licenses.

    Drawing upon its strong research and development capabilities, the Company intends to continue to develop and introduce new and innovative lawn and garden products. The Company believes that its ability to introduce successful new consumer products has been a key element in Scotts' growth. New consumer products in recent years include the HandyGreen(Registered) hand-held spreader (1991), an improved Hyponex Professional Mix Potting Soil (1991), PatchMaster(Registered) (1992), a unique lawn repair product containing seed, Starter(Registered) fertilizer and mulch, and 3-Step Scotts Lawn Care System consisting of three products in one easy-to-carry box (1993). For fiscal 1994, the Company has introduced premium planting and potting soils under the Scotts brand name, a proprietary fertilizer product, Turf Builder for Shady Areas, and a line of grass seed coated with a fungicide to improve germination.

    The Company also seeks to capitalize upon the competitive advantages stemming from its position as the leading nationwide supplier of a full line of consumer lawn and garden products. The Company believes that this gives it an important edge in selling to larger retailers, such as mass merchandisers and home centers, who value the efficiency of dealing with a limited number of suppliers.

    Finally, the Company has developed a program to take advantage of Hyponex's composting expertise and the increasing concern about landfill capacity by entering into agreements with municipalities and waste haulers to compost yard waste. A pilot program was started in 1991 on Company-owned land in Marysville when the Company entered into a five-year contract with Franklin County, Ohio, to compost a minimum of 50,000 tons of yard waste per year for a fee of $20 per ton. During 1992, the Company entered into agreements for composting yard waste in Greensboro, North Carolina; Waukesha County, Wisconsin; Spokane, Washington and Portland, Oregon. The Company now has twelve compost facilities. In addition to service fees, the Company plans to substitute the resulting compost for a portion of the raw materials in Hyponex and other Company products. Revenues in fiscal 1993 and 1992 from composting services were $2.1 million and $0.8 million, respectively.

    Marketing and Promotion

    The Company employs a 93 person direct sales force for its consumer products to cover approximately 24,000 retail outlets and headquarters of national, regional and local chains. Most salespeople have college degrees and prior sales experience. Sierra's sales force is composed primarily of distributors, supported by a technically trained field force of six. In recent years, the percentage of sales to mass merchandisers and large buying groups has increased. The top ten accounts represented 58% of the Consumer Business Group sales in fiscal 1993 versus 47% in 1990. See "-Matters Relating to the Company Generally-Significant Customers."

    At the same time, the Company continues to support its independent retailers. Most importantly, the Company developed a special line of products, marketed under the Lawn Pro(Registered) name, which are sold exclusively by independent retailers. These products include the 4-Step(Trademark) program, introduced in 1984, which encourages consumers to purchase four products at one time (fertilizer plus crabgrass preventer, fertilizer plus weed control, fertilizer plus insect control and a special fertilizer for Fall application). The Company promotes the 4-Step program as providing consumers with all their annual lawn care needs for less than half of what a lawn care service would cost. The Company believes that the Lawn Pro line has helped maintain the loyalty of the independent retailers in the face of increasing competition from mass merchandisers. During 1993, the Company reintroduced its Lawn Care(Registered) magazine as part of the direct mail promotion for the Lawn Pro 4-Step program.

    The Company supports its sales efforts with extensive advertising and promotional programs. Because of the importance of the Spring sales season in the marketing of consumer lawn and garden products, the Company focuses its promotional efforts on this period. Through advertising, consumer rebates, retailer allowances and other promotional efforts, the Company seeks to encourage customers to make the bulk of their lawn and garden purchases in the early Spring. The Company believes that its early season promotions substantially moderate the risk to its consumer sales posed by bad weekend weather.

    An important part of the Company's sales effort is Scotts' national toll-free consumer hotline, on which Scott's "lawn consultants" answer questions about the Company's products and give general lawn care advice to consumers. The Company's lawn consultants responded to over 240,000 telephone and written inquiries in fiscal 1993 and have handled over 2,000,000 calls since the inception of the consumer hotline in 1972.

    Backing up the Company's marketing effort is its well-known "No Quibble" guarantee, instituted in 1958, which promises consumers a full refund if for any reason they are not satisfied with the results after using Scotts products. Refunds under this guarantee have consistently amounted to less than 0.3% of net sales on an annual basis.

    Competition

    The consumer lawn and garden market is highly competitive. The most significant competitors for the consumer lawn care business are lawn care service companies. At least one of these, Tru Green Company, which also owns the ChemLawn(Registered) lawn care service business, operates nationally and is significantly larger than the Company. In the do-it-yourself segment, the Company's products compete primarily against regional products and private label products produced by various suppliers and sold by such companies as Kmart. These products compete across the entire range of the Company's product line. In addition, certain of the Company's products compete against branded fertilizers, pesticides and combination products produced by such companies as Monsanto Company (Ortho(Registered) and Greensweep(Registered)), Lebanon Chemical Corp. (Greenview(Registered)) and Stern's Miracle-Gro Products, Inc.

    Most competitors, with the exception of lawn care service companies, sell their products at prices lower than those of the Company. The Company competes primarily on the basis of its strong brand names, quality, value, service and technological innovation. The Company's competitive position is also supported by its national sales force, advertising campaigns and its unconditional guarantee. There can be no assurance, however, that additional competition from new or existing competitors will not erode the Company's share of the consumer market or its profit margins.

    Backlog

    The major portion of annual consumer product orders (other than organic products which are normally ordered in season on an "as needed" basis) are received from retailers during the months of October through January and are filled during the months of January through March. As of April 30, 1994, orders on hand for retail customers (excluding orders for Sierra products and Republic's EZ brand spreaders) totaled approximately
$16.8 million compared to approximately $14.7 million on the same date in 1993. All such orders are expected to be filled in fiscal 1994.

Professional Business Group

    The Market

    The Company sells its professional products to golf courses, sports fields, nurseries, lawn and landscape service companies and growers of specialty agricultural crops. Among the purchasers of the Company's products in fiscal 1993 were such golf courses as Augusta National (Georgia), Cypress Point, Spyglass and Pebble Beach (California), Muirfield Village (Ohio), The Country Club (Massachusetts), Colonial Country Club (Texas) and Butler National (Illinois), and such sports complexes as Fenway Park, Camden Yard, Wrigley Field and the Rose Bowl.

    The following table sets forth the amount of Company sales to its professional markets in fiscal 1991, 1992 and 1993:

                        Professional Products Sales
                               (in millions)

                                    Fiscal Year Ended September 30,
                                                   1991     1992     1993
Golf Courses (North America) . . . . . . . . .     $58.2    $62.6    $68.6
Nurseries  . . . . . . . . . . . . . . . . . .       8.0      7.3      7.7
Lawn/Landscape Services  . . . . . . . . . . .       8.9     10.6      9.0
Specialty Agriculture  . . . . . . . . . . . .       4.3      3.1      1.2
Sports Fields/Parks/Schools. . . . . . . . . .       2.4      3.0      2.9
International (other than Canada)  . . . . . .       3.2      3.5      4.3
      Total  . . . . . . . . . . . . . . . . .     $85.0    $90.1    $93.7

    Golf courses are the most important of the Company's professional markets, accounting for over 70% of the Company's Professional Business Group's net sales in fiscal 1993. In fiscal 1993, the Company sold products to approximately 55% of the over 14,500 golf courses in the United States, including 81 of Golf Digest's top 100 U.S courses. Management estimates, based upon an independent biannual market survey and other information available to the Company, that the Company's share of the $200 million U.S. golf course turf care segment (not including commodity products) was approximately 25% in fiscal 1993. In addition, Sierra had sales of approximately $9 million to the golf course turf care segment in calendar 1993.

    According to the National Golf Foundation, approximately 200 new golf courses have been constructed annually for the last two years. Management believes that this increase in the number of courses, and the trend toward more highly-maintained golf courses, contributes to an annual sales growth rate in Scott's targeted golf course segment of approximately 7%. The commercial nursery and the sports field segments, management estimates, are growing at 4-5% annually.

    Sierra sells both controlled-release and water-soluble fertilizers as well as a line of pesticides (primarily fungicides) to the commercial horticultural segment both in the United States and abroad with calendar 1993 sales of approximately $55 million in the United States and $31 million abroad. The Company estimates that, in calendar 1993, Sierra had approximately a 33% share of the U.S. commercial ornamental growth category overall, and over a 50% share of the U.S. commercial ornamental fertilizer segment in the United States, more than double the share of next leading manufacturer.

    Products

    The Company's professional turf products, marketed primarily under the ProTurf(Registered) name, include a broad line of sophisticated fertilizers, control products, growth regulators, grass seed and application devices. The products are sold to golf courses, lawn/landscape service companies, athletic field managers and apartment and office complexes. Most ProTurf products are designed for specialized applications. For example, various fertilizers are sold for use on particular areas (e.g., some for golf course greens, others for fairways) and for particular purposes (such as high phosphorous fertilizers and fertilizer containing micronutrients to correct nutrient deficiencies). Similarly, the Company markets a line of fungicides primarily for use on highly maintained areas such as bentgrass greens. A patented technology introduced in 1987, TGR(Registered), combines a turf growth regulator and a fertilizer to control poa annua, a serious weed problem on golf courses. The TGR product line has since been expanded to include other uses, including the reduction of clippings, color enhancement and the improvement of turf density. Although ProTurf products are primarily granular, the Company also markets a line of liquid turf products, now numbering 15, which some turf managers prefer for their cost effectiveness and ease-of-application over large areas. In 1992, the Company's patented Poly-S(Registered) fertilizer technology replaced the Company's sulfur-coated turf fertilizer line, and has gained rapid acceptance. Additional line extensions utilizing Poly-S technology were introduced in 1993 in North America, Europe, Australia, the Pacific Rim and Japan. The company's patented Triaform(Trademark) controlled-release fertilizer technology was introduced in 1993 in 12 new formulations. In 1993, the Company also successfully launched its first natural control product, Turplex(Registered) BioInsecticide, for the professional market.

    Scott's horticulture products are sold primarily to professional nurseries. The horticulture line includes fertilizers and pesticides particularly formulated for container-grown ornamental plants. For example, the Company markets a proprietary fertilizer designed to meet the requirements of commercial nursery growers who demand dependable, long-lasting and safe controlled-release fertilizers to incorporate in their growing media. Controlled-release fertilizer products utilizing Poly-S technology were also introduced in 1992, and extended in 1993, into the nursery and specialty agriculture markets. A new patented polymer coating technology, ScottKote(Registered), was introduced late in fiscal 1993, and several new products utilizing this technology will be added during 1994.

    Sierra's products for professional users include its Osmocote line of controlled-release fertilizers. These are sold in various formulations for different crops and can be produced in versions having a release period of up to 12 months. The greenhouse segment uses water-soluble fertilizers such as Peters Professional. Soilless growing media, under such trademarks as Metro-Mix(Registered) and Terra-Lite(Registered) are also sold to commercial growers. Finally, Sierra also sells a line of proprietary pesticide products for horticultural and turf professionals.

    Business Strategy

    The Company's Professional Business Group focuses its sales efforts on the middle and high end of the professional market and generally does not compete against sellers of commodity products. Demand for the Company's professional products is primarily driven by product quality, performance and technical support.
The Company seeks to meet these needs with a range of sophisticated, specialized products and a professional, agronomically-trained sales force.

    A primary focus of the Professional Business Group's strategy is to provide a continuing flow of innovative new products to its professional customers. Products introduced since 1988 accounted for 63% of the Professional Business Group's net sales in fiscal 1993.

    The Company intends to use its strong position in the golf course segment to increase sales of Sierra products to those users, and, conversely, to expand the distribution of its ProGrow line in the commercial horticultural segment in which Sierra has a strong position.

    The Professional Business Group also works to increase market coverage by focusing on various professional market niches. In 1965, the Company established its first specialized professional sales force, focusing on golf courses. Since 1985, it has established separate sales forces and/or sales managers for lawn and landscape services, sports fields, golf course architects and construction companies, and international segments of the professional market. In 1992, the Company introduced a fairway application service for golf courses. This service has been expanded and is now available in the Carolinas, Georgia, Texas and Southern California. Additional service markets are planned for 1994. In 1993, two new Professional Service Centers were tested in the Washington, D.C. market. These new Company-operated service centers offer convenient, one-stop shopping for smaller lawn and landscape service customers. Plans are to expand this test in 1994.

    Marketing and Promotion

    The Professional Business Group's sales force consists of 97 technical representatives ("tech reps") who cover approximately 11,600 accounts. Many tech reps are experienced former golf course superintendents or nursery managers and most have degrees in agronomy, horticulture or similar disciplines. Tech reps work closely with golf course and sports field superintendents, turf and nursery managers, and other landscape professionals. In addition to marketing the Company's products, Scott's tech reps provide consultation, testing services, and advice regarding maintenance practices, including individualized comprehensive programs incorporating various products for use at specified times throughout the year. Sierra sells to the professional user primarily through an extensive network of distributors backed up by over 100 field sales representatives worldwide, most with substantial experience in the horticulture market.

    To reach potential purchasers, the Company uses trade advertising and direct mail, publishes newsletters, and sponsors seminars throughout the country. In addition, the Company maintains a special toll-free hotline for its professional customers. The professional customer service department responded to over 40,000 telephone inquiries in fiscal 1993.

    Competition

    In the professional turf and nursery market the Company faces a broad range of competition from numerous companies ranging in size from multi-national chemical and fertilizer companies such as DuPont and Dow-Elanco Company, to smaller specialized companies such as Lesco, Inc. and Lebanon Chemical Corp., to local fertilizer manufacturers and blenders. Portions of this market, such as fairway and rough fertilizers for golf courses, are sometimes served by large agricultural fertilizer companies, while other segments, such as fertilizers and pest controls for golf course greens and high value nursery crops, are served by specialized, research-oriented companies. In certain areas of the country, particularly Florida, a number of companies have begun to offer turf care services, including product application, to golf courses. In addition, the higher margins available for sophisticated products to treat high value crops continue to attract large and small chemical producers and formulators, some of which have larger research departments and budgets than the Company. While the Company believes that its reputation, expertise in product development, and professional sales force will enable it to continue to maintain and build its share of the professional market, there can be no assurance that the Company's market share or margins will not be eroded in the future by new or existing competitors.

    Backlog

    The major portion of professional product orders are received during the months of August through November and are filled during the months of September through November. As of April 30, 1994, orders on hand from professional customers (excluding orders for Sierra products) totaled approximately
$5.8 million compared with $5.5 million on the same date in 1993. All such orders are expected to be filled in fiscal 1994.

Matters Relating to the Company Generally

    Patents, Trademarks and Licenses

    The "Scotts" and "Hyponex" brand names and logos, as well as a number of product trademarks, including "Turf Builder," "Lawn Pro," "Osmocote" and "Peters" are federally registered and are considered material to the Company's business. In 1989, the Company assigned all its rights to certain Hyponex trademarks in the Far East to a Japanese company.

    As of December 31, 1993, the Company held over 100 patents on processes, compositions, grasses, and mechanical spreaders and has several additional patent applications pending. Over the past two years, the Company has been granted a number of patents covering key new process and product technologies. This new patent protection will extend well into the next decade. The Company also holds exclusive and non-exclusive patent licenses from certain chemical suppliers permitting the use and sale of patented pesticides.

    Research and Development

    The Company has a long history of innovation, and its research and development successes can be measured in terms of sales of new products and by the Company's patents. Products introduced since 1987 accounted for over $160 million (34%) of the Company's fiscal 1993 net sales. Virtually all of the Company's fertilizer products, many of its grasses and many of its mechanical devices are covered by one or more of over 100 U.S. and foreign patents owned by the Company.

    The Company's research and development department is headquartered in the Dwight G. Scott Research Center in Marysville, Ohio. The Company also operates three research field stations in Florida, Texas and Oregon. In addition, the Company funds research at universities across the United States and conducts cooperative projects with key professional customers. Research to develop new and improved application devices is conducted at Republic's manufacturing facility in Carlsbad, California. Investment in research is directed toward developing new technology and products to increase manufacturing efficiency, reduce product cost, improve performance, solve specific problems, improve packaging and simplify lawn, turf and horticultural plant care.

    Since its introduction of the first home lawn fertilizer in 1928, the Company has used its research and development strengths to build the do-it-yourself market. In 1947, it introduced the first fertilizer/control combination product; in 1950, the first pre-emergent crabgrass control; in 1957, the first lightweight, controlled-release fertilizer and, in 1964, the first patented bluegrass ("Windsor"). Technology continues to be a Company hallmark. Its introduction of the TGR line in 1987 to control poa annua on golf courses is an example. In 1992, the Company introduced Poly-S, a proprietary controlled-release fertilizer technology. In 1993, ScottKote(Registered), another controlled-release technology primarily for the nursery market, was introduced. In addition, the Company has modified its Marysville facility to utilize a new, patented production process which is expected to reduce costs and improve product quality, while increasing production capacity. (See "-Production Facilities.") Since the Hyponex acquisition, the Company's research and development department has worked to improve the quality and reduce the production cost of branded organic products, in particular potting soils. One of the results of this effort is the introduction, in 1994, of a line of value-added, premium quality potting soils and planting mixes under the Scotts brand.

    Research has also been focused on durability, precision, and reduced production costs of the Republic-produced spreaders.
Recently, Republic completely redesigned the major products within the Company's consumer spreader line that can be distributed and displayed using innovative packaging.

    Sierra pioneered the use of controlled-release fertilizers for the horticultural markets with the introduction of "Osmocote" in the 1960s. This polymer-encapsulated technology has achieved a large share of the horticultural markets due to its ability to meet the strict performance requirements of professional growers. Research and development is currently focused on product improvement and cost reductions. A new, multi-coated controlled-release technology has been developed by Sierra researchers. A new production line is currently under construction at Sierra's Charleston, South Carolina plant to commercialize this high performance product.

    In the years prior to its acquisition by the Company in 1993, Sierra's research group developed an improved, patented line of soluble fertilizers under the "Excel" brand and introduced reformulated potting soils and planting mixes in both the consumer and professional markets.

    Expenditures for research and development were approximately $5.2 million (1.4% of net sales), $6.2 million (1.5% of net sales) and $7.7 million (1.7% of net sales) in fiscal 1991, 1992, and 1993 respectively. Approximately 14% of research and development resources are allocated to advanced technology, 37% to product and process development, and 49% to regulatory compliance and other technical activities. The Company plans a comparable level of spending for the next several years.

    Production Facilities

    The manufacturing plants for Scotts' consumer and professional fertilizer-based products are located in Marysville, Ohio, adjacent to the Company's corporate headquarters and Dwight
G. Scott Research Center. The Company's Taylor Seed Packaging Plant is located on a separate site in Marysville. Hyponex organic products are harvested and packaged in 20 locations throughout the United States. Substantially all the Company's consumer lawn spreaders are produced at the Republic facility in Carlsbad, California. Some granular and mechanical products and all liquid products, constituting an aggregate of approximately 16% of the Company's cost of sales in fiscal 1993, are produced for the Company by other manufacturers. Sierra has manufacturing sites in the United States and one located in The Netherlands. Sierra's controlled-release fertilizers are produced in Charleston, South Carolina, Milpitas, California, and at Heerlen, The Netherlands. Water-soluble fertilizers are produced in Allentown, Pennsylvania, and the potting soils are produced in Travelers Rest, South Carolina and in Hope, Arkansas.

    Management believes that each of its facilities is well-maintained and suitable for its purpose. Substantially all the Company's owned properties is mortgaged to secure the Company's indebtedness under the Bank Agreement.

    The Company's fertilizer processing and packaging facilities currently operate, on average, five days per week for three shifts. Because of the seasonal nature of the demand for the Company's products, these facilities operate less in the Summer and more, usually every other weekend, during the Fall and Winter.

    The Company's Marysville facilities were substantially modified during fiscal 1992 and 1993. The Company replaced one of the existing fertilizer production lines with a line utilizing a new, patented process which it developed. In addition, the Company erected a new physical-blend facility and added equipment to apply polymer coating to fertilizer materials.

    Capital Expenditures

    Capital expenditures totaled $19.9 million and $15.2 million for the fiscal years ended September 30, 1992 and 1993, respectively. The Company expects that capital expenditures during fiscal 1994 will total approximately $31.5 million, of which approximately $13 million is attributable to construction of a new Poly-S production facility to meet strong forecasted demand. Further, approximately $4 million is for Sierra's capital needs, including construction of a new processing line at its Charleston, South Carolina facility to produce a technologically advanced fertilizer.

    Purchasing

    The key ingredients in the Company's fertilizer and control products are various commodity and specialty chemicals including vermiculite, phosphates, urea, potash, herbicides, insecticides and fungicides. Sierra purchases granulates, homogeneous fertilizer substrates to be coated, and the resins for coating. These resins are primarily supplied domestically by Sierra SunPol Resins, a 97%-owned subsidiary of Sierra. The Company obtains its raw materials from various sources, which the Company presently considers to be adequate. No one source is considered to be essential to either of the Company's Consumer or Professional Business Groups, or to its business as a whole. The Company has never experienced a significant interruption of supply.

    Sphagum peat, peat humus, vermiculite manure and bark constitute Hyponex's most significant raw materials. At current production levels, the Company estimates Hyponex's peat reserves to be sufficient for its near-term needs in all locations except the Northeast.

    Regulatory activities by the Army Corps of Engineers have prevented production at one peat harvesting facility located in Lafayette, New Jersey. See "Environmental and Regulatory Considerations." To meet the demand previously filled by this facility, the Company has been purchasing peat from other nearby producers. Bark products are obtained from sawmills and other wood residue producers and manure is obtained from a variety of sources, such as feed lots, race tracks and mushroom growers. The Company is currently substituting composted yard waste for some organic raw materials and is planning to expand this practice. Raw materials for Republic manufacturing include various engineered resins and metals, all of which are available from a variety of vendors.

    Distribution

    The primary distribution center for the Company's products is also located at the Company's headquarters in Marysville, Ohio. The Company's products are shipped from Marysville by rail and truck. While the majority of truck shipments are made by contract carriers, a portion is made by Scotts' own fleet of leased trucks. Inventories are also maintained in field warehouses located in major markets.

    Most of Hyponex's organic products have low sales value per unit of weight, making freight costs significant to profitability. Hyponex therefore has located approximately twenty distribution locations near large metropolitan areas in order to minimize shipping costs. Hyponex uses its own fleet of approximately 70 trucks as well as contract haulers to transport its products from distribution points to retail customers.

    Sierra's products are produced at three fertilizer and two organic manufacturing facilities located in the United States. The majority of shipments are via common carriers to distributors' warehouses. A small private trucking fleet is maintained at the organic facilities for direct shipment of custom orders to customers. Inventories are also maintained in field warehouses.

    Republic-produced, Scotts branded spreaders are shipped via common carrier to regional warehouses serving the Company's retail network. Republic's E-Z spreader line and its private label lines are sold freight-on-board (FOB) Carlsbad with transportation arranged by the customer.

    Significant Customers

    Kmart and Home Depot represented approximately 21.5% and 8.8%, respectively, of the Company's sales in fiscal 1993, which reflects their significant position in the retail lawn and garden market. The loss of either of these customers or a substantial decrease in the amount of their purchases could have a material adverse effect on the Company's business.

    Employees

    The Company's corporate culture emphasizes employee participation in management, comprehensive employee benefits and programs and profit sharing plans. As of April 30, 1994, the Company employed approximately 2,500 full-time, year-round workers and an additional five part-time or temporary workers. Full-time workers average approximately 10 years employment with the Company or its predecessors. During peak production periods, the Company engages as many as 750 temporary employees. The Company's employees are not unionized, except that twenty-one of Sierra's employees at its Milpitas facility are represented by the International Chemical Workers Union.

Environmental and Regulatory Considerations

    Federal, state and local laws and regulations relating to environmental matters affect the Company in several ways. All products containing pesticides must be registered with the U.S. Environmental Protection Agency (and in many cases, similar state agencies) before they can be sold. The inability to obtain or the cancellation of any such registration could have an adverse effect on the Company's business. The severity of the effect would depend on which products were involved, whether another product could be substituted and whether the Company's competitors were similarly affected. The Company attempts to anticipate regulatory developments and maintain registrations of, and access to, substitute chemicals, but there can be no assurance that it will continue to be able to avoid or minimize these risks. Fertilizer and organic products (including manures) are also subject to state labeling regulations.

    In addition, the use of certain pesticide and fertilizer products is regulated by various local, state and federal environmental and public health agencies. These restrictions may include requirements that only certified or professional users apply the product or that certain products be used only on certain types of locations (such as "not for use on sod farms or golf courses"), may require users to post notices on properties to which products have been or will be applied, may require notification of individuals in the vicinity that products will be applied in the future or may ban the use of certain ingredients.

    Compliance with such regulations and the obtaining of registrations does not assure, however, that the Company's products will not cause injury to the environment or to people under all circumstances.

    State and federal authorities generally require Hyponex to obtain permits (sometimes on an annual basis) in order to harvest peat and to discharge water run-off or water pumped from peat deposits. The state permits typically specify the condition in which the property will be left after the peat is fully harvested, with the residual use typically being natural wetland habitats combined with open water areas. Hyponex is generally required by these permits to limit its harvesting and to restore the property consistent with the intended residual use. In some locations, Hyponex has been required to create water retention ponds to control the sediment content of discharged water.

    In July 1990, the Philadelphia district of the Army Corps of Engineers directed that peat harvesting operations be discontinued at Hyponex's Lafayette, New Jersey facility, and the Company complied. In May 1992, the Department of Justice filed suit seeking a permanent injunction against such harvesting at that facility and civil penalties. The Philadelphia district of the Corps has taken the position that peat harvesting activities there require a permit under Section 404 of the Clean Water Act. If the Corps' position is upheld, it is possible that further harvesting of peat from this facility would be prohibited. The Company is defending this suit and is asserting a right to recover its economic losses resulting from the government's actions. Management does not believe that the outcome of this case will have a material adverse effect on the Company's operations or its financial condition. See "Legal Proceedings."

    Finally, state, federal and local agencies regulate the disposal, handling and storage of waste and air and water discharges from Company facilities. During fiscal 1993, the Company had approximately $234,000 in environmental capital expenditures and $266,600 in environmental expenses, compared with approximately $32,000 in environmental capital expenditures and $209,000 in environmental expenses in fiscal 1992. The Company has budgeted $1,061,500 in environmental capital expenditures and $341,000 in environmental expenses for fiscal 1994.

    The Company has been identified by the Ohio Environmental Protection Agency (the "Ohio EPA") as a Potentially Responsible Party ("PRP") with respect to a site in Union County, Ohio (the "Hershberger site") that has allegedly been contaminated by hazardous substances whose transportation, treatment or disposal the Company allegedly arranged. Pursuant to a consent order with the Ohio EPA, the Company, together with four other PRPs identified to date, is investigating the extent of contamination in the site and developing a remediation program.

    Sierra is a potentially responsible party in connection with the Lorentz Barrel and Drum Superfund Site in California, as a result of its predecessor having shipped barrels to Lorentz for reconditioning or sale between 1967 and 1972. Although many other companies are participating in the remediation of this site, issues relating to the allocation of the costs have not yet been resolved. In addition, Sierra is a defendant in a private cost-recovery action relating to the Novak Sanitary Landfill, located near Allentown, Pennsylvania. By agreement with W. R. Grace-Conn., Sierra's liability is limited to a maximum of $200,000 with respect to this site. The Company's management does not believe that the outcome of these proceedings will in the aggregate have a material adverse effect on its financial condition or results of operations.

Legal Proceedings

    In addition to the matters described in "-Environmental and Regulatory Considerations," the Company is involved in other lawsuits and claims which arise in the normal course of its business. In the opinion of management, these claims, as well as those mentioned above individually and in the aggregate are not expected to result in an adverse effect on the Company's financial position or results of operations.

                                MANAGEMENT

Executive Officers and Directors of Scotts and OMS

         The executive officers of Scotts and the directors of Scotts and OMS and, as of May 2, 1994, their positions, their ages and years with the Company (and its predecessors) are set forth below.
                                                   Years with
                                                   the Company
                                                   (and its
Name                 Age   Position(s) Held        Predecessors)


Tadd C. Seitz         52   Chairman of the Board;      21
                             Chief Executive Officer
Theodore J. Host      48   Director; President;         2
                             Chief Operating Officer
Paul D. Yeager        55   Executive Vice President;   19
                             Chief Financial Officer
Richard B. Stahl      58   Senior Vice President       26
J. Blaine McKinney    50   Senior Vice President,       1
                             Consumer Business Group
Bernard R. Ford       50   Vice President, Strategy    15
                             and Business Development
Michael P. Kelty      43   Vice President, Technology  14
                             and Operations
Kenneth W. Holbrook   54   Senior Vice President and
                             General Manager - Professional
                             Business Group              -
Lawrence M. McCartney 53   Vice President,              19
                             Information Systems
Wim Pieters           52   Vice President and Managing
                             Director, Europe and Related
                             Markets                     -
Lisle J. Smith        37   Vice President, Administration
                             and Planning                -
Robert A. Stern       51   Vice President,              11
                             Human Resources
Craig D. Walley       50   Vice President, General       9
                             Counsel, Secretary
Robert M. Webb        51   Vice President,              18
                             Manufacturing and Logistics
James B. Beard        56   Director                      4
John S. Chamberlin    63   Director                      4
Alberto Cribiore      48   Director                      7
Joseph P. Flannery    59   Director                      7
Donald A. Sherman     40   Director                     10
John M. Sullivan      58   Director                      -
L. Jack Van Fossen    56   Director                      -

          Executive Officers serve at the discretion of the Board of Directors (and in the case of Mr. Host, pursuant to an employment agreement).

          The business experience of each of the persons listed above during the past five years is as follows:

          Mr. Seitz has been the Chief Executive Officer of OMS since 1983 (and of Scotts since 1986) and Chairman of the Board of Scotts and OMS since 1986. He was also President of the Company from 1983 until 1991. Previously, Mr. Seitz served as the Company's Director of Marketing and as General Manager of Burpee. Mr. Seitz is a director of Holophane Corporation.

          Mr. Host has been President and Chief Operating Officer of OMS since October 1991 and a director of Scotts and OMS since December 1991. From May 1990 to October 1991, he was Senior Vice President, Marketing for Coca-Cola USA. He previously was President of the Boyle-Midway Household Products division of American Home Products, Inc.

          Mr. Yeager has been an Executive Vice President of OMS since 1991 and a Vice President and the Chief Financial Officer since 1980. He was first Assistant Comptroller and then
Comptroller of OMS from 1974 to 1980.  Mr. Yeager is also Vice
President and Treasurer of Scotts.

          Mr. Stahl was Vice President and General Manager of the Company's Professional Business Group from December 1987 to December 1993. He was named Senior Vice President in December 1993. Mr. Stahl joined OMS in 1967 as a technical representative in the golf course division.

          Mr. McKinney was named Senior Vice President, Consumer Business Group, in June 1992. From January 1990 to June 1992, he was in marketing and sales management as Vice President of Marketing and Sales of Salov, N.A., a manufacturer of consumer products. From July 1989 to January 1990 he was Director of Sales of Rickett & Colman, Ltd., a consumer products company. Between 1965 and July 1989, he was employed by American Home Products, Inc., becoming Vice President-Director of Sales in the Boyle Midway Household Products Division.

          Mr. Ford has been Vice President, Strategy and Business Development of OMS since December 1987. Other positions at OMS that Mr. Ford has held include Director of Market Development, Director of Export Marketing Services and Director of Marketing.

          Mr. Holbrook was named Senior Vice President and General Manager of the Company's Professional Business Group in 1994. From 1991 through December 1993, Mr. Holbrook was President of Grace-Sierra Horticultural Products Company. From 1980 to 1991, he was President of Koch Materials Company, a division of Koch Industries.

          Mr. Kelty has been a Vice President of OMS since
December 1988. He has served as Director of Research and Development of OMS since August 1988. Prior to that, he was the Company's Director of Advanced Technology Research, and from 1983 to 1987 he was Director, Chemical Technology Development for OMS.

          Mr. McCartney has been a Vice President of OMS since
1989. He jointed OMS in 1974 as Systems and Programming Manager, and was Director, Information Systems from 1976 until 1989.

          Mr. Pieters was named a Vice President of OMS in 1994. From January 1993 through December 1993, Mr. Pieters was a
Vice President of Grace-Sierra Horticultural Products Company, in charge of its international business. Prior to 1993, he was Director of Technology and Development of the Fabrics and Fiber Division of Amoco, Europe.

          Mr. Smith was named a Vice President of OMS in 1994.
From 1991 to December 1993, Mr. Smith was Vice President and
Chief Financial Officer of Grace-Sierra Horticultural Products
Company, and from 1987 to 1991 he was Comptroller.

          Mr. Stern has been Vice President, Human Resources of
OMS since 1984.

          Mr. Walley has been Vice President and General Counsel of OMS since 1985. Since 1986, Mr. Walley has also been Vice
President and Secretary of Scotts.

          Mr. Webb has been a Vice President of OMS since 1988.
He was Vice President-Operations of Hyponex Corporation from 1980 until 1988.

          Dr. Beard became a director of Scotts and OMS in 1989. He is a Professor of Turfgrass Physiology and Ecology at Texas A&M University and was the first president of the International Turfgrass Society. Dr. Beard is the author of numerous books and articles on turfgrass science and is an active lecturer and consultant.

          Mr. Chamberlin became a director of Scotts and OMS in 1989. He has held a number of positions at General Electric Company including Vice President and General Manager of its Housewares and Audio Business Division. From 1976 until 1985, he was President and Chief Executive Officer of Lenox, Inc., and in 1985 joined Avon Products, Inc. as President and Chief Operating Officer. Since leaving Avon in 1988, he has served as advisor for investment firms. He is also a director of The Travelers Insurance Company.

          Mr. Cribiore became a director of Scotts and OMS in 1986. He is Vice President and a director of Clayton & Dubilier, which he joined in 1985. From 1982 to 1985, Mr. Cribiore was a Senior Vice-President of Warner Communications. Mr. Cribiore is a general partner of Clayton & Dubilier Associates II Limited Partnership ("Associates"), a general partner of the general partners of other Clayton & Dubilier managed investment partnerships. Mr. Cribiore is also a director of other corporations in which investment partnerships managed by Clayton & Dubilier have invested, including CDK Holding Corporation and its subsidiary, The Kendall Company.

          Mr. Flannery became a director of Scotts and OMS in 1986. He was a consultant to Clayton & Dubilier from September, 1988 to December 1990. Mr. Flannery was President, Chief Executive Officer and Chairman of the Board of Directors of Uniroyal, Inc. from 1982 to 1986. Mr. Flannery has served as President, Chief Executive Officer and Chairman of the Board of Directors of Uniroyal Holding, Inc. since 1986. Mr. Flannery is also a director of Ingersoll-Rand Company, Kmart Corporation, Newmont Mining Company and Arvin Industries, Inc., as well as other corporations in which investment partnerships managed by Clayton & Dubilier have invested, including CDK Holding Corporation and its subsidiary, The Kendall Company and APS Holding Corporation and various of its subsidiaries.

          Mr. Sherman became a director of Scotts and OMS in 1988. Mr. Sherman served as President of Hyponex Corporation from 1985 until November 1988, and as Vice President -- Finance and Treasurer of Hyponex Corporation from 1983 to 1985. He has been President of Waterfield Mortgage Company in Fort Wayne, Indiana since 1989.

          Mr. Sullivan became a director of Scotts and OMS on January 18, 1994. Mr. Sullivan was Chairman of the Board from 1987 to 1993, and President and Chief Executive Officer from 1984 to 1993 of Prince Holdings, Inc., a corporation which, through its subsidiaries, manufactures sporting goods. Since his retirement from Prince Holdings, Inc. and its subsidiaries in 1993, Mr. Sullivan has served as an independent director for various corporations, none of which, other than the Company, are subject to the Exchange Act.

          Mr. Van Fossen became a director of Scotts and OMS in 1993. Mr. Van Fossen has been President and Chief Executive Officer of Red Roof Inns, Inc., an owner and operator of motels, since 1991. From 1988 to 1991, Mr. Van Fossen was self-employed as an independent business consultant. Prior to 1988, Mr. Van Fossen was Chairman, President and Chief Executive Officer of Chemlawn Corporation. Mr. Van Fossen also serves as a director of Cardinal Health, Inc.

               BENEFICIAL OWNERSHIP OF CLASS A COMMON STOCK

     The following table furnishes certain information as of January 7, 1994, as to the shares of Common Stock beneficially owned by each director and executive officer of the Company included in the Summary Compensation Table included in the Company's Proxy Statement, by all directors and executive officers of the Company as a group, and, to the Company's knowledge, by the only persons owning beneficially more than 5% of the outstanding shares of such class.

                                        Amount and
                                        Nature of
                                        Beneficial     Percent
     Beneficial Owner                   Ownership(1)   Of Class(2)
Government of Singapore
Investment Corporation Pte Ltd.          1,060,600(3)   5.68%(3)
250 North Bridge Road
#33-00 Raffles City Tower
Singapore 0617

Thorsell, Parker Partners
  Incorporated
215 Main Street
Westport, CT 06880                         997,100(4)   5.34%(4)

James B. Beard                              20,727        (5)

John S. Chamberlin                          26,727        (5)

Alberto Cribiore                                --        --

Joseph P. Flannery                          29,454        (5)

Theodore J. Host(6)(7)                     217,593      1.16%

Tadd C. Seitz(6)                           519,720      2.78%

Donald S. Sherman                           26,727        (5)

John M. Sullivan                                --        --

L. Jack Van Fossen                           1,200        (5)

J. Blaine McKinney (6)                      18,742        (5)

Richard B. Stahl (6)                       112,344(8)     (5)

Paul D. Yeager (6)                         153,507(9)     (5)

All directors and executive              1,624,042(10)  8.55%
officers as a group (19 persons)
___________________
<F1>
(1)  Unless otherwise indicated, the beneficial owner has sole voting and investment power as to all of the shares of
     Class A Common Stock reflected in the table.

<F2>
(2) The percent of class is based upon the sum of 18,658,535 shares of Class A Common Stock outstanding on January 7,
     1994, and the number of shares of Class A Common Stock as to which the named person has the right to acquire beneficial ownership upon the exercise of options exercisable within 60 days of January 7, 1994.

<F3>
(3)  Based on information contained in a Schedule 13D dated
     October 18, 1993 filed with the Securities and Exchange
     Commission, Government of Singapore Investment Corporation
     Pte Ltd, an agency of the Singapore government and an investment manager, shares voting and investment power with respect to 749,400 shares of Class A Common Stock with the Government of Singapore and shares voting and investment power with respect to 311,200 shares of Class A Common Stock with the Monetary Authority of Singapore.

<F4>
(4) Based on information provided to the Company by Thorsell, Parker Partners Incorporated ("Thorsell, Parker"), Thorsell,
     Parker, a registered investment advisor, is deemed to have beneficial ownership of 997,100 shares of Class A Common
     Stock as of December 31, 1993, all of which shares are held in portfolios of clients for which Thorsell, Parker serves as investment manager with investment discretion. Thorsell, Parker also exercises sole voting power with respect to 747,825 of such shares.

<F5>
(5)  Represents ownership of less than 1% of the outstanding
     Class A Common Stock of the Company.

<F6>
(6)  Executive officer of the Company named in the Summary
     Compensation Table included in the Company's Proxy Statement for 1994 Annual Meeting of Stockholders.

<F7>
(7) Includes 45,454 shares of Class A Common Stock which were issued to Mr. Host at the time of his employment by the Company and which are pledged to Bank One, N.A.

<F8>
(8)  Includes 25,000 shares of Class A Common Stock held in the
     Richard B. Stahl and Nancy E. Stahl 1992 Charitable
     Remainder Trust. In his capacity as trustee of said Trust, Mr. Stahl exercises sole voting and investment power with respect to such Common Shares. Also includes 1,000 shares of Class A Common Stock held by the son of Mr. Stahl who shares his home.

<F9>
(9)  Includes 100 shares of Class A Common Stock held by each of
     Mr. Yeager's wife and his two daughters who share his home.

<F10>
(10) See Notes (7), (8) and (9) above.  Also includes Class A
     Common Stock held by the respective spouses of executive officers of the Company and by their children who reside with them.

                DESCRIPTION OF BANK AGREEMENT

     Scotts and OMS are co-obligors under the Company's Bank Agreement. As amended on December 16, 1993, in connection with the acquisition of Sierra, the Bank Agreement provides for a revolving credit facility of $150 million, which terminates on March 31, 1996 and which includes swing-line and letter of credit subfacilities, and term loans of $195 million. Scheduled maturities for the term loans are as follows: $15 million due on October 31, 1994; $10 million due semi-annually in 1995; $17.5 million due semi-annually in 1996 and $15 million due semi-annually thereafter through final maturity on September 30, 2000. The Bank Agreement generally requires that the Company apply the Net Cash Proceeds (as defined therein) from the offering of Debt Securities to the prepayment of the term loans as follows: 15% to the installments due in 1994; 15% to the installments due in 1995; 20% to the installments due in 1996; 15% to the installments due in 1997; 15% to the installments due in 1998; 10% to the installments due in 1999 and the balance to the remaining installments in the inverse order of their stated maturity.

     The Bank Agreement is guaranteed by most of the Company's subsidiaries and is secured by substantially all the assets of the Company, as well as by the pledge of 100% of the capital stock of each of the Company's wholly-owned domestic subsidiaries and 65% of the Company's wholly-owned foreign subsidiaries.

     Borrowings under the Bank Agreement bear interest, at the Company's option, at a rate equal to either (i) the higher of the agent bank's reference rate and 1/2% above the "Federal Funds" rate or (ii) the LIBO Rate (as defined therein) plus 1 1/4%.

     The Bank Agreement contains a number of affirmative and negative covenants and customary events of default. The agreement also contains financial covenants requiring the Company to maintain certain levels of Adjusted Operating Profit, Consolidated Net Worth and Interest Coverage (each as defined therein) and requiring the Company to reduce, or "clean-down," non-term borrowings under the Bank Agreement to $30 million or less for thirty consecutive days each year. An offering of Debt Securities may require an amendment of or consent under the Bank Agreement.

     Loans under the Bank Agreement are provided by Chemical Bank, as a lending bank and as agent for the thirteen other participating banks. Chemical Bank is an affiliate of Chemical Securities Inc. In addition, Chemical Bank is the trustee under the Indentures. See "Description of Debt Securities -- The Trustee."

                      DESCRIPTION OF DEBT SECURITIES

          The following description sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may not apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Debt Securities.

          The Senior Debt Securities are to be issued under an Indenture to be dated as of June 1, 1994 (the "Senior Indenture") among Scotts, OMS and Chemical Bank, as trustee. The Subordinated Debt Securities are to be issued under a separate Indenture to be dated as of June 1, 1994 (the "Subordinated Indenture"), also among Scotts, OMS and Chemical Bank, as trustee. The Senior Indenture and the Subordinated Indenture are sometimes referred to collectively as the "Indentures." Copies of the Senior Indenture and the Subordinated Indenture have been filed as exhibits to the Registration Statement. Chemical Bank is hereinafter referred to as the "Trustee." The following summaries of certain provisions of the Senior Debt Securities, the Subordinated Debt Securities and the Indentures do not pur-port to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture applicable to a particular series of Debt Securities (the "Applicable Indenture"), including the definitions therein of certain terms. Wherever particular Sections, Articles or defined terms of the Indentures are referred to, it is intended that such Sections, Articles or defined terms shall be incorporated herein by reference. Article and Section references used herein are references to the Applicable Indenture. Capital-ized terms not otherwise defined herein shall have the meaning given in the Applicable Indenture.

General

          The Debt Securities will be joint and several obligations of the Issuers. The Indentures do not limit the aggregate principal amount of Debt Securities which may be issued thereunder and each Indenture provides that Debt Securities may be issued thereunder from time to time in one or more series. Unless otherwise specified in the Prospectus Supplement, the Senior Debt Securities when issued will be unsecured and unsubordinated obligations of the Issuers and will rank equally and ratably with all other unsecured and unsubordinated indebtedness of the Issuers. The Subordinated Debt Securities when issued will be unsecured obligations of the Issuers subordinated in right of payment to the prior payment in full of all Senior Debt (as defined) of each Issuer, as described under "Subordination of Subordinated Debt Securities" and in the Prospectus Supplement applicable to an offering of Subordinated Debt Securities.

          Reference is made to the Prospectus Supplement relating to the particular Debt Securities offered thereby (the "Offered Debt Securities") which shall set forth whether the Offered Debt Securities shall be Senior Debt Securities or Subordinated Debt Securities, and shall further set forth the following terms of the Offered Debt Securities: (1) the title of the Offered Debt Securities; (2) whether the Offered Debt Securities are Senior Debt Securities or Subordinated Debt Securities; (3) any limit on the aggregate principal amount of the Offered Debt Securities;
(4) the price (expressed as a percentage of the aggregate principal amount thereof) at which the Offered Debt Securities will be issued; (5) the Person to whom any interest on the Offered Debt Securities will be payable, if other than the Person in whose name such Offered Debt Securities (or one or more Predecessor Securities) are registered on any Regular Record Date; (6) the date or dates on which the principal of the Offered Debt Securities will be payable; (7) the rate or rates per annum (which may be fixed, floating or adjustable) at which the Offered Debt Securities will bear interest, if any, or the formula pur-suant to which such rate or rates shall be determined, the date or dates from which such interest will accrue and the dates on which such interest, if any, will be payable and the Regular Record Dates for such interest payment dates; (8) the place or places where principal of (and premium, if any) and interest, if any, on Offered Debt Securities will be payable; (9) if applicable, the price at which, the periods within which and the terms and conditions upon which the Offered Debt Securities may be redeemed at the option of the Issuers, pursuant to a sinking fund or otherwise; (10) if applicable, any obligation of the Issuers to redeem or purchase Offered Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which the Offered Debt Securities will be redeemed or purchased, in whole or in part; (11) if applicable, the terms of any right to convert or exchange the Offered Debt Securities into other securities or property of either or both of the Issuers or otherwise; (12) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the Offered Debt Securities will be issuable; (13) the currency or currencies, including composite currencies or currency units, in which payment of the principal of (or premium, if any) or interest, if any, on any of the Offered Debt Securities will be payable if other than the currency of the United States of America; (14) if the amount of payments of principal of (or premium, if any) or interest, if any, on the Offered Debt Securities may be determined with reference to one or more indices, the manner in which such amounts will be determined; (15) if the principal of (or premium, if any) or interest, if any, on any of the Offered Debt Securi-ties of the series is to be payable, at the election of the Issuers or a Holder thereof, in one or more currencies, including composite currencies, or currency units other than that or those in which the Securities are stated to be payable, the currency, currencies, including composite currencies, or currency units in which payment of the principal of (or premium, if any) or interest, if any, on Securities of such series as to which such election is made will be payable, and the periods within which and the terms and conditions upon which such election is to be made; (16) the portion of the principal amount of the Offered Debt Securities, if other than the principal amount thereof, payable upon acceleration of maturity thereof; (17) whether all or any part of the Offered Debt Securities will be issued in the form of a permanent Global Security or Securities and, if so, the depositary for, and other terms relating to, such permanent Global Security or Securities; (18) any event or events of default applicable with respect to the Offered Debt Securities in addition to those provided in the Indentures; (19) any other covenant or warranty included for the benefit of the Offered Debt Securities in addition to (and not inconsistent with) those included in the Indentures for the benefit of Debt Securities of all series, or any other covenant or warranty included for the benefit of the Offered Debt Securities in lieu of any covenant or warranty included in the Indentures for the benefit of Offered Debt Securities, or any combination of such covenants, warranties or provisions; (20) if the Debt Securities are Subordinated Debt Securities, whether the provisions of the Subordinated Indenture described under the caption "Subordination of Subordinated Debt Securities" or other subordination provisions will be applicable to such Subordinated Debt Securities; (21) any restriction or condition on the transferability of the Offered Debt Securities;
(22) if applicable, that such Offered Debt Securities, in whole or any specified part, are defeasible pursuant to the provisions of the Indentures described under "Defeasance and Covenant Defeasance"; (23) any authenticating or paying agents, registrars, conversion agents or any other agents with respect to the Offered Debt Securities; and (24) any other terms or provi-sions of the Offered debt Securities not inconsistent with the Indentures. (Sections 301 and 901)

          Unless otherwise indicated in the Prospectus Supplement relating thereto, the Offered Debt Securities are to be issued as registered securities without coupons in denominations of $1,000 or any integral multiple of $1,000. (Section 302). No service charge will be made for any transfer or exchange of such Offered Debt Securities, but the Issuers or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section
305) The Indentures also provide that the Debt Securities of any series, if so specified with respect to a particular series, may be issued in permanent global form. See "Permanent Global Securities".

          Debt Securities may be issued as Original Issue Discount Debt Securities to be sold at a substantial discount below their principal amount. Special Federal income tax, accounting and other considerations applicable thereto will be described in the Prospectus Supplement relating thereto. "Original Issue Discount Debt Security" means any security which provides for an amount less than the principal amount thereof to be due and payable upon the declaration of acceleration of the maturity thereof upon the occurrence and continuance of an Event of Default. (Section 101)

          If the Debt Securities are denominated in whole or in
part in any currency other than United States dollars, if the principal of (and premium, if any) or interest, if any, on the Debt Securities are to be payable at the election of the Company or a Holder thereof, in a currency or currencies other than that in which such Debt Securities are to be payable, or if any index is used to determined the amount of payments of principal of, premium, if any, or interest on any series of the Debt Securities, special Federal income tax, accounting and other considerations applicable thereto will be described in the Prospectus Supplement relating thereto.

          Since each of the Issuers is a holding company, the rights of each Issuer, and hence the right of creditors of each Issuer (including the Holders of Debt Securities), to participate in any distribution of the assets of any Subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the Subsidiary, except to the extent that claims of an Issuer itself as a creditor of the Subsidiary may be recognized.

          The Indentures do not contain any provisions that would provide protection to Holders of the Debt Securities against a sudden and dramatic decline in credit quality of the Company resulting from any takeover, recapitalization or similar restructuring.

Payment and Paying Agents

          Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest payment. (Section 307)

          Unless otherwise indicated in the applicable Prospectus Supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as the Issuers may designate for such purpose from time to time, except that at the option of the Issuers payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable Prospectus Supplement, the corporate trust office of the Trustee in The City of New York will be designated as the Issuers' sole Paying Agent for payments with respect to Debt Securities of each series. Any other Paying Agents initially designated by the Issuers for the Debt Securities of a particular series will be named in the applicable Prospectus Supplement. The Issuers may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Issuers will be required to maintain a Paying Agent in each place of payment for the Debt Securities of a particular series. (Section 1002)

          All moneys paid by the Issuers to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to the Issuers, and the Holder of such Debt Security thereafter may look only to the Issuers for payment thereof. (Section 1003)

Subordination of Subordinated Debt Securities

          Unless otherwise indicated in the Prospectus Supplement relating thereto, the following provisions will apply to the Subordinated Debt Securities.

          The payment of the principal of (and premium, if any) and interest on, and any obligation to repurchase, the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture, be subordinate in right of payment to the prior payment in full of all Senior Debt, including the Senior Debt Securities. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment of the benefit of creditors, marshalling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings of an Issuer, the holders of all Senior Debt will first be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, due or to become due on such Senior Debt before the holders of the Subordinated Debt Securities will be entitled to receive or retain any payment in respect of the principal of (and premium, if any) or interest, if any, on the Subordinated Debt Securities. (Section 1402)

          In the event that, notwithstanding the foregoing, upon any such dissolution, winding up, liquidation or reorganization, any payment or distribution of assets of an Issuer of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of an Issuer being subordinated to the payment of the Subordinated Debt Securities, shall be received by the Trustee, any paying agent or the holders of the Subordinated Debt Securities before all Senior Debt of an Issuer is paid in full, such payment or distribution shall be held in trust for the benefit of and shall be paid over to the holders of such Senior Debt or their representative or representatives or to the trustee or the trustees under any indenture under which any instruments evidencing any of such Senior Debt may have been issued, ratably for application to the payment of all Senior Debt of an Issuer remaining unpaid until all such Senior Debt shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

          By reason of such subordination, in the event of liquidation or insolvency, creditors of an Issuer who are not holders of Senior Debt or Subordinated Debt Securities may recover less, ratably, than holders of Senior Debt and may recover more, ratably, than the holders of the Subordinated Debt Securities.

          In the event that any Senior Payment Default (as defined below) shall have occurred and be continuing, then no payment of principal of or interest on the Subordinated Debt Securities may be made unless and until such Senior Payment Default shall have been cured or waived or shall have ceased to exist or all amounts then due and payable in respect of Senior Debt shall have been paid in full, or provision shall have been made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt. "Senior Payment Default" means any default in the payment of principal of (or premium, if any) or interest on any Senior Debt when due, whether at the stated maturity of any such payment or by declaration of acceleration, call for redemption or otherwise.

     In the event that any Senior Nonmonetary Default (as defined below) shall have occurred and be continuing, the, upon the receipt by the Issuers and the Trustee of written notice of such Senior Nonmonetary Default from holders of not less than 25% of the principal amount of such Senior Debt (or a trustee, agent or other representative for such a holder), no payment of principal of or interest on the Subordinated Debt Securities may be made during the period (the "Payment Blockage Period") commencing on the date of such receipt of such written notice and ending on the earlier of (i) the date on which such Senior Nonmonetary Default shall have been cured or waived or shall have ceased to exist and any acceleration of Senior Debt shall have been rescinded or annulled or the Senior Debt to which such Senior Nonmonetary Default relates shall have been discharged or
(ii) the 179th day after the date of such receipt of such written notice. No more than one Payment Blockage Period may be commenced with respect to the Subordinated Debt Securities during any 360-day period and there must be a period of at least 181 consecutive days in each 360-day period when no Payment Blockage Period is in effect. For all purposes of this paragraph, no Senior Payment Default or Senior Nonmonetary Default that existed or was continuing on the date of commencement of any Payment Blockage Period can be, or be made, the basis for the commencement of a subsequent Payment Blockage Period by the holders of Senior Debt or their representatives unless such Senior Payment Default or Senior Nonmonetary Default shall have been cured for a period of not less than 90 consecutive days. "Senior Nonmonetary Default" means the occurrence or existence and continuance of any event of default, or of any event which, after notice or lapse of time (or both), would become an event of default, under the terms of any instrument pursuant to which any Senior Debt is outstanding, permitting (after notice or lapse of time or both) one or more holders of such Senior Debt (or a trustee or agent on behalf of the holders thereof) to declare such Senior Debt due and payable prior to the date on which it would otherwise become due and payable, other than a Senior Payment Default.

     In the event that, notwithstanding the foregoing, the Issuers shall make any payment of principal of or interest on the Subordinated Debt Securities to the Trustee or any Holder prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, the Holder, then and in such event such payment shall be paid over and delivered forthwith to the Issuers.

          Unless otherwise specified in the Prospectus Supplement relating to the particular series of Subordinated Debt Securities offered thereby, "Debt" has the meaning accorded thereto under "-Certain Definitions" below.

          Unless otherwise specified in the Prospectus Supplement relating to the particular series of Subordinated Debt Securities offered thereby, "Senior Debt" means (a) the principal of (and premium, if any) and interest, if any, (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to an Issuer to the extent that such claim for post-petition interest is allowed in such proceeding) on Debt, whether incurred on or prior to the date of the Subordinated Indenture or thereafter created, assumed or incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Subordinated Debt Securities or to other Debt which is pari passu with, or subordinated to the Subordinated Debt Securities and
(b) any deferrals, renewals or extensions of such Senior Debt; provided, however, that Senior Debt shall be deemed to include
(i) Debt existing under the Bank Agreement and under any Bank Hedging Agreement and (ii) Debt existing under the Senior Indenture; provided further, however, that Senior Debt shall not be deemed to include (i) the Subordinated Debt Securities or (ii) the Debt referred to in clause (vi) of the definition of Debt. (Section 101 of the Subordinated Indenture)

          The Subordinated Indenture does not limit or prohibit the incurrence of additional Senior Debt by either Issuer, which may include Debt that is senior to the Subordinated Debt Securities, but subordinate to other obligations of one or both of the Issuers. The Senior Debt Securities, when issued, will constitute Senior Debt.

          The Prospectus Supplement may further describe the provisions, if any, applicable to the subordination of the Subordinated Debt Securities of a particular series.

          At April 2, 1994 the combined total amount of indebtedness of the Issuers that would constitute Senior Debt was $329.6 million.

Change of Control

          Upon the occurrence of a Change of Control, the Issuers will be required to make an Offer to Purchase all outstanding Debt Securities at a purchase price equal to 101% of their principal amount plus accrued interest to the date of purchase.
A "Change of Control" will be deemed to have occurred in the event that either (a) any Person or any Persons acting together that would constitute a group (for purposes of Section 13(d) of the Securities Exchange Act of 1934, or any successor provision thereto) (a "Group"), together with any Affiliates or Related Persons thereof shall beneficially own (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, or any successor provision thereto) at least 30% of the aggregate voting power of all classes of Capital Stock of either Issuer entitled to vote generally in the election of directors; or (b) any Person or Group, together with any Affiliates or Related Persons thereof, shall succeed in having a sufficient number of its nominees elected to the Board of Directors of either Issuer such that such nominees, when added to any existing director remaining on the Board of Directors of such Issuer after such election who is an Affiliated or Related Person of such Person or Group, will constitute a majority of the Board of Directors of such Issuer. Notwithstanding the foregoing, with respect to OMS, Scotts shall be deemed not to constitute such a Person or Group for the purposes of clauses (a) and (b) above. (Section 1009)


          The Indentures provide that the Issuers will establish a Purchase Date for any Subordinated Debt Securities on a date subsequent to the Purchase Date established for any Senior Debt
Securities.

          In the event that the Issuers make an Offer to Purchase
Debt Securities, the Issuers intend to comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Securities Exchange Act of 1934.

Consolidation, Merger and Sale of Assets

          Neither of the Issuers may, in a single transaction or a series of related transactions, consolidate with or merge into any other Person or sell, lease or otherwise transfer its property and assets as, or substantially as, an entirety to any Person and neither may permit any Person to merge into or consolidate with such Issuer unless (i) either (A) such Issuer will be the resulting or surviving entity or (B) any successor or purchaser is a corporation, partnership or trust organized under the laws of the United States of America, any State or the District of Columbia, and any such successor or purchaser expressly assumes such Issuer's obligations on the Debt Securities under a supplemental Indenture, (ii) immediately after giving effect to the transaction no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing, and
(iii) certain other conditions are met. (Section 801). Upon any consolidation or merger into any other Person or any conveyance, transfer or lease of an Issuer's assets substantially as an entirety to any Person, the successor Person shall succeed to, and be substituted for, an Issuer under the Indentures, and such Issuer, except in the case of a lease, shall be relieved of all obligations and covenants under the Indentures and the Debt Securities to the extent it was the predecessor Person. (Section
802)

Events of Default and Notice Thereof

          Unless otherwise specified in the Prospectus Supplement relating to a particular series of Debt Securities, the following events are defined in the Indentures as "Events of Default" with respect to Debt Securities of any series: (a) failure to pay principal (including any sinking fund payment) of (or premium, if any, on) any Debt Security of that series when due (in the case of the Subordinated Indenture, whether or not payment is prohibited by the subordination provisions); (b) failure to pay any interest on any Debt Security of that series when due, continued for 30 days (in the case of the Subordinated Indenture, whether or not payment is prohibited by the subordination provisions); (c) default in the payment of the purchase price of Debt Securities of that series required to be purchased pursuant to an Offer to Purchase as described under "Change of Control" when due and payable (in the case of the Subordinated Indenture, whether or not payment is prohibited by the subordination provisions); (d) failure to perform or comply with the provisions described under "Merger, Consolidation and Sales of Assets"; (e) failure to perform any other covenant or agreement of the Issuers under the Indentures (other than a covenant included in the Indentures solely for the benefit of a series of Debt Securities other than that series) continued for 60 days after written notice to the Issuers by the Trustee or Holders of at least 25% in aggregate principal amount of outstanding Debt Securities of that series; (f) default under the terms of any instrument evidencing or securing Debt for money borrowed, including Debt Securities of another series, by an Issuer or any Subsidiary having an outstanding principal amount of $5 million individually or in the aggregate which default results in the acceleration of the payment of such indebtedness or constitutes the failure to pay such indebtedness when due; (g) the rendering of a final judgment or judgments
(not subject to appeal) against an Issuer or any Subsidiary in an amount in excess of $5 million which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired; and (h) certain events of bankruptcy, insolvency or reorganization affecting an Issuer or any Subsidiary. (Section 501)

          Except as defined in the Prospectus Supplement relating thereto and except as specified in clause (f) of the preceding paragraph, no Event of Default with respect to Debt Securities of a particular series shall necessarily constitute an Event of Default with respect to Debt Securities of any other series. If an Event of Default with respect to Debt Securities of any series at the time outstanding shall occur and be continuing, either the Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all Debt Securities of that series to be due and payable immediately; provided, however, that under certain circumstances the Holders of a majority in aggregate principal amount of outstanding Debt Securities of that series may rescind or annul such declaration and its consequences. (Section 502). If an Event of Default specified in clause (h) of the preceding paragraph occurs, the outstanding Debt Securities will ipso facto become immediately payable without any declaration or other act on the part of the Trustee or any Holder. (Section 502)

          Reference is made to the Prospectus Supplement relating to any series of Offered Debt Securities which are Original Issue Discount Securities for the particular provisions relating to the principal amount of such Original Issue Discount Securities due on acceleration upon the occurrence of an Event of Default and the continuation thereof.

          The Issuers will be required to furnish to the Trustee annually a statement by certain officers of the Issuers as to compliance with all conditions and covenants of the Indentures.
(Section 1004)

          The Holders of a majority in principal amount of the Outstanding Debt Securities of any series affected will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of such series, and to waive certain defaults. (Sections 512 and 513)

          The Indentures provide that, upon the occurrence of an Event of Default that shall be continuing, the Trustee shall exercise such of its rights and powers under the Indentures, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. (Section 601). Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indentures at the request of any of the Holders of Debt Securities unless they shall have offered to the Trustee security or indemnity in form and substance reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request. (Section 603)

          No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the Indentures or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of the same series shall have made written request, and offered reasonable indemnity to the Trustee, to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of the same series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. (Section 507). However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for enforcement of payment of the principal of (or premium, if any) or interest, if any, on such Debt Security on or after the respective due dates expressed in such Debt Security, or of the right to convert such Debt Security in accordance with the Indentures (if applicable). (Section 508)


Modification and Waiver

          Modifications and amendments of each Indenture may be made by the Issuer and the Trustee, with the consent of the Holders of not less than a majority of aggregate principal amount of each series of the outstanding Debt Securities issued under such Indenture which is affected by the modification or amendment; provided, however, that no such modification or amendment may, without the consent of each Holder of such Debt Security affected thereby: (1) change the Stated Maturity of the principal of (or premium, if any) or any instalment of principal or interest, if any, on any such Debt Security; (2) reduce the principal amount of (or premium, if any) or the interest rate, if any, on any such Debt Security or the principal amount due upon acceleration of an Original Issue Discount Security;
(3) adversely affect any right of repayment at the option of the Holder of any such Debt Security; (4) reduce the amount of or postpone the date fixed for, the payment of any sinking fund or analogous obligation; (5) change the place or currency of payment of principal of (or premium, if any) or the interest, if any, on any such Debt Security; (6) impair the right to institute suit for the enforcement of any such payment on or with respect to any such Debt Security on or after the Stated Maturity (or, in the case of redemption, on or after the Redemption Date); (7) adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, such Debt Security (if applicable); (8) reduce the percentage of the principal amount of Outstanding Debt Securities of any series, the consent of the Holders of which is necessary to modify or amend the Applicable Indenture; (9) in the case of the Subordinated Indenture, modify the subordination provisions in a manner adverse to the holders of the Subordinated Debt Securities; (10) modify the foregoing requirements or reduce the percentage of outstanding Debt Securities necessary to waive compliance with certain provisions of the Applicable Indenture or for waiver of certain defaults or (11) following the mailing of any Offer to Purchase, modify any Offer to Purchase required under the "Change in Control" covenant contained in the Indentures in a manner materially adverse to the holders thereof. (Section 902)

          The Subordinated Indenture also prohibits any modification of amendment of the subordination provisions thereof in a manner adverse to the holders of Senior Debt, without such holders' consent. (Subordinated Indenture Section 902)

          The holders of at least a majority of the aggregate principal amount of the Outstanding Debt Securities of any series may, on behalf of all Holders of that series, waive compliance by the Issuers with certain restrictive provisions of the Indentures and waive any past default under the Indentures, except a default in the payment of principal, premium or interest or in the performance of certain covenants. (Sections 1011 and 513)

          Each Indenture provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities or any series have given or taken any direction, notice, consent, waiver or other action under the Applicable Indenture as of any date, (i) the principal amount of an Original Issue Discount Debt Security that will be deemed to be Outstanding will be the amount of the principal thereof that would be due and payable as of such date upon acceleration of the Maturity thereof to such date, (ii) if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable (for example, because it is based on an index), the principal amount of such Debt Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security and (iii) the principal amount of a Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the U.S. dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (i) or (ii) above, of the amount described in such clause). Certain Debt Securities, including those for whose payment or redemption money has been deposited or set aside in trust for the Holders and those that have been fully defeased pursuant to Section 1302, will not be deemed to be Outstanding. (Section 101)

          Except in certain limited circumstances, the Issuers will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the Applicable Indenture, in the manner and subject to the limitations provided in such Applicable Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, such action may be taken only by persons who are Holders of Outstanding Debt Securities of that series on the record date. To be effective, such action must be taken by Holders of the requisite principal amount of such Debt Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such shorter period as may be specified by the Issuers (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time. (Section 104)

Defeasance and Covenant Defeasance

          The Indentures provide, if such provision is made applicable to the Debt Securities of any series pursuant to
Section 301 of the Applicable Indenture (which will be indicated in the Prospectus Supplement applicable thereto), that the Issuers may elect either (A) to defease and be discharged from any and all obligations with respect to such Debt Securities then outstanding (including, in the case of Subordinated Debt Securities, the provisions described under "Subordination of Subordinated Debt Securities" herein and except for the obligations to exchange or register the transfer of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of the Debt Securities, and to hold monies for payments in trust)("defeasance"), or (B) to be released from its obliga-tions with respect to such Debt Securities concerning the restrictions described under "Consolidation, Merger and Sale of Assets" and any other covenants applicable to such Debt Securities (including, in the case of Subordinated Debt Securities, the provisions described under "Subordination of Subordinated Debt Securities" herein) which are subject to covenant defeasance ("covenant defeasance"), and the occurrence of an event described and notice thereof in clauses (e) and (f) under "Events of Default and Notice Thereof" (with respect to covenants determined, pursuant to Section 301 of the Applicable Indenture, to be subject to covenant defeasance) shall no longer be an Event of Default, in each case, upon the irrevocable deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money, and/or U.S. Government Obligations (as defined in the Indentures) (or Foreign Government Obligations (as defined in the Indentures) in the case of Debt Securities denominated in foreign currencies) which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient without reinvestment to pay the principal of (and premium, if any) and interest, if any, on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor. Such a trust may only be established if, among other things, (i) the Issuers have delivered to the Trustee an opinion of counsel (as specified in the Applicable Indenture) to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, (ii) no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default under the Applicable Indenture shall have occurred and be continuing on the date of such deposit, (iii) in the case of Subordinated Debt Securities, (x) no default in the payment of principal of (or premium, if any) or interest, if any, on any Senior Debt beyond any applicable grace period shall have occurred and be continuing, or (y) no other default with respect to any Senior Debt shall have occurred and be continuing and shall have resulted in the acceleration of such Senior Debt and (iv) certain other customary conditions precedent are satisfied. In the case of defeasance under clause (A) above, the opinion of counsel referred to in clause (i) above must refer to an be based on a ruling of the Internal Revenue Service issued to the Company or published as a revenue ruling or on a change in applicable Federal income tax law, in each case after the date of the Applicable Indenture. (Article Thirteen)

          Under current Federal income tax law, defeasance would likely be treated as a taxable exchange of such Debt Securities for interests in the defeasance trust. As a consequence a Holder would recognize gain or loss equal to the difference between the Holder's cost or other tax basis for such Debt Securities and the value of the Holder's proportionate interest in the defeasance trust, and thereafter would be required to include in income a proportionate share of the income, gain and loss of the defeasance trust. Under current Federal income tax law, covenant defeasance would ordinarily not be treated as a taxable exchange of such Debt Securities. Purchasers of such Debt Securities should consult their own advisors with respect to the tax consequences to them of such defeasance and covenant defeasance, including the applicability and effect of tax laws other than the

Federal income tax law.

          The Issuers may exercise the defeasance option with respect to such Debt Securities notwithstanding its prior exercise of the covenant defeasance option. If the Issuers exercise the defeasance option, payment of such Debt Securities may not be accelerated because of an Event of Default. If the Issuers exercise the covenant defeasance option, payment of such Debt Securities may not be accelerated by reference to the covenants noted under clause (B) above. In the event the Issuers omit to comply with the remaining obligations with respect to such Debt Securities under the Applicable Indenture after exercising its covenant defeasance option and such Debt Securities are declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations (or Foreign Government Obligations in the case of Debt Securities denominated in foreign currencies) on deposit with the Trustee may be insufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default, because the required deposit in the defeasance trust is based upon scheduled cash flows, rather than market values, which will vary depending on prevailing interest rates and other factors. However, the Issuers will remain liable in respect of such payments. (Arti-cle Thirteen)

          The Prospectus Supplement may further describe the provisions, if any, applicable to defeasance with respect to the Debt Securities of a particular series.

Certain Definitions

          Set forth below is a summary of certain of the defined terms used in the Indentures. Reference is made to the Applicable Indenture with respect to any particular series of Debt Securities for the full definition of all such terms, as well as any other terms used herein for which no definition is provided. (Section 101)

          "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

               "Bank Agreement" means the Third Amended and
Restated Credit Agreement, dated as of April 7, 1992, among the Issuers, Chemical Bank (as successor to Manufacturers Hanover Trust Company), as Agent, and the lenders identified therein (the "Banks"), as amended by the First Amendment thereto, dated as of November 19, 1992, the Second Amendment thereto, dated as of February 23, 1993, and the Third Amended thereto, dated as of December 15, 1993, as such agreement may be amended, extended, restated or otherwise modified.

          "Bank Hedging Agreement" means, with respect to an Issuer, any agreement between such Issuer and any Bank that is a lender under the Bank Agreement consisting of (a) any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement and (b) any agreement or arrangement designed to limit or eliminate the risk and/or exposure of such Issuer to fluctuations in currency exchange rates.

     "Capital Lease Obligations" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the fact of a balance sheet of such Person in accordance with generally accepted accounting principles. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

          "Capital Stock" of any Person means any and all shares, interests, participation or other equivalents (however designated) of corporate stock of such Person.

          "Debt" means (without duplication and without regard to any portion of principal amount that has not accrued and to any interest component thereof (whether accrued or imputed) that is not due and payable) with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every Capital Lease Obligation of such Person; (vi) the maximum fixed redemption or repurchase price of Redeemable Stock of such Person at the time of determination; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.
(Section 101 of the Subordinated Indenture)

          "Offer to Purchase" means a written offer (the "Offer") sent by the Issuers by first class mail, postage prepaid, to each Holder at its address appearing in the Debt Security Register on the date of the Offer offering to purchase up to the principal amount of Debt Securities specified in such Offer at the purchase price specified in such Offer (as determined pursuant to the Applicable Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for purchase of Debt Securities within five Business Days after the Expiration Date. The Issuers shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Issuers' obligation to make an Offer to Purchase, and the Offer shall be mailed by the Issuers or, at the Issuers' request, by the Trustee in the name and at the expense of the Issuers. The Offer shall contain information concerning the business of the Issuers and their Subsidiaries which the Issuers in good faith believe will enable such Holders to make an informed decision with respect to the Offer to Purchase (which at a minimum will include (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee pursuant to the Indenture (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in the Issuers' business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Issuers to make the Offer to Purchase), (iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Issuers to make the Offer to Purchase and (iv) any other information required by applicable law to be included therein. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Debt Securities pursuant to the Offer to Purchase. The

Offer shall also state:

          (1) the Section of the Applicable Indenture or Indentures pursuant to which the Offer to Purchase is being made;

          (2)  the Expiration Date and the Purchase Date;

          (3) the aggregate principal amount of the Outstanding Debt Securities offered to be purchased by the Issuers pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such has been determined pursuant to the Section of the Indentures requiring the Offer to Purchase) (the "Purchase Amount");

          (4) the purchase price to be paid by the Issuers for each $1,000 aggregate principal amount of Debt Securities accepted for payment (as specified pursuant to the Applicable Indenture or Indentures) (the "Purchase Price");

          (5) that the Holder may tender all or any portion of the Debt Securities registered in the name of such Holder and that any portion of a Debt Security tendered must be tendered in an integral multiple of $1,000 principal amount;


          (6) the place or places where Debt Securities are to be surrendered for tender pursuant to the Offer to Purchase;


          (7) that interest on any Debt Security not tendered or tendered but not purchased by the Issuers pursuant to the Offer to Purchase will continue to accrue;

          (8) that on the Purchase Date the Purchase Price will become due and payable upon each Debt Security being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

          (9) that each Holder electing to tender a Debt Security pursuant to the Offer to Purchase will be required to surrender such Debt Security at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Debt Security being, if the Issuers or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to Scotts and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

          (10) that Holders will be entitled to withdraw all or any portion of Debt Securities tendered if the Issuers (or their Paying Agent) receive, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Debt Securities the Holder tendered, the certificate number of the Debt Security the Holder tendered and a statement that such Holder is withdrawing all or a portion of its tender;

          (11) that (a) if Debt Securities in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Issuers shall purchase all such Debt Securities and (b) if Debt Securities in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Issuers shall purchase Debt Securities having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Debt Securities in denominations of $1,000 or integral multiples thereof shall be purchased); and

          (12) that in the case of any Holder whose Debt Security is purchased only in part, the Issuers shall execute, and the Trustee shall authenticate and deliver to the Holder of such Debt Security without service charge, a new Debt Security or Debt Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Debt Security so tendered.

Any Offer to Purchase shall be governed by and effected in accordance with the Offer for such Offer to Purchase.

          "Subsidiary" of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

          "Redeemable Stock" of any Person means, when used in an Indenture pursuant to which a particular series of Debt Securities is outstanding, any equity security of such Person that by its terms or otherwise is required to be redeemed prior to the final Stated Maturity of such series of Debt Securities or is redeemable at the option of the holder thereof at any time prior to the final Stated Maturity of such series of Debt Securities.

Permanent Global Securities

          The Debt Securities of a series may be issued in the form of one or more permanent Global Securities that will be deposited with a Depositary or its nominee. In such a case, one or more Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of Outstanding Debt Securities of the series to be represented by such Global Security or Securities. The Prospectus Supplement relating to such series of Debt Securities will describe the circumstances, if any, under which beneficial owners of interests in any such permanent Global Security may exchange such interests for Debt Securities of such series and of like tenor and principal amount in any authorized form and denomination. Unless and until it is exchanged in whole or in part for Debt Securities in definitive registered form, a permanent Global Security may not be registered for transfer or exchange except in the circumstances described in the applicable Prospectus Supplement. (Sections 204 and 305)

          The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a permanent Global Security and a description of the Depositary will be contained in the applicable Prospectus Supplement.

The Trustee

          Chemical Bank will be the Trustee under each of the Indentures.

     In case of an Event of Default under one of the Indentures, the Trustee, by virtue of its acting as Trustee under the other Indenture, would be deemed to have a conflicting interest within the meaning of the Trust Indenture Act of 1939, as amended
(the "Trust Indenture Act") and may be required to resign as Trustee under one of the Indentures.

     Chemical Bank is the agent bank and a lender under the Bank Agreement. Each Indenture contains limitations on the right of the Trustee, as a creditor of the Issuers, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claims as security or otherwise. In addition, in case of an Event of Default under an Indenture, the Trustee, by virtue of being a creditor of the Issuers, would be deemed to have a conflicting interest within the meaning of the Trust Indenture Act and may be required to resign as Trustee under such Indenture.

     Chemical Securities Inc. is an affiliate of the Trustee and may act as underwriter with respect to one or more series of Debt Securities or for other securities of the Issuers. In case of an Event of Default under an Indenture, if Chemical Securities Inc. had acted as underwriter of securities of an Issuer within one year prior to such time, the Trustee would be deemed to have a conflicting interest within the meaning of the Trust Indenture Act and may be required to resign as Trustee under such Indenture.

     The Trustee or its affiliates act as depositary for funds of, make loans to and perform other services for, of may be a customer of, the Issuers in the ordinary course of business.


Governing Law

          The Indentures and the Debt Securities are governed by and shall be construed in accordance with the laws of the State of New York.


                           PLAN OF DISTRIBUTION

          The Issuers may sell Debt Securities to one or more underwriters for public offering and sale by them or may sell Debt Securities to investors or other persons directly or through agents. The Issuers may sell Debt Securities as soon as practicable after effectiveness of the Registration Statement, provided that favorable market conditions exist. Any such underwriter or agent involved in the offer and sale of the Debt Securities will be named in an applicable Prospectus Supplement.

          Underwriters may offer and sell the Debt Securities at a fixed price or prices, which may be changed, or at prices related to prevailing market prices or at negotiated prices. The Issuers also may, from time to time, authorize firms acting as agents of the Issuers to offer and sell the Debt Securities upon such terms and conditions as shall be set forth in any Prospectus Supplement. In connection with the sale of Debt Securities, underwriters may be deemed to have received compensation from the Issuers in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Debt Securities for whom they may act as agent. Underwriters may sell Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

          Any underwriting compensation paid by the Issuers to underwriters or agents in connection with the offering of Debt Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Debt Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Debt Securities may be deemed to be underwriting discounts and commissions under the Securities Act.
Underwriters, dealers and agents may be entitled, under agreements with the Issuers, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the

Issuers for certain expenses.

          Underwriters, dealers and agents may engage in transactions with, or perform services for, or be customers of, the Issuers in the ordinary course of business.

          The Debt Securities may or may not be listed on a national securities exchange or a foreign securities exchange.
No assurances can be given that there will be a market for the Debt Securities.


                      VALIDITY OF THE DEBT SECURITIES

     The validity of the Debt Securities will be passed upon for the Issuers by Vorys, Sater, Seymour and Pease, Columbus, Ohio.


                                  EXPERTS

     The consolidated balance sheets of the Company as of September 30, 1992 and 1993, and the consolidated statements of income, changes in shareholder's equity (deficit) and cash flows for each of the three years in the period ended September 30, 1993, included in this Prospectus have been audited by Coopers & Lybrand, independent accountants, as stated in their report appearing in this Prospectus, and are included in reliance upon the report, which includes an explanatory paragraph on changes in accounting for income taxes and postretirement benefits other than pensions, of such firm given upon their authority as experts in accounting and auditing.


     The consolidated balance sheet of Grace-Sierra Horticultural Products Company ("Grace-Sierra") as of December 16, 1993, and the consolidated statement of operations, changes in common shareholder's deficit and cash flows for the period from January 1, 1993 to December 16, 1993, included in the Company's Current Report on Form 8-K/A dated February 28, 1994, have been audited by Coopers & Lybrand, independent accountants, and are incorporated herein by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated balance sheet of Grace-Sierra as of and the consolidated statement of operations, changes in common shareholder's deficit and cash flows for the year ended December 31, 1992, included in the Company's Current Report on Form 8-K/A dated February 28, 1994, have been audited by Price Waterhouse, independent accountants, and are incorporated herein by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.




                            THE SCOTTS COMPANY

                INDEX TO CONSOLIDATED FINANCIAL STATEMENTS












  Consolidated Financial Statements of The Scotts Company and
Subsidiaries:

Report of Independent Accountants
F-1

Consolidated Balance Sheets at September 30, 1992 and 1993
F-2

Consolidated Statements of Income for the years ended
  September 30, 1991, 1992 and 1993
F-3

Consolidated Statements of Changes in Shareholders' Equity
  (Deficit) for the years ended September 30, 1991, 1992 and
  1993
F-4

Consolidated Statements of Cash Flows for the years ended
  September 30, 1991, 1992 and 1993
F-5

Notes to Consolidated Financial Statements
F-6




















                  REPORT OF INDEPENDENT ACCOUNTANTS






To the Shareholders and Board of
  Directors of The Scotts Company

We have audited the accompanying consolidated balance sheets of The Scotts Company and Subsidiaries as of September 30, 1992 and 1993, and the related consolidated statements of income, changes in shareholders' equity (deficit), and cash flows for each of the three years in the period ended September 30, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Scotts Company and Subsidiaries as of September 30, 1992 and 1993, and the consolidated results of their operations and their cash flows for each of the three years in the period ended September 30, 1993, in conformity with generally accepted accounting principles.

As discussed in Notes 3 and 6 to the consolidated financial statements, effective the beginning of fiscal 1993 the Company changed its method of accounting for postretirement benefits other than pensions and income taxes.


Coopers & Lybrand
Columbus, Ohio
November 19, 1993, except as to Note 12, which is as of December 16, 1993.






                                 F-1

                                  THE SCOTTS COMPANY AND SUBSIDIARIES
                                      Consolidated Balance Sheets
                                      September 30, 1992 and 1993
                                  (in thousands except share amounts)

                                                 ASSETS


                                             1992        1993
Current Assets:
  Cash                                   $    880    $  2,323
  Accounts receivable, less allowance of
    $2,110 in 1992 and $2,511 in 1993      51,580      60,848
  Inventories                              59,697      76,654
  Prepaid and other assets                  3,376       3,917
    Total current assets                  115,533     143,742

Property, plant and equipment, at cost:
  Land and land improvements               18,537      19,817
  Buildings                                31,307      36,300
  Machinery and equipment                  62,082      87,250
  Furniture and fixtures                    5,561       5,952
  Construction in progress                 16,914       4,687
                                          134,401     154,006
  Less accumulated depreciation            45,331      55,215
                                           89,070      98,791
Patents and other intangibles, net of
  accumulated amortization of $17,932
  in 1992 and $21,053 in 1993              20,272      19,972
Deferred financing and organizational
  costs, net of accumulated amortization
  of $6,673 in 1992 and $7,770 in 1993      3,708       3,530
Excess of costs over underlying value
  of net assets acquired (goodwill),
  net of accumulated amortization
  of $4,119 in 1992 and $5,123 in 1993     36,030      41,340
Other assets                                3,408      14,215

    Total Assets                         $268,021    $321,590

                                   LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
  Revolving credit                       $  4,000   $       -
  Current portion of term debt                543       5,444
  Bank line of credit                       1,658         705
  Accounts payable, trade                  29,313      28,279
  Accrued liabilities                       7,315       9,135
  Accrued payroll and fringe benefits      10,293      12,035
  Accrued taxes                             7,616       9,253
    Total current liabilities              60,738      64,851

Long-term debt, less current portions      31,354      87,080
Postretirement benefits other than
  pensions                                      -      26,646

    Total Liabilities                      92,092     178,577

Commitments and Contingencies

Shareholders' Equity:
  Preferred stock, $.01 par value,
   authorized 10,000,000 shares; none issued    -           -
  Class A Common stock, voting, par value
   $.01 per share; authorized 35,000,000
   shares; 21,073,430 issued in 1992
   and 1993                                   211         211
  Class B Common stock, non-voting,
   par value $.01 per share; authorized
   35,000,000 shares; none issued               -           -
  Capital in excess of par value          192,604     193,263
  Deficit                                 (16,886)     (9,020)
  Treasury stock 2,414,895 shares in
   1993, at cost                                -     (41,441)
    Total Shareholders' Equity            175,929     143,013

    Total Liabilities and Shareholders'
      Equity                             $268,021    $321,590


                             The accompanying notes to consolidated financial

                           statements are an integral part of these
statements.

                                                   F-2


                            THE SCOTTS COMPANY AND SUBSIDIARIES
                             Consolidated Statements of Income
                   for the years ended September 30, 1991, 1992 and 1993
                            (in thousands except share amounts)

                                                              1991        1992
       1993
      Net sales                                            $388,120
$413,558     $466,043
      Cost of sales                                         207,956
213,133      244,218

      Gross profit                                          180,164
200,425      221,825

      Operating expenses:
        Marketing                                            57,489
66,245       74,579
        Distribution                                         57,056
61,051       67,377
        General and administrative                           22,985
24,759       27,688
        Research and development                              5,247
6,205        7,700

          Total operating expenses                          142,777
158,260      177,344

      Income from operations                                 37,387
42,165       44,481

      Other expenses, net, including
        interest expense of $30,932 in 1991,
        $15,942 in 1992 and $8,454 in 1993                   32,932
15,962        9,114

      Income before income taxes, extraordinary items
        and cumulative effect of accounting changes           4,455
26,203       35,367

      Income taxes                                            2,720
11,124       14,320

      Income before extraordinary items and
        cumulative effect of accounting changes               1,735
15,079       21,047

      Extraordinary items:
        Loss on early extinguishment of debt, net of tax          -
(4,186)           -
        Utilization of net operating loss carryforwards       2,581
4,699            -
      Cumulative effect of changes in accounting for post-
        retirement benefits, net of tax and income taxes          -
- -      (13,157)

      Net income                                           $  4,316    $
15,592     $  7,890

      Net income per common share:
        Income before extraordinary items and

          accounting changes                               $    .15    $
.84     $   1.07
        Extraordinary items:
          Loss on early extinguishment of debt, net of tax        -
(.23)           -
          Utilization of net operating loss carryforwards       .21
.26            -
        Cumulative effect of changes in accounting for
          postretirement benefits, net of tax

          and income taxes                                        -
- -         (.67)
        Net income                                         $    .36*   $
.87     $    .40

      Weighted average common
        shares outstanding during the period             11,832,651
18,014,151   19,687,013


* - Net income per share for fiscal 1991 has been restated to eliminate the effect of accretion to redemption value of redeemable common stock to be comparable with fiscal
      1992 and 1993.

                      The accompanying notes to consolidated financial
                    statements are an integral part of these statements.

                                            F-3


                                          THE SCOTTS COMPANY AND SUBSIDIARIES

                          Consolidated Statements of Changes in Shareholders'
Equity (Deficit)

                                 for the years ended September 30, 1991, 1992
and 1993
                                          (in thousands except share amounts)



                                                   Capital in
                  Total

                Shareholders'
                            Class A Common Stock   excess of
Treasury Stock    Equity(Deficit)

                            Shares        Amount   Par Value   (Deficit)
Shares      Amount

Balance, September 30, 1990 9,500,000     $  95    $ 19,264   $(32,036)
 -          -      $(12,677)

Purchase of redeemable
  common stock                235,227         2        733
235,227       $(710)        25
Issuance of redeemable
  common stock               (118,182)       (1)      (289)
(118,182)        290          -
Net income                                                       4,316
                    4,316
Accretion to redemption
  value of redeemable
  common stock                                       (1,625)
                    (1,625)

Balance, September 30, 1991  9,617,045        96      18,083    (27,720)
117,045      (420)      (9,961)

Adjustment for redeemable
  common stock               2,162,500        22      9,826
                    9,848
Issuance of common stock held
  in treasury                                           310
(112,499)        407       717
Exchange of warrants for
  common stock                 325,454         3      4,754     (4,770)
(4,546)         13         -
Issuance of common stock     8,968,750        90    159,430
                    159,520
Net income                                                       15,592
                    15,592
Amortization of unearned
  compensation                                          24
                      24
Options outstanding                                     177
                     177
Foreign currency translation
  adjustment                                                        12
                      12
Adjustment for fractional
  shares                         (319)
                       -

Balance, September 30, 1992 21,073,430       211     192,604    (16,886)
  -           -      175,929

Net income                                                        7,890
                      7,890
Amortization of unearned
  compensation                                           24
                        24
Options outstanding                                     635
                       635
Foreign currency translation
  adjustment                                                        (24)
                        (24)
Purchase of common stock
(2,414,895)  (41,441)   (41,441)

Balance, September 30, 1993    21,073,430     $ 211    $193,263   $ (9,020)
(2,414,895)  $(41,441) $143,013



                                    The accompanying notes to consolidated
financial
                                  statements are an integral part of these
statements.




                                                          F-4


                             THE SCOTTS COMPANY AND SUBSIDIARIES
                            Consolidated Statements of Cash Flows
                    for the years ended September 30, 1991, 1992 and 1993
                                        (in thousands)


                                                             1991         1992
       1993
CASH FLOWS FROM
OPERATING ACTIVITIES
  Net income                                             $   4,316     $
15,592   $    7,890
  Adjustments to reconcile net income to net
     cash provided by operating activities:
        Depreciation                                        10,670
10,206       12,278
        Amortization                                         7,115
5,642        5,866
        Extraordinary loss on early extinguishment of debt       -
4,186            -
        Cumulative effect of change in accounting for
          postretirement benefits                                -
- -       24,280
        Postretirement benefits                                  -
- -        2,366
        Deferred income taxes                                    -
1,588      (12,740)
        Loss on sale of equipment                            1,414
392           94
        Provision for losses on accounts receivable          1,068
990        1,409
        Other                                                    -
204          748
        Changes in assets and liabilities:
          Accounts receivable                               (1,514)
(5,476)     (10,002)
          Inventories                                        1,735
(3,291)     (11,147)
          Prepaid and other current assets                   1,216
(268)        (393)
          Accounts payable                                   1,826
(654)      (2,390)
          Accrued liabilities                               (4,750)
(5,351)       1,630
          Other assets and liabilities                       3,542
3,682        4,784
            Net cash provided by operating activities       26,638
27,442       24,673

CASH FLOWS FROM INVESTING ACTIVITIES
      Investment in plant and equipment                     (8,818)
(19,896)     (15,158)
      Acquisition of Republic, net of cash acquired              -
- -      (16,366)
      Proceeds from sale of equipment                          215
131          194
            Net cash used in investing activities           (8,603)
(19,765)     (31,330)

CASH FLOWS FROM FINANCING ACTIVITIES
      Borrowings under term debt                               941
- -       70,000
      Payments on term and other debt                      (11,008)
(58,307)        (640)
      Net payments under revolving credit                   (6,000)
(36,500)     (18,238)
      Net borrowings (payments) under bank line of credit       58
349         (953)
      Redemption of senior subordinated notes                    -
(53,223)           -
      Redemption of subordinated debentures                      -
(21,132)           -
      Deferred financing cost incurred                           -
(1,117)        (628)
      Net proceeds from issuance of Class A Common Stock         -
160,237            -
      Purchase of Class A Common Stock                           -
- -      (41,441)
      Net purchase of redeemable Class A Common Stock         (241)
- -            -
            Net cash (used in) provided by
              financing activities                         (16,250)
(9,693)       8,100

Net increase (decrease) in cash                              1,785
(2,016)       1,443
Cash, beginning of period                                    1,111
2,896          880
Cash, end of period                                      $   2,896     $
880      $ 2,323

SUPPLEMENTAL CASH FLOW INFORMATION:
      Interest (net of amount capitalized)               $  29,592     $
16,240     $  6,169
      Income taxes paid                                         72
1,189       11,500

                       The accompanying notes to consolidated financial
                     statements are an integral part of these statements.


                                             F-5

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization and Basis of Presentation

     The Scotts Company ("Scotts") through its wholly-owned subsidiaries, The O. M. Scott & Sons Company ("OMS"), Hyponex Corporation ("Hyponex") and Republic Tool and Manufacturing Corp. ("Republic"), collectively, the "Company"), is engaged in the manufacture and sale of lawn care and garden products. Substantially all of the assets currently held by Scotts consist of the capital stock of OMS and advances to OMS. The consolidated financial statements include the financial statements of Scotts and OMS. All material intercompany transactions have been eliminated.

     Shareholders' equity, shares outstanding and per share amounts for all periods have been adjusted for the January 1992 reverse stock split, in which every 2.2 shares of old Class A Common Stock were exchanged for one share of new Class A Common Stock.

Inventories

     Inventories are principally stated at the lower of cost or market determined by the FIFO method; certain inventories of Hyponex primarily organic products) are accounted for by the LIFO method. At September 30, 1992 and 1993, approximately 28% and 24% of inventories, respectively, are valued at the lower of LIFO cost or market. Inventories include the cost of raw materials, labor and manufacturing overhead.

     The Company makes provisions for obsolete or slow-moving inventories as necessary to properly reflect inventory value.
Inventories as of September 30, 1992 and 1993, net of such provisions, consisted of:

                                    1992               1993

           Finished Goods        $34,605,000        $44,735,000
           Raw Materials          26,063,000         31,905,000
           FIFO Cost              60,668,000         76,640,000

           LIFO Reserve             (971,000)            14,000

                                 $59,697,000        $76,654,000

     Advertising and Consumer Guarantee

     The Company has a cooperative advertising program with customer dealers whereby the Company reimburses dealers for the qualifying portion of dealer advertising costs. Such advertising allowances are based on the timing of dealer orders and deliveries. The Company provides for the cost of this program in the period the sales to dealers are recorded.






                                   F-6


                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



     The Company accrues amounts for product non-performance claims by consumers under the Company's product guarantee program. The provision is determined by applying an experience rate to sales in the period the related products are shipped to dealers.

     Property, Plant and Equipment

     Property, plant and equipment, including significant improvements, are stated at cost. Expenditures for maintenance and repairs are charged to operating expenses as incurred. When properties are retired, or otherwise disposed of, the cost of the asset and the related accumulated depreciation are removed from the accounts.

     Depletion of applicable land is computed on the units-of-production method. Depreciation of other property, plant and equipment is provided on the straight-line method and is based on the estimated useful economic lives of the assets as follows:

              Land improvements                10-25 years
              Buildings                        10-40 years
              Machinery and equipment           3-15 years
              Furniture and fixtures            6-10 years

     Property subject to capital leases in the amount of $1,951,000 and $1,484,000 (net of accumulated amortization of $1,128,000 in 1992 and $1,560,000 in 1993) has been included in machinery and equipment at September 30, 1992 and 1993, respectively.

     The Company capitalized interest costs of $380,000 in fiscal
1992 as part of the cost of major asset construction projects.

     Research and Development

     Significant costs are incurred each year in connection with research and development programs that are expected to contribute profits to operations of future years. All costs associated with research and development are charged to expense as incurred.

     Intangible Assets

     Goodwill is being amortized over 40 years on a straight-line basis. Financing costs incurred in obtaining long-term debt are capitalized and amortized over the life of the related debt using the effective-interest method. Other intangible assets consist primarily of patents and are being amortized on a straight-line basis over their estimated useful economic lives varying from 7 to 24 years.

     Foreign Currency

     The Company has operations located in the United Kingdom where the local currency is the functional currency. Foreign currency financial statements of these operations are translated using exchange rates in effect at period end for assets and liabilities

                                   F-7


                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



and average exchange rates during the period for results of operations. Related foreign currency translation adjustments of $12,000 and ($12,000) are reported as a component of shareholders' equity as of September 30, 1992 and 1993, respectively.

     Gains and losses from foreign currency transactions are included in other expenses, net. In fiscal 1991, 1992 and 1993, the Company recorded foreign exchange losses of $141,000, $324,000 and $196,000, respectively.

     Income Taxes

     Effective October 1, 1992, the Company adopted Statement of Financial Accounting Standard ("SFAS") No. 109, "Accounting for Income Taxes", which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of the assets and liabilities using enacted tax rates.

     Prior to fiscal 1993, the Company's deferred income tax provision was based on differences between financial reporting and taxable income.

     Reclassifications

     Certain reclassifications have been made to the prior years' financial statements to conform to fiscal 1993 classifications.

 2.  ACQUISITION

     Effective November 19, 1992, the Company acquired Republic headquartered in Carlsbad, California. Republic designs, develops, manufactures and markets lawn and garden equipment with the substantial majority of its revenue derived from the sale of its products to mass merchandisers, home centers and garden outlets in the United States. The purchase price of approximately $16,366,000 was financed under the Company's revolving credit agreement.

     The acquisition was accounted for using the purchase method. Accordingly, the purchase price was allocated among the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition. The excess of purchase price over the estimated fair values of the net assets acquired ("goodwill") of approximately $6,400,000 is being amortized on a straight-line basis over 40 years.








                                   F-8


                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



     The following represents the pro forma results of operations assuming the acquisition had occurred effective October 1, 1991 after giving effect to certain adjustments, including depreciation and amortization on tangible and intangible property, increased interest on acquisition debt and related income tax effects. Republic's results of operations have been included in the Company's Consolidated Statement of Income since November 19, 1992. As such, the Company's fiscal 1993 pro forma results of operations are not materially different from actual results and are therefore not presented.

                                                Year Ended
                                            September 30, 1992
                                                (unaudited)
          Net sales                           $ 427,706,000

          Income before extraordinary items   $  13,968,000

          Net income                          $  14,481,000

          Earnings per common share on
            income before extraordinary items $     .77

          Earnings per common share           $     .80

     The pro forma information provided does not purport to be indicative of actual results of operations if the acquisition had occurred asof October 1, 1991, and is not intended to be indicative of future results or trends.

 3.  ASSOCIATE BENEFITS

     OMS has a defined benefit pension plan covering substantially all full-time associates who have completed one year of eligible service or reached the age of 21, whichever is later. Benefits are based on years of service and the associates' average final compensation and are adjusted for Social Security Benefits as defined in the plan. The Company's funding policy is to contribute an amount that can be deducted for Federal income tax purposes subject to Employee Retirement Income Security Act limitations.
















                                   F-9




                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



     The following table sets forth the plan's funded status and the related amounts recognized in the consolidated balance sheets at
     September 30, 1992 and 1993.
                                                    1992            1993
       Actuarial present value of benefit obligations:
         Accumulated benefit obligation:
           Vested benefits                   $(26,112,000)   $(28,904,000)
           Nonvested benefits                  (1,649,000)     (1,875,000)
         Additional obligation for
           projected compensation increases    (6,028,000)     (5,530,000)
       Projected benefit obligation for
         service rendered to date             (33,789,000)    (36,309,000)
       Plan assets at fair value, primarily
         corporate bonds, U.S. bonds and
         cash equivalents                      30,890,000      33,214,000
       Plan assets less than projected
         benefit obligations                   (2,899,000)     (3,095,000)
       Unrecognized net asset being
         recognized over 11 1/2 years            (757,000)       (626,000)
       Unrecognized net loss                    5,323,000       4,609,000

         Prepaid pension costs               $  1,667,000    $    888,000


     Pension cost includes the following components:

                                                        Year Ended September
30,
                                                  1991            1992
 1993
       Service cost                          $  1,172,000    $  1,571,000    $
1,571,000
       Interest cost                            2,172,000       2,438,000
2,628,000
       Actual return on plan assets            (2,450,000)     (2,602,000)
(2,774,000)
       Net amortization and deferral             (132,000)       (133,000)
  (18,000)

         Net pension cost                    $    762,000    $  1,274,000    $
1,407,000

The weighted average settlement rate used in determining the actuarial present value of the projected benefit obligation was 9%, 8% and 8% as of September 30, 1991, 1992 and 1993,
respectively. Future compensation is assumed to increase 5% annually for fiscal 1991 and 1992, and 4% annually for fiscal 1993. The expected long-term rate of return on plan assets was 10% in fiscal 1991 and 1992, and 9% in fiscal 1993.

The Company provides comprehensive major medical benefits to some of its retired associates and their dependents. Substantially all of the Company's associates become eligible for these benefits if they retire at age 55 or older with more than ten years of service. The plan requires certain minimum contributions from retired associates and includes provisions to limit the overall cost increases the Company is required to cover. The Company funds its portion of retiree medical benefits on a pay-as-you-go basis.




                                   F-10


                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



Effective October 1, 1992, the Company changed its method of accounting for postretirement benefit costs other than pensions by adopting SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." The Company elected to immediately recognize the cumulative effect of the change in accounting which resulted in a charge of $14,932,000, net of income taxes of $9,348,000, or $.76 per share. In addition to the cumulative effect, the Company's retiree medical costs applying the new accounting method increased $1,437,000, net of income taxes of $929,000, or $.07 per share, during fiscal 1993 as a result of the change in accounting.

     Net periodic postretirement benefit cost for fiscal 1993 included the following components:

         Service cost - benefits attributed to
           associate service during the year       $   930,000
         Interest cost on accumulated
           postretirement benefit obligation         2,038,000

         Net periodic postretirement benefit cost  $ 2,968,000

     The following table sets forth the retiree medical plan status reconciled to the amount included in the consolidated balance sheet as of September 30, 1993.

     Accumulated postretirement benefit obligation:
         Retirees                                  $ 6,738,000
         Fully eligible active plan participants       314,000
         Other active plan participants              8,305,000
     Total accumulated postretirement
       benefit obligation                           15,357,000
     Unrecognized prior service cost                 9,494,000
     Unrecognized gains from changes
       in assumptions                                1,795,000

     Accrued postretirement benefit cost           $26,646,000

     The discount rate used in determining the accumulated postretirement benefit obligation was 8.5%. For measurement purposes, a 14% annual rate of increase in per capita cost of covered retiree medical benefits was assumed for fiscal 1994; the rate was assumed to decrease gradually to 5.5% through the year 2051 and remain at that level thereafter. A 1% increase in the health care cost trend rate assumptions would increase the accumulated postretirement benefit obligation as of September 30, 1993 by $875,000.

     Both OMS and Hyponex have defined contribution profit sharing plans. Both plans provide for associates to become participants following one year of service. The Hyponex plan also requires associates to have reached the age of 21 for participation. The plans provide for annual contributions which are entirely at the





                                   F-11


                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


discretion of the Board of Directors. Contributions are allocated among the participants employed as of the last day of the calendar year, based upon participants' earnings. Each participant's share of the annual contributions vest according to the provisions of the plans. The Company has provided a profit sharing provision for the plans of $1,750,000, $1,750,000 and $1,993,000 for fiscal 1991, 1992 and 1993, respectively. The Company's policy is to deposit the contributions with the trustee in the following year.

     The Company is self-insured for certain health benefits up to $125,000 per occurrence per individual. The cost of such benefits is recognized as expense in the period the claim occurred. This cost was $5,293,000, $6,439,000 and $6,662,000 in
1991, 1992 and 1993, respectively. The Company is self-insured for State of Ohio workers compensation up to $500,000 per claim. The cost for workers compensation was $139,000, $127,000 and $268,000 in 1991, 1992 and 1993, respectively. Claims in excess of stated limits of liability and claims for workers compensation outside of the State of Ohio are insured with commercial carriers. The Company had an accrued vacation liability of $3,404,000 and $3,612,000 at September 30, 1992 and 1993,
respectively.

     In November 1992, the Financial Accounting Standards Board issued SFAS No. 112, "Employers' Accounting for Postemployment Benefits", which changes the prevalent method of accounting for benefits provided after employment but before retirement. The Company is required to adopt SFAS No. 112 no later than the first quarter of fiscal 1995. Management is currently evaluating the provisions of SFAS No. 112 and, at this time, the effect of adopting SFAS No. 112 has not been determined.

 4.  LONG-TERM DEBT

                                                   September 30,
                                               1992             1993
     Revolving Credit Loan                 $ 34,000,000     $ 21,000,000
     Term Loan                                        -       70,000,000
     Capital lease obligations and other      1,897,000        1,524,000

                                             35,897,000       92,524,000
     Less current portions                    4,543,000        5,444,000

                                           $ 31,354,000     $ 87,080,000

     Maturities of term debt in 1994 through 1996 are $5,000,000 in each year; 1997 and 1998 maturities are $10,000,000 in each year; and aggregate maturities thereafter are $35,000,000.

     On February 23, 1993, the Company entered into an amendment to the Third Amended and Restated Credit Agreement ("Agreement") with Chemical Bank ("Chemical") and various participating banks.
This



                                   F-12

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


amendment to the Agreement provides the Company with $70,000,000 of term loans with scheduled maturities commencing on March 31, 1994 and extending through September 30, 2000. The Agreement continues to provide a revolving credit commitment of $150,000,000 through the scheduled termination date of March 31, 1996. The Agreement permits up to $75,000,000 of the revolving credit commitment to be utilized in support of commercial paper and up to $15,000,000 to be utilized for letters of credit. The facility contains a requirement limiting the maximum amount borrowed under the revolving credit commitment to $30,000,000 for a minimum of 30 consecutive days each fiscal year.

     For both term and revolving credit borrowings under the Agreement, the Company can elect to borrow domestic funds at the reference rate ("prime") of Chemical or Eurodollars at 1 1/4% in excess of the London Interbank Offered Rate ("LIBOR"). Interest on Chemical rate loans is payable quarterly and interest on Eurodollar loans is payable at three month intervals from the date of each Eurodollar contract. Applicable rates for Chemical and Eurodollar loans were 6.0% and 4.5%, respectively, at September 30, 1993. A commitment fee of 3/8 of 1% is charged on the average daily unused portion of the available commitment. An additional 1/4 of 1% is charged on the average daily aggregate principal amount of commercial paper obligations outstanding. Loans under the Agreement are collateralized by substantially all of the Company's tangible and intangible assets.

     The Agreement contains certain financial and operating covenants, the most restrictive of which requires the Company to maintain earnings before interest, taxes, profit sharing, certain depreciation charges and the effect of certain accounting changes, as defined, to meet specified requirements. The Company was in compliance with all required covenants at September 30, 1993.

     At September 30, 1993, the Company had available an unsecured $2,000,000 line of credit with a bank, which is renewable annually, of which $1,658,000 and $705,000 was outstanding at September 30, 1992 and 1993, respectively.

     During fiscal 1992, the Company recorded an extraordinary charge of $4,186,000, net of income taxes of $2,157,000, related to the early extinguishment of 13% Senior Subordinated Notes and 13.5% Subordinated Debentures.

 5.  SHAREHOLDERS' EQUITY

     The Class A and Class B Common Stock are identical in all respects except for voting rights and the right of the holder of non-voting Class B stock to convert into an equal number of shares of voting Class A stock and the right of the holder of voting Class A stock to convert into an equal number of shares of non-voting Class B stock.

     In January 1992, every 2.2 shares of old Scotts Class A Common Stock were exchanged for one share of new Scotts Class A Common Stock ("Shares"). On February 7, 1992, the Company closed the initial public offering of its Shares pursuant to which Scotts sold 8,968,750 newly issued Shares and certain non-management shareholders of Scotts sold an aggregate of 5,406,250 Shares. The Scotts Class A Common Stock is listed on the NASDAQ National Market System under the symbol "SCTT."

                                   F-13

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     On February 23, 1993, the Company purchased all of the shares of Class A Common Stock held by a fund managed by Clayton, Dubilier & Rice, Inc. In aggregate, 2,414,895 shares of Class A Common Stock were purchased for approximately $41,441,000, including transaction costs. As a result of this transaction, 18,658,535 shares of Class A Common Stock were outstanding as of September 30, 1993.

     In accordance with the provisions of certain of the Management Stock Subscription Agreements ("MSS Agreements") under which certain Shares were sold to management investors ("Purchaser") during periods prior to the initial public offering, under specified conditions Purchasers could require the Company to purchase all of the Shares held by the Purchaser at a formula price based on book value. Pursuant to requirements of the Securities and Exchange Commission, Shares issued by the Company under the MSS Agreements were considered redeemable Shares, excluded from shareholders' equity and were subject to accretion to the current redemption value of the Shares. Upon closing of the initial public offering, the obligation of the Company to purchase Shares terminated.

     Accordingly, Shares previously classified as redeemable common stock were reclassified to shareholders' equity. During the year ended September 30, 1991, activity in redeemable Shares consisted of 235,227 Shares being redeemed for $710,100 and 118,182 Shares being issued for $469,550. Accretion totalled $1,625,000 for fiscal 1991.

     On November 4, 1992, the Company adopted The Scotts Company 1992 Long Term Incentive Plan (the "Plan"). The Plan was accepted by the shareholders at Scotts' annual meeting on
February 25, 1993.   Under the Plan stock options, stock
appreciation rights and performance share awards may be granted to officers and other key employees of the Company. The Plan also provides for Board members, who are neither employees of the Company nor associated with Clayton, Dubilier & Rice, Inc., to receive stock options. The maximum number of shares of Class A Common Stock that may be issued under the Plan is 1,700,000, plus the number of shares surrendered to exercise options (other than director options) granted under the Plan, up to a maximum of 1,000,000 surrendered shares.

     In addition, pursuant to various employment agreements, the Company granted 136,364 and 300,000 stock options in fiscal 1992 and 1993, respectively.


     Aggregate stock option activity consists of the following:
                                            Year Ended September 30,
                                              1992           1993
     Options outstanding at October 1             -         136,364
     Options granted                        136,364         449,925
     Options exercised                            -               -
     Options cancelled                            -               -

     Options outstanding at September 30    136,364         586,289

     Options exercisable at September 30     45,455          90,910

     Option prices per share:
       Granted                               $ 9.90   $16.25-$18.75

                                   F-14


                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



     During fiscal 1993, 128,880 performance share awards were granted.

     These awards entitle the grantee to receive shares or, at the grantees election, the equivalent value in cash or stock options, subject to stock ownership requirements. These awards are conditioned on the attainment of certain performance and other objectives established by the Compensation Committee of the Company's Board of Directors.

     Compensation for certain stock options results from the difference between the grant price and market price at the date of grant, and is recognized over the vesting period of the options. Compensation for performance share awards is initially measured at the grant date based upon the current market value of the common stock, with adjustments made quarterly for market price fluctuations. The Company recognized compensation expense for stock options and performance share awards of $177,000 and $635,000 in fiscal 1992 and 1993, respectively.

     In October 1991, an officer of Scotts purchased 22,727 Shares and three other Scotts associates purchased an aggregate of 44,318 Shares at a purchase price of $3.98 per share.
Pursuant to an employment agreement, an officer of Scotts purchased 45,454 Shares at a purchase price of $9.90 per share in January 1992. The Company has recognized $118,000 of unearned compensation equivalent to the difference between the fair market value and the purchase price of the Shares as a charge to capital
in excess of par value.   This unearned compensation is being
amortized on a straight line basis over the period of the employment agreement.

     A significant portion of the price paid by certain officers and management associates is financed by a major bank. The Company has guaranteed the full and prompt payment of debt outstanding by management investors to purchase stock of approximately $1,729,000 and $230,000 at September 30, 1992 and 1993, respectively.

     In connection with the 1988 acquisition of the lawn and garden business of Hyponex, the Company entered into a warrant purchase agreement with the prior majority shareholder of Hyponex. In January 1992, the warrants were exchanged for 330,000 Shares. The repurchase and retirement of the warrants was valued at the estimated value of the Shares at the date of the exchange less the original consideration received.















                                   F-15


                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



 6.  INCOME TAXES

     The Company adopted SFAS No. 109 effective October 1, 1992, resulting in a benefit of $1,775,000 being reported as a cumulative effect of accounting change in the fiscal 1993 Consolidated Statement of Income. Assets recorded in prior business combinations net-of-tax were adjusted to pre-tax amounts, resulting in recognition of $1,501,000 of deferred tax liabilities at the date of adoption. Prior to fiscal 1993 the Company accounted for income taxes under Accounting Principles Board Opinion No. 11.


     The provision for income taxes consists of the following:
                                           Year Ended September 30,
                                          1991        1992      1993
     Currently Payable:
       Federal                      $   139,000 $ 1,802,000  $14,537,000
       State                                  -     878,000    1,400,000

     Deferred:
       Federal                                -   1,588,000  (11,694,000)
       State                                  -           -   (1,046,000)

     Income Tax Expense             $   139,000 $ 4,268,000  $ 3,197,000

     Income tax expense is included in the financial statements as follows:

     Operations                     $ 2,720,000 $11,124,000  $14,320,000
     Cumulative effect of change
       in accounting principles               -           -  (11,123,000)
     Extraordinary items             (2,581,000) (6,856,000)          -

     Income Tax Expense             $   139,000 $ 4,268,000  $ 3,197,000

     Deferred income taxes for fiscal 1993 reflect the impact of "temporary differences" between the amounts of assets and liabilities for financial reporting purposes and such amounts as determined by tax regulations. These temporary differences are determined in accordance with SFAS No. 109 and are more inclusive in nature than "timing differences" as determined under previously applicable accounting principles.














                                   F-16


                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     The components of the net deferred tax asset (liability) are as follows:
                                                      September 30,
                                                           1993
     Assets
       Accounts receivable                            $    687,000
       Inventory                                         2,359,000
       Accrued expenses                                  6,589,000
       Postretirement benefits                          10,458,000
       Other                                               652,000

       Gross deferred tax assets                      $ 20,745,000

     Liabilities
       Property and equipment                           (9,913,000)
       Safe harbor leases                               (1,181,000)

       Gross deferred tax liabilities                  (11,094,000)

       Net asset                                      $  9,651,000

     The net current and non-current components of deferred income taxes recognized in the balance sheet at September 30, 1993 are:

       Net current liability                          $    (57,000)
       Net non-current asset                             9,708,000

       Net asset                                      $  9,651,000

     A reconciliation of the Federal corporate income tax rate
and the effective tax rate on income before income taxes is
summarized below:
                                             Year Ended September 30,
                                            1991        1992      1993
       Statutory income tax rate           34.0%       34.0%     35.0%
       Pension amortization                 5.8         0.3       0.7
       Goodwill amortization and other
         permanent differences resulting
         from purchase accounting          25.4         4.0       4.7
       State taxes, net of federal benefit    -         2.2       3.4
       Other                               (4.1)        2.0      (3.3)

         Effective income tax rate         61.1%       42.5%     40.5%

     In fiscal 1991 and 1992, for financial reporting purposes the Company utilized $8,000,000 and $13,800,000 of net operating loss carryforwards and reflected the related tax benefits of $2,581,000 and $4,699,000, respectively, as extraordinary items. At September 30, 1992, the Company fully utilized its financial






                                   F-17


                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



reporting net operating loss carryforwards. For tax purposes, the Company has remaining net operating loss carryforwards of approximately $5,000,000 which will be utilized on the fiscal 1993 Federal income tax return. The variance between the operating loss carryforwards on a tax basis and a financial reporting basis is principally due to excess tax depreciation, uniform capitalization rules, nondeductible reserves, capitalization and amortization of package and design costs, and various accrued liabilities that are not deductible for tax purposes until paid. Deferred taxes were not recorded during fiscal 1991 as the Company was in a net operating loss carryforward position at the end of that year. During 1992, the Company recognized $1,588,000 of deferred taxes previously offset by net operating loss carryforwards.

     During fiscal 1991 and 1992, the Company was subject to the alternative minimum tax ("AMT") for financial reporting purposes resulting in AMT expense of $139,000 and $1,200,000, respectively. The net operating loss carryforwards for AMT purposes were approximately $18,500,000 and $18,600,000 for financial reporting and income tax purposes, respectively, at
September 30, 1991.   During fiscal 1992, the Company fully
utilized its AMT net operating loss carryforwards. AMT paid results in a tax credit carryforward which can be used in subsequent years to offset regular income tax to the extent it exceeds AMT tax in those years. At September 30, 1992, the Company had $1,480,000 of AMT credit carryforwards which will be utilized on the fiscal 1993 Federal income tax return.

 7.  LEASES

     The Company leases buildings, land and equipment under various noncancellable lease agreements for periods of two to six years. The lease agreements generally provide that the Company pay taxes, insurance and maintenance expenses related to the leased assets. Certain lease agreements contain purchase options. At September 30, 1993, future minimum lease payments were as follows:

       Year Ending             Capital       Operating
       September 30,           Leases         Leases            Total
           1994            $   566,000    $  5,775,000     $  6,341,000
           1995                508,000       4,054,000        4,562,000
           1996                367,000       3,068,000        3,435,000
           1997                 54,000       2,204,000        2,258,000
           1998                      -         860,000          860,000
           1999 and
             thereafter              -         159,000          159,000
         Total minimum
           lease payments    1,495,000    $ 16,120,000     $ 17,615,000
         Less:  Amount
           representing
           interest            223,000
         Present value
           of net minimum
           lease payments  $ 1,272,000


                                  F-18


              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



     The Company also leases transportation and production equipment under various one-year operating leases, which provide for the extension of the initial term on a monthly or annual basis. Total rental expense for operating leases was $6,003,000, $7,281,000 and $9,125,000 for fiscal 1991, 1992 and 1993, respectively.

 8.  COMMITMENTS AND CONTINGENCIES

     Seed production agreements obligate the Company to make future purchases. Seed purchases under production agreements for fiscal 1991, 1992 and 1993 were approximately $5,124,000, $9,281,000 and $4,692,000, respectively. At September 30, 1993, estimated annual seed purchase commitments were as follows:

                  Year Ending
                  September 30,

                     1994           $ 10,670,000
                     1995              5,463,000
                     1996              3,037,000
                     1997                692,000


     The Company is involved in various lawsuits and claims which arise in the normal course of business. In the opinion of management, these claims individually and in the aggregate are not expected to result in a material adverse effect on the Company's financial position or results of operations, however, there can be no assurance that future quarterly or annual operating results will not be materially affected by final resolution of these matters. The following details the more significant of these matters.

     The Company has been involved in studying a landfill to which it is believed some of the Company's solid waste had been hauled in the 1970's. In September 1991, the Company was named by the Ohio Environmental Protection Agency ("Ohio EPA") as a Potentially Responsible Party ("PRP") with respect to this
landfill.   Pursuant to a consent order with the Ohio EPA, the
Company, together with four other PRP's identified to date, is investigating the extent of contamination at the landfill and developing a remediation program.

     In July 1990, the Company was directed by the Army Corps of Engineers (the "Corps") to cease peat harvesting operations at its New Jersey facility. The Corps' has alleged that the peat harvesting operations were in violation of the Clean Water
Act ("CWA"). The United States Department of Justice has commenced a legal action to seek a permanent injunction against peat harvesting at this facility and to recover civil penalties under the CWA. This action had been suspended while the parties engaged in discussion to resolve the dispute. Those discussions have not resulted in a settlement and accordingly the action has
been reinstated.   The Company intends to defend the action
vigorously but if the Corps' position is upheld the Company could be prohibited from further




                                   F-19


                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



harvesting of peat at this location and penalties could be assessed against the Company. In the opinion of management, the outcome of this action will not have a material adverse effect on the Company's financial position or results of operations. Furthermore, management believes the Company has sufficient raw material supplies available such that service to customers will not be adversely affected by continued closure of this peat harvesting operation.

 9.  CONCENTRATIONS OF CREDIT RISK

     Financial instruments which potentially subject the Company to concentration of credit risk consist principally of trade accounts receivable. The Company sells its consumer products to a wide variety of retailers, including mass merchandisers, home centers, independent hardware stores, nurseries, garden outlets, warehouse clubs and local and regional chains. Professional products are sold to golf courses, sportsfields, nurseries, lawn care service companies and growers of specialty agricultural crops. One customer accounted for 16.6% of consolidated net sales in fiscal 1991; in 1992 and 1993 two customers accounted for 15.3% and 7.5%, and 18.0% and 9.3% of consolidated net sales, respectively. No other customer accounted for more than 5% of consolidated net sales. As of September 30, 1993, two accounts comprised 9.2% and 7.9% of trade accounts receivable, respectively. The Company performs a credit review before extending credit to a customer. The Company establishes its allowance for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends and other information.





























                                   F-20


                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


10.  QUARTERLY CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)

     The following is a summary of the unaudited quarterly results of operations for fiscal 1992 and 1993 (in thousands except share data):
                                           Fiscal Quarter Ended,


     Fiscal 1992            December 28    March 28     June 27    September
30    Full Year
     Net sales               $ 61,638      $150,780    $130,219      $ 70,921
    $41,558
     Gross profit              28,960        73,919      63,271        34,275
     200,425
     Income (loss) before
       extraordinary items     (2,677)        9,266       7,277 (1)     1,213
      15,079
     Net income (loss)         (2,677)       13,965       3,091         1,213
      15,592
     Net income (loss) per
       common share:
       Income (loss) before
         extraordinary items     (.23)          .52         .34 (1)       .06
         .84
       Net income (loss)         (.23)          .79         .15           .06
         .87

     Weighted average common
       shares outstanding
       during the period   11,815,642    17,690,462  21,117,117    21,123,574
  18,014,151

     Fiscal 1993            January 2     April 3      July 3     September 30
   Full Year

     Net sales               $ 67,757      $161,102    $156,327      $ 80,857
    $466,043
     Gross profit              30,703        78,621      74,814        37,687
     221,825
     Income (loss) before
       cumulative effect of
       accounting changes (2)    (471)       10,847       7,986         2,685
      21,047
     Net income (loss) (3)    (13,628)       10,847       7,986         2,685
       7,890
     Net income (loss) per
       common share:
       Income (loss) before
         cumulative effect of
         accounting changes (2)  (.02)          .54         .43           .14
        1.07
       Net income (loss) (3)     (.65)          .54         .43           .14
         .40

     Weighted average common
       shares outstanding
       during the period   21,128,564    20,138,585  18,743,752    18,737,150
  19,687,013
<F1>
     (1)  Income before extraordinary items for the quarter ended June 27,
1992 has been
          restated from that previously reported as a result of a change in the estimated
          effective tax rate attributable to the loss on early retirement of debt reported
          in that quarter.  This change did not impact net income for the quarter.
 <F2>
     (2)  Income (loss) before cumulative effect of accounting changes for each of the first
          three quarters of fiscal 1993 has been restated to reflect the ongoing charge
          resulting from the adoption of SFAS 106 effective October 1, 1992.
The net of tax
          charge was $462 or $.02 per share for the quarter ended January 2,
1993 and $325
          or $.02 per share for each of the subsequent two quarters.
 <F3>
     (3)  The net loss for the quarter ended January 2, 1993 has been restated
to reflect
          the cumulative effect of accounting for postretirement benefits (a net of tax
          charge of $14,932 or $.71 per share) and income taxes (a benefit of
$1,775 or
          $.08 per share).

                                   F-21


                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



11.  RELATED PARTIES

     Clayton, Dubilier & Rice, Inc., a private investment firm in which a director of the Company is an owner, was paid $300,000 in fiscal 1991 and 1992, and $125,000 in 1993 by the Company for financial advisory and management consulting services. These services ceased effective with the Class A Common Stock purchase described in Note 5.


12.  SUBSEQUENT EVENTS

     Effective December 16, 1993, the Company completed the acquisition of Grace-Sierra Horticultural Products Company ("Grace-Sierra") for an aggregate purchase price of approximately $123,300,000, including estimated transaction costs of $3,300,000. Grace-Sierra, based in Milpitas, California, is a leading international manufacturer and marketer of specialty fertilizers and related products for the nursery, golf course, greenhouse and consumer markets with calendar 1992 worldwide net sales of approximately $107,000,000.

     In connection with the acquisition of Grace-Sierra, the Company amended its Agreement with Chemical, whereby term debt commitments available thereunder were increased to $195,000,000 to enable the Company to consummate the acquisition.











                                   F-22



     No person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date.


                             TABLE OF CONTENTS

    Page

Available Information
       2
Incorporation of Certain Documents
  by Reference
       2
Prospectus Summary
       4
Investment Considerations
      12
The CompanY
      14
Use of Proceeds
      19
Selected Historical Financial Data
      19
Unaudited Pro Forma Financial Data
      22
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations
      29
Business
      35
Management
      52
Beneficial Ownership of Class A Common
  Stock
      56
Description of Bank Agreement
      59
Description of the Debt Securities
      60
Validity of the Debt Securities
      81
Experts
      82
Index to Financial Statements

                            The Scotts Company
                             The O.M. Scott &
                               Sons Company


                              Debt Securities



                               [Scotts Logo]













                                  PART II
                  INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the estimated (except for the Securities and Exchange Commission registration fee and the National Association of Securities Dealers, Inc. filing fee) fees and expenses (other than underwriting discounts and commissions) in connection with the Offering described in this Registration
Statement:

Securities and Exchange Commission registration
  fee. . . . . . . . . . . . . . . . . . . . . . . . .  $34,483
National Association of Securities Dealers, Inc.
  filing fee . . . . . . . . . . . . . . . . . . . . .   10,500
Trustee fees . . . . . . . . . . . . . . . . . . . . .    5,000

Blue Sky filing and counsel fees and expenses. . . . .   22,000
Printing and engraving costs . . . . . . . . . . . . .   50,000
Legal fees and expenses. . . . . . . . . . . . . . . .  125,000
Accounting fees and expenses . . . . . . . . . . . . .   50,000
Miscellaneous expenses . . . . . . . . . . . . . . . .$  13,017

    Total. . . . . . . . . . . . . . . . . . . . . . .$ 310,000


Item 15.  Indemnification  of Directors and Officers

General

    Article Sixth of Scotts' Certificate of Incorporation eliminates the personal liability of directors to Scotts or its stockholders for monetary damages for breaches of fiduciary duty as directors to the fullest extent permitted by Delaware law. Article Sixth of Scotts' By-laws defines the rights of certain individuals, including directors and officers, to indemnification by Scotts in the event of personal liability or expenses incurred by them as a result of certain litigation against them. Elimination of Liability in Certain Circumstances

    Article Sixth of the Certificate of Incorporation and
Article VI of the By-laws of Scotts protects Scotts' directors against personal liability for monetary damages resulting from breaches of their fiduciary duty of care, except as set forth below. Under the Delaware General Corporation Law ("DGCL"), absent such provisions, directors could be held liable for gross negligence in the performance of their duty of care but not for simple negligence. Article Sixth of the Certificate of Incorporation absolves directors of liability for negligence in the performance of their duties, including gross negligence. Directors remain liable for breaches of their duty of loyalty to Scotts and its stockholders, as well as acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law and transactions from which a director derives improper personal benefit. Article Sixth of the Certificate of Incorporation also does not absolve directors of liability under
Section 174 of the DGCL, which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions and expressly sets forth a negligence standard with respect to such liability.

Indemnification

    Under the DGCL, directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of Scotts and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and the DGCL requires court approval before there can be any indemnification of expenses where the person seeking indemnification has been found liable to Scotts.

    Article VI of Scotts' By-laws provides that each person who was or is made a party to, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to become a director or officer of Scotts (or is or was or has agreed to serve at the request of the Company as a director or officer, employee or agent for another entity) while serving in such capacity shall be indemnified and held harmless by Scotts to the full extent authorized by the DGCL, as in effect (or, to the extent indemnification is broadened, as it may be amended) against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf.

    Pursuant to Article VI of its By-laws, Scotts is required to purchase and maintain insurance on behalf of such directors and officers, provided that such insurance is available on acceptable terms as determined by the Board of Directors.


Item 16.  Exhibits.

Exhibit
  No.                          Exhibits

 1       Form of Underwriting Agreement
 4(a) Form of Senior Indenture dated as of June 1, 1994 between Scotts, OMS and Chemical Bank, as Trustee
4(b) Form of Subordinated Indenture dated as of June 1, 1994 between Scotts, OMS and Chemical Bank, as Trustee
 5       Opinion of Vorys, Sater, Seymour and Pease
12*      Computation of Ratio of Earnings to Fixed Charges
23(a)*   Consents of Coopers & Lybrand, Independent Accountants
23(b)*   Consent of Price Waterhouse, Independent Accountants
23(c)*   Consent of Vorys, Sater, Seymour and Pease
24*      Powers of Attorney
25 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939 on Form T-1 (bound separately)

*Previously filed.

Item 17.  Undertakings.

    (1)  The undersigned registrants hereby undertake:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by
         Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the registration statement is no Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrants pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (2) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 maybe permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted against the registrants by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (4)  The undersigned registrants hereby undertake that:

         (a) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (b) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                                SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this Amendment No. 1 Registration Statement on Form S-3 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Marysville, State of Ohio, on June 17, 1994.

                             THE SCOTTS COMPANY
                             THE O.M. SCOTT & SONS COMPANY


                             By /s/Tadd C. Seitz*
                               Tadd C. Seitz
                               Chairman and Chief Executive
Officer


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


       Signature           Title                   Date


/s/James B. Beard*         Director              June 17, 1994
  James B. Beard


/s/John S. Chamberlin*     Director              June 17, 1994
 John S. Chamberlin


______________________     Director
  Alberto Cribiore



/s/Joseph P. Flannery*     Director              June 17, 1994
  Joseph P. Flannery


/s/Theodore J. Host*       Director/President/   June 17, 1994
  Theodore J. Host         Chief Operating
                           Officer

/s/Tadd C. Seitz*          Chairman/Chief        June 17, 1994
  Tadd C. Seitz            Executive Officer


/s/Donald A. Sherman*      Director              June 17, 1994
  Donald A. Sherman


/s/John M. Sullivan*       Director              June 17, 1994
  John M. Sullivan


/s/L. Jack Van Fossen*     Director              June 17, 1994
  L. Jack Van Fossen


/s/Paul D. Yeager          Executive Vice        June 17, 1994
  Paul D. Yeager           President/Chief
                           Financial Officer/
                           Principal Accounting
                           Officer

* By /s/ Paul D. Yeager
       Paul D. Yeager
       (Attorney-in-Fact)
<EX-1>
(PAGE) 1
                                                     Draft of
June 16, 1994


                             The Scotts Company
                       The O.M. Scott & Sons Company
                              Debt Securities

                           Underwriting Agreement




July __, 1994

To the Representatives of the
      several Underwriters named in the
      respective Pricing Agreements
      hereinafter described.


Ladies and Gentlemen:

            From time to time The Scotts Company, a Delaware corporation (the "Company"), and The O.M. Scott & Sons Company, a Delaware corporation ("Scott" and, together with the Company, the "Issuers," and each of the Company and Scott individually, an "Issuer") propose to enter into one or more Pricing Agreements in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell to the firms named in Schedule I to the applicable Pricing Agreement (such firms constituting the "Underwriters" with respect to such Pricing Agreement and the securities specified therein) certain of its debt securities (the "Securities") specified in Schedule II to such Pricing Agreement (with respect to such Pricing Agreement, the "Designated Securities").

            The terms and rights of any particular issuance of Designated Securities shall be as specified in the Pricing
Agreement relating thereto and in or pursuant to the indenture
(the "Indenture") identified in such Pricing Agreement.

            1. Particular sales of Designated Securities may be made from time to time to the Underwriters of such Securities, for whom the firms designated as representatives of the Underwriters of such Securities in the Pricing Agreement relating thereto will act as representatives (the "Representatives"). The term "Representatives" also refers to a single firm acting as sole representative of the Underwriters and to an Underwriter or Underwriters who act without any firm being designated as its or their representatives. This Underwriting Agreement shall not be construed as an obligation of the Issuers to sell any of the Securities or as an obligation of any of the Underwriters to purchase the Securities. The obligation of the Issuers to issue and sell any of the Securities and the obligation of any of the Underwriters to purchase any of the Securities shall be evidenced by the Pricing Agreement with respect to the Designated Securities specified therein. Each Pricing Agreement shall specify the aggregate principal amount of such Designated Securities, the initial public offering price of such Designated Securities, the purchase price to the Underwriters of such Designated Securities,

(PAGE) 2

the names of the Underwriters of such Designated Securities, the names of the Representatives of such Underwriters and the principal amount of such Designated Securities to be purchased by each Underwriter and shall set forth the date, time and manner of delivery of such Designated Securities and payment therefor. The Pricing Agreement shall also specify (to the extent not set forth in the Indenture under which such Designated Securities are to be issued and the registration statement and prospectus with respect thereto) the terms of such Designated Securities. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

            2. Each of the Issuers jointly and severally represents and warrants to, and agrees with, each of the Underwriters that:

            (a) A registration statement in respect of the Securities has been filed with the Securities and Exchange Commission (the "Commission"); such registration statement and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to the Representatives and, excluding exhibits to such registration statement, but including all documents incorporated by reference in the prospectus contained therein, to the Representatives for each of the other Underwriters, have been declared effective by the Commission in such form; no other document with respect to such registration statement or document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission; and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Issuers, threatened by the Commission (any preliminary prospectus included in such registration statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the "Act"), is hereinafter called a "Preliminary Prospectus"; the various parts of such registration statement, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective but excluding Form T-1, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the "Registration Statement"; the prospectus relating to the Securities, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement being hereinafter called the "Prospectus"); any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of an Issuer filed pursuant to Sections 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to the Prospectus as amended or supplemented in relation to the applicable Designated Securities in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a)

(PAGE) 3

hereof, including any documents incorporated by reference therein as of the date of such filing);

            (b) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents at the time they became effective or were filed with the Commission, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Issuers by an Underwriter of Designated Securities through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Securities;

            (c) The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the rules and regulations of the Commission thereunder; The Registration Statement does not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus does not and will not, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to (i) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Issuers by an Underwriter of Designated Securities through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Securities or (ii) to that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee;

            (d)  Neither of the Issuers nor any of their
subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business material to the Issuers and their subsidiaries taken as a whole from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material change in

(PAGE) 4

the capital stock or any material increase in the short-term debt or long-term debt of the Issuers and their subsidiaries on a consolidated basis or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, consolidated financial position, consolidated stockholders' equity or consolidated results of operations of the Issuers and their subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus;

            (e) The Issuers and their respective subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Issuers and their respective subsidiaries; and any real property and buildings held under lease by the Issuers and their respective subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Issuers and their respective subsidiaries;

            (f) Each of the Issuers, Hyponex Corporation ("Hyponex"), Scotts-Sierra Horticultural Products Company ("Sierra") and the Republic Tool & Manufacturing Corp. ("Republic") (collectively, the "Material Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and each other subsidiary of each Issuer has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and each of the Issuers, the Material Subsidiaries and each other subsidiary of each Issuer has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no liability or disability by reason of the failure to be so qualified in any such jurisdiction, except to the extent that the failure to be so incorporated, validly existing, in good standing or qualified would not have a material adverse effect on the general affairs, management, consolidated financial position, consolidated stockholders' equity or consolidated results of operations of the Issuers and their subsidiaries taken as a whole (a "Material Adverse Effect");

            (g) Scotts has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of each Issuer have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each Material Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares and except as otherwise set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; all of the issued shares of capital stock of each other subsidiary of each issuer have been duly and validly authorized and issued, are fully paid and non-assessable and (except as otherwise set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except to the extent that the failure of such shares to be so authorized, issued, fully paid, non-assessable and owned would not have a Material Adverse Effect;

(PAGE) 5


            (h) The Securities have been duly authorized, and, when Designated Securities are executed and authenticated in accordance with the provisions of the applicable Indenture (as defined below) and delivered to and paid for by the Underwriters pursuant to this Agreement and the Pricing Agreement with respect to such Designated Securities, such Designated Securities will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of each of the Issuers entitled to the benefits provided by either the Indenture to be dated as of June 1, 1994 (the "Senior Indenture"), among the Issuers and Chemical Bank as Trustee (the "Senior Trustee"), or the Indenture to be dated as of June 1, 1994 (the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures"), among the Issuers and Chemical Bank as Trustee (the "Subordinated Trustee"), under which they are to be issued, which such Indenture will be substantially in the form filed as an exhibit to the Registration Statement; the Indentures have been duly authorized and duly qualified under the Trust Indenture Act and, at the Time of Delivery for any series of such Designated Securities (as defined in Section 4 hereof), the Indenture under which such Designated Securities are to be issued will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Indentures conform, and the Designated Securities will conform, in all material respects to the descriptions thereof contained in the Prospectus as amended or supplemented with respect to such Designated Securities;

            (i) The statements set forth in the Prospects under the caption "Description of Debt Securities", insofar as they purport to constitute a summary of the terms of the Securities, and under the caption "Plan of Distribution", insofar as they purport to describe the provisions of the documents referred to therein, are accurate, complete and fair;

            (j)  Neither of the Issuers nor any of their
subsidiaries is in violation of its respective Certificate of Incorporation or By-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or its properties may be bound, except to the extent that such violation or default would not have a Material Adverse Effect;

            (k) The issue and sale of the Securities and the compliance by the Issuers with all of the provisions of the Securities, the Indentures, this Agreement and any Pricing Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a material breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which an Issuer or any of its subsidiaries is a party or by which an Issuer or any of its subsidiaries is bound or to which any of the property or assets of an Issuer or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of an Issuer or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over an Issuer or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Issuers of the transactions contemplated by this Agreement or any Pricing Agreement

(PAGE) 6

or the Indenture, except such as have been, or will have been prior to the Time of Delivery, obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters; and

            (l) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which an Issuer or any of its subsidiaries is a party or of which any property of an Issuer or any of its subsidiaries is the subject which, if determined adversely to an Issuer or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the knowledge of each of the Issuers, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

            (m) Neither of the Issuers is or, after giving effect to the offering and sale of the Securities, would be an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

            (n) Neither of Issuers nor any of their affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes; and

            (o) The independent accountants of the Issuers, who have certified certain financial statements of the Issuers and their subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder; and

            (p) The Issuers and their subsidiaries have obtained all environmental permits, licenses and other authorizations required by federal, state and local law which are material to the Issuers and their subsidiaries taken as a whole; the operations of the Issuers and their subsidiaries are in compliance with such permits, licenses and authorizations, and with all applicable environmental laws, except where failure to be in compliance does not have, and may not reasonably be expected to have a Material Adverse Effect; and other than as described in the Prospectus as amended or supplemented, there has been no incident in which hazardous or toxic substances escaped or were released or improperly disposed of into the ground, water or air and which has, or may reasonably be expected to have a Material Adverse Effect.

            3. Upon the execution of the Pricing Agreement applicable to any Designated Securities and authorization by the Representatives of the release of such Designated Securities, the several Underwriters propose to offer such Designated Securities for sale upon the terms and conditions set forth in the Prospectus as amended or supplemented.

            4. Designated Securities to be purchased by each Underwriter pursuant to the Pricing Agreement relating thereto, in definitive form to the extent practicable, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours' prior notice to the Issuers, shall be delivered by or on behalf of the Issuers to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by certified or official bank check or checks, payable to the order of the Issuers in the funds specified in such Pricing

(PAGE) 7

Agreement all at the place and time and date specified in such Pricing Agreement or at such other place and time and date as the Representatives and the Issuers may agree upon in writing, such time and date being herein called the "Time of Delivery" for such Securities.

            5. Each of the Issuers agrees with each of the Underwriters of any Designated Securities:

            (a) To prepare the Prospectus as amended and supplemented in relation to the applicable Designated Securities in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of the Pricing Agreement relating to the applicable Designated Securities or, if applicable, such earlier time as may be required by Rule 424(b); to make no further amendment or any supplement to the Registration Statement or Prospectus as amended or supplemented after the date of the Pricing Agreement relating to such Securities and prior to the Time of Delivery for such Securities which shall be disapproved by the Representatives for such Securities promptly after reasonable notice thereof; to advise the Representatives promptly of any such amendment or supplement after such Time of Delivery and furnish the Representatives with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by such Issuer with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of such Securities, and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of such Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

            (b) Promptly from time to time to take such action as the Representatives may reasonably request to qualify such Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Securities, provided that in connection therewith neither Issuer shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

            (c) To furnish the Underwriters with copies of the Prospectus as amended or supplemented in such quantities as the Representatives may from time to time reasonably request, and, if the delivery of a prospectus is required at any time in connection with the offering or sale of such Designated Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the

(PAGE) 8

circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

            (d) To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including at the option of the Company Rule 158);

            (e) During the period beginning from the date of the Pricing Agreement for such Designated Securities and continuing to and including the later of (i) the termination of trading restrictions for such Designated Securities, as notified to the Issuers by the Representatives and (ii) the Time of Delivery for such Designated Securities, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Issuers which mature more than one year after such Time of Delivery and which are substantially similar to such Designated Securities, without the prior written consent of the Representatives;

            (f) To furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; and to furnish to the holders of the Securities all other documents specified in Section 1010 of the Indentures all in the manner so specified;

            (g) During a period of five years from the effective date of the Registration Statement to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to stockholders, and deliver to the Representatives (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which the Securities or any class of securities of the Issuers is listed and the documents specified in Sections 704 and 1010 of the Indenture as in effect at the Time of Delivery; and (ii) such additional information concerning the business and financial condition of the Issuers and Scott as the Representatives may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); and

(PAGE) 9

            (h) To apply the net proceeds from the sale of the Securities for the purposes set forth in the Prospectus as amended or supplemented.

            6. The Issuers jointly and severally covenant and agree with the several Underwriters that the Issuers will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Issuers' counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, any Pricing Agreement, any Indenture, any Blue Sky and Legal Investment Memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and Legal Investment Surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) any filing fees incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (vi) any fees and expenses incident to the application for and listing of such Securities on the New
York Stock Exchange; (vii) the cost of preparing the Securities;
(viii) the fees and expenses of any Trustee and any agent of any Trustee and the fees and disbursements of counsel for any Trustee in connection with any Indenture and the Securities; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

            7. The obligations of the Underwriters of any Designated Securities under the Pricing Agreement relating to such Designated Securities shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Issuers in or incorporated by reference in the Pricing Agreement relating to such Designated Securities are, at and as of the Time of Delivery for such Designated Securities, true and correct, the condition that the Issuers shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

            (a) The Prospectus as amended or supplemented in relation to the applicable Designated Securities shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives' reasonable satisfaction;

            (b)  Counsel for the Underwriters reasonably
satisfactory to the Issuers shall have furnished to the Representatives such opinion or opinions, dated the Time of Delivery for such Designated Securities, with respect to the matters covered in paragraphs (i), (iii), (iv), (v), (vii) and
(viii) of subsection (c) below and in paragraph (i)

(PAGE) 10

of subsection (d) below as well as such other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

            (c) Counsel for the Issuers reasonably satisfactory to the Representatives shall have furnished to the Representatives their written opinion, dated the Time of Delivery for such Designated Securities, in form and substance satisfactory to the Representatives, to the effect that:

                (i)  Each of the Issuers has been duly
incorporated and isvalidly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus as amended or supplemented;

               (ii) This Agreement and the Pricing Agreement with respect to the Designated Securities have been duly authorized, executed and delivered by the Issuers;

              (iii) The Designated Securities have been duly authorized and executed and, when authenticated by the Trustee and delivered to the Underwriters against payment therefor in accordance with this Agreement, the Pricing Agreement and the Indenture, will have been validly issued and delivered, and will constitute valid and legally binding obligations of the Issuers entitled to the benefits provided by the Indenture under which they have been issued; and the Designated Securities and such Indenture conform in all material respects to the descriptions thereof in the Prospectus as amended or supplemented; and such Securities have been duly authorized for listing, subject to official notice of issuance, on the New York Stock Exchange;

               (iv) The Indenture under which the Designated Securities have been issued has been duly authorized, executed and delivered by the Issuers and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and such Indenture has been duly qualified under the Trust Indenture Act;

                (v) The statements set forth in the Prospectus under the captions "Description of Debt Securities", "Plan of Distribution", in each case as such statements constitute summaries of the legal matters or documents referred to therein, fairly present the information called for with respect to such matters or documents and fairly summarize the matters or documents referred to therein;

               (vi) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over an Issuer or any of its subsidiaries or any of their properties is required for the issuance and sale of the Designated Securities or the consummation by the Issuers of the transactions contemplated by this Agreement or such Pricing Agreement or the Indenture under which such

(PAGE) 11

Securities have been issued, except such as have been obtained under the Act and the Trust Indenture Act, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Designated Securities by the Underwriters;

              (vii) Neither of the Issuers is an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act;

             (viii) The documents incorporated by reference in the Prospectus as amended or supplemented (other than the financial statements and other financial information therein or incorporated therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder;

               (ix)  The Registration Statement and the
Prospectus as amended or supplemented and any further amendments and supplements thereto made by an Issuer prior to the Time of Delivery for the Designated Securities (other than (i) the financial statements and other financial information therein or incorporated therein and (ii) that part of the Registration Statement that constitutes the Trustee's Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations thereunder.

            Such counsel shall also have stated that, while they have not themselves checked the accuracy or completeness of or otherwise verified, and are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statements or the Prospectus, except for those referred to in the opinion in subsection (v) of this Section 7(c), they have no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by an Issuer prior to the Time of Delivery (other than the financial statements and other financial information therein or incorporated therein, as to which such counsel need express no belief) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus as amended or supplemented or any further amendment or supplement thereto made by an Issuer prior to the Time of Delivery (other than the financial statements and other financial information therein or incorporated therein, as to which such counsel need express no belief) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that, as of the Time of Delivery, either the Registration Statement or the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Company prior to the Time of Delivery (other than the financial statements and other financial information therein or incorporated therein, as to which such counsel need express no belief) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which

(PAGE) 12

they were made, not misleading; and they have no reason to believe that any of the documents incorporated by reference in the Prospectus as amended or supplemented (other than the financial statements and other financial information therein or incorporated therein, as to which counsel need express no belief), when they became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Act or the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading; and they do not know of any amendment to the Registration Statement required to be filed or any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus as amended or supplemented or required to be described in the Registration Statement or the Prospectus as amended or supplemented which are not filed or incorporated by reference or described as required;

            In rendering such opinions, such counsel (i) may state that they express no opinion as to the laws of any jurisdiction other than the Federal laws of the United States, the laws of the State of Ohio and the General Corporation Law of the State of Delaware and, and to the extent such opinion relates to the law of the State of New York, such counsel may rely exclusively upon the opinion of counsel for the Issuers delivered pursuant to Section 7(d), and (ii) may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Issuers and on certificates of public officials, provided that such counsel shall state that they believe that both such counsel and the Underwriters are justified in relying upon such certificates and provide you with copies of such certificates.

            (d)  The Vice-President, General Counsel and
Secretary of each of the Issuers shall have furnished to the Representatives his written opinion, dated such Time of Delivery for such Designated Securities, in form and substance satisfactory to the Representatives, to the effect that:

                (i) Each of the Company, Scott, Hyponex, Sierra and Republic has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus as amended or supplemented;

               (ii) Each of the Company, Scott, Hyponex, Sierra and Republic has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require suchqualification, or is subject to no liability or disability by reason of failure to be so qualified in any such jurisdiction except to the extent that the failure to be so qualified or in good standing would not have a Material Adverse Effect (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Issuers, provided that such counsel shall state that he or she believes that both

(PAGE) 13

the Underwriters and such counsel are justified in relying upon such opinions and certificates);

              (iii) Scotts has an authorized capitalization as set forth in the Prospectus as amended or supplemented; all of the issued shares of capital stock of each of Scott, Hyponex and Republic have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors' qualifying shares and except as otherwise set forth in the Prospectus as amended or supplemented) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect of the opinion in this clause and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that he or she believes that both the Underwriters and such counsel are justified in relying upon such opinions and certificates);

               (iv)  Neither the Issuers nor any of their
subsidiaries is in violation of its certificate of Incorporation or By-laws or in default in the performance or observance or any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties may be bound, except to the extent that such violation or default would not have a Material Adverse Effect;

                (v) This Agreement and the Pricing Agreement with respect to the Designated Securities have been duly authorized, executed and delivered by the Issuers;

               (vi) The Designated Securities have been duly authorized and executed and, when authenticated by the Trustee and delivered to the Underwriters against payment therefor in accordance with this Agreement, the Pricing Agreement and the Indenture, will have been validly issued and delivered, and will constitute valid and legally binding obligations of the Issuers entitled to the benefits provided by the Indenture under which they have been issued;

              (vii) The Indenture under which the Designated Securities have been issued has been duly authorized, executed and delivered by the Issuers and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

             (viii) To the best of such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which an Issuer or any of its subsidiaries is a party or of which any property of an Issuer or any of its subsidiaries is the subject which, individually or in the aggregate, have or may reasonably be expected to have (to the extent not covered by insurance) a material adverse effect on the consolidated financial position or results of operations of the Company and its subsidiaries taken as a whole; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(PAGE) 14


               (ix)  The issue and sale of the Designated
Securities and the compliance by the Issuers with all of the provisions of the Designated Securities, this Agreement, the Indenture under which such Securities have been issued and the Pricing Agreement with respect to the Designated Securities and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which an Issuer or any of its subsidiaries is a party or by which an Issuer or any of its subsidiaries is bound or to which any of the property or assets of an Issuer or any of its subsidiaries is subject which breach violation or default would have a material adverse effect on the consolidated financial position or results of operations of the Company and its subsidiaries taken as a whole, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of either Issuer or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over an Issuer or any of its subsidiaries or any of their properties; and

                (x) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Designated Securities or the consummation by the Issuers of the transactions contemplated by this Agreement or such Pricing Agreement or the Indenture under which such Securities have been issued, except such as have been obtained under the Act and the Trust Indenture Act, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Designated Securities by the Underwriters.

            Such counsel shall also have stated that, while he has not himself checked the accuracy, completeness or fairness of or otherwise verified, and is not passing upon and assumes no responsibility for the accuracy or completeness of, the statements contained in the Registration Statement or the Prospectus as amended or supplemented, in the course of his review and discussion of the contents of the Registration Statement and Prospectus as amended or supplemented with certain officers and employees of Issuers and their independent accountants, but without independent check or verification, no facts have come to his or her attention which have caused him or her to believe (except as to the financial statements and other financial information therein or incorporated therein, as to which such counsel need express no belief) that the Registration Statement, at the time it became effective, or the Prospectus as amended or supplemented, as of its date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that any of the documents incorporated by reference in the Prospectus as amended or supplemented (other than the financial statements and other financial information therein or incorporated therein, as to which such counsel need express no belief), when they became effective or were filed with the Commission, as the case may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Act or the Exchange Act with the

(PAGE) 15

Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading or that, as of such Time of Delivery of such Designated Securities, either the Registration Statement or the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Company prior to such Time of Delivery of such Designated Securities (other than the financial statements and other financial information therein or incorporated therein, as to which such counsel need express no belief) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and he or she does not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required.

            In rendering such opinion, such counsel may state that he expresses no opinion as to the laws of any jurisdiction other than the Federal laws of the United States, the laws of the States of Ohio and New York and the General Corporation Law of the State of Delaware.

            (e) On the date of the Pricing Agreement for such Designated Securities and at the Time of Delivery for such Designated Securities, the independent accountants of the Issuers who have certified the financial statements of the Issuers and their subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to the Representatives a letter, dated the effective date of the Registration Statement or the date of the most recent report filed with the Commission containing financial statements and incorporated by reference in the Registration Statement, if the date of such report is later than such effective date, and a letter dated such Time of Delivery, respectively, to the effect set forth in Annex II hereto, and with respect to such letter dated such Time of Delivery, as to such other matters as the Representatives may reasonably request and in form and substance satisfactory to the Representatives;

            (f)  (i)  Neither an Issuer nor any of its
subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus as amended or supplemented prior to the date of the Pricing Agreement relating to the Designated Securities any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented prior to the date of the Pricing Agreement relating to the Designated Securities, and (ii) since the respective dates as of which information is given in the Prospectus as amended or supplemented prior to the date of the Pricing Agreement relating to the Designated Securities there shall not have been any change in the capital stock, short-term debt or long-term debt of the an Issuer or any of such Issuer's respective subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of an Issuer and such Issuer's respective subsidiaries, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented prior to the date of the Pricing Agreement relating to the Designated Securities, the effect of which, in any

(PAGE) 16

such case described in Clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Prospectus as first amended or supplemented relating to the Designated Securities;

            (g) On or after the date of the Pricing Agreement relating to the Designated Securities (i) no downgrading shall have occurred in the rating accorded the debt securities or preferred stock of an Issuer by any nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the debt securities or preferred stock of an Issuer;

            (h) On or after the date of the Pricing Agreement relating to the Designated Securities there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or NASDAQ; (ii) a suspension or material limitation in trading of the Company's securities on NASDAQ;
(iii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a National Emergency or war, if the effect of any such event specified in this clause (iv) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated by the Prospectus as amended and supplemented relating to the Designated Securities; and

            (i) Each Issuer shall have furnished or caused to be furnished to the Representatives at the Time of Delivery for the Designated Securities a certificate or certificates of officers of such Issuer reasonably satisfactory to the Representatives as to the accuracy of the representations and warranties of the Issuers herein at and as of such Time of Delivery, as to the performance by such Issuer of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as the Representatives may reasonably request.

            8. (a) Each Issuer, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Issuers shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, any preliminary prospectus supplement,

(PAGE) 17

the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Issuers by any Underwriter of Designated Securities through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Securities.

            (b) Each Underwriter will indemnify and hold harmless the Issuers against any losses, claims, damages or liabilities to which the Issuers may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Issuers by such Underwriter through the Representatives expressly for use therein; and will reimburse the Issuers for any legal or other expenses reasonably incurred by the Issuers in connection with investigating or defending any such action or claim as such expenses are incurred.

            (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

            (d)  If the indemnification provided for in this
Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect

(PAGE) 18

of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the Underwriters of the Designated Securities on the other from the offering of the Designated Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuers on the one hand and the Underwriters of the Designated Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Issuers on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Issuers bear to the total underwriting discounts and commissions received by such Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers on the one hand or such Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Designated Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Designated Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.

            (e)  The obligations of the Issuers under this
Section 8 shall be in addition to any liability which the Issuers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Issuer (including any person who with his consent is named in the registration statement or is about to become a director of an Issuer) and to each person, if any, who controls an Issuer within the meaning of the Act.

(PAGE) 19

            9. (a) If any Underwriter shall default in its obligation to purchase the Designated Securities which it has agreed to purchase under the Pricing Agreement relating to such Designated Securities, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Designated Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Designated Securities, then the Issuers shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Designated Securities on such terms. In the event that, within the respective prescribed period, the Representatives notify the Issuers that they have so arranged for the purchase of such Designated Securities, or the Issuers notify the Representatives that they have so arranged for the purchase of such Designated Securities, the Representatives or the Issuers shall have the right to postpone the Time of Delivery for such Designated Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Issuers agree to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to the Pricing Agreement with respect to such Designated Securities.

            (b) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and the Issuers as provided in subsection (a) above, the aggregate principal amount of such Designated Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the Designated Securities, then the Issuers shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Designated Securities which such Underwriter agreed to purchase under the Pricing Agreement relating to such Designated Securities and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Designated Securities which such Underwriter agreed to purchase under such Pricing Agreement) of the Designated Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

            (c) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and the Issuers as provided in subsection (a) above, the aggregate principal amount of Designated Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of the Designated Securities, as referred to in subsection (b) above, or if the Issuers shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Designated Securities of a defaulting Underwriter or Underwriters, then the Pricing Agreement relating to such Designated Securities shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Issuers, except for the expenses to be borne by the Issuers and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

            10.  The respective indemnities, agreements,
representations, warranties and other statements of the Issuers and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full

(PAGE) 20

force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Issuers or any officer or director or controlling person of the Issuers and shall survive delivery of and payment for the Securities.

            11. If any Pricing Agreement shall be terminated pursuant to Section 9 hereof, the Issuers shall not then be under any liability to any Underwriter with respect to the Designated Securities covered by such Pricing Agreement except as provided in Section 6 and Section 8 hereof; but, if for any other reason Designated Securities are not delivered by or on behalf of the Issuers as provided herein, the Issuers will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Designated Securities, but the Issuers shall then be under no further liability to any Underwriter with respect to such Designated Securities except as provided in
Section 6 and Section 8 hereof.

            12. In all dealings hereunder, the Representatives of the Underwriters of Designated Securities shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the Pricing Agreement.

            All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the address of the Representatives as set forth in the Pricing Agreement; and if to an Issuer shall be delivered or sent by mail, telex or facsimile transmission to the address of such Issuer set forth in the Registration Statement: Attention:
Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Issuers by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

            13. This Agreement and each Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Issuers and, to the extent provided in Section 8 and Section 10 hereof, the officers and directors of each Issuer and each person who controls an Issuer or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any such Pricing Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

            14.  Time shall be of the essence of each Pricing
Agreement. As used herein, "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

            15. This Agreement and each Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York.

            16. This Agreement and each Pricing Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall

(PAGE) 21

be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

            If the foregoing is in accordance with your understanding, please sign and return to us seven counterparts hereof.

                                    Very truly yours,

                                    The Scotts Company



By:__________________________________
                                       Name:
                                       Title:

                                    The O.M. Scott & Sons Company



By:__________________________________
                                       Name:
                                       Title:

Accepted as of the date hereof:

[Names of Representatives]


By:_____________________________________
    Name:
    Title:

(PAGE) 22


 ANNEX I





                             Pricing Agreement



[To the Representatives of the several
   Underwriters named in Schedule I hereto]



........., 1994



Dear Sirs:

            The Scotts Company, a Delaware corporation (the "Company"), and the O.M. Scott & Sons Company, a Delaware Corporation ("Scott" and, together with the Company, the "Issuers") propose, subject to the terms and conditions stated
herein and in the Underwriting Agreement, dated ........, 1994
(the "Underwriting Agreement"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

            An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

            Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Issuers agree to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Issuers, at the time and place and at the purchase price to the Underwriters set forth in
Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

            If the foregoing is in accordance with your understanding, please sign and return to us seven counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Issuers. It is understood that your acceptance of

(PAGE) 2

this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Issuers for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                    Very truly yours,

                                    The Scotts Company



By:__________________________________
                                       Name:
                                       Title:

                                    The O.M. Scott & Sons Company



By:__________________________________
                                       Name:
                                       Title:


Accepted as of the date hereof:

[Names of Representatives]



By:_________________________________________
    Name:
    Title:


      On behalf of each of the Underwriters

(PAGE) 3

                                 SCHEDULE I



                                  Principal
                                  Amount of
                                  Designated
                                  Securities
                                     to be
                                   Purchased      Underwriter


                           $



























                           _____________
                             Total  . . . . . . . $


(PAGE) 4

                                SCHEDULE II


Title of Designated Securities:

  [   %] [Floating Rate] [Zero Coupon] [Notes] [Debentures] due

Aggregate principal amount:

  [$]

Price to Public:

  __% of the principal amount of the Designated Securities, plus accrued
  interest from            to     [and accrued amortization, if
any, from
          to                    ]

Purchase Price by Underwriters:

  __% of the principal amount of the Designated Securities, plus accrued
  interest from            to     [and accrued amortization, if
any, from
          to                ]

Specified funds for payment of purchase price:

  [New York] Clearing House funds

Indenture:

  Indenture dated June 1, 1994, between the Issuers and Chemical
Bank, as
  Trustee

Maturity:


Interest Rate:

  [   %] [Zero Coupon] [See Floating Rate Provisions]

Interest Payment Dates:

  [months and dates]

Redemption Provisions:

  [No provisions for redemption]

  [The Designated Securities may be redeemed, otherwise than through the sinking fund, in whole or in part at the option of
the Issuers, in the amount of [$]         or an integral multiple
thereof, [on or after              ,      at the following
redemption prices (expressed in percentages of principal amount).
If [redeemed on or before            ,    %, and if] redeemed
during the 12-month period beginning                 ,

(PAGE) 5



    Redemption                Year                 Price






and thereafter at 100% of their principal amount, together in each case with accrued interest to the redemption date.] [on any
interest payment date falling in or after              ,      ,
at the election of the Issuers, at a redemption price equal to the principal amount thereof, plus accrued interest to the date of redemption.]

[Other possible redemption provisions, such as mandatory redemption upon occurrence of certain events or redemption for changes in tax law]

  [Restriction on refunding]

Sinking Fund Provisions:

  [No sinking fund provisions]

  [The Designated Securities are entitled to the benefit of a
sinking fund to retire [$]          principal amount of
Designated Securities on       in each of the years
through        at 100% of their principal amount plus accrued
interest][,together with [cumulative] [noncumulative] redemptions at the option of the Issuers to retire an additional [$]
 principal amount of Designated Securities in the years
through      at 100% of their principal amount plus
  accrued interest].

  [If Securities are extendable debt Securities, insert--

Extendable provisions:

  Securities are repayable on               , [insert date and
years], at the option of the holder, at their principal amount with accrued interest. Initial annual interest rate will be
%, and thereafter annual interest rate will be adjusted on
 ,         and to a rate not less than   % of the effective
annual interest rate on U.S. Treasury obligations with
- -year maturities as of the [insert date 15 days prior to maturity date] prior to such [insert maturity date].]

  [If Securities are Floating Rate debt Securities, insert--

Floating rate provisions:

  Initial annual interest rate will be   % through       and
thereafter will be adjusted [monthly] [on each                ,
      ,
  ________________ and                ] [to an annual rate of   %
above the average rate for      -year [month] [securities]
[certificates of deposit] issued

(PAGE) 6

by               and            [insert names of banks].] [and
the annual interest rate [thereafter] [from           through

   ] will be the interest yield equivalent of the weekly average
per annum market discount rate for      -month Treasury bills
plus % of Interest Differential (the excess, if any, of (i) then current weekly average per annum secondary market yield for
- -month certificates of deposit over (ii) then current interest yield equivalent of the weekly average per annum market discount
rate for     -month Treasury bills); [from
and thereafter the rate will be the then current interest yield
equivalent plus    % of Interest Differential].]


Defeasance provisions:




Time of Delivery:




Closing Location:





Names and addresses of Representatives:

  Designated Representatives:

  Address for Notices, etc.:

(PAGE) 7


ANNEX II





      Pursuant to Section 7(d) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

          (i) They are independent certified public accountants with respect to the Issuers and their subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

         (ii) In their opinion, the financial statements and any supplementary financial information and schedules audited (and, if applicable, prospective financial statements and/or pro forma financial information examined) by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information, prospective financial statements and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the representatives of the Underwriters (the "Representatives") such term to include an Underwriter or Underwriters who act without any firm being designated as its or their representatives;

        (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included in the Company's quarterly report on Form 10-Q or in the Company's Current Reports on Forms 8-K and 8-K/A incorporated by reference into the Prospectus as indicated in their reports thereon copies of which have been furnished to the Representatives; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

         (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus and included or incorporated by reference in Item 6 of the Company's Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for five such fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

          (v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the

(PAGE) 2

foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d) respectively, of Regulation S-K;

         (vi) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                  (A) (i) the unaudited condensed consolidated statements of cash flows included or incorporated by reference in the Company's Quarterly Reports on Forms 10-Q or in the Company's Current Reports on Forms 8-K or 8-K/A incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus or included in the Company's Quarterly Reports on Form 10-Q or in the Company's Current Reports on Forms 8-K or 8-K/A incorporated by reference in the Prospectus for them to be in conformity with generally accepted accounting principles;

                  (B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

                  (C) the unaudited financial statements which were not included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in Clause
(B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

                  (D)  any unaudited pro forma consolidated
condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

(PAGE) 3

                  (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the consolidated long-term debt of an Issuer and its subsidiaries, or any decreases in consolidated net current assets or stockholders' equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                  (F) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in Clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

        (vii) In addition to the audit referred to in their report(s)included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference), or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives or in documents incorporated by reference in the Prospectus specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

      All references in this Annex II to the Prospectus shall be deemed to refer to the Prospectus (including the documents incorporated by reference therein) as defined in the Underwriting Agreement as of the date of the letter delivered on the date of the Pricing Agreement for purposes of such letter and to the Prospectus as amended or supplemented (including the documents incorporated by reference therein) in relation to the applicable Designated Securities for purposes of the letter delivered at the Time of Delivery for such Designated Securities.

<EX-4a>
(PAGE) 1

                                         Draft of June 16, 1994
















                      THE SCOTTS COMPANY
                 THE O.M. SCOTT & SONS COMPANY
                                                        Issuers

                              TO

                         CHEMICAL BANK
                                                        Trustee



                        ______________


                           Indenture

                   Dated as of June 1, 1994


                        ______________

(PAGE) 2



                      The Scotts Company
                The O.M. Scotts & Sons Company
  Certain Sections of this Indenture relating to Sections 310 through 318, inclusive, of the Trust Indenture Act of 1939:

Trust Indenture
  Act Section                                 Indenture Section

sec. 310 (a) (1)          . . . . . . . . .     609
         (a) (2)          . . . . . . . . .     609
         (a) (3)          . . . . . . . . .     Not Applicable
         (a) (4)          . . . . . . . . .     Not Applicable
         (b)              . . . . . . . . .     608
                                                610
sec. 311 (a)              . . . . . . . . .     613
         (b)              . . . . . . . . .     613
sec. 312 (a)              . . . . . . . . .     701
                                                702
         (b)              . . . . . . . . .     702
         (c)              . . . . . . . . .     702
sec. 313 (a)              . . . . . . . . .     703
         (b)              . . . . . . . . .     703
         (c)              . . . . . . . . .     703
         (d)              . . . . . . . . .     703
sec. 314 (a)              . . . . . . . . .     704
         (a) (4)          . . . . . . . . .     101
                                                1004
         (b)              . . . . . . . . .     Not Applicable
         (c) (1)          . . . . . . . . .     102
         (c) (2)          . . . . . . . . .     102
         (c) (3)          . . . . . . . . .     Not Applicable
         (d)              . . . . . . . . .     Not Applicable
         (e)              . . . . . . . . .     102
sec. 315 (a)              . . . . . . . . .     601
         (b)              . . . . . . . . .     602
         (c)              . . . . . . . . .     601
         (d)              . . . . . . . . .     601
         (e)              . . . . . . . . .     514
sec. 316 (a)              . . . . . . . . .     101
         (a) (1) (A)      . . . . . . . . .     502
                                                512
         (a) (1) (B)      . . . . . . . . .     513
         (a) (2)          . . . . . . . . .     Not Applicable
         (b)              . . . . . . . . .     508
         (c)              . . . . . . . . .     104
sec. 317 (a) (1)          . . . . . . . . .     503
         (a) (2)          . . . . . . . . .     504
         (b)              . . . . . . . . .     1003
sec. 318 (a)              . . . . . . . . .     107

___________________
NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

(PAGE) 3

   INDENTURE, dated as of June 1, 1994, between The Scotts Company, a corporation duly organized and existing under the laws of the State of Delaware (herein called "Scotts"), and The O.M. Scott & Sons Company, a corporation duly organized and existing under the laws of the State of Delaware (herein called "OMS"), as joint and several obligors (collectively, herein called the "Issuers" ), each having its principal office at 14111 Scottslawn Road, Marysville, Ohio 43043, and Chemical Bank, a banking corporation duly organized and existing under the laws of the State of New York, as Trustee (herein called the "Trustee").


                    RECITALS OF THE ISSUERS

   The Issuers have duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of their unsecured senior debentures, notes or other evidences of indebtedness (herein called the "Securities"), to be issued in one or more series as in this Indenture provided.

   All things necessary to make this Indenture a valid agreement of the Issuers, in accordance with its terms, have been done.

   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

   For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:


                          ARTICLE ONE

               DEFINITIONS AND OTHER PROVISIONS
                    OF GENERAL APPLICATION


SECTION 101.  Definitions.

   For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

     (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

     (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

     (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of this instrument;


(PAGE) 2


     (4) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Indenture; and

     (5) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

   "Act", when used with respect to any Holder, has the meaning specified in Section 104.

   "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

   "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 614 to act on behalf of the Trustee to authenticate Securities of one or more series.

   "Bank Agreement" means the Third Amended and Restated Credit Agreement, dated as of April 7, 1992, among the Issuers, the lenders identified therein (the "Banks"), and Chemical Bank (as successor to Manufacturers Hanover Trust Company), as Agent for the Banks, as amended by the First Amendment thereto, dated as of November 19, 1992, the Second Amendment thereto, dated as of February 23, 1993, and the Third Amendment thereto, dated as of December 15, 1993, as such agreement may be amended, extended, restated or otherwise modified.

   "Board of Directors" means, when used with respect to Scotts or OMS, the board of directors of Scotts or OMS, respectively, or any duly authorized committee of that board.

   "Board Resolution" means, when used with respect to Scotts or OMS, a copy of a resolution certified by the Secretary or an Assistant Secretary of Scotts or OMS, as the case may be, to have been duly adopted by such Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

   "Business Day", when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law or executive order to close, and when otherwise used, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

(PAGE) 3

   "Capital Stock" of any Person means any and all shares, interests, participation or other equivalents (however designated) of corporate stock of such Person.

   "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

   "Corporate Trust Office" means the principal office of the Trustee in The City of New York at which at any particular time its corporate trust business shall be administered, which office at the date hereof is located at 450 West 33rd Street, 15th Floor, New York, New York 10001.

   "corporation" means a corporation, association, company, joint-stock company or business trust.

   "Covenant Defeasance" has the meaning specified in
Section 1303.

   "Defaulted Interest" has the meaning specified in
Section 307.

   "Defeasance" has the meaning specified in Section 1302.

   "Depositary" means, with respect to Securities of any series issuable in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Securities as contemplated by Section 301.

   "Event of Default" has the meaning specified in
Section 501.

   "Exchange Act" means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

   "Expiration Date" has the meaning specified in Section 104.

   "Global Security" means a Security that evidences all or part of the Securities of any series and bears the legend set forth in Section 204 (or such legend as may be specified as contemplated by Section 301 for such Securities).

   "Holder" means a Person in whose name a Security is registered in the Security Register.

   "Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such

(PAGE) 4

supplemental indenture, respectively. The term "Indenture" shall also include the terms of particular series of Secu-rities established as contemplated by Section 301.

   "interest", when used with respect to an Original Issue
Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

   "Interest Payment Date", when used with respect to any Security, means the Stated Maturity of an instalment of interest on such Security.

   "Investment Company Act" means the Investment Company Act of 1940 and any statute successor thereto, in each case as amended from time to time.

   "Issuer Board Resolutions" means a Board Resolution of each of the Issuers.

   "Issuer Request" or "Issuer Order" means a written request or order signed in the name of each of the Issuers by its respective Chairman of the Board, its Vice Chairman of the Board, its President or a Vice President, and by its Treasurer, its Assistant Treasurer, Secretary or an Assistant Secretary, and delivered to the Trustee.

   "Maturity", when used with respect to any Security, means the date on which the principal of such Security or an instalment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

   "Notice of Default" means a written notice of the kind specified in Section 501(4) or 501(5).

   "Offer" shall have the meaning specified in the definition of Offer to Purchase.

   "Offer to Purchase" means a written offer (the "Offer") sent by the Issuers by first class mail, postage prepaid, to each Holder at its address appearing in the Security Register on the date of the Offer offering to purchase up to the principal amount of Securities specified in such Offer at the purchase price specified in such Offer (as determined pursuant to the Applicable Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for purchase of Securities within five Business Days after the Expiration Date. The Issuers shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Issuers' obligation to make an Offer to Purchase, and the Offer shall be mailed by the Issuers or, at the Issuers' request, by the Trustee in the name and at the expense of the Issuers. The Offer shall contain information concerning the business of the Issuers and their Subsidiaries which the Issuers in good faith believe will enable such Holders to make an informed decision with respect to the Offer to Purchase (which at a minimum will include (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Opera-

(PAGE) 5

tions" contained in the documents required to be filed with the Trustee pursuant to the Indenture (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in the Issuers' business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Issuers to make the Offer to Purchase), (iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Issuers to make the Offer to Purchase and
(iv) any other information required by applicable law to be included therein). The Offer shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Offer to Purchase. The Offer shall also state:

   (1) the Section of this Indenture or Indentures pursuant to which the Offer to Purchase is being made;

   (2)  the Offer Expiration Date and the Purchase Date;

   (3) the aggregate principal amount of the Outstanding Securities offered to be purchased by the Issuers pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such has been determined pursuant to the Section of this Indenture requiring the Offer to Purchase) (the "Purchase Amount");

   (4) the purchase price to be paid by the Issuers for each $1,000 aggregate principal amount of Securities accepted for payment (as specified pursuant to this Indenture) (the
  "Purchase Price");

   (5) that the Holder may tender all or any portion of the Securities registered in the name of such Holder and that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount;

   (6) the place or places where Securities are to be surrendered for tender pursuant to the Offer to Purchase;

   (7) that interest on any Security not tendered or tendered but not purchased by the Issuers pursuant to the Offer to Purchase will continue to accrue;

   (8) that on the Purchase Date the Purchase Price will become due and payable upon each Security being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

   (9) that each Holder electing to tender a Security pursuant to the Offer to Purchase will be required to surrender such Security at the place or places specified in the Offer prior to the close of business on the Offer Expiration Date (such Security being, if the Issuers or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to Scotts and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

(PAGE) 6

   (10) that Holders will be entitled to withdraw all or any portion of Securities tendered if the Issuers (or their Paying Agent) receive, not later than the close of business on the Offer Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder tendered, the certificate number of the Security the Holder tendered and a statement that such Holder is withdrawing all or a portion of its tender;

   (11) that (a) if Securities in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Issuers shall purchase all such Securities and
  (b) if Securities in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Issuers shall purchase Securities having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuers and the Trustee so that only Securities in denominations of $1,000 or integral multiples thereof shall be purchased); and

   (12) that in the case of any Holder whose Security is purchased only in part, the Issuers shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Security so tendered.

Any Offer to Purchase shall be governed by and effected in accordance with the Offer for such Offer to Purchase.

   "Officers' Certificate" means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of each of the Issuers, and delivered to the Trustee. One of the officers of each of the Issuers signing an Officers' Certificate given pursuant to Section 1004 shall be the principal executive, financial or accounting officer of such Issuer.

   "OMS" means the Person named as "OMS" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "OMS" shall mean such successor
Person.

   "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Issuers, and who shall be acceptable to the Trustee.

   "Original Issue Discount Security" means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.

(PAGE) 7

   "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

     (1) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

     (2) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than an Issuer) in trust or set aside and segregated in trust by the Issuers (if an Issuer shall act as Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satis-factory to the Trustee has been made;

     (3) Securities as to which Defeasance has been effected pursuant to Section 1302; and

     (4)  Securities which have been paid pursuant to
  Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Issuers;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, (A) the principal amount of an Original Issue Discount Security which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the Maturity thereof to such date pursuant to Section 502, (B) if, as of such date, the principal amount payable at the Stated Maturity of a Security is not determinable, the principal amount of such Security which shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 301, (C) the principal amount of a Security denominated in one or more foreign currencies or currency units which shall be deemed to be Outstanding shall be the U.S. dollar equivalent, determined as of such date in the manner provided as contemplated by Section 301, of the principal amount of such Security (or, in the case of a Security described in Clause (A) or (B) above, of the amount determined as provided in such Clause), and (D) Securities owned by either of the Issuers or any other obligor upon the Securities or any Affiliate of either of the Issuers or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not either of the Issuers or any other obligor upon the Securities or any Affiliate of either of the Issuers or of such other obligor.

(PAGE) 8


   "Paying Agent" means any Person authorized by the Issuers to pay the principal of or any premium or interest on any Securities on behalf of the Issuers.

   "Person" means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

   "Place of Payment", when used with respect to the Securities of any series, means the place or places where the principal of and any premium and interest on the Securities of that series are payable as specified as contemplated by
Section 301.

   "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

   "Purchase Amount" shall have the meaning specified in the definition of Offer to Purchase.

   "Purchase Date" shall have the meaning specified in the definition of Offer to Purchase.

   "Purchase Price" shall have the meaning specified in the definition of Offer to Purchase.

   "Redeemable Stock" of any Person means any equity security of such Person that by its terms or otherwise is required to be redeemed prior to the final Stated Maturity of the Securities or is redeemable at the option of the holder thereof at any time prior to the final Stated Maturity of the Securities.

   "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

   "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

   "Regular Record Date" for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by
Section 301.

   "Responsible Officer", when used with respect to the Trustee, means any officer of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

(PAGE) 9

   "Scotts" means the Person named as "Scotts" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Scotts" shall mean such successor Person.

   "Securities" has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

   "Securities Act" means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

   "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

   "Special Record Date" for the payment of any Defaulted
Interest means a date fixed by the Trustee pursuant to
Section 307.

   "Stated Maturity", when used with respect to any Security or any instalment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such instalment of principal or interest is due and payable.

   "Subsidiary" of any Person means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries, or by such Person and one or more other Sub-sidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

   "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

   "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, "Trustee" as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

   "U.S. Government Obligation" has the meaning specified in
Section 1304.

   "Vice President", when used with respect to either of the Issuers or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

(PAGE) 10

   "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.


SECTION 102.  Compliance Certificates and Opinions.

   Upon any application or request by the Issuers to the Trustee to take any action under any provision of this Indenture, the Issuers shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by officers of the Issuers, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

   Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include,

     (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (3) a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.


SECTION 103.  Form of Documents Delivered to Trustee.

   In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(PAGE) 11

   Any certificate or opinion of officers of the Issuers may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officers know, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of an Issuer or of each of the Issuers, as the case may be, stating that the information with respect to such factual matters is in the possession of such Issuer or Issuers, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

   Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.


SECTION 104.  Acts of Holders; Record Dates.

   Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embo-died in and evidenced by one or more instruments of sub-stantially similar tenor signed by such Holders in person or by an agent or agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuers. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Issuers, if made in the manner provided in this Section.

   The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

   The ownership of Securities shall be proved by the Security
Register.

   Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange

(PAGE) 12

therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or an Issuer in reliance thereon, whether or not notation of such action is made upon such Security.

   The Issuers may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series, provided that the Issuers may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of (i) any Notice of Default,
(ii) any declaration of acceleration referred to in Section 502, (iii) any request to institute proceedings referred to in
Section 507(2) or (iv) any direction referred to in Section
512. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Issuers from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Issuers, at their own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 106.

   The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of
(i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 502, (iii) any request to institute proceedings referred to in Section 507(2) or
(iv) any direction referred to in Section 512, in each case with respect to Securities of such series. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Issuers'

(PAGE) 13

expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Issuers in writing and to each Holder of Securities of the relevant series in the manner set forth in
Section 106.

   With respect to any record date set pursuant to this Section, the party or parties hereto which set such record dates may designate any day as the "Expiration Date" and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other parties hereto in writing, and to each Holder of Securities of the relevant series in the manner set forth in
Section 106, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party or parties hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

   Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.


SECTION 105.  Notices, Etc., to Trustee and Issuers.

   Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

     (1) the Trustee by any Holder or by the Issuers shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust
  Department, or

     (2) the Issuers by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Issuers addressed to each of them at the address of their principal office specified in the first paragraph of this instrument or at any other address or addresses previously furnished in writing to the Trustee by an Issuer or the Issuers.


SECTION 106.  Notice to Holders; Waiver.

   Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address

(PAGE) 14

as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

   In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.


SECTION 107.  Conflict with Trust Indenture Act.

   If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act which is required under the Trust Indenture Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.


SECTION 108.  Effect of Headings and Table of Contents.

   The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.


SECTION 109.  Successors and Assigns.

   All covenants and agreements in this Indenture by an Issuer shall bind its successors and assigns, whether so expressed or not.


SECTION 110.  Separability Clause.

   In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining pro-visions shall not in any way be affected or impaired thereby.

(PAGE) 15

SECTION 111.  Benefits of Indenture.

   Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.


SECTION 112.  Governing Law.

   This Indenture and the Securities shall be governed by and construed in accordance with the law of the State of New York.


SECTION 113.  Legal Holidays.

   In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities (other than a provision of any Security which specifically states that such provision shall apply in lieu of this Section)) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity.


                          ARTICLE TWO

                        SECURITY FORMS


SECTION 201.  Forms Generally.

   The Securities of each series shall be in substantially the form set forth in this Article, or in such other form as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof. If the form of Securities of any series is established by action taken pursuant to Issuer Board Resolutions, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of each Issuer and delivered to the Trustee at or prior to the delivery of the Issuer Order contemplated by Section 303 for the authentication and delivery of such Securities.

(PAGE) 16

   The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.


SECTION 202.  Form of Face of Security.


                      THE SCOTTS COMPANY
                 THE O.M. SCOTT & SONS COMPANY

       .................................................

No. .........                                        $ ........

   The Scotts Company, a corporation duly organized and existing under the laws of the State of Delaware (herein called "Scotts", which term includes any successor Person under the Indenture hereinafter referred to), and The O.M. Scott & Sons Company, a corporation duly organized and existing under the laws of the State of Delaware (herein called "OMS", which term includes any successor Person under the Indenture hereinafter referred to), as joint and several obligors (collectively, herein called the "Issuers" ), for value received, hereby promise to pay to
..............................................., or registered assigns, the principal sum of
...................................... Dollars on
........................................................ [if
the Security is to bear interest prior to Maturity, insert --
, and to pay interest thereon from ............. or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on ............ and
............ in each year, commencing ........., at the rate of ....% per annum, until the principal hereof is paid or made available for payment [if applicable, insert -- , provided that any principal and premium, and any such instalment of interest, which is overdue shall bear interest at the rate of ...% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand]. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the ....... or ....... (whether or
not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture].

(PAGE) 17


[If the Security is not to bear interest prior to Maturity, insert -- The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal and any overdue premium shall bear interest at the rate of ....% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment. Interest on any overdue principal or premium shall be payable on demand. Any such interest on overdue principal or premium which is not paid on demand shall bear interest at the rate of ......% per annum (to the extent that the payment of such interest on interest shall be legally enforceable), from the date of such demand until the amount so demanded is paid or made available for payment. Interest on any overdue interest shall be payable on demand.]

   Payment of the principal of (and premium, if any) and [if applicable, insert -- any such] interest on this Security will be made at the office or agency of the Issuers in the Borough of Manhattan, the City of New York, the State of New York maintained for such purpose or at any other office or agency maintained by the Issuers for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Issuers payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

   Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

   Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

   IN WITNESS WHEREOF, each of the Issuers has caused this instrument to be duly executed under its corporate seal.

Dated:


                              THE SCOTTS COMPANY



                              By______________________________
                                 Title:

Attest:


___________________________

(PAGE) 18

Title:


                           THE O.M. SCOTT & SONS COMPANY



                           By_______________________________
                                 Title:

Attest:


___________________________
Title:


SECTION 203.  Form of Reverse of Security.

   This Security is one of a duly authorized issue of securities of the Issuers (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of June 1, 1994 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Issuers and Chemical Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuers, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.

   [If applicable, insert -- The Securities of this series are subject to redemption upon not less than 30 days' notice by mail, [if applicable, insert -- (1) on ........... in any year commencing with the year ...... and ending with the year
...... through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, and (2)] at any time [if applicable, insert -- on or after
.........., 19..], as a whole or in part, at the election of the Issuers, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed [if applicable, insert -- on or before ..............., ...%, and if redeemed] during the 12-month period beginning
............. of the years indicated,

(PAGE) 19



             Redemption                   Redemption
 Year          Price        Year            Price







and thereafter at a Redemption Price equal to .....% of the
principal amount, together in the case of any such redemption [if applicable, insert -- (whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

   [If applicable, insert -- The Securities of this series are subject to redemption upon not less than 30 days' notice by mail, (1) on ............ in any year commencing with the year
.... and ending with the year .... through operation of the
sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [if applicable, insert -- on or after ............], as a whole or in part, at the election of the Issuers, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during the 12-month period beginning
............ of the years indicated,

                                Redemption Price for
            Redemption Price    Redemption Otherwise
             for Redemption         Than Through
           Through Operation         Operation
                of the             of the Sinking
 Year        Sinking Fund              Fund







and thereafter at a Redemption Price equal to .....% of the
principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date, but interest installments whose Stated

(PAGE) 20

Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

   [If applicable, insert -- Notwithstanding the foregoing,
the Issuers may not, prior to ............., redeem any
Securities of this series as contemplated by [if applicable, insert -- Clause (2) of] the preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Issuers (calculated in accordance with generally accepted financial practice) of less than .....% per annum.]

   [If applicable, insert -- The sinking fund for this series provides for the redemption on ............ in each year
beginning with the year ....... and ending with the year
...... of [if applicable, insert -- not less than $..........
("mandatory sinking fund") and not more than] $.........
aggregate principal amount of Securities of this series. Securities of this series acquired or redeemed by the Issuers otherwise than through [if applicable, insert -- mandatory] sinking fund payments may be credited against subsequent [if applicable, insert -- mandatory] sinking fund payments otherwise required to be made [if applicable, insert -- , in the inverse order in which they become due].]

   [If the Security is subject to redemption of any kind, insert -- In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

   [If applicable, insert -- The Indenture contains provisions for defeasance at any time of [the entire indebtedness of this Security] [or] [certain restrictive covenants and Events of Default with respect to this Security] [, in each case] upon compliance with certain conditions set forth in the Indenture.]

   [If the Security is not an Original Issue Discount Security, insert -- If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.]

   [If the Security is an Original Issue Discount Security, insert -- If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to -- insert formula for determining the amount. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal, premium and interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Issuers' obligations in respect of the payment of the principal of and premium and interest, if any, on the Securities of this series shall terminate.]

(PAGE) 21

   The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuers and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Issuers and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Issuers with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

   As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

   No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuers, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

   As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Issuers in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

   The Securities of this series are issuable only in
registered form without coupons in denominations of $.......
and any integral multiple thereof. As provided in the

(PAGE) 22

Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

   No service charge shall be made for any such registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

   Prior to due presentment of this Security for registration of transfer, the Issuers, the Trustee and any agent of the Issuers or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Issuers, the Trustee nor any such agent shall be affected by notice to the contrary.

   All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.


SECTION 204.  Form of Legend for Global Securities.

   Unless otherwise specified as contemplated by Section 301 for the Securities evidenced thereby, every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

(PAGE) 23

SECTION 205.  Form of Trustee's Certificate of Authentication.

   The Trustee's certificates of authentication shall be in substantially the following form:

   This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                                 CHEMICAL BANK,
                                                     As Trustee


                    By_________________________________________
                                             Authorized Officer


                         ARTICLE THREE

                        THE SECURITIES


SECTION 301.  Amount Unlimited; Issuable in Series.

   The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

   The Securities may be issued in one or more series. There shall be established in or pursuant to Issuer Board Resolutions and, subject to Section 303, set forth, or determined in the manner provided, in an Officers' Certifi-cate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,

   (1) the title of the Securities of the series (which shall distinguish the Securities of the series from Securities of any other series);

   (2) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 304, 305, 306, 906 or 1107 and except for any Securities which, pursuant to
  Section 303, are deemed never to have been authenticated and delivered hereunder);

   (3) the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

(PAGE) 24

   (4) the date or dates on which the principal of any Securities of the series is payable;

   (5) the rate or rates at which any Securities of the series shall bear interest, if any, the date or dates from which any such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any such interest payable on any Interest Payment Date;

   (6) the place or places where the principal of and any premium and interest on any Securities of the series shall be payable;

   (7) the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series may be redeemed, in whole or in part, at the option of the Issuers and, if other than by Issuer Board Resolutions, the manner in which any election by the Issuers to redeem the Securities shall be evidenced;

   (8) the obligation, if any, of the Issuers to redeem or purchase any Securities of the series pursuant to any sinking fund or analogous provisions or at the option of the Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

   (9) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any Securities of the series shall be issuable;

  (10) if the amount of principal of or any premium or interest on any Securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts shall be determined;

  (11) if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any Securities of the series shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose, including for purposes of the definition of "Outstanding" in Section 101;

  (12) if the principal of or any premium or interest on any Securities of the series is to be payable, at the election of the Issuers or the Holder thereof, in one or more currencies or currency units other than that or those in which such Securities are stated to be payable, the currency, currencies or currency units in which the prin-cipal of or any premium or interest on such Securities as to which such election is made shall be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);

(PAGE) 25

  (13) if other than the entire principal amount thereof, the portion of the principal amount of any Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to
  Section 502;

  (14) if the principal amount payable at the Stated Maturity of any Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which shall be deemed to be the principal amount of such Securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any Maturity other than the Stated Maturity or which shall be deemed to be Outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

  (15) if applicable, that the Securities of the series, in whole or any specified part, shall be defeasible pursuant to
  Section 1302 or Section 1303 or both such Sections and, if other than by Issuer Board Resolutions, the manner in which any election by the Issuers to defease such Securities shall be evidenced;

  (16) if applicable, that any Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective Depositaries for such Global Securities, the form of any legend or legends which shall be borne by any such Global Security in addition to or in lieu of that set forth in
  Section 204 and any circumstances in addition to or in lieu of those set forth in Clause (2) of the last paragraph of
  Section 305 in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof;

  (17) any addition to or change in the Events of Default which applies to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 502;

  (18) any addition to or change in the covenants set forth in Article Ten which applies to Securities of the series;

  (19) if applicable, that the Securities of the series shall be subject to certain restrictions on transfer and, in such case, the terms and conditions of such restrictions and the form of any legend or legends which shall be borne by any such Security in respect of such restrictions;

  (20) if applicable, that the Securities of the series shall be convertible or exchangeable into other securities or property of either or both of the Issuers or otherwise and, in such case, the terms and conditions of such rights so to convert or exchange (including without limitation the conversion or exchange rate or conversion or exchange price) and descriptions of the securities or property into which such Securities may be converted or exchanged; and

(PAGE) 26


  (21) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 901(5)).

   All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Issuer Board Resolutions referred to above and (subject to Section 303) set forth, or determined in the manner provided, in the Officers' Certificate referred to above or in any such indenture supplemental hereto.

   If any of the terms of the series are established by action taken pursuant to Issuer Board Resolutions, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of each of the Issuers and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the series.


SECTION 302.  Denominations.

   The Securities of each series shall be issuable only in registered form without coupons and only in such denominations as shall be specified as contemplated by Section 301. In the absence of any such specified denomination with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 and any integral mul-tiple thereof.


SECTION 303.  Execution, Authentication, Delivery and Dating.

   The Securities shall be executed on behalf of each of the Issuers by its Chairman of the Board, its Vice Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

   Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of such Issuer shall bind such Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

   At any time and from time to time after the execution and delivery of this Indenture, the Issuers may deliver Securities of any series executed by the Issuers to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Issuer Order shall authenticate and deliver such Securities. If the form or terms of the Securities of the series have been established by or pursuant to one or more Issuer Board Resolutions as permitted by Sections 201 and 301, in authenticating such Securities, and accepting the additional

(PAGE) 27

responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating,

   (1) if the form of such Securities has been established by or pursuant to Issuer Board Resolutions as permitted by
  Section 201, that such form has been established in conformity with the provisions of this Indenture;

   (2) if the terms of such Securities have been established by or pursuant to Issuer Board Resolutions as permitted by
  Section 301, that such terms have been established in conformity with the provisions of this Indenture; and

   (3) that such Securities, when authenticated and delivered by the Trustee and issued by the Issuers in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Issuers enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

   Notwithstanding the provisions of Section 301 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers' Certificate otherwise required pursuant to Section 301 or the Issuer Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

   Each Security shall be dated the date of its authentication.

   No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Issuers, and the Issuers shall deliver such Security to the Trustee for cancellation as provided in Section 309, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

(PAGE) 28

SECTION 304.  Temporary Securities.

   Pending the preparation of definitive Securities of any series, the Issuers may execute, and upon an Issuer Order and receipt by the Trustee of the other documents required by Sections 102 and 303 the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

   If temporary Securities of any series are issued, the Issuers will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Issuers in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Issuers shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series and tenor.


SECTION 305.  Registration, Registration of Transfer and
             Exchange.

   The Issuers shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Issuers in a Place of Payment being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as they may prescribe, the Issuers shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided.

   Upon surrender for registration of transfer of any Security of a series at the office or agency of the Issuers in a Place of Payment for that series, the Issuers shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Secur-ities of the same series, of any authorized denominations and of like tenor and aggregate principal amount.

   At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Issuers shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

(PAGE) 29


   All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

   Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuers or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

   No service charge shall be made for any registration of transfer or exchange of Securities, but the Issuers may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906 or 1107 not involving any transfer.

   If the Securities of any series (or of any series and specified tenor) are to be redeemed in part, the Issuers shall not be required (A) to issue, register the transfer of or exchange any Securities of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Securities selected for redemption under Section 1103 and ending at the close of business on the day of such mailing, or (B) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

   The provisions of Clauses (1), (2), (3) and (4) below shall apply only to Global Securities:

   (1)  Each Global Security authenticated under this
  Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

   (2) Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary (i) has notified the Issuers that it is unwilling or unable to continue as Depositary for such Global Security or (ii) has ceased to be a clearing agency registered under the Exchange Act, (B) there shall have occurred and be continuing an Event of Default with respect to such Global Security or (C) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by Section 301.

   (3)  Subject to Clause (2) above, any exchange of a Global
  Security for other Securities may be made in whole or in part, and all Securities issued in exchange for

(PAGE) 30

  a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.

   (4) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Section, Section 304, 306, 906 or 1107 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.


SECTION 306.  Mutilated, Destroyed, Lost and Stolen
             Securities.

   If any mutilated Security is surrendered to the Trustee, the Issuers shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

   If there shall be delivered to the Issuers and the Trustee
(i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Issuers or the Trustee that such Security has been acquired by a bona fide purchaser, the Issuers shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

   In case any such mutilated, destroyed, lost or stolen
Security has become or is about to become due and payable, the Issuers in their discretion may, instead of issuing a new
Security, pay such Security.

   Upon the issuance of any new Security under this Section, the Issuers may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

   Every new Security of any series issued pursuant to this
Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Issuers, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

   The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

(PAGE) 31


SECTION 307.  Payment of Interest; Interest Rights Preserved.

   Except as otherwise provided as contemplated by Section 301 with respect to any series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

   Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuers, at their election in each case, as provided in Clause (1) or (2) below:

     (1) The Issuers may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuers shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Issuers shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuers of such Special Record Date and, in the name and at the expense of the Issuers, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Securities of such series in the manner set forth in
   Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

     (2) The Issuers may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuers to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

(PAGE) 32

   Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.


SECTION 308.  Persons Deemed Owners.

   Prior to due presentment of a Security for registration of transfer, the Issuers, the Trustee and any agent of the Issuers or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any premium and (subject to Section 307) any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Issuers, the Trustee nor any agent of the Issuers or the Trustee shall be affected by notice to the contrary.


SECTION 309.  Cancellation.

   All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Issuers may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Issuers may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Issuers have not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of as directed by an Issuer Order. In the absence of such an Issuer Order, the Trustee shall dispose of all cancelled Securities in accordance with its standard procedures and shall deliver a certificate of such disposition to the Issuers.


SECTION 310.  Computation of Interest.

   Except as otherwise specified as contemplated by
Section 301 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

(PAGE) 33

                         ARTICLE FOUR

                  SATISFACTION AND DISCHARGE


SECTION 401.  Satisfaction and Discharge of Indenture.

   This Indenture shall upon an Issuer Request cease to be of further effect (except as to any surviving rights of registra-tion of transfer or exchange of Securities herein expressly provided for), and the Trustee, at the expense of the Issuers, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

   (1)  either

     (A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and there-after repaid to the Issuers or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

     (B) all such Securities not theretofore delivered to the Trustee for cancellation

      (i)   have become due and payable, or

     (ii)   will become due and payable at their Stated
     Maturity within one year, or

    (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and the Issuers, in the case of (i), (ii) or (iii) above, have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose, money in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

   (2) the Issuers have paid or caused to be paid all other sums payable hereunder by the Issuers; and

   (3) the Issuers have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

   Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuers to the Trustee under
Section 607, the obligations of the Trustee to any

(PAGE) 34

Authenticating Agent under Section 614 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of Clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.


SECTION 402.  Application of Trust Money.

   Subject to the provisions of the last paragraph of
Section 1003, all money deposited with the Trustee pursuant to
Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including an Issuer acting as Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such money has been deposited with the Trustee.


                         ARTICLE FIVE

                           REMEDIES


SECTION 501.  Events of Default.

   "Event of Default", wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

   (1) default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

   (2) default in the payment of the principal of or any premium on any Security of that series at its Maturity; or

   (3) default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series;
  or

   (4) default in the performance, or breach, of any covenant or warranty of an Issuer in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series), and continuance of such default or breach for a period of 60 days after there has been given, by regis-tered or certified mail, to the Issuers by the Trustee or to the Issuers and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

(PAGE) 35


   (5) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by an Issuer (including a default with respect to Securities of any series other than that series) having an aggregate principal amount outstanding of at least $5,000,000, or under any mortgage, indenture or instrument (including this Indenture) under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by an Issuer having an aggregate principal amount outstanding of at least $5,000,000, whether such indebtedness now exists or shall hereafter be created, which default (A) shall constitute a failure to pay any portion of the principal of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto or
  (B) shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without, in the case of Clause (A), such indebtedness having been discharged or without, in the case of Clause (B), such indebtedness having been discharged or such acceleration having been rescinded or annulled, in each such case within a period of 10 days after there shall have been given, by registered or certified mail, to the Issuers by the Trustee or to the Issuers and the Trustee by the Holders of at least 10% in principal amount of the Outstanding Securities of that series a written notice specifying such default and requiring the Issuers to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled, as the case may be, and stating that such notice is a "Notice of Default" hereunder; provided, however, that, subject to the provisions of Sections 601 and 602, the Trustee shall not be deemed to have knowledge of such default unless either (A) a Responsible Officer of the Trustee shall have actual knowledge of such default or
  (B) the Trustee shall have received written notice thereof from the Issuers, from any Holder, from the holder of any such indebtedness or from the trustee under any such mortgage, indenture or other instrument; or

   (6) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of an Issuer or any Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging an Issuer a bankrupt or insolvent, or approving as properly filed a petition seeking reorgani-zation, arrangement, adjustment or composition of or in respect of such Issuer under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of such Issuer or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

   (7) the commencement by an Issuer of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of such Issuer or any Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under

(PAGE) 36

  any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of such Issuer or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by such Issuer in furtherance of any such action; or

   (8) the entry of a final judgment or final judgments for the payment of money against an Issuer or any Subsidiary in an aggregate amount (not otherwise covered by insurance) in excess of $5,000,000 by a court or courts of competent jurisdiction, which judgments remain undischarged or unbonded for a period (during which execution shall not be effectively stayed) of 60 days after the right to appeal all such judgments has expired; provided, however, that, subject to the provisions of Sections 601 and 602, the Trustee shall not be deemed to have knowledge of such judgment or judgments unless either (A) a Responsible Officer of the Trustee shall have actual knowledge of such judgment or judgments or (B) the Trustee shall have received written notice thereof from the Issuers, from any Holder or from the holder of any such judgment or judgments; or

   (9) default, on the applicable Purchase Date, in the purchase of Securities required to be purchased by the Issuers pursuant to an Offer to Purchase as to which an Offer has been mailed to Holders; or

   (10)  default in the performance, or breach, of
  Section 801; or

   (11) any other Event of Default provided with respect to Securities of that series.


SECTION 502.  Acceleration of Maturity; Rescission and
             Annulment.

   If an Event of Default (other than an Event of Default specified in Section 501(6) or 501(7)) with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount of all the Securities of that series (or, if any Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified by the terms thereof) to be due and payable immediately, by a notice in writing to the Issuers (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable. If an Event of Default specified in Section 501(6) or 501 (7) with respect to Securities of any series at the time Outstanding occurs, the principal amount of all the Securities of that series (or, if any Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified by the terms thereof) shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

(PAGE) 37

   At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Issuers and the Trustee, may rescind and annul such declaration and its consequences if

   (1) the Issuers have paid or deposited with the Trustee a sum sufficient to pay

     (A) all overdue interest on all Securities of that series,

     (B) the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Securities,

     (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

     (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

  and

   (2) all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.


SECTION 503.  Collection of Indebtedness and Suits for
             Enforcement by Trustee.

   The Issuers covenant that if

   (1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

   (2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof,

the Issuers will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and any premium and interest and, to the extent that payment of such

(PAGE) 38

interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

   If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.


SECTION 504.  Trustee May File Proofs of Claim.

   In case of any judicial proceeding relative to an Issuer (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

   No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors' or other similar committee.


SECTION 505.  Trustee May Enforce Claims Without Possession of
             Securities.

   All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable

(PAGE) 39

compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.


SECTION 506.  Application of Money Collected.

   Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

   FIRST:  To the payment of all amounts due the Trustee under
  Section 607; and

   SECOND:   To the payment of the amounts then due and unpaid
  for principal of and any premium and interest on the Securi-ties in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and pay-able on such Securities for principal and any premium and interest, respectively.


SECTION 507.  Limitation on Suits.

   No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

   (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

   (2) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

   (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

   (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

   (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

(PAGE) 40

  it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by vir-tue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.


SECTION 508.  Unconditional Right of Holders to Receive
             Principal, Premium and Interest.

   Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 307) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption
Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.


SECTION 509.  Restoration of Rights and Remedies.

   If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuers, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


SECTION 510.  Rights and Remedies Cumulative.

   Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.


SECTION 511.  Delay or Omission Not Waiver.

   No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.

(PAGE) 41

Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.


SECTION 512.  Control by Holders.

   The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that

   (1) such direction shall not be in conflict with any rule of law or with this Indenture, and

   (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.


SECTION 513.  Waiver of Past Defaults.

   The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default

   (1) in the payment of the principal of or any premium or interest on any Security of such series, or

   (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

   Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.


SECTION 514.  Undertaking for Costs.

   In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that the provisions of this Section shall not apply to any suit instituted by the Trustee and neither this Section nor

(PAGE) 42

the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Issuers.


SECTION 515.  Waiver of Usury, Stay or Extension Laws.

   The Issuers covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuers (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                          ARTICLE SIX

                          THE TRUSTEE


SECTION 601.  Certain Duties and Responsibilities.

   The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repay-ment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.


SECTION 602.  Notice of Defaults.

   If a default occurs hereunder with respect to Securities of any series, the Trustee shall give the Holders of Securities of such series notice of such default as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in
Section 501(4) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

(PAGE) 43

SECTION 603.  Certain Rights of Trustee.

   Subject to the provisions of Section 601:

   (1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

   (2) any request or direction of the Issuers mentioned herein shall be sufficiently evidenced by an Issuer Request or an Issuer Order, and any resolution of the Board of Directors of an Issuer shall be sufficiently evidenced by a Board Resolution of such Issuer;

   (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

   (4) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

   (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

   (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney;

   (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

(PAGE) 44

   (8) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.


SECTION 604.  Not Responsible for Recitals or Issuance of
             Securities.

   The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Issuers, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Issuers of Securities or the proceeds thereof.


SECTION 605.  May Hold Securities.

   The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Issuers, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Issuers with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.


SECTION 606.  Money Held in Trust.

   Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuers.


SECTION 607.  Compensation and Reimbursement.

   The Issuers agree

   (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

   (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith;

(PAGE) 45

   (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder and

   As security for the performance of the obligations of the Company under this Section the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Securities.

   When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(6) or (7), the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy law.

   The Company's obligations under this Section 607 and any lien arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company's obligations pursuant to Article Four of this Indenture and/or the termination of this Indenture.


SECTION 608.  Conflicting Interests.

   If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by such Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series.


SECTION 609.  Corporate Trustee Required; Eligibility.

   There shall at all times be one (and only one) Trustee hereunder with respect to the Securities of each series, which may be Trustee hereunder for Securities of one or more other series. Each Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to the Securities of any series shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

(PAGE) 46


SECTION 610.  Resignation and Removal; Appointment of
             Successor.

   No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of
Section 611.

   The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Issuers. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

   The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Issuers.

   If at any time:

   (1) the Trustee shall fail to comply with Section 608 after written request therefor by the Issuers or by any Holder who has been a bona fide Holder of a Security for at least six months, or

   (2)  the Trustee shall cease to be eligible under
  Section 609 and shall fail to resign after written request therefor by the Issuers or by any such Holder, or

   (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Issuers by Issuer Board Resolutions may remove the Trustee with respect to all Securities, or (B) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

   If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Issuers, by Issuer Board Resolutions, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with

(PAGE) 47

respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Issuers and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Issuers. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Issuers or the Holders and accepted appointment in the manner required by Section 611, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

   The Issuers shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in the manner provided in
Section 106. Each notice shall include the name of the succes-sor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.


SECTION 611.  Acceptance of Appointment by Successor.

   In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Issuers and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Issuers or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

   In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Issuers, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and

(PAGE) 48

(3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Issuers or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

   Upon request of any such successor Trustee, the Issuers shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

   No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.


SECTION 612.  Merger, Conversion, Consolidation or Succession
             to Business.

   Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corpo-rate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.


SECTION 613.  Preferential Collection of Claims Against the
             Issuers.

   If and when the Trustee shall be or become a creditor of the Issuers (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Issuers (or any such other obligor).

(PAGE) 49


SECTION 614.  Appointment of Authenticating Agent.

   The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Issuers and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

   Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

   An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Issuers. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuers. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Issuers and shall give notice of such appointment in the manner provided in Section 106 to all Holders of Securities of the series with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

(PAGE) 50

   The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of
Section 607.

   If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

   This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                                  CHEMICAL BANK
                                                     As Trustee



                      By......................................,
                                        As Authenticating Agent



                      By.......................................
                                          As Authorized Officer



                         ARTICLE SEVEN

       HOLDERS' LISTS AND REPORTS BY TRUSTEE AND ISSUERS


SECTION 701.  Issuers to Furnish Trustee Names and Addresses
             of Holders.

   The Issuers will furnish or cause to be furnished to the Trustee

   (1) semi-annually, not later than _______________ and ___________________ in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of each series as of the preceding ______________ or ______________, as the case may be, and

   (2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Issuers of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

(PAGE) 51

  provided, however, that if and so long as the Trustee shall be the Security Registrar for Securities of a series, no such list need be furnished with respect to such series of Securities.


SECTION 702.  Preservation of Information; Communications to
             Holders.

   The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

   The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

   Every Holder of Securities, by receiving and holding the same, agrees with the Issuers and the Trustee that neither the Issuers nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.


SECTION 703.  Reports by Trustee.

   The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

   A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Issuers. The Issuers will notify the Trustee when any Securities are listed on any stock exchange.


SECTION 704.  Reports by Issuers.

   The Issuers shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

(PAGE) 52

                         ARTICLE EIGHT

     CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE


SECTION 801.  Issuers May Consolidate, Etc., Only on Certain
             Terms.

   Neither Issuer shall, in a single transaction or a series of related transactions, consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and neither Issuer shall permit any Person to consolidate with or merge into such Issuer or convey, transfer or lease its properties and assets substantially as an entirety to such Issuer, unless:

   (1) in case an Issuer shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, such Issuer is the resulting or surviving Person or the Person formed by such consolidation or into which such Issuer is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of such Issuer substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of such Issuer to be performed or observed;

   (2) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of an Issuer or any Subsidiary as a result of such transaction as having been incurred by such Issuer or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

   (3) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of an Issuer would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by this Indenture, such Issuer or such successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure the Securities equally and ratably with (or prior to) all indebtedness secured thereby; and

   (4) the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

(PAGE) 53

SECTION 802.  Successor Substituted.

   Upon any consolidation of an Issuer with, or merger of an Issuer into, any other Person or any conveyance, transfer or lease of the properties and assets of substantially as an entirety in accordance with Section 801, the successor Person formed by such consolidation or into which an Issuer is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, an Issuer under this Indenture with the same effect as if such successor Person had been named as an Issuer herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.


                         ARTICLE NINE

                    SUPPLEMENTAL INDENTURES


SECTION 901.  Supplemental Indentures Without Consent of
             Holders.

   Without the consent of any Holders, the Issuers, when authorized by Issuer Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

   (1) to evidence the succession of another Person to an Issuer and the assumption by any such successor of the cove-nants of such Issuer herein and in the Securities; or

   (2) to add to the covenants of the Issuers for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Issuers; or

   (3) to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such additional Events of Default are to be for the benefit of less than all series of Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series); or

   (4) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Securities in uncertificated form; or

   (5) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any Security of any series created prior to the

(PAGE) 54

  execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no such Security Outstanding; or

   (6)  to secure the Securities; or

   (7) to establish the form or terms of Securities of any series as permitted by Sections 201 and 301; or

   (8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611; or

   (9) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this Clause (9) shall not adversely affect the interests of the Holders of Securities of any series in any material respect.


SECTION 902.  Supplemental Indentures With Consent of Holders.

   With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Issuers and the Trustee, the Issuers, when authorized by Issuer Board Resolutions, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

   (1) change the Stated Maturity of the principal of, or any instalment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security or any other Security which would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502, or change any Place of Payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption
  Date), or

(PAGE) 55

   (2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

   (3)  modify any of the provisions of this Section,
  Section 513 or Section 1010, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to "the Trustee" and concomitant changes in this Section and Section 1010, or the deletion of this proviso, in accordance with the requirements of Sections 611 and 901(8), or

   (4) following the mailing of an Offer with respect to an Offer to Purchase pursuant to Section 1008, modify the provisions of this Indenture with respect to such Offer to Purchase in a manner adverse to such Holder, or

   (5) reduce the amount of or postpone the date fixed for, the payment of any sinking fund or analogous obligation, or

   (6) modify any provisions of the Securities of such series relating to rights to convert or exchange such Securities for other securities or property of either or both of the Issuers or otherwise in a manner adverse to the Holders, including decreasing the conversion or exchange rate or increasing the conversion or exchange price thereof.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

   It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.


SECTION 903.  Execution of Supplemental Indentures.

   In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee

(PAGE) 56

may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.


SECTION 904.  Effect of Supplemental Indentures.

   Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.


SECTION 905.  Conformity with Trust Indenture Act.

   Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust
Indenture Act.


SECTION 906.  Reference in Securities to Supplemental
             Indentures.

   Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuers shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Issuers, to any such supplemental indenture may be prepared and executed by the Issuers and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.


                          ARTICLE TEN

                           COVENANTS


SECTION 1001.  Payment of Principal, Premium and Interest.

   The Issuers covenant and agree for the benefit of each series of Securities that they will duly and punctually pay the principal of and any premium and interest on the Securities of that series in accordance with the terms of the Securities and this Indenture.


SECTION 1002.  Maintenance of Office or Agency.

   The Issuers will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuers in respect of the Securi

(PAGE) 57

ties of that series and this Indenture may be served. The Issuers will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, sur-renders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuers hereby appoint the Trustee as their agent to receive all such presentations, surrenders, notices and demands.

   The Issuers may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.


SECTION 1003.  Money for Securities Payments to Be Held in
               Trust.

   If an Issuer shall at any time act as Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of or any premium or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

   Whenever the Issuers shall have one or more Paying Agents for any series of Securities, it will, prior to each due date of the principal of or any premium or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Issuers will promptly notify the Trustee of its action or failure so to act.

   The Issuers will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (1) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (2) during the continuance of any default by an Issuer (or any other obligor upon the Securities of that series) in the making of any payment in respect of the Securities of that series, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities of that series.

   The Issuers may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any

(PAGE) 58

Paying Agent to pay, to the Trustee all sums held in trust by the Issuers or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuers or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

   Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of or any premium or interest on any Security of any series and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Issuers on an Issuer Request, or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.


SECTION 1004.  Statement by Officers as to Default.

   The Issuers will deliver to the Trustee, within 120 days after the end of each fiscal year of the Issuers ending after the date hereof, an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof an Issuer is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if an Issuer shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.


SECTION 1005.  Existence.

   Subject to Article Eight, the Issuers will do or cause to be done all things necessary to preserve and keep in full force and effect their existence, rights (charter and statutory) and franchises; provided, however, that the Issuers shall not be required to preserve any such right or franchise if the Board of Directors of such Issuer shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Issuer and that the loss thereof is not disadvantageous in any material respect to the Holders.

(PAGE) 59

SECTION 1006.  Maintenance of Properties.

   The Issuers will cause all properties used or useful in the conduct of their business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Issuers may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent an Issuer from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of such Issuer, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.


SECTION 1007.  Payment of Taxes and Other Claims.

   The Issuers will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon any Issuer or any Subsidiary of an Issuer or upon the income, profits or property of any Issuer or any Subsidiary of an Issuer, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of any Issuer or any Subsidiary of an Issuer; provided, however, that the Issuers shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.


SECTION 1008.  Change of Control.

   (a) Upon the occurrence of a Change in Control, each Holder of a Security shall have the right to have such Security repurchased by the Issuers on the terms and condi-tions precedent set forth in this Section 1008 and this Indenture. The Issuers shall, within 30 days following the date of the consummation of a transaction resulting in a Change of Control, mail an Offer with respect to an Offer to Purchase all Outstanding Securities at a purchase price equal to 101% of their aggregate principal amount plus accrued interest to the Purchase Date; (provided, however, that installments of interest whose Stated Maturity is on or prior to the Purchase Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307). Prior to the mailing of the notice to Holders provided for in the preceding sentence, but in any event within 30 days following any Change of Control, the Issuers hereby covenant to use their best efforts to obtain the requisite consent under the Bank Agreement to permit the repurchase of the Securities as provided for in this Section 1008 without violating the terms of such Bank Agreement; provided, that, the failure to receive such consent shall in no way affect the right of each Holder to have such Security repurchased or the obligations of the Issuers to commence the Offer to Purchase and to repurchase the Securities pursuant to this Section 1008. Each Holder shall be entitled to

(PAGE) 60

tender all or any portion of the Securities owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount.

   (b) The Issuers and the Trustee shall perform their respective obligations specified in the Offer for the Offer to Purchase. Prior to the Purchase Date, the Issuers shall
(i) accept for payment Securities or portions thereof tendered pursuant to the Offer, (ii) deposit with the Paying Agent (or, if an Issuer is acting as Paying Agent, segregate and hold in trust as provided in Section 1003) money sufficient to pay the purchase price of all Securities or portions thereof so accepted and (iii) deliver or cause to be delivered to the Trustee all Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Issuers. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security or Securities equal in principal amount to any unpurchased portion of the Security surrendered as requested by the Holder. Any Security not accepted for payment shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers shall publicly announce the results of the Offer on or as soon as practicable after the Purchase Date.

   (c) A "Change of Control" shall be deemed to have occurred at such time, after the date of this Indenture, as any of the following occur:

   (i) any Person or any Persons acting together that would constitute a group (for purposes of Section 13(d) of the Securities Exchange Act of 1934, or any successor provision thereto) (a "Group"), together with any Affiliates or Related Persons thereof shall beneficially own (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, or any successor provision thereto) at least 30% of the aggregate voting power of all classes of Capital Stock of either Issuer entitled to vote generally in the election of directors; or

    (ii) any Person or Group, together with any Affiliates or Related Persons thereof, shall succeed in having a sufficient number of its nominees elected to the Board of Directors of either Issuer such that such nominees, when added to any existing director remaining on the Board of Directors of such Issuer after such election who is an Affiliated or Related Person of such Group, will constitute a majority of the Board of Directors of such Issuer.

Notwithstanding the foregoing, with respect to OMS, Scotts shall be deemed not to constitute such a Person or Group for the purposes of clauses (i) and (ii) above.


SECTION 1009.  Provision of Financial Information.

   Whether or not the Issuers are subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Issuers shall file with the Commission, to the extent permitted by the Commission or the Exchange Act, the annual reports,

(PAGE) 61

quarterly reports and other documents which the Issuers would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Issuers were so required, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Issuers would have been required so to file such documents if the Issuers were so required. The Issuers shall also in any event (a) within 15 days of each Required Filing Date (i) transmit by mail to all Holders, as their names and addresses appear in the Security Register, without cost to such Holders, and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Issuers would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act or any successor provisions thereto if the Issuers were required to be subject to such Sections and (b) if filing such documents by the Issuers with the Commission is not permitted under the Exchange Act, promptly upon written request, supply, in lieu of filing with the Commission as otherwise required by the first sentence of this Section 1009, copies of such documents to any prospective Holder.


SECTION 1010.  Waiver of Certain Covenants.

   Except as otherwise specified as contemplated by
Section 301 for Securities of such series, the Issuers may, with respect to the Securities of any series, omit in any particular instance to comply with any term, provision or condition set forth in any covenant provided pursuant to
Section 301(18), 901(2) or 901(7) for the benefit of the Holders of such series or in any of Sections 1006 to 1009, inclusive, if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuers and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect; provided, however, with respect to an Offer to Purchase as to which an Offer has been mailed, no such waiver may be made or shall be effective against any Holder tendering Securities pursuant to such Offer, and the Issuers may not omit to comply with the terms of such Offer as to such Holder.


                        ARTICLE ELEVEN

                   REDEMPTION OF SECURITIES


SECTION 1101.  Applicability of Article.

   Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for such Securities) in accordance with this Article.

(PAGE) 62


SECTION 1102.  Election to Redeem; Notice to Trustee.

   The election of the Issuers to redeem any Securities shall be evidenced by Issuer Board Resolutions or in another manner specified as contemplated by Section 301 for such Securities. In case of any redemption at the election of the Issuers of less than all the Securities of any series (including any such redemption affecting only a single Security), the Issuers shall, at least 60 days prior to the Redemption Date fixed by the Issuers (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Securities of such series to be redeemed and, if applicable, of the tenor of the Securities to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Issuers shall furnish the Trustee with an Officers' Certificate evidencing compliance with such restriction.


SECTION 1103. Selection by Trustee of Securities to Be
             Redeemed.

   If less than all the Securities of any series are to be redeemed (unless all the Securities of such series and of a specified tenor are to be redeemed or unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Security of such series, provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security. If less than all the Securities of such series and of a specified tenor are to be redeemed (unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series and specified tenor not previously called for redemption in accordance with the preceding sentence.

   The Trustee shall promptly notify the Issuers in writing of the Securities selected for redemption as aforesaid and, in case of any Securities selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.

   The provisions of the two preceding paragraphs shall not apply with respect to any redemption affecting only a single Security, whether such Security is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

   For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any

(PAGE) 63

Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.


SECTION 1104.  Notice of Redemption.

   Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security
Register.

   All notices of redemption shall state:

   (1)  the Redemption Date,

   (2)  the Redemption Price,

   (3) if less than all the Outstanding Securities of any series consisting of more than a single Security are to be redeemed, the identification (and, in the case of partial redemption of any such Securities, the principal amounts) of the particular Securities to be redeemed and, if less than all the Outstanding Securities of any series consisting of a single Security are to be redeemed, the principal amount of the particular Security to be redeemed,

   (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

   (5) the place or places where each such Security is to be surrendered for payment of the Redemption Price, and

   (6) that the redemption is for a sinking fund, if such is the case.

   Notice of redemption of Securities to be redeemed at the election of the Issuers shall be given by the Issuers or, at the Issuers' request, by the Trustee in the name and at the expense of the Issuers and shall be irrevocable.


SECTION 1105.  Deposit of Redemption Price.

   On or prior to any Redemption Date, the Issuers shall deposit with the Trustee or with a Paying Agent (or, if an Issuer is acting as Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

(PAGE) 64

SECTION 1106.  Securities Payable on Redemption Date.

   Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Issuers shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Issuers at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 301, installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

   If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption
Date at the rate prescribed therefor in the Security.


SECTION 1107.  Securities Redeemed in Part.

   Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Issuers or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuers and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Issuers shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.


                        ARTICLE TWELVE

                         SINKING FUNDS


SECTION 1201.  Applicability of Article.

   The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of any series except as otherwise specified as contemplated by Section 301 for such Securities.

   The minimum amount of any sinking fund payment provided for by the terms of any Securities is herein referred to as a "mandatory sinking fund payment", and any payment in excess of such minimum amount provided for by the terms of such Securities is herein referred to as an "optional sinking fund payment". If provided for by the terms of any

(PAGE) 65

Securities, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities as provided for by the terms of such Securities.


SECTION 1202. Satisfaction of Sinking Fund Payments with
              Securities.

   The Issuers (1) may deliver Outstanding Securities of a series (other than any previously called for redemption) and
(2) may apply as a credit Securities of a series which have been redeemed either at the election of the Issuers pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to any Securities of such series required to be made pursuant to the terms of such Securities as and to the extent provided for by the terms of such Securities; provided that the Securities to be so credited have not been previously so credited. The Securities to be so credited shall be received and credited for such purpose by the Trustee at the Redemption Price, as specified in the Securities so to be redeemed, for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.


SECTION 1203.  Redemption of Securities for Sinking Fund.

   Not less than 15 days prior to each sinking fund payment date for any Securities, the Issuers will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing sinking fund payment for such Securities pursuant to the terms of such Securities, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities pursuant to Section 1202 and will also deliver to the Trustee any Securities to be so delivered. Not less than 45 days prior to each such sinking fund payment date, the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in
Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Issuers in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1106 and 1107.


                       ARTICLE THIRTEEN

              DEFEASANCE AND COVENANT DEFEASANCE


SECTION 1301. Issuers' Option to Effect Defeasance or
              Covenant Defeasance.

   The Issuers may elect, at their option at any time, to have
Section 1302 or Section 1303 applied to any Securities or any series of Securities, as the case may be, designated pursuant to Section 301 as being defeasible pursuant to such
Section 1302 or

(PAGE) 66

1303, in accordance with any applicable requirements provided pursuant to Section 301 and upon compliance with the conditions set forth below in this Article. Any such election shall be evidenced by Issuer Board Resolutions or in another manner specified as contemplated by Section 301 for such Securities.


SECTION 1302.  Defeasance and Discharge.

   Upon the Issuers' exercise of their option (if any) to have this Section applied to any Securities or any series of Securities, as the case may be, the Issuers shall be deemed to have been discharged from their obligations with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 1304 are satisfied (hereinafter called "Defeasance"). For this purpose, such Defeasance means that the Issuers shall be deemed to have paid and discharged the entire indebtedness represented by such Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Issuers, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 1304 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest on such Securities when payments are due, (2) the Issuers' obligations with respect to such Securities under Sections 304, 305, 306, 1002 and 1003,
(3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (4) this Article. Subject to compliance with this Article, the Issuers may exercise their option (if any) to have this Section applied to any Securities notwithstanding the prior exercise of its option (if any) to have Section 1303 applied to such Securities.


SECTION 1303.  Covenant Defeasance.

   Upon the Issuers' exercise of their option (if any) to have this Section applied to any Securities or any series of Securities, as the case may be, (1) the Issuers shall be released from their obligations under Section 801(3), Sections 1006 through 1010, inclusive, and any covenants provided pursuant to Section 301(18), 901(2) or 901(7) for the benefit of the Holders of such Securities and (2) the occurrence of any event specified in Sections 501(4) (with respect to any of Section 801(3), Sections 1006 through 1010, inclusive, and any such covenants provided pursuant to
Section 301(18), 901(2) or 901(7)), 501(5) and 501(11) shall be deemed not to be or result in an Event of Default, in each case with respect to such Securities as provided in this Section on and after the date the conditions set forth in
Section 1304 are satisfied (hereinafter called "Covenant Defeasance"). For this purpose, such Covenant Defeasance means that, with respect to such Securities, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 501(4)), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such

(PAGE) 67

Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.


SECTION 1304. Conditions to Defeasance or Covenant
             Defeasance.

   The following shall be the conditions to the application of
Section 1302 or Section 1303 to any Securities or any series of Securities, as the case may be:

   (1) The Issuers shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee which satisfies the requirements contemplated by Section 609 and agrees to comply with the provisions of this Article applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefits of the Holders of such Securities, (A) money in an amount, or
  (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and any premium and interest on such Securities on the respective Stated Maturities, in accordance with the terms of this Indenture and such Securities. As used herein, "U.S. Government Obligation" means (x) any security which is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in Clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

   (2) In the event of an election to have Section 1302 apply to any Securities or any series of Securities, as the case may be, the Issuers shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this instrument, there has been a change in the applicable Federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that,

(PAGE) 68

  the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

   (3) In the event of an election to have Section 1303 apply to any Securities or any series of Securities, as the case may be, the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

   (4) The Issuers shall have delivered to the Trustee an Officer's Certificate to the effect that neither such Securities nor any other Securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit.

   (5) No event which is, or after notice or lapse of time or both would become, an Event of Default with respect to such Securities or any other Securities shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Sections 501(6) and (7), at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day).

   (6) Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Securities are in default within the meaning of such Act).

   (7) Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which an Issuer is a party or by which it is bound.

   (8) Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act unless such trust shall be registered under such Act or exempt from registration thereunder.

   (9) The Issuers shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

(PAGE) 69

SECTION 1305. Deposited Money and U.S. Government Obligations
              to Be Held in Trust; Miscellaneous Provisions.

   Subject to the provisions of the last paragraph of
Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section and Section 1306, the Trustee and any such other trustee are referred to collectively as the "Trustee") pursuant to
Section 1304 in respect of any Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any such Paying Agent (including an Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

   The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1304 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.

   Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon an Issuer Request any money or U.S. Government Obligations held by it as provided in Section 1304 with respect to any Securities which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Securities.


SECTION 1306.  Reinstatement.

   If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article with respect to any Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Securities from which the Issuers has been discharged or released pursuant to Section 1302 or 1303 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Securities, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 1305 with respect to such Securities in accordance with this Article; provided, however, that if the Issuers make any payment of principal of or any premium or interest on any such Security following such reinstatement of its obligations, the Issuers shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payment from the money so held in trust.

(PAGE) 70

   This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

   IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                            THE SCOTTS COMPANY


                            By ____________________________
                               Title:

Attest:


____________________________
Title:

                            THE O.M. SCOTT & SONS COMPANY


                            By _____________________________
                               Title:
Attest:


____________________________
Title:

                            CHEMICAL BANK


                            By _____________________________
                               Title:
Attest:


____________________________
Title:

(PAGE) 71

STATE OF NEW YORK   )
                    )  ss.:
COUNTY OF NEW YORK  )


   On the .... day of ..........., ...., before me personally came ..........................., to me known, who, being by me duly sworn, did depose and say that he is
.................... of ................................., one
of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corpo-ration; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.



                ...............................................


STATE OF NEW YORK   )
                    )  ss.:
COUNTY OF NEW YORK  )


   On the .... day of ..........., ...., before me personally came ..........................., to me known, who, being by me duly sworn, did depose and say that he is
.................... of ................................., one
of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corpo-ration; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                ...............................................

(PAGE) 72

STATE OF NEW YORK   )
                    )  ss.:
COUNTY OF NEW YORK  )


   On the .... day of ..........., ...., before me personally came ..........................., to me known, who, being by me duly sworn, did depose and say that he is
.................... of ................................., one
of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corpo-ration; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                ...............................................

(PAGE) 73

                       TABLE OF CONTENTS
                          __________

                                                  PAGE

PARTIES . . . . . . . . . . . . . . . . . . . . .   1
RECITALS OF THE ISSUERS . . . . . . . . . . . . .   1


                          ARTICLE ONE

    DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101.  Definitions:
           Act  . . . . . . . . . . . . . . . . .    2
           Affiliate; control . . . . . . . . . .    2
           Authenticating Agent . . . . . . . . .    2
           Bank Agreement . . . . . . . . . . . .    2
           Board of Directors . . . . . . . . . .    2
           Board Resolution . . . . . . . . . . .    2
           Business Day . . . . . . . . . . . . .    2
           Capital Stock  . . . . . . . . . . . .    3
           Commission . . . . . . . . . . . . . .    3
           Corporate Trust Office . . . . . . . .    3
           corporation  . . . . . . . . . . . . .    3
           Covenant Defeasance  . . . . . . . . .    3
           Defaulted Interest . . . . . . . . . .    3
           Defeasance . . . . . . . . . . . . . .    3
           Depositary . . . . . . . . . . . . . .    3
           Event of Default . . . . . . . . . . .    3
           Exchange Act . . . . . . . . . . . . .    3
           Expiration Date  . . . . . . . . . . .    3
           Global Security  . . . . . . . . . . .    3
           Holder . . . . . . . . . . . . . . . .    3
           Indenture  . . . . . . . . . . . . . .    3
           interest . . . . . . . . . . . . . . .    4
           Interest Payment Date  . . . . . . . .    4
           Investment Company Act . . . . . . . .    4
           Issuer Board Resolutions . . . . . . .    4
           Issuer Request; Issuer Order . . . . .    4
           Maturity . . . . . . . . . . . . . . .    4
           Notice of Default  . . . . . . . . . .    4
           Offer  . . . . . . . . . . . . . . . .    4
           Offer to Purchase  . . . . . . . . . .    4
           Officers' Certificate  . . . . . . . .    6

(PAGE) 2

           OMS  . . . . . . . . . . . . . . . . .    6
           Opinion of Counsel . . . . . . . . . .    6
           Original Issue Discount Security . . .    6
           Outstanding  . . . . . . . . . . . . .    7
           Paying Agent . . . . . . . . . . . . .    8
           Person . . . . . . . . . . . . . . . .    8
           Place of Payment . . . . . . . . . . .    8
           Predecessor Security . . . . . . . . .    8
           Purchase Amount  . . . . . . . . . . .    8
           Purchase Date  . . . . . . . . . . . .    8
           Purchase Price . . . . . . . . . . . .    8
           Redeemable Stock . . . . . . . . . . .    8
           Redemption Date  . . . . . . . . . . .    8
           Redemption Price . . . . . . . . . . .    8
           Regular Record Date  . . . . . . . . .    8
           Responsible Officer  . . . . . . . . .    8
           Scotts . . . . . . . . . . . . . . . .    9
           Securities . . . . . . . . . . . . . .    9
           Securities Act . . . . . . . . . . . .    9
           Security Register and Security Registrar  9
           Special Record Date  . . . . . . . . .    9
           Stated Maturity  . . . . . . . . . . .    9
           Subsidiary . . . . . . . . . . . . . .    9
           Trust Indenture Act  . . . . . . . . .    9
           Trustee  . . . . . . . . . . . . . . .    9
           U.S. Government Obligation . . . . . .    9
           Vice President . . . . . . . . . . . .    9
           Wholly Owned Subsidiary  . . . . . . .   10
SECTION 102.  Compliance Certificates and Opinions  10
SECTION 103.  Form of Documents Delivered
                to Trustee  . . . . . . . . . . .   10
SECTION 104.  Acts of Holders; Record Dates . . .   11
SECTION 105.  Notices, Etc., to Trustee
                and Issuers . . . . . . . . . . .   13
SECTION 106.  Notice to Holders; Waiver . . . . .   13
SECTION 107.  Conflict with Trust Indenture Act .   14
SECTION 108.  Effect of Headings and
                Table of Contents . . . . . . . .   14
SECTION 109.  Successors and Assigns  . . . . . .   14
SECTION 110.  Separability Clause . . . . . . . .   14
SECTION 111.  Benefits of Indenture . . . . . . .   15
SECTION 112.  Governing Law . . . . . . . . . . .   15
SECTION 113.  Legal Holidays  . . . . . . . . . .   15

(PAGE) 3


                          ARTICLE TWO

                        SECURITY FORMS

SECTION 201.  Forms Generally . . . . . . . . . .   15
SECTION 202.  Form of Face of Security  . . . . .   16
SECTION 203.  Form of Reverse of Security . . . .   18
SECTION 204.  Form of Legend for Global Securities  22
SECTION 205.  Form of Trustee's Certificate of
                Authentication  . . . . . . . . .   23


                         ARTICLE THREE

                        THE SECURITIES

SECTION 301.  Amount Unlimited; Issuable in Series  23
SECTION 302.  Denominations . . . . . . . . . . .   26
SECTION 303.  Execution, Authentication, Delivery
                and Dating  . . . . . . . . . . .   26
SECTION 304.  Temporary Securities  . . . . . . .   28
SECTION 305.  Registration, Registration of
                Transfer and Exchange . . . . . .   28
SECTION 306.  Mutilated, Destroyed, Lost and
                Stolen Securities . . . . . . . .   30
SECTION 307.  Payment of Interest; Interest
                Rights Preserved  . . . . . . . .   31
SECTION 308.  Persons Deemed Owners . . . . . . .   32
SECTION 309.  Cancellation  . . . . . . . . . . .   32
SECTION 310.  Computation of Interest . . . . . .   32


                         ARTICLE FOUR

                  SATISFACTION AND DISCHARGE

SECTION 401.  Satisfaction and Discharge
                of Indenture  . . . . . . . . . .   33
SECTION 402.  Application of Trust Money  . . . .   34


                         ARTICLE FIVE

                           REMEDIES

SECTION 501.  Events of Default . . . . . . . . .   34
SECTION 502.  Acceleration of Maturity; Rescission
                and Annulment . . . . . . . . . .   36

(PAGE) 4

SECTION 503.  Collection of Indebtedness and Suits for
                Enforcement by Trustee  . . . . .   37
SECTION 504.  Trustee May File Proofs of Claim  .   38
SECTION 505.  Trustee May Enforce Claims
                Without Possession of Securities    38
SECTION 506.  Application of Money Collected  . .   39
SECTION 507.  Limitation on Suits . . . . . . . .   39
SECTION 508.  Unconditional Right of Holders to Receive
                Principal, Premium and Interest .   40
SECTION 509.  Restoration of Rights and Remedies    40
SECTION 510.  Rights and Remedies Cumulative  . .   40
SECTION 511.  Delay or Omission Not Waiver  . . .   40
SECTION 512.  Control by Holders  . . . . . . . .   41
SECTION 513.  Waiver of Past Defaults . . . . . .   41
SECTION 514.  Undertaking for Costs . . . . . . .   41
SECTION 515.  Waiver of Usury, Stay or
                Extension Laws  . . . . . . . . .   42


                          ARTICLE SIX

                          THE TRUSTEE

SECTION 601.  Certain Duties and Responsibilities   42
SECTION 602.  Notice of Defaults  . . . . . . . .   42
SECTION 603.  Certain Rights of Trustee . . . . .   43
SECTION 604.  Not Responsible for Recitals or
                Issuance of Securities  . . . . .   44
SECTION 605.  May Hold Securities . . . . . . . .   44
SECTION 606.  Money Held in Trust . . . . . . . .   44
SECTION 607.  Compensation and Reimbursement  . .   44
SECTION 608.  Conflicting Interests . . . . . . .   45
SECTION 609.  Corporate Trustee Required;
                Eligibility . . . . . . . . . . .   45
SECTION 610.  Resignation and Removal; Appointment
                of Successor  . . . . . . . . . .   46
SECTION 611.  Acceptance of Appointment by
                Successor . . . . . . . . . . . .   47
SECTION 612.  Merger, Conversion, Consolidation
                or Succession to Business . . . .   48
SECTION 613.  Preferential Collection of Claims
                Against the Issuers . . . . . . .   48
SECTION 614.  Appointment of Authenticating Agent   49

(PAGE) 5

                         ARTICLE SEVEN

       HOLDERS' LISTS AND REPORTS BY TRUSTEE AND ISSUERS

SECTION 701.  Issuers to Furnish Trustee Names
                and Addresses of Holders  . . . .   50
SECTION 702.  Preservation of Information; Communications
               to Holders . . . . . . . . . . . .   51
SECTION 703.  Reports by Trustee  . . . . . . . .   51
SECTION 704.  Reports by Issuers  . . . . . . . .   51


                         ARTICLE EIGHT

     CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801.  Issuers May Consolidate, Etc., Only on
                Certain Terms . . . . . . . . . .   52
SECTION 802.  Successor Substituted . . . . . . .   53


                         ARTICLE NINE

                    SUPPLEMENTAL INDENTURES

SECTION 901.  Supplemental Indentures Without Consent
                of Holders  . . . . . . . . . . .   53
SECTION 902.  Supplemental Indentures with Consent
                of Holders  . . . . . . . . . . .   54
SECTION 903.  Execution of Supplemental Indentures  55
SECTION 904.  Effect of Supplemental Indentures .   56
SECTION 905.  Conformity with Trust Indenture Act   56
SECTION 906.  Reference in Securities to Supplemental
                Indentures  . . . . . . . . . . .   56


                          ARTICLE TEN

                           COVENANTS

SECTION 1001.  Payment of Principal, Premium and
                 Interest . . . . . . . . . . . .   56
SECTION 1002.  Maintenance of Office or Agency  .   56
SECTION 1003.  Money for Securities Payments to Be Held
                 in Trust . . . . . . . . . . . .   57
SECTION 1004.  Statement by Officers as to Default  58

(PAGE) 6

SECTION 1005.  Existence  . . . . . . . . . . . .   58
SECTION 1006.  Maintenance of Properties  . . . .   59
SECTION 1007.  Payment of Taxes and Other Claims    59
SECTION 1008.  Change of Control  . . . . . . . .   59
SECTION 1009.  Provision of Financial Information   60
SECTION 1010.  Waiver of Certain Covenants  . . .   61


                        ARTICLE ELEVEN

                   REDEMPTION OF SECURITIES

SECTION 1101.  Applicability of Article . . . . .   61
SECTION 1102.  Election to Redeem; Notice to
                 Trustee  . . . . . . . . . . . .   62
SECTION 1103.  Selection by Trustee of Securities to Be
                 Redeemed . . . . . . . . . . . .   62
SECTION 1104.  Notice of Redemption . . . . . . .   63
SECTION 1105.  Deposit of Redemption Price  . . .   63
SECTION 1106.  Securities Payable on
                 Redemption Date  . . . . . . . .   64
SECTION 1107.  Securities Redeemed in Part  . . .   64


                        ARTICLE TWELVE

                         SINKING FUNDS

SECTION 1201.  Applicability of Article . . . . .   64
SECTION 1202.  Satisfaction of Sinking Fund Payments
                 with Securities  . . . . . . . .   65
SECTION 1203.  Redemption of Securities for
                 Sinking Fund . . . . . . . . . .   65


                       ARTICLE THIRTEEN

              DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1301.  Issuers' Option to Effect Defeasance or
                 Covenant Defeasance  . . . . . .   65
SECTION 1302.  Defeasance and Discharge . . . . .   66
SECTION 1303.  Covenant Defeasance  . . . . . . .   66
SECTION 1304.  Conditions to Defeasance or
                 Covenant Defeasance  . . . . . .   67
SECTION 1305.  Deposited Money and U.S. Government Obligations
                 to Be Held in Trust; Miscellaneous
                 Provisions . . . . . . . . . . .   69

(PAGE) 7

SECTION 1306.  Reinstatement  . . . . . . . . . .   69




TESTIMONIUM . . . . . . . . . . . . . . . . . . .   70
SIGNATURES AND SEALS  . . . . . . . . . . . . . .   70
ACKNOWLEDGEMENTS  . . . . . . . . . . . . . . . .   71

<EX-4b>

(PAGE) 1
                                       Draft of June 16, 1994

















                             THE SCOTTS COMPANY
                       THE O.M. SCOTT & SONS COMPANY
                                                          Issuers

                                     TO

                               CHEMICAL BANK
                                                          Trustee



                               ______________


                                 Indenture

                          Dated as of June 1, 1994


                               ______________

(PAGE) 2


                             The Scotts Company
                       The O.M. Scott & Sons Company

  Certain Sections of this Indenture relating to Sections 310 through 318, inclusive, of the Trust Indenture Act of 1939:

Trust Indenture
  Act Section
Indenture Section


 sec. 310(a)(1)   . . . . . . . . . . . . . . .    609
         (a)(2)   . . . . . . . . . . . . . . .    609
         (a)(3)   . . . . . . . . . . . . . . .    Not Applicable
         (a)(4)   . . . . . . . . . . . . . . .    Not Applicable
         (b)      . . . . . . . . . . . . . . .    608
                                                   610
 sec. 311(a)      . . . . . . . . . . . . . . .    613
         (b)      . . . . . . . . . . . . . . .    613
 sec. 312(a)      . . . . . . . . . . . . . . .    701
                                                   702
         (b)      . . . . . . . . . . . . . . .    702
         (c)      . . . . . . . . . . . . . . .    702
 sec. 313(a)      . . . . . . . . . . . . . . .    703
         (b)      . . . . . . . . . . . . . . .    703
         (c)      . . . . . . . . . . . . . . .    703
         (d)      . . . . . . . . . . . . . . .    703
 sec. 314(a)      . . . . . . . . . . . . . . .    704
         (a)(4)   . . . . . . . . . . . . . . .    101
                                                  1004
         (b)      . . . . . . . . . . . . . . .    Not Applicable
         (c)(1)   . . . . . . . . . . . . . . .    102
         (c)(2)   . . . . . . . . . . . . . . .    102
         (c)(3)   . . . . . . . . . . . . . . .    Not Applicable
         (d)      . . . . . . . . . . . . . . .    Not Applicable
         (e)      . . . . . . . . . . . . . . .    102
 sec. 315(a)      . . . . . . . . . . . . . . .    601
         (b)      . . . . . . . . . . . . . . .    602
         (c)      . . . . . . . . . . . . . . .    601
         (d)      . . . . . . . . . . . . . . .    601
         (e)      . . . . . . . . . . . . . . .    514
 sec. 316(a)      . . . . . . . . . . . . . . .    101
         (a)(1)(A). . . . . . . . . . . . . . .    502
                                                   512
         (a)(1)(B). . . . . . . . . . . . . . .    513
         (a)(2)   . . . . . . . . . . . . . . .    Not Applicable
         (b)      . . . . . . . . . . . . . . .    508
         (c)      . . . . . . . . . . . . . . .    104
 sec. 317(a)(1)   . . . . . . . . . . . . . . .    503
         (a)(2)   . . . . . . . . . . . . . . .    504
         (b)      . . . . . . . . . . . . . . .   1003
 sec. 318(a)      . . . . . . . . . . . . . . .    107

___________________
NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

(PAGE) 1

    INDENTURE, dated as of June 1, 1994, between The Scotts Company, a corporation duly organized and existing under the laws of the State of Delaware (herein called "Scotts"), and The O.M. Scott & Sons Company, a corporation duly organized and existing under the laws of the State of Delaware (herein called "OMS"), as joint and several obligors (collectively, herein called the "Issuers"), each having its principal office at 14111 Scottslawn Road, Marysville, Ohio 43043, and Chemical Bank, a banking corporation duly organized and existing under the laws of the State of New York, as Trustee (herein called the "Trustee").


                          RECITALS OF THE ISSUERS

    The Issuers have duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of their unsecured subordinated debentures, notes or other evidences of indebtedness (herein called the "Securities"), to be issued in one or more series as in this Indenture provided.

    All things necessary to make this Indenture a valid agreement of the Issuers, in accordance with its terms, have been done.

    NOW, THEREFORE, THIS INDENTURE WITNESSETH:

    For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:


                                ARTICLE ONE

                      DEFINITIONS AND OTHER PROVISIONS
                           OF GENERAL APPLICATION


SECTION 101.  Definitions.

    For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

      (1)  the terms defined in this Article have the meanings
assigned to   them in this Article and include the plural as well
as the singular;

      (2)  all other terms used herein which are defined in the
Trust   Indenture Act, either directly or by reference therein,
have the meanings   assigned to them therein;

      (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally
accepted   accounting principles, and, except as otherwise herein
expressly   provided, the term "generally accepted accounting
principles" with   respect to any computation required or
permitted hereunder shall mean   such accounting principles as
are generally accepted at the date of such   computation;

(PAGE) 2


      (4)  unless the context otherwise requires, any reference
to an   "Article" or a "Section" refers to an Article or a
Section, as the case   may be, of this Indenture; and

      (5)  the words "herein", "hereof" and "hereunder" and other
words of   similar import refer to this Indenture as a whole and
not to any   particular Article, Section or other subdivision.

    "Act", when used with respect to any Holder, has the meaning specified in Section 104.

    "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or other-wise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

    "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 614 to act on behalf of the Trustee to authenticate Securities of one or more series.

    "Bank Agreement" means the Third Amended and Restated Credit Agreement, dated as of April 7, 1992, among the Issuers, the lenders identified therein (the "Banks"), and Chemical Bank (as successor to Manufacturers Hanover Trust Company), as Agent for the Banks, as amended by the First Amendment thereto, dated as of November 19, 1992, the Second Amendment thereto, dated as of February 23, 1993, and the Third Amendment thereto, dated as of December 15, 1993, as such agreement may be amended, extended, restated or otherwise modified.

  "Bank Hedging Agreement" means, with respect to an Issuer, any agreement between such Issuer and any Bank that is a lender under the Bank Agreement consisting of (a) any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement and (b) any agreement or arrangement designed to limit or eliminate the risk and/or exposure of such Issuer to fluctuations in currency exchange rates.

    "Board of Directors" means, when used with respect to Scotts or OMS, the board of directors of Scotts or OMS, respectively, or any duly authorized committee of that board.

    "Board Resolution" means, when used with respect to Scotts or OMS, a copy of a resolution certified by the Secretary or an Assistant Secretary of Scotts or OMS, as the case may be, to have been duly adopted by such Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

(PAGE) 3

    "Business Day", when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law or executive order to close, and when otherwise used, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

    "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangement conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the fact of a balance sheet of such Person in accordance with generally accepted accounting principles. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

    "Capital Stock" of any Person means any and all shares, interests, participation or other equivalents (however designated) of corporate stock of such Person.

    "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

    "Corporate Trust Office" means the principal office of the Trustee in The City of New York at which at any particular time its corporate trust business shall be administered, which office at the date hereof is located at 450 West 33rd Street, 15th Floor, New York, New York 10001.

    "corporation" means a corporation, association, company, joint-stock company or business trust.

    "Covenant Defeasance" has the meaning specified in Section
1303.

    "Debt" means (without duplication and without regard to any portion of principal amount that has not accrued and to any interest component thereof (whether accrued or imputed) that is not due and payable) with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every Capital Lease Obligation of such Person; (vi) the maximum fixed

(PAGE) 4

redemption or repurchase price of Redeemable Stock of such Person at the time of determination; (vii) every obligation under Interest Rate or Currency Protection Agreements of such Person; and (viii) every obligation of the type referred to in clauses
(i) through (vii) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise.

    "Defaulted Interest" has the meaning specified in Section
307.

    "Defeasance" has the meaning specified in Section 1302.

    "Depositary" means, with respect to Securities of any series issuable in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Securities as contemplated by Section 301.

    "Event of Default" has the meaning specified in Section 501.

    "Exchange Act" means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

    "Expiration Date" has the meaning specified in Section 104.

    "Global Security" means a Security that evidences all or part of the Securities of any series and bears the legend set forth in
Section 204 (or such legend as may be specified as contemplated by Section 301 for such Securities).

    "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing, and Debt of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person,
(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and "Guaranteed", "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); provided, however, that the Guaranty by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

    "Holder" means a Person in whose name a Security is registered in the Security Register.

    "Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of

(PAGE) 5

this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term "Indenture" shall also include the terms of particular series of Securities established as contemplated by Section 301.

    "interest", when used with respect to an Original Issue
Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

    "Interest Payment Date", when used with respect to any Security, means the Stated Maturity of an instalment of interest on such Security.

    "Investment Company Act" means the Investment Company Act of
1940 and any statute successor thereto, in each case as amended from time to time.

    "Issuer Board Resolutions" means a Board Resolution of each of the Issuers.

    "Issuer Request" or "Issuer Order" means a written request or order signed in the name of each of the Issuers by its respective
Chairman of the Board, its Vice Chairman of the Board, its President or a Vice President, and by its Treasurer, its Assistant Treasurer, Secretary or an Assistant Secretary, and delivered to the Trustee.

    "Maturity", when used with respect to any Security, means the date on which the principal of such Security or an instalment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

    "Notice of Default" means a written notice of the kind specified in Section 501(4) or 501(5).

    "Offer" shall have the meaning specified in the definition of Offer to Purchase.

    "Offer to Purchase" means a written offer (the "Offer") sent by the Issuers by first class mail, postage prepaid, to each Holder at its address appearing in the Security Register on the date of the Offer offering to purchase up to the principal amount of Securities specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Offer Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for purchase of Securities within five Business Days after the Offer Expiration Date. The Issuers shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Issuers' obligation to make an Offer to Purchase, and the Offer shall be mailed by the Issuers or, at the Issuers' request, by the Trustee in the name and at the expense of the Issuers. The Offer shall contain information concerning the business of the Issuers and their Subsidiaries which the Issuers in good faith believe will enable such Holders to make an informed decision with respect to the Offer to Purchase (which at a minimum

(PAGE) 6

will include (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee pursuant to the Indenture (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in the Issuers' business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Issuers to make the Offer to Purchase), (iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Issuers to make the Offer to Purchase and (iv) any other information required by applicable law to be included therein). The Offer shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Offer to Purchase. The Offer shall also state:

    (1) the Section of this Indenture pursuant to which the Offer
to   Purchase is being made;

    (2) the Offer Expiration Date and the Purchase Date;

    (3) the aggregate principal amount of the Outstanding
Securities offered to be purchased by the Issuers pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such has been determined pursuant to the Section of this Indenture requiring the Offer to Purchase) (the "Purchase
Amount");

    (4) the purchase price to be paid by the Issuers for each $1,000 aggregate principal amount of Securities accepted for payment (as specified pursuant to this Indenture) (the "Purchase
Price");

    (5) that the Holder may tender all or any portion of the
Securities   registered in the name of such Holder and that any
portion of a Security tendered must be tendered in an integral
multiple of $1,000 principal   amount;

    (6) the place or places where Securities are to be surrendered for tender pursuant to the Offer to Purchase;

    (7)  that interest on any Security not tendered or tendered
but not   purchased by the Issuers pursuant to the Offer to
Purchase will continue   to accrue;

    (8) that on the Purchase Date the Purchase Price will become
due and   payable upon each Security being accepted for payment
pursuant to the   Offer to Purchase and that interest thereon
shall cease to accrue on and   after the Purchase Date;

    (9)  that each Holder electing to tender a Security pursuant
to the   Offer to Purchase will be required to surrender such
Security at the   place or places specified in the Offer prior to
the close of business on   the Offer Expiration Date (such
Security being, if the Issuers or the   Trustee so requires, duly
endorsed by, or accompanied by a written   instrument of transfer
in form satisfactory to Scotts and the Trustee   duly executed
by, the Holder thereof or his attorney duly authorized in writing);

(PAGE) 7


    (10)  that Holders will be entitled to withdraw all or any
portion of   Securities tendered if the Issuers (or their Paying
Agent) receive, not   later than the close of business on the
Offer Expiration Date, a telegram, telex, facsimile transmission
or letter setting forth the name of   the Holder, the principal
amount of the Securities the Holder tendered,   the certificate
number of the Security the Holder tendered and a   statement that
such Holder is withdrawing all or a portion of its tender;

    (11)  that (a) if Securities in an aggregate principal amount
less than   or equal to the Purchase Amount are duly tendered and
not withdrawn  pursuant to the Offer to Purchase, the Issuers
shall purchase all such   Securities and (b) if Securities in an
aggregate principal amount in excess of the Purchase Amount are
tendered and not withdrawn pursuant to   the Offer to Purchase,
the Issuers shall purchase Securities having an   aggregate
principal amount equal to the Purchase Amount on a pro rata
  basis (with such adjustments as may be deemed appropriate by
the Issuers   and the Trustee so that only Securities in
denominations of $1,000 or   integral multiples thereof shall be
purchased); and

    (12)  that in the case of any Holder whose Security is
purchased only   in part, the Issuers shall execute, and the
Trustee shall authenticate   and deliver to the Holder of such
Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Security so tendered.

Any Offer to Purchase shall be governed by and effected in accordance with the Offer for such Offer to Purchase.

    "Officers' Certificate" means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of each of the Issuers, and delivered to the Trustee. One of the officers of each of the Issuers signing an Officers' Certificate given pursuant to Section 1004 shall be the principal executive, financial or accounting officer of such Issuer.

    "OMS" means the Person named as "OMS" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "OMS" shall mean such successor Person.

    "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Issuers, and who shall be acceptable to the Trustee.

    "Original Issue Discount Security" means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.

(PAGE) 8

    "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

      (1)  Securities theretofore cancelled by the Trustee or
delivered to   the Trustee for cancellation;

      (2)  Securities for whose payment or redemption money in
the   necessary amount has been theretofore deposited with the
Trustee or any   Paying Agent (other than an Issuer) in trust or
set aside and segregated   in trust by the Issuers (if an Issuer
shall act as Paying Agent) for the   Holders of such Securities;
provided that, if such Securities are to be    redeemed, notice
of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

      (3)  Securities as to which Defeasance has been effected
pursuant to   Section 1302; and

      (4) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Issuers; provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, (A) the principal amount of an Original Issue Discount Security which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the Maturity thereof to such date pursuant to Section 502, (B) if, as of such date, the principal amount payable at the Stated Maturity of a Security is not determinable, the principal amount of such Security which shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 301, (C) the principal amount of a Security denominated in one or more foreign currencies or currency units which shall be deemed to be Outstanding shall be the U.S. dollar equivalent, determined as of such date in the manner provided as contemplated by Section 301, of the principal amount of such Security (or, in the case of a Security described in Clause (A) or (B) above, of the amount determined as provided in such Clause), and (D) Securities owned by either of the Issuers or any other obligor upon the Securities or any Affiliate of either of the Issuers or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not either of the Issuers or any other obligor upon the Securities or any Affiliate of either of the Issuers or of such other obligor.

(PAGE) 9


    "Paying Agent" means any Person authorized by the Issuers to pay the principal of or any premium or interest on any Securities on behalf of the Issuers.

    "Person" means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

    "Place of Payment", when used with respect to the Securities of any series, means the place or places where the principal of and any premium and interest on the Securities of that series are payable as specified as contemplated by Section 301.

    "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

    "Purchase Amount" shall have the meaning specified in the definition of Offer to Purchase.

    "Purchase Date" shall have the meaning specified in the definition of Offer to Purchase.

    "Purchase Price" shall have the meaning specified in the definition of Offer to Purchase.

    "Redeemable Stock" of any Person means any equity security of such Person that by its terms or otherwise is required to be redeemed prior to the final Stated Maturity of the Securities or is redeemable at the option of the holder thereof at any time prior to the final Stated Maturity of then-outstanding Securities.

    "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

    "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

    "Regular Record Date" for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 301.

    "Responsible Officer", when used with respect to the Trustee, means any officer of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

(PAGE) 10

    "Scotts" means the Person named as "Scotts" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Scotts" shall mean such successor
Person.

    "Securities" has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

    "Securities Act" means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

    "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

    "Senior Debt" means (a) all obligations of the Issuers under the Bank Agreement and under any Bank Hedging Agreement, (b) the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to an Issuer to the extent that such claim for post-petition interest is allowed in such proceeding), on Debt of an Issuer, whether incurred on or prior to the date of this Indenture or thereafter created, assumed or incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Securities or to other Debt of an Issuer which is pari passu with, or subordinated to the Securities and (c) any deferrals, renewals or extensions of such Senior Debt; provided, however, that the following shall not constitute Senior Debt: (A) any Debt owed to a Person when such Person is a Subsidiary of an Issuer or (B) Debt of an Issuer of the type referred to in clause (vi) of the definition of Debt.

    "Senior Indenture" means the Indenture from the Issuers to Chemical Bank, as trustee, dated as of June 1, 1994.

    "Special Record Date" for the payment of any Defaulted
Interest means a date fixed by the Trustee pursuant to Section
307.

    "Stated Maturity", when used with respect to any Security or any instalment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such instalment of principal or interest is due and payable.

    "Subsidiary" of any Person means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries, or by such Person and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

    "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed;
provided, however, that in the event the Trust

(PAGE) 11

Indenture Act of 1939 is amended after such date, "Trust
Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

    "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, "Trustee" as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

    "U.S. Government Obligation" has the meaning specified in
Section 1304.

    "Vice President", when used with respect to either of the Issuers or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

    "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.


SECTION 102.  Compliance Certificates and Opinions.

    Upon any application or request by the Issuers to the Trustee to take any action under any provision of this Indenture, the Issuers shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by officers of the Issuers, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

    Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include,

      (1)  a statement that each individual signing such
certificate or   opinion has read such covenant or condition and
the definitions herein   relating thereto;

      (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

      (3) a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(PAGE) 12


      (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.


SECTION 103.  Form of Documents Delivered to Trustee.

    In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

    Any certificate or opinion of officers of the Issuers may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officers know, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of an Issuer or of each of the Issuers, as the case may be, stating that the information with respect to such factual matters is in the possession of such Issuer or Issuers, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

    Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.


SECTION 104.  Acts of Holders; Record Dates.

    Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent or agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuers. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Issuers, if made in the manner provided in this Section.

(PAGE) 13

    The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

    The ownership of Securities shall be proved by the Security
Register.

    Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or an Issuer in reliance thereon, whether or not notation of such action is made upon such Security.

    The Issuers may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series, provided that the Issuers may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 502, (iii) any request to institute proceedings referred to in Section 507(2) or
(iv) any direction referred to in Section 512. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Issuers from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Issuers, at their own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 106.

    The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Sec-

(PAGE) 14

tion 502, (iii) any request to institute proceedings referred to in Section 507(2) or (iv) any direction referred to in Section 512, in each case with respect to Securities of such series. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Issuers' expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Issuers in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 106.

    With respect to any record date set pursuant to this Section, the party or parties hereto which set such record dates may designate any day as the "Expiration Date" and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other parties hereto in writing, and to each Holder of Securities of the relevant series in the manner set forth in Section 106, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party or parties hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

    Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.


SECTION 105.  Notices, Etc., to Trustee and Issuers.

    Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(PAGE) 15

      (1)  the Trustee by any Holder or by the Issuers shall be
sufficient   for every purpose hereunder if made, given,
furnished or filed in writing   to or with the Trustee at its
Corporate Trust Office, Attention:   Corporate Trust Department,
or

      (2)  the Issuers by the Trustee or by any Holder shall be
sufficient   for every purpose hereunder (unless otherwise herein
expressly provided)   if in writing and mailed, first-class
postage prepaid, to the Issuers   addressed to each of them at
the address of their principal office   specified in the first
paragraph of this instrument or at any other   address or
addresses previously furnished in writing to the Trustee by an Issuer or the Issuers.


SECTION 106.  Notice to Holders; Waiver.

    Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

    In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.


SECTION 107.  Conflict with Trust Indenture Act.

    If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act which is required under the Trust Indenture Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

(PAGE) 16

SECTION 108.  Effect of Headings and Table of Contents.

    The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.


SECTION 109.  Successors and Assigns.

    All covenants and agreements in this Indenture by an Issuer shall bind its successors and assigns, whether so expressed or not.


SECTION 110.  Separability Clause.

    In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


SECTION 111.  Benefits of Indenture.

    Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Debt and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.


SECTION 112.  Governing Law.

    This Indenture and the Securities shall be governed by and construed in accordance with the law of the State of New York.


SECTION 113.  Legal Holidays.

    In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities (other than a provision of any Security which specifically states that such provision shall apply in lieu of this Section)) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business
Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity.

(PAGE) 17

                                ARTICLE TWO

                               SECURITY FORMS


SECTION 201.  Forms Generally.

    The Securities of each series shall be in substantially the form set forth in this Article, or in such other form as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof. If the form of Securities of any series is established by action taken pursuant to Issuer Board Resolutions, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of each Issuer and delivered to the Trustee at or prior to the delivery of the Issuer Order contemplated by Section 303 for the authentication and delivery of such Securities.

    The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.


SECTION 202.  Form of Face of Security.


                             THE SCOTTS COMPANY
                       THE O.M. SCOTT & SONS COMPANY

             .................................................

No. .........
$ ........

    The Scotts Company, a corporation duly organized and existing under the laws of the State of Delaware (herein called "Scotts", which term includes any successor Person under the Indenture hereinafter referred to), and The O.M. Scott & Sons Company, a corporation duly organized and existing under the laws of the State of Delaware (herein called "OMS", which term includes any successor Person under the Indenture hereinafter referred
to), as joint and several obligors (collectively, herein called the "Issuers" ), for value received, hereby promise to pay to
..............................................., or registered assigns, the principal sum of
............................................... Dollars on
........................................................ [if the
Security is to bear interest prior to Maturity, insert -- , and to pay interest thereon from ............. or from the most
recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually

(PAGE) 18

on ............ and ............ in each year, commencing
........., at the rate of ....% per annum, until the principal hereof is paid or made available for payment [if applicable, insert -- , provided that any principal and premium, and any such instalment of interest, which is overdue shall bear interest at the rate of ...% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand]. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the
....... or ....... (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture].

[If the Security is not to bear interest prior to Maturity, insert -- The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal and any overdue premium shall bear interest at the rate of ....% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment. Interest on any overdue principal or premium shall be payable on demand. Any such interest on overdue principal or premium which is not paid on demand shall bear interest at the rate of ......% per annum (to the extent that the payment of such interest on interest shall be legally enforceable), from the date of such demand until the amount so demanded is paid or made available for payment. Interest on any overdue interest shall be payable on demand.]

    Payment of the principal of (and premium, if any) and [if applicable, insert -- any such] interest on this Security will be made at the office or agency of the Issuers in the Borough of Manhattan, the City of New York, the State of New York maintained for such purpose or at any other office or agency maintained by the Issuers for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Issuers payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

    Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

(PAGE) 19


    Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this
Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

    IN WITNESS WHEREOF, each of the Issuers has caused this instrument to be duly executed under its corporate seal.

Dated:


                                    THE SCOTTS COMPANY




By______________________________
                                       Title:

Attest:


___________________________
Title:


                                    THE O.M. SCOTT & SONS COMPANY




By_______________________________
                                       Title:

Attest:


___________________________
Title:


SECTION 203.  Form of Reverse of Security.

    This Security is one of a duly authorized issue of securities of the
Issuers (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of June 1, 1994 (herein called the
"Indenture", which term shall have the meaning assigned to it in such instrument), between the Issuers and Chemical Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the
Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuers, the Trustee

(PAGE) 20

and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This
Security
is one of the series designated on the face hereof.

    [If applicable, insert -- The Securities of this series are subject to
redemption upon not less than 30 days' notice by mail, [if
applicable,
insert -- (1) on ........... in any year commencing with the year
......
and ending with the year ...... through operation of the sinking fund for
this series at a Redemption Price equal to 100% of the principal amount,
and (2)] at any time [if applicable, insert -- on or after
..........,
19..], as a whole or in part, at the election of the Issuers, at the
following Redemption Prices (expressed as percentages of the principal
amount): If redeemed [if applicable, insert -- on or before
..............., ...%, and if redeemed] during the 12-month
period begin-
ning ............. of the years indicated,



Year          Redemption Price    Year        Redemption Price









and thereafter at a Redemption Price equal to .....% of the
principal
amount, together in the case of any such redemption [if applicable, insert -- (whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor
Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

    [If applicable, insert -- The Securities of this series are subject to
redemption upon not less than 30 days' notice by mail, (1) on
............
in any year commencing with the year .... and ending with the year ....
through operation of the sinking fund for this series at the
Redemption
Prices for redemption through operation of the sinking fund
(expressed as
percentages of the principal amount) set forth in the table
below, and
(2) at any time [if applicable, insert -- on or after
............], as a
whole or in part, at the election of the Issuers, at the
Redemption Prices
for redemption otherwise than through operation of the sinking fund
(expressed as percentages of the principal amount) set forth in the table
below: If redeemed during the 12-month period beginning
............ of the
years indicated,

(PAGE) 21

                                       Redemption Price for
              Redemption Price         Redemption Otherwise
              for Redemption           Than Through
              Through Operation        Operation
              of the                   of the Sinking
 Year         Sinking Fund             Fund









and thereafter at a Redemption Price equal to .....% of the
principal
amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the
Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such
Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

    [If applicable, insert -- Notwithstanding the foregoing, the
Issuers
may not, prior to ............., redeem any Securities of this series as
contemplated by [if applicable, insert -- Clause (2) of] the preceding
paragraph as a part of, or in anticipation of, any refunding operation by
the application, directly or indirectly, of moneys borrowed
having an
interest cost to the Issuers (calculated in accordance with
generally
accepted financial practice) of less than .....% per annum.]

    [If applicable, insert -- The sinking fund for this series provides for
the redemption on ............ in each year beginning with the year .......
and ending with the year ...... of [if applicable, insert -- not less than
$.......... ("mandatory sinking fund") and not more than]
$.........
aggregate principal amount of Securities of this series. Securities of this series acquired or redeemed by the Issuers otherwise than through [if applicable, insert -- mandatory] sinking fund payments may be credited against subsequent [if applicable, insert -- mandatory] sinking fund payments otherwise required to be made [if applicable, insert -- , in the inverse order in which they become due].]

    [If the Security is subject to redemption of any kind, insert
- -- In the
event of redemption of this Security in part only, a new Security or
Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancella-tion hereof.]

    The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Debt, and this Security is issued subject to the provisions of the Indenture with respect

(PAGE) 22

thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the
Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

    [If applicable, insert -- The Indenture contains provisions for defeasance at any time of [the entire indebtedness of this Security] [or]
[certain restrictive covenants and Events of Default with respect to this
Security] [, in each case] upon compliance with certain conditions set forth in the Indenture.]

    [If the Security is not an Original Issue Discount Security, insert --
If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.]

    [If the Security is an Original Issue Discount Security, insert -- If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to -- insert formula for determining the amount. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal, premium and interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Issuers' obligations in respect of the payment of the principal of and premium and interest, if any, on the Securities of this series shall terminate.]

    The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the
Issuers and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Issuers and the Trustee with the consent of the Holders of a majority in principal amount of the
Securities at the time Outstanding of each series to be affected.
The
Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Issuers with certain provisions of the
Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future
Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

    As provided in and subject to the provisions of the Indenture, the
Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing
Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall

(PAGE) 23

not have received from the Holders of a majority in principal amount of
Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity.
The foregoing shall not apply to any suit instituted by the Holder of this
Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

    No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuers, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

    As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security
Register, upon surrender of this Security for registration of transfer at the office or agency of the Issuers in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the
Issuers and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new
Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

    The Securities of this series are issuable only in registered form
without coupons in denominations of $....... and any integral multiple
thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

    No service charge shall be made for any such registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

    Prior to due presentment of this Security for registration of transfer, the Issuers, the Trustee and any agent of the Issuers or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Issuers, the Trustee nor any such agent shall be affected by notice to the contrary.

    All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

(PAGE) 24

SECTION 204.  Form of Legend for Global Securities.

    Unless otherwise specified as contemplated by Section 301 for the
Securities evidenced thereby, every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE
INDENTURE
HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A
DEPOSITARY OR A
NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR
IN PART FOR
A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE
OR IN PART
MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH
DEPOSITARY OR
A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED
IN THE
INDENTURE.


SECTION 205.  Form of Trustee's Certificate of Authentication.

    The Trustee's certificates of authentication shall be in substantially the following form:

    This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                      CHEMICAL BANK,

As Trustee



By_______________________________

Authorized Officer


                               ARTICLE THREE

                               THE SECURITIES


SECTION 301.  Amount Unlimited; Issuable in Series.

    The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

    The Securities may be issued in one or more series. There shall be established in or pursuant to Issuer Board Resolutions and, subject to
Section 303, set forth, or determined in the manner provided, in an
Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,

(PAGE) 25

      (1) the title of the Securities of the series (which shall distinguish the Securities of the series from Securities of any other
  series);

      (2) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this
  Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other
  Securities of the series pursuant to Section 304, 305, 306, 906 or 1107
  and except for any Securities which, pursuant to Section 303, are deemed never to have been authenticated and delivered hereunder);

      (3) the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security
  (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

      (4) the date or dates on which the principal of any Securities of the series is payable;

      (5) the rate or rates at which any Securities of the series shall bear interest, if any, the date or dates from which any such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any such interest payable on any Interest Payment Date;

      (6) the place or places where the principal of and any premium and interest on any Securities of the series shall be payable;

      (7) the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series may be redeemed, in whole or in part, at the option of the Issuers and, if other than by Issuer Board Resolutions, the manner in which any election by the Issuers to redeem the Securities shall be evidenced;

      (8) the obligation, if any, of the Issuers to redeem or purchase any
  Securities of the series pursuant to any sinking fund or analogous provisions or at the option of the Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

      (9) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any Securities of the series shall be issuable;

     (10) if the amount of principal of or any premium or interest on any
  Securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts shall be determined;

     (11) if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on

(PAGE) 26

  any Securities of the series shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose, including for purposes of the definition of "Outstanding" in
  Section 101;

     (12) if the principal of or any premium or interest on any Securities of the series is to be payable, at the election of the Issuers or the
  Holder thereof, in one or more currencies or currency units other than that or those in which such Securities are stated to be payable, the currency, currencies or currency units in which the principal of or any premium or interest on such Securities as to which such election is made shall be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);

     (13) if other than the entire principal amount thereof, the portion of the principal amount of any Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502;

     (14) if the principal amount payable at the Stated Maturity of any
  Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which shall be deemed to be the principal amount of such Securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any Maturity other than the Stated
  Maturity or which shall be deemed to be Outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

     (15) if applicable, that the Securities of the series, in whole or any specified part, shall be defeasible pursuant to Section
1302 or
  Section 1303 or both such Sections and, if other than by Issuer
Board
  Resolutions, the manner in which any election by the Issuers to defease such Securities shall be evidenced;

     (16) if applicable, that any Securities of the series shall be issuable in whole or in part in the form of one or more Global
Securities
  and, in such case, the respective Depositaries for such Global Securities, the form of any legend or legends which shall be borne by any
  such Global Security in addition to or in lieu of that set forth in Sec-
  tion 204 and any circumstances in addition to or in lieu of those set forth in Clause (2) of the last paragraph of Section 305 in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the
  Depositary for such Global Security or a nominee thereof;

     (17) any addition to or change in the Events of Default which applies to any Securities of the series and any change in the right of the
  Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section
502;

(PAGE) 27

     (18) any addition to or change in the covenants set forth in Article
  Ten which applies to Securities of the series;

     (19) if applicable, that the Securities of the series shall be subject to certain restrictions on transfer and, in such case, the terms and conditions of such restrictions and the form of any legend or legends which shall be borne by any such Security in respect of such restrictions;

     (20) if applicable, that the Securities of the series shall be convertible or exchangeable into other securities or property of either or both of the Issuers or otherwise and, in such case, the terms and conditions of such rights so to convert or exchange (including without limitation the conversion or exchange rate or conversion or exchange price) and descriptions of the securities or property into which such
  Securities may be converted or exchanged; and

     (21) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 901(5)).

    All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Issuer Board Resolutions referred to above and (subject to
Section 303) set forth, or determined in the manner provided, in the
Officers' Certificate referred to above or in any such indenture supple-mental hereto.

    If any of the terms of the series are established by action taken pursuant to Issuer Board Resolutions, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of each of the Issuers and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the series.

    The Securities shall be subordinated in right of payment to Senior Debt as provided in Article Fourteen.


SECTION 302.  Denominations.

    The Securities of each series shall be issuable only in registered form without coupons and only in such denominations as shall be specified as contemplated by Section 301. In the absence of any such specified denomination with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof.


SECTION 303.  Execution, Authentication, Delivery and Dating.

    The Securities shall be executed on behalf of each of the Issuers by its Chairman of the Board, its Vice Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon and attested by its Secretary or one of its

(PAGE) 28

Assistant Secretaries. The signature of any of these officers on the
Securities may be manual or facsimile.

    Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of such Issuer shall bind such
Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such
Securities or did not hold such offices at the date of such Securities.

    At any time and from time to time after the execution and delivery of this Indenture, the Issuers may deliver Securities of any series executed by the Issuers to the Trustee for authentication, together with an Issuer
Order for the authentication and delivery of such Securities, and the
Trustee in accordance with the Issuer Order shall authenticate and deliver such Securities. If the form or terms of the Securities of the series have been established by or pursuant to one or more Issuer Board Resolutions as permitted by Sections 201 and 301, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of
Counsel stating,

      (1) if the form of such Securities has been established by or pursuant to Issuer Board Resolutions as permitted by Section
201, that
  such form has been established in conformity with the provisions of this
  Indenture;

      (2) if the terms of such Securities have been established by or pursuant to Issuer Board Resolutions as permitted by Section
301, that
  such terms have been established in conformity with the provisions of this Indenture; and

      (3) that such Securities, when authenticated and delivered by the
  Trustee and issued by the Issuers in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Issuers enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

    Notwithstanding the provisions of Section 301 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers' Certificate otherwise required pursuant to Section 301 or the Issuer Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

(PAGE) 29

    Each Security shall be dated the date of its authentication.

    No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any
Security shall be conclusive evidence, and the only evidence, that such
Security has been duly authenticated and delivered hereunder. Not-withstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Issuers, and the
Issuers shall deliver such Security to the Trustee for cancellation as provided in Section 309, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.


SECTION 304.  Temporary Securities.

    Pending the preparation of definitive Securities of any series, the
Issuers may execute, and upon an Issuer Order and receipt by the Trustee of the other documents required by Sections 102 and 303 the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive
Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

    If temporary Securities of any series are issued, the Issuers will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary
Securities of such series at the office or agency of the Issuers in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the
Issuers shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series and tenor.


SECTION 305.  Registration, Registration of Transfer and
Exchange.

    The Issuers shall cause to be kept at the Corporate Trust
Office of the
Trustee a register (the register maintained in such office and in any other office or agency of the Issuers in a Place of Payment being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as they may prescribe, the Issuers shall provide for the registration of Securities and of transfers of

(PAGE) 30

Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided.

    Upon surrender for registration of transfer of any Security of a series at the office or agency of the Issuers in a Place of Payment for that series, the Issuers shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount.

    At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount, upon surrender of the
Securities to be exchanged at such office or agency. Whenever any Securi-ties are so surrendered for exchange, the Issuers shall execute, and the
Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

    All Securities issued upon any registration of transfer or exchange of
Securities shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the
Securities surrendered upon such registration of transfer or exchange.

    Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuers or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

    No service charge shall be made for any registration of transfer or exchange of Securities, but the Issuers may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of
Securities, other than exchanges pursuant to Section 304, 906 or 1107 not involving any transfer.

    If the Securities of any series (or of any series and specified tenor) are to be redeemed in part, the Issuers shall not be required (A) to issue, register the transfer of or exchange any Securities of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Securities selected for redemption under Section 1103 and ending at the close of business on the day of such mailing, or (B) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

    The provisions of Clauses (1), (2), (3) and (4) below shall apply only to Global Securities:

      (1)  Each Global Security authenticated under this
Indenture shall be
  registered in the name of the Depositary designated for such Global
  Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor,

(PAGE) 31

  and each such Global Security shall constitute a single
Security for all
  purposes of this Indenture.

      (2) Notwithstanding any other provision in this Indenture, no Global
  Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such
  Global Security or a nominee thereof unless (A) such Depositary
(i) has
  notified the Issuers that it is unwilling or unable to continue as
  Depositary for such Global Security or (ii) has ceased to be a clearing agency registered under the Exchange Act, (B) there shall have occurred and be continuing an Event of Default with respect to such Global
  Security or (C) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by Section 301.

      (3)  Subject to Clause (2) above, any exchange of a Global
Security
  for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global
Security shall
  direct.

      (4) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global
Security or any
  portion thereof, whether pursuant to this Section, Section 304, 306, 906 or 1107 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global
  Security or a nominee thereof.


SECTION 306.  Mutilated, Destroyed, Lost and Stolen Securities.

    If any mutilated Security is surrendered to the Trustee, the Issuers shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

    If there shall be delivered to the Issuers and the Trustee
(i) evidence
to their satisfaction of the destruction, loss or theft of any Security and
(ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Issuers or the Trustee that such Security has been acquired by a bona fide purchaser, the Issuers shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen
Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

    In case any such mutilated, destroyed, lost or stolen
Security has
become or is about to become due and payable, the Issuers in their discretion may, instead of issuing a new Security, pay such Security.

(PAGE) 32

    Upon the issuance of any new Security under this Section, the Issuers may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

    Every new Security of any series issued pursuant to this
Section in
lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Issuers, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

    The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen
Securities.


SECTION 307.  Payment of Interest; Interest Rights Preserved.

    Except as otherwise provided as contemplated by Section 301 with respect to any series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Pay-ment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

    Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the
Holder on the relevant Regular Record Date by virtue of having been such
Holder, and such Defaulted Interest may be paid by the Issuers, at their election in each case, as provided in Clause (1) or (2) below:

        (1) The Issuers may elect to make payment of any Defaulted
    Interest to the Persons in whose names the Securities of such series
    (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such
    Defaulted Interest, which shall be fixed in the following manner. The
    Issuers shall notify the Trustee in writing of the amount of Defaulted
    Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Issuers shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted
Interest or
    shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such
    Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted
    Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.
    The Trustee shall promptly notify the Issuers of such Special
Record
    Date and, in

(PAGE) 33

    the name and at the expense of the Issuers, shall cause notice of the proposed payment of such Defaulted Interest and the Special
Record Date
    therefor to be given to each Holder of Securities of such series in the manner set forth in Section 106, not less than 10 days prior to such
    Special Record Date. Notice of the proposed payment of such Defaulted
    Interest and the Special Record Date therefor having been so mailed, such
    Defaulted Interest shall be paid to the Persons in whose names the
    Securities of such series (or their respective Predecessor
Securities) are
    registered at the close of business on such Special Record
Date and shall
    no longer be payable pursuant to the following Clause (2).

        (2)  The Issuers may make payment of any Defaulted
Interest on the
    Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such
    Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuers to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

    Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.


SECTION 308.  Persons Deemed Owners.

    Prior to due presentment of a Security for registration of transfer, the Issuers, the Trustee and any agent of the Issuers or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any premium and (subject to Section 307) any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Issuers, the Trustee nor any agent of the Issuers or the
Trustee shall be affected by notice to the contrary.


SECTION 309.  Cancellation.

    All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the
Trustee and shall be promptly cancelled by it. The Issuers may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Issuers may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other
Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Issuers have not issued and sold, and all Securities so delivered shall be promptly cancelled by the
Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed

(PAGE) 34

of as directed by an Issuer Order. In the absence of such an Issuer Order, the Trustee shall dispose of all cancelled Securities in accordance with its standard procedures and shall deliver a certificate of such disposition to the Issuers.


SECTION 310.  Computation of Interest.

    Except as otherwise specified as contemplated by Section 301 for
Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.


                                ARTICLE FOUR

                         SATISFACTION AND DISCHARGE


SECTION 401.  Satisfaction and Discharge of Indenture.

    This Indenture shall upon an Issuer Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, at the expense of the Issuers, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

      (1)  either

        (A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and
(ii) Securi-
    ties for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust, as provided in
Section 1003)
    have been delivered to the Trustee for cancellation; or

        (B) all such Securities not theretofore delivered to the Trustee for cancellation

          (i)  have become due and payable, or

         (ii)  will become due and payable at their Stated
Maturity within
      one year, or

        (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the
      Issuers,

    and the Issuers, in the case of (i), (ii) or (iii) above, have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore

(PAGE) 35

  delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

      (2) the Issuers have paid or caused to be paid all other sums payable hereunder by the Issuers; and

      (3)  the Issuers have delivered to the Trustee an Officers'
  Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

    Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuers to the Trustee under Section 607, the obligations of the Trustee to any Authenticating Agent under
Section 614
and, if money shall have been deposited with the Trustee pursuant to subclause (B) of Clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.


SECTION 402.  Application of Trust Money.

    Subject to the provisions of the last paragraph of Section
1003, all
money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including an Issuer acting as Paying Agent) as the
Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such money has been deposited with the Trustee.


                                ARTICLE FIVE

                                  REMEDIES


SECTION 501.  Events of Default.

    "Event of Default", wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Fourteen or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

      (1) default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

(PAGE) 36

      (2) default in the payment of the principal of or any premium on any
  Security of that series at its Maturity; or

      (3) default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series; or

      (4) default in the performance, or breach, of any covenant or warranty of an Issuer in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Issuers by the Trustee or to the Issuers and the Trustee by the
  Holders of at least 25% in principal amount of the Outstanding
Securities
  of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of
  Default" hereunder; or

      (5) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by an Issuer (including a default with respect to Securities of any series other than that series) having an aggregate principal amount outstanding of at least $5,000,000, or under any mortgage, indenture or instrument (including this Indenture) under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by an Issuer having an aggregate principal amount outstanding of at least $5,000,000, whether such indebtedness now exists or shall hereafter be created, which default (A)
  shall constitute a failure to pay any portion of the principal of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto or (B) shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without, in the case of Clause (A), such indebtedness having been discharged or without, in the case of Clause (B), such indebtedness having been discharged or such acceleration having been rescinded or annulled, in each such case within a period of 10 days after there shall have been given, by registered or certified mail, to the Issuers by the Trustee or to the
  Issuers and the Trustee by the Holders of at least 10% in principal amount of the Outstanding Securities of that series a written notice specifying such default and requiring the Issuers to cause such indebtedness to be discharged or cause such acceleration to be rescinded
  or annulled, as the case may be, and stating that such notice is a
  "Notice of Default" hereunder; provided, however, that, subject to the provisions of Sections 601 and 602, the Trustee shall not be deemed to have knowledge of such default unless either (A) a Responsible
Officer of
  the Trustee shall have actual knowledge of such default or (B) the
  Trustee shall have received written notice thereof from the Issuers, from any Holder, from the holder of any such indebtedness or from the trustee under any such mortgage, indenture or other instrument; or

      (6) the entry by a court having jurisdiction in the premises of
  (A) a decree or order for relief in respect of an Issuer or any Subsidiary in an involuntary case or proceeding under any applicable
  Federal or State bankruptcy, insolvency, reorganization

(PAGE) 37

  or other similar law or (B) a decree or order adjudging an Issuer a bank-
  rupt or insolvent, or approving as properly filed a petition seeking reor-
  ganization, arrangement, adjustment or composition of or in respect of such
  Issuer under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of such Issuer or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

      (7) the commencement by an Issuer of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to
  be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of such Issuer or any
  Subsidiary in an involuntary case or proceeding under any applicable
  Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable
Federal or
  State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of such Issuer or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by such Issuer in furtherance of any such action; or

      (8) the entry of a final judgment or final judgments for the payment of money against an Issuer or any Subsidiary in an aggregate amount (not otherwise covered by insurance) in excess of $5,000,000 by a court or courts of competent jurisdiction, which judgments remain undischarged or unbonded for a period (during which execution shall not be effectively stayed) of 60 days after the right to appeal all such judgments has expired; provided, however, that, subject to the provisions of Sections
  601 and 602, the Trustee shall not be deemed to have knowledge of such judgment or judgments unless either (A) a Responsible Officer of the
  Trustee shall have actual knowledge of such judgment or judgments or
  (B) the Trustee shall have received written notice thereof from the
  Issuers, from any Holder or from the holder of any such judgment or judgments; or

      (9) default, on the applicable Purchase Date, in the purchase of
  Securities required to be purchased by the Issuers pursuant to an Offer to Purchase as to which an Offer has been mailed to Holders; or

      (10)  default in the performance, or breach, of Section
801; or

      (11) any other Event of Default provided with respect to Securities of that series.

(PAGE) 38

SECTION 502.  Acceleration of Maturity; Rescission and Annulment.

    If an Event of Default (other than an Event of Default specified in
Section 501(6) or 501(7)) with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the
Trustee or the Holders of not less than 25% in principal amount of the
Outstanding Securities of that series may declare the principal amount of all the Securities of that series (or, if any Securities of that series are
Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified by the terms thereof) to be due and payable immediately, by a notice in writing to the Issuers (and to the
Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable. If an Event of Default specified in Section 501(6) or 501(7) with respect to
Securities of any series at the time Outstanding occurs, the principal amount of all the Securities of that series (or, if any Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified by the terms thereof) shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

    At any time after such a declaration of acceleration with respect to
Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the
Outstanding Securities of that series, by written notice to the Issuers and the Trustee, may rescind and annul such declaration and its consequences if

      (1) the Issuers have paid or deposited with the Trustee a sum sufficient to pay

        (A) all overdue interest on all Securities of that series,

        (B) the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Securities,

        (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such
    Securities, and

        (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the
    Trustee, its agents and counsel;

  and

      (2) all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

(PAGE) 39

No such rescission shall affect any subsequent default or impair any right consequent thereon.


SECTION 503.  Collection of Indebtedness and Suits for
Enforcement by
Trustee.

    The Issuers covenant that if

      (1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

      (2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof,

the Issuers will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and any premium and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addi-tion thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

    If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.


SECTION 504.  Trustee May File Proofs of Claim.

    In case of any judicial proceeding relative to an Issuer (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture
Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

(PAGE) 40


    No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the
Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the
Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors' or other similar committee.


SECTION 505.  Trustee May Enforce Claims Without Possession of
Securities.

    All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensa-tion, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.


SECTION 506.  Application of Money Collected.

    Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

      FIRST:  To the payment of all amounts due the Trustee under
  Section 607; and

      SECOND:   Subject to Article Fourteen, to the payment of
the amounts
  then due and unpaid for principal of and any premium and interest on the
  Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and any premium  and interest, respectively.


SECTION 507.  Limitation on Suits.

    No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this
Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

      (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(PAGE) 41

      (2) the Holders of not less than 25% in principal amount of the
  Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

      (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

      (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

      (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.


SECTION 508.  Unconditional Right of Holders to Receive
Principal,
              Premium and Interest.

    Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to
Section 307) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such
Holder.


SECTION 509.  Restoration of Rights and Remedies.

    If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuers, the Trustee and the
Holders shall be restored severally and respectively to their former posi-tions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

(PAGE) 42

SECTION 510.  Rights and Remedies Cumulative.

    Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of
Section 306, no right or remedy herein conferred upon or reserved to the
Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.
The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.


SECTION 511.  Delay or Omission Not Waiver.

    No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of
Default or an acquiescence therein. Every right and remedy given by this
Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.


SECTION 512.  Control by Holders.

    The Holders of a majority in principal amount of the Outstanding
Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the
Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that

      (1) such direction shall not be in conflict with any rule of law or with this Indenture, and

      (2) the Trustee may take any other action deemed proper by the
  Trustee which is not inconsistent with such direction.


SECTION 513.  Waiver of Past Defaults.

    The Holders of not less than a majority in principal amount of the
Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default

      (1) in the payment of the principal of or any premium or interest on any Security of such series, or

(PAGE) 43

      (2) in respect of a covenant or provision hereof which under Article
  Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

    Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.


SECTION 514.  Undertaking for Costs.

    In any suit for the enforcement of any right or remedy under this
Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that the provisions of this Section shall not apply to any suit instituted by the
Trustee and neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Issuers.


SECTION 515.  Waiver of Usury, Stay or Extension Laws.

    The Issuers covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuers (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                ARTICLE SIX

                                THE TRUSTEE


SECTION 601.  Certain Duties and Responsibilities.

    The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(PAGE) 44

Whether or not therein expressly so provided, every provision of this
Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.


SECTION 602.  Notice of Defaults.

    If a default occurs hereunder with respect to Securities of any series, the Trustee shall give the Holders of Securities of such series notice of such default as and to the extent provided by the Trust Indenture Act;
provided, however, that in the case of any default of the character specified in Section 501(4) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.


SECTION 603.  Certain Rights of Trustee.

    Subject to the provisions of Section 601:

      (1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

      (2) any request or direction of the Issuers mentioned herein shall be sufficiently evidenced by an Issuer Request or an Issuer
Order, and
  any resolution of the Board of Directors of an Issuer shall be sufficiently evidenced by a Board Resolution of such Issuer;

      (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee
(unless
  other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

      (4) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

      (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such
  Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(PAGE) 45


      (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney;
and

      (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

      (8) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.


SECTION 604.  Not Responsible for Recitals or Issuance of
Securities.

    The recitals contained herein and in the Securities, except the
Trustee's certificates of authentication, shall be taken as the statements of the Issuers, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Issuers of Securities or the proceeds thereof.


SECTION 605.  May Hold Securities.

    The Trustee, any Authenticating Agent, any Paying Agent, any
Security
Registrar or any other agent of the Issuers, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to
Sections 608 and 613, may otherwise deal with the Issuers with the same rights it would have if it were not Trustee, Authenticating Agent, Paying
Agent, Security Registrar or such other agent.


SECTION 606.  Money Held in Trust.

    Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The
Trustee shall be
under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuers.

(PAGE) 46

SECTION 607.  Compensation and Reimbursement.

    The Issuers agree

      (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

      (2) except as otherwise expressly provided herein, to reimburse the
  Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

      (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

    As security for the performance of the obligations of the Company under this Section the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Securities.

    When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(6) or (7), the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy law.

    The Company's obligations under this Section 607 and any lien arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company's obligations pursuant to Article Four of this
Indenture and/or the termination of this Indenture.


SECTION 608.  Conflicting Interests.

    If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.
To the extent permitted by such Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this
Indenture with respect to Securities of more than one series.

(PAGE) 47

SECTION 609.  Corporate Trustee Required; Eligibility.

    There shall at all times be one (and only one) Trustee hereunder with respect to the Securities of each series, which may be Trustee hereunder for Securities of one or more other series. Each Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture
Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to the
Securities of any series shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.


SECTION 610.  Resignation and Removal; Appointment of Successor.

    No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

    The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Issuers. If the instrument of acceptance by a successor Trustee required by
Section 611
shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor
Trustee with respect to the Securities of such series.

    The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Issuers.

    If at any time:

      (1) the Trustee shall fail to comply with Section 608 after written request therefor by the Issuers or by any Holder who has been a bona fide
  Holder of a Security for at least six months, or

      (2)  the Trustee shall cease to be eligible under Section
609 and
  shall fail to resign after written request therefor by the Issuers or by any such Holder, or

      (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation,

(PAGE) 48

then, in any such case, (A) the Issuers by Issuer Board Resolutions may remove the Trustee with respect to all Securities, or (B) subject to
Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

    If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Issuers, by Issuer
Board Resolutions, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the
Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of
Section 611.
If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Secu-rities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Issuers and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Issuers. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Issuers or the Holders and accepted appointment in the manner required by Section 611, any Holder who has been a bona fide Holder of a
Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent juris-diction for the appointment of a successor Trustee with respect to the
Securities of such series.

    The Issuers shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in the manner provided in Section 106. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its
Corporate Trust Office.


SECTION 611.  Acceptance of Appointment by Successor.

    In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Issuers and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor
Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee;
but, on the request of the Issuers or the successor Trustee, such retiring
Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor

(PAGE) 49

Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

    In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Issuers, the retiring Trustee and each successor Trustee with respect to the
Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring
Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and
(3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates;
but, on request of the Issuers or any successor Trustee, such retiring
Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

    Upon request of any such successor Trustee, the Issuers shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

    No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.


SECTION 612.  Merger, Conversion, Consolidation or Succession to
Business.

    Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of

(PAGE) 50

the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.
In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consoli-dation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.


SECTION 613.  Preferential Collection of Claims Against the
Issuers.

    If and when the Trustee shall be or become a creditor of the Issuers
(or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Issuers (or any such other obligor).


SECTION 614.  Appointment of Authenticating Agent.

    The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authen-tication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating
Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Issuers and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or
State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating
Agent shall cease to be eligible in accordance with the provisions of this
Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

    Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such
Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation

(PAGE) 51

shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the
Authenticating Agent.

    An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Issuers. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuers. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor
Authenticating Agent which shall be acceptable to the Issuers and shall give notice of such appointment in the manner provided in Section 106 to all Holders of Securities of the series with respect to which such
Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating
Agent shall be appointed unless eligible under the provisions of this
Section.

    The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the
Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 607.

    If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

    This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                              CHEMICAL BANK,


As Trustee




By.....................................,
  As Authenticating Agent




By......................................
  As Authorized Officer

(PAGE) 52

                               ARTICLE SEVEN

             HOLDERS' LISTS AND REPORTS BY TRUSTEE AND ISSUERS


SECTION 701.  Issuers to Furnish Trustee Names and Addresses of
Holders.

    The Issuers will furnish or cause to be furnished to the Trustee

      (1) semi-annually, not later than _______________ and _________________ in each year, a list, in such form as the
Trustee may
  reasonably require, of the names and addresses of the Holders of
  Securities of each series as of the preceding ______________ or ______________, as the case may be, and

      (2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Issuers of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Security
Registrar for Securities of a series, no such list need be furnished with respect to such series of Securities.


SECTION 702.  Preservation of Information; Communications to
Holders.

    The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as
Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

    The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

    Every Holder of Securities, by receiving and holding the same, agrees with the Issuers and the Trustee that neither the Issuers nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.


SECTION 703.  Reports by Trustee.

    The Trustee shall transmit to Holders such reports concerning the
Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

(PAGE) 53

    A copy of each such report shall, at the time of such transmission to
Holders, be filed by the Trustee with each stock exchange upon which any
Securities are listed, with the Commission and with the Issuers.
The Iss-
uers will notify the Trustee when any Securities are listed on any stock exchange.


SECTION 704.  Reports by Issuers.

    The Issuers shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture
Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.


                               ARTICLE EIGHT

            CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE


SECTION 801.  Issuers May Consolidate, Etc., Only on Certain
Terms.

    Neither Issuer shall, in a single transaction or a series of related transactions, consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and neither Issuer shall permit any Person to consolidate with or merge into such Issuer or convey, transfer or lease its properties and assets substantially as an entirety to such Issuer, unless:

      (1) in case an Issuer shall consolidate with or merge into another
  Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, such Issuer is the resulting
  or surviving Person or the Person formed by such consolidation or into which such Issuer is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of such Issuer sub-
  stantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United
  States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of such Issuer to be performed or observed;

      (2) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of an Issuer or any
  Subsidiary as a result of such transaction as having been incurred by such Issuer or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of

(PAGE) 54

time or both, would become an Event of Default, shall have happened and be continuing;

      (3) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of an Issuer would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by this Indenture, such Issuer or such successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure the Securities equally and ratably with (or prior to) all indebtedness secured thereby;
and

      (4)  the Issuer has delivered to the Trustee an Officers'
Certificate
  and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.


SECTION 802.  Successor Substituted.

    Upon any consolidation of an Issuer with, or merger of an Issuer into, any other Person or any conveyance, transfer or lease of the properties and assets of substantially as an entirety in accordance with Section 801, the successor Person formed by such consolidation or into which an Issuer is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, an
Issuer under this Indenture with the same effect as if such successor
Person had been named as an Issuer herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.


                                ARTICLE NINE

                          SUPPLEMENTAL INDENTURES


SECTION 901.  Supplemental Indentures Without Consent of Holders.

    Without the consent of any Holders, the Issuers, when authorized by
Issuer Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

      (1) to evidence the succession of another Person to an Issuer and the assumption by any such successor of the covenants of such Issuer herein and in the Securities; or

      (2) to add to the covenants of the Issuers for the benefit of the
  Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all

(PAGE) 55

series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Issuers; or

      (3) to add any additional Events of Default for the benefit of the
  Holders of all or any series of Securities (and if such additional Events of Default are to be for the benefit of less than all series of Securities, stating that such additional Events of Default are expressly
  being included solely for the benefit of such series); or

      (4) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of
  Securities in bearer form, registrable or not registrable as to princi-
  pal, and with or without interest coupons, or to permit or facilitate the issuance of Securities in uncertificated form; or

      (5) to add to, change or eliminate any of the provisions of this
  Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor
  (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no such
  Security Outstanding; or

      (6)  to secure the Securities; or

      (7) to establish the form or terms of Securities of any series as permitted by Sections 201 and 301; or

      (8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Inden-
  ture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one
Trustee, pursuant
  to the requirements of Section 611; or

      (9) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this Clause (9) shall not adversely affect the interests of the Holders of Securities of any series in any material respect.


SECTION 902.  Supplemental Indentures With Consent of Holders.

    With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the
Issuers and the Trustee, the Issuers, when authorized by Issuer
Board
Resolutions, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any

(PAGE) 56

manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding
Security affected thereby,

      (1) change the Stated Maturity of the principal of, or any instalment of principal of or interest on, any Security, or reduce the
  principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security or any other
Security
  which would be due and payable upon a declaration of acceleration of the
  Maturity thereof pursuant to Section 502, or change any Place of Payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated
Maturity
  thereof (or, in the case of redemption, on or after the Redemption Date), or modify the provisions of this Indenture with respect to the subordination of the Securities in a manner adverse to the
Holders, or

      (2) reduce the percentage in principal amount of the Outstanding
  Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this
  Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

      (3)  modify any of the provisions of this Section, Section
513 or
  Section 1010, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to "the Trustee" and concomitant changes in this Section and
  Section 1010, or the deletion of this proviso, in accordance with the requirements of Sections 611 and 901(8), or

      (4) following the mailing of an Offer with respect to an Offer to
  Purchase pursuant to Section 1008, modify the provisions of this
  Indenture with respect to such Offer to Purchase in a manner adverse to such Holder, or

      (5) reduce the amount of or postpone the date fixed for, the payment of any sinking fund or analogous obligation, or

      (6) modify any provisions of the Securities of such series relating to rights to convert or exchange such Securities for other securities or property of either or both of the Issuers or otherwise in a manner adverse to the Holders, including decreasing the conversion or exchange rate or increasing the conversion or exchange price thereof.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more

(PAGE) 57

particular series of Securities, or which modifies the rights of the
Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

    It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.


SECTION 903.  Execution of Supplemental Indentures.

    In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The
Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.


SECTION 904.  Effect of Supplemental Indentures.

    Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.


SECTION 905.  Conformity with Trust Indenture Act.

    Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.


SECTION 906.  Reference in Securities to Supplemental Indentures.

    Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the
Trustee as to any matter provided for in such supplemental indenture. If the Issuers shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Issuers, to any such supplemental indenture may be prepared and executed by the Issuers and authenticated and delivered by the Trustee in exchange for Outstanding
Securities of such series.

(PAGE) 58

                                ARTICLE TEN

                                 COVENANTS


SECTION 1001.  Payment of Principal, Premium and Interest.

    The Issuers covenant and agree for the benefit of each series of
Securities that they will duly and punctually pay the principal of and any premium and interest on the Securities of that series in accordance with the terms of the Securities and this Indenture.


SECTION 1002.  Maintenance of Office or Agency.

    The Issuers will maintain in each Place of Payment for any series of
Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuers in respect of the Securities of that series and this Indenture may be served. The Issuers will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the
Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the
Trustee, and the Issuers hereby appoint the Trustee as their agent to receive all such presentations, surrenders, notices and demands.

    The Issuers may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.


SECTION 1003.  Money for Securities Payments to Be Held in Trust.

    If an Issuer shall at any time act as Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of or any premium or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

(PAGE) 59

    Whenever the Issuers shall have one or more Paying Agents for any series of Securities, it will, prior to each due date of the principal of or any premium or interest on any Securities of that series, deposit with a
Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the
Trustee) the Issuers will promptly notify the Trustee of its action or failure so to act.

    The Issuers will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (1) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (2) during the continuance of any default by an Issuer (or any other obligor upon the Securities of that series) in the making of any payment in respect of the Securities of that series, upon the written request of the
Trustee, forthwith pay to the Trustee all sums held in trust by such Paying
Agent for payment in respect of the Securities of that series.

    The Issuers may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuers or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuers or such Paying Agent; and, upon such payment by any Paying
Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

    Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of or any premium or interest on any Security of any series and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Issuers on an Issuer Request, or (if then held by the
Issuers) shall be discharged from such trust; and the Holder of such
Security shall thereafter, as an unsecured general creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such
Paying Agent with respect to such trust money, and all liability of the
Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.


SECTION 1004.  Statement by Officers as to Default.

    The Issuers will deliver to the Trustee, within 120 days after the end of each fiscal year of the Issuers ending after the date hereof, an
Officers' Certificate, stating whether or not to the best knowledge of the signers thereof an Issuer is in default in the

(PAGE) 60

performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if an Issuer shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.


SECTION 1005.  Existence.

    Subject to Article Eight, the Issuers will do or cause to be done all things necessary to preserve and keep in full force and effect their existence, rights (charter and statutory) and franchises; provided, however, that the Issuers shall not be required to preserve any such right or franchise if the Board of Directors of such Issuer shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Issuer and that the loss thereof is not disadvantageous in any material respect to the Holders.


SECTION 1006.  Maintenance of Properties.

    The Issuers will cause all properties used or useful in the conduct of their business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Issuers may be necessary so that the business carried on in connec-tion therewith may be properly and advantageously conducted at all times;
provided, however, that nothing in this Section shall prevent an Issuer from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of such Issuer, desirable in the conduct of its business or the business of any Subsidiary and not disadvan-tageous in any material respect to the Holders.


SECTION 1007.  Payment of Taxes and Other Claims.

    The Issuers will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon any Issuer or any Subsidiary of an Issuer or upon the income, profits or property of any Issuer or any
Subsidiary of an Issuer, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of any Issuer or any Subsidiary of an Issuer; provided, however, that the
Issuers shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.


SECTION 1008.  Change of Control.

    (a) Upon the occurrence of a Change in Control, each Holder of a
Security shall have the right to have such Security repurchased by the
Issuers on the terms and condi-

(PAGE) 61

tions precedent set forth in this Section 1008 and this Indenture. The
Issuers shall, within 30 days following the date of the consummation of a transaction resulting in a Change of Control, mail an Offer with respect to an Offer to Purchase all Outstanding Securities at a purchase price equal to 101% of their aggregate principal amount plus accrued interest to the
Purchase Date; (provided, however, that installments of interest whose
Stated Maturity is on or prior to the Purchase Date shall be payable to the
Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307). Prior to the mailing of the notice to Holders provided for in the preceding sentence, but in any event within 30 days following any Change of Control, the
Issuers hereby covenant to use their best efforts to obtain the requisite consent under the Bank Agreement to permit the repurchase of the Securities as provided for in this Section 1008 without violating the terms of such
Bank Agreement; provided, that, the failure to receive such consent shall in no way affect the right of each Holder to have such Security repurchased or the obligations of the Issuers to commence the Offer to Purchase and to repurchase the Securities pursuant to this Section 1008. Each Holder shall be entitled to tender all or any portion of the Securities owned by such
Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount.

    (b) The Issuers and the Trustee shall perform their respective obligations specified in the Offer for the Offer to Purchase. Prior to the
Purchase Date, the Issuers shall (i) accept for payment Securities or portions thereof tendered pursuant to the Offer, (ii) deposit with the
Paying Agent (or, if an Issuer is acting as Paying Agent, segregate and hold in trust as provided in Section 1003) money sufficient to pay the purchase price of all Securities or portions thereof so accepted and
(iii) deliver or cause to be delivered to the Trustee all Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Issuers. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security or
Securities equal in principal amount to any unpurchased portion of the
Security surrendered as requested by the Holder. Any Security not accepted for payment shall be promptly mailed or delivered by the Issuers to the
Holder thereof. The Issuers shall publicly announce the results of the
Offer on or as soon as practicable after the Purchase Date.

    (c) A "Change of Control" shall be deemed to have occurred at such time, after the date of this Indenture, as any of the following occur:

    (i) any Person or any Persons acting together that would constitute a group (for purposes of Section 13(d) of the Securities Exchange
Act of
  1934, or any successor provision thereto) (a "Group"), together with any
  Affiliates or Related Persons thereof shall beneficially own
(as defined
  in Rule 13d-3 under the Securities Exchange Act of 1934, or any successor provision thereto) at least 30% of the aggregate voting power of all classes of Capital Stock of either Issuer entitled to vote generally in the election of directors; or

(PAGE) 62

     (ii) any Person or Group, together with any Affiliates or Related
  Persons thereof, shall succeed in having a sufficient number of its nominees elected to the Board of Directors of either Issuer such that such nominees, when added to any existing director remaining on the Board of Directors of such Issuer after such election who is an Affiliated or
  Related Person of such Group, will constitute a majority of the Board of
  Directors of such Issuer.

Notwithstanding the foregoing, with respect to OMS, Scotts shall be deemed not to constitute such a Person or Group for the purposes of clauses (i) and (ii) above.


SECTION 1009.  Provision of Financial Information.

    Whether or not the Issuers are subject to Section 13(a) or 15(d) of the
Exchange Act, or any successor provision thereto, the Issuers shall file with the Commission, to the extent permitted by the Commission or the
Exchange Act, the annual reports, quarterly reports and other documents which the Issuers would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Issuers were so required, such documents to be filed with the
Commission on or prior to the respective dates (the "Required
Filing
Dates") by which the Issuers would have been required so to file such docu-ments if the Issuers were so required. The Issuers shall also in any event
(a) within 15 days of each Required Filing Date (i) transmit by mail to all
Holders, as their names and addresses appear in the Security Register, without cost to such Holders, and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Issuers would have been required to file with the Commission pursuant to
Section 13(a) or 15(d) of the Exchange Act or any successor provisions thereto if the Issuers were required to be subject to such Sections and
(b) if filing such documents by the Issuers with the Commission is not permitted under the Exchange Act, promptly upon written request, supply, in lieu of filing with the Commission as otherwise required by the first sentence of this Section 1009, copies of such documents to any prospective
Holder.


SECTION 1010.  Waiver of Certain Covenants.

    Except as otherwise specified as contemplated by Section 301 for
Securities of such series, the Issuers may, with respect to the Securities of any series, omit in any particular instance to comply with any term, provision or condition set forth in any covenant provided pursuant to
Section 301(18), 901(2) or 901(7) for the benefit of the Holders of such series or in any of Sections 1006 to 1009, inclusive, if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuers and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect;
provided, however, with respect to an

(PAGE) 63

Offer to Purchase as to which an Offer has been mailed, no such waiver may be made or shall be effective against any Holder tendering
Securities
pursuant to such Offer, and the Issuers may not omit to comply with the terms of such Offer as to such Holder.


                               ARTICLE ELEVEN

                          REDEMPTION OF SECURITIES


SECTION 1101.  Applicability of Article.

    Securities of any series which are redeemable before their Stated
Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for such Securities) in accordance with this Article.


SECTION 1102.  Election to Redeem; Notice to Trustee.

    The election of the Issuers to redeem any Securities shall be evidenced by Issuer Board Resolutions or in another manner specified as contemplated by Section 301 for such Securities. In case of any redemption at the election of the Issuers of less than all the Securities of any series
(including any such redemption affecting only a single Security), the
Issuers shall, at least 60 days prior to the Redemption Date fixed by the
Issuers (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of
Securities of such series to be redeemed and, if applicable, of the tenor of the Securities to be redeemed. In the case of any redemption of
Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Issuers shall furnish the Trustee with an Officers' Certificate evidencing compliance with such restriction.


SECTION 1103.  Selection by Trustee of Securities to Be Redeemed.

    If less than all the Securities of any series are to be redeemed
(unless all the Securities of such series and of a specified tenor are to be redeemed or unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than
60 days prior to the Redemption Date by the Trustee, from the Outstanding
Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Security of such series, provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination
(which shall not be less than the minimum authorized denomination) for such
Security. If less than all the Securities of such series and of a specified tenor are to be redeemed (unless such redemption affects only a single
Security), the particular Securities to be redeemed shall be selected not more than 60 days

(PAGE) 64

prior to the Redemption Date by the Trustee, from the Outstanding
Securities of such series and specified tenor not previously called for redemption in accordance with the preceding sentence.

    The Trustee shall promptly notify the Issuers in writing of the
Securities selected for redemption as aforesaid and, in case of any
Securities selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.

    The provisions of the two preceding paragraphs shall not apply with respect to any redemption affecting only a single Security, whether such
Security is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the
Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

    For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.


SECTION 1104.  Notice of Redemption.

    Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the
Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

    All notices of redemption shall state:

      (1)  the Redemption Date,

      (2)  the Redemption Price,

      (3) if less than all the Outstanding Securities of any series con-
  sisting of more than a single Security are to be redeemed, the identifi-
  cation (and, in the case of partial redemption of any such Securities, the principal amounts) of the particular Securities to be redeemed and, if less than all the Outstanding Securities of any series consisting of a single Security are to be redeemed, the principal amount of the particular Security to be redeemed,

      (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

      (5) the place or places where each such Security is to be surrendered for payment of the Redemption Price, and

      (6) that the redemption is for a sinking fund, if such is the case.

(PAGE) 65


    Notice of redemption of Securities to be redeemed at the election of the Issuers shall be given by the Issuers or, at the Issuers' request, by the Trustee in the name and at the expense of the Issuers and shall be irrevocable.


SECTION 1105.  Deposit of Redemption Price.

    On or prior to any Redemption Date, the Issuers shall deposit with the
Trustee or with a Paying Agent (or, if an Issuer is acting as Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption
Date shall be an Interest Payment Date) accrued interest on, all the
Securities which are to be redeemed on that date.


SECTION 1106.  Securities Payable on Redemption Date.

    Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the
Redemption Price therein specified, and from and after such date (unless the Issuers shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Issuers at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 301, installments of interest whose Stated Maturity is on or prior to the
Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of
Section 307.

    If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.


SECTION 1107.  Securities Redeemed in Part.

    Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Issuers or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuers and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Issuers shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

(PAGE) 66

                               ARTICLE TWELVE

                               SINKING FUNDS


SECTION 1201.  Applicability of Article.

    The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of any series except as otherwise specified as contemplated by Section 301 for such Securities.

    The minimum amount of any sinking fund payment provided for by the terms of any Securities is herein referred to as a "mandatory sinking fund payment", and any payment in excess of such minimum amount provided for by the terms of such Securities is herein referred to as an "optional sinking fund payment". If provided for by the terms of any Securities, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities as provided for by the terms of such Securities.


SECTION 1202.  Satisfaction of Sinking Fund Payments with
Securities.

    The Issuers (1) may deliver Outstanding Securities of a series (other than any previously called for redemption) and (2) may apply as a credit
Securities of a series which have been redeemed either at the election of the Issuers pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to any Securities of such series required to be made pursuant to the terms of such Securities as and to the extent provided for by the terms of such Securities; provided that the
Securities to be so credited have not been previously so credited. The
Securities to be so credited shall be received and credited for such pur-pose by the Trustee at the Redemption Price, as specified in the Securities so to be redeemed, for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.


SECTION 1203.  Redemption of Securities for Sinking Fund.

    Not less than 15 days prior to each sinking fund payment date for any
Securities, the Issuers will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing sinking fund payment for such Securities pursuant to the terms of such Securities, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities pursuant to Section 1202 and will also deliver to the
Trustee any Securities to be so delivered. Not less than 45 days prior to each such sinking fund payment date, the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be

(PAGE) 67

given in the name of and at the expense of the Issuers in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1106 and 1107.


                              ARTICLE THIRTEEN

                     DEFEASANCE AND COVENANT DEFEASANCE


SECTION 1301.  Issuers' Option to Effect Defeasance or Covenant
Defeasance.

    The Issuers may elect, at their option at any time, to have
Section 1302 or Section 1303 applied to any Securities or any series of
Securities, as the case may be, designated pursuant to Section 301 as being defeasible pursuant to such Section 1302 or 1303, in accordance with any applicable requirements provided pursuant to Section 301 and upon compliance with the conditions set forth below in this Article. Any such election shall be evidenced by Issuer Board Resolutions or in another manner specified as contemplated by Section 301 for such Securities.


SECTION 1302.  Defeasance and Discharge.

    Upon the Issuers' exercise of their option (if any) to have this
Section applied to any Securities or any series of Securities, as the case may be, the Issuers shall be deemed to have been discharged from their obligations, and the provisions of Article Fourteen shall cease to be effective, with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 1304 are satisfied
(hereinafter called "Defeasance"). For this purpose, such Defeasance means that the Issuers shall be deemed to have paid and discharged the entire indebtedness represented by such Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such
Securities are concerned (and the Trustee, at the expense of the Issuers, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 1304 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest on such Securities when payments are due, (2) the Issuers' obligations with respect to such Securities under Sections 304, 305, 306,
1002 and 1003, (3) the rights, powers, trusts, duties and immunities of the
Trustee hereunder and (4) this Article. Subject to compliance with this
Article, the Issuers may exercise their option (if any) to have this
Section applied to any Securities notwithstanding the prior exercise of its option (if any) to have Section 1303 applied to such Securities.

(PAGE) 68

SECTION 1303.  Covenant Defeasance.

    Upon the Issuers' exercise of their option (if any) to have this
Section applied to any Securities or any series of Securities, as the case may be, (1) the Issuers shall be released from their obligations under
Section 801(3), Sections 1006 through 1010, inclusive, and any covenants provided pursuant to Section 301(18), 901(2) or 901(7) for the benefit of the Holders of such Securities, (2) the occurrence of any event specified in Sections 501(4) (with respect to any of Section 801(3), Sections 1006 through 1010, inclusive, and any such covenants provided pursuant to
Section 301(18), 901(2) or 901(7)), 501(5), 501(8) and 501(11)
shall be
deemed not to be or result in an Event of Default and (3) the provisions of
Article Fourteen shall cease to be effective, in each case with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 1304 are satisfied (hereinafter called
"Covenant Defeasance"). For this purpose, such Covenant Defeasance means that, with respect to such Securities, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 501(4)) or Article Fourteen, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document, but the remainder of this
Indenture and such Securities shall be unaffected thereby.


SECTION 1304.  Conditions to Defeasance or Covenant Defeasance.

    The following shall be the conditions to the application of
Section 1302 or Section 1303 to any Securities or any series of Securities, as the case may be:

      (1) The Issuers shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee which satisfies the requirements contemplated by Section 609 and agrees to comply with the provisions of this Article applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefits of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest
  in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or
  (C) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and any premium and interest on such Securities on the respective
Stated
  Maturities, in accordance with the terms of this Indenture and such
  Securities. As used herein, "U.S. Government Obligation" means
(x) any
  security which is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United
  States of America the payment of which is uncondi-

(PAGE) 69

tionally guaranteed as a full faith and credit obligation by the United
States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities
Act) as custodian with respect to any U.S. Government Obligation which is specified in Clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

      (2) In the event of an election to have Section 1302 apply to any
  Securities or any series of Securities, as the case may be, the Issuers shall have delivered to the Trustee an Opinion of Counsel stating that
  (A) the Issuers have received from, or there has been published by, the
  Internal Revenue Service a ruling or (B) since the date of this instrument, there has been a change in the applicable Federal income tax
  law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such
  Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

      (3) In the event of an election to have Section 1303 apply to any
  Securities or any series of Securities, as the case may be, the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Securities will not recognize gain or loss for
  Federal income tax purposes as a result of the deposit and Covenant
  Defeasance to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant
  Defeasance were not to occur.

      (4) The Issuers shall have delivered to the Trustee an Officer's
  Certificate to the effect that neither such Securities nor any other
  Securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit.

      (5) No event which is, or after notice or lapse of time or both would become, an Event of Default with respect to such Securities or any other Securities shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Sections 501(6) and (7), at any time on or prior to the 90th day after
  the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day).

      (6) Such Defeasance or Covenant Defeasance shall not cause the
  Trustee to have a conflicting interest within the meaning of the Trust
  Indenture Act (assuming all Securities are in default within the meaning of such Act).

(PAGE) 70


      (7) Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which an Issuer is a party or by which it is bound.

      (8) Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act unless such trust shall be registered under such Act or exempt from registration thereunder.

      (9) At the time of such deposit, (A) no default in the payment of any principal of or premium or interest on any Senior Debt shall have occurred and be continuing, (B) no event of default with respect to any
  Senior Debt shall have resulted in such Senior Debt becoming, and continuing to be, due and payable prior to the date on which it would otherwise have become due and payable (unless payment of such Senior Debt has been made or duly provided for), and (C) no other event of default with respect to any Senior Debt shall have occurred and be continuing permitting (after notice or lapse of time or both) the holders of such
  Senior Debt (or a trustee on behalf of such holders) to declare such
  Senior Debt due and payable prior to the date on which it would otherwise have become due and payable.

      (10) The Issuers shall have delivered to the Trustee an Officer's
  Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant
Defeasance have
  been complied with.


SECTION 1305.  Deposited Money and U.S. Government Obligations to
Be
               Held in Trust; Miscellaneous Provisions.

    Subject to the provisions of the last paragraph of Section
1003, all
money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section and Section 1306, the Trustee and any such other trustee are referred to collectively as the "Trustee") pursuant to
Section 1304 in
respect of any Securities shall be held in trust and applied by the
Trustee, in accordance with the provisions of such Securities and this
Indenture, to the payment, either directly or through any such Paying Agent
(including an Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law. Money and U.S. Government Obligations so held in trust shall not be subject to the provisions of Article Fourteen.

    The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1304 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.

(PAGE) 71

    Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon an Issuer
Request any money or U.S. Government Obligations held by it as provided in
Section 1304 with respect to any Securities which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Securities.


SECTION 1306.  Reinstatement.

    If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article with respect to any Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Securities from which the Issuers has been discharged or released pursuant to Section 1302 or 1303 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Securities, until such time as the Trustee or Paying
Agent is permitted to apply all money held in trust pursuant to
Section 1305 with respect to such Securities in accordance with this
Article; provided, however, that if the Issuers make any payment of principal of or any premium or interest on any such Security following such reinstatement of its obligations, the Issuers shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payment from the money so held in trust.


                              ARTICLE FOURTEEN

                        SUBORDINATION OF SECURITIES


SECTION 1401. Agreement that the Securities be Subordinated to the Extent
              Provided.

    Each Issuer, for itself, its successors and assigns, covenants and agrees, and each Holder of a Security of any series likewise covenants and agrees by his acceptance thereof that the obligation of the Issuers to make any payment of principal of and interest on each and all of the Securities of any series is hereby expressly subordinated, to the extent and in the manner hereinafter set forth (subject to the provisions of Section 401 and
402) to the prior payment in full of all Senior Debt of the Issuers. All
Securities of any series issued hereunder shall rank pari passu with all other Securities of that series and all Securities of any other series issued hereunder.

SECTION 1402. Issuers Not to Make Payments With Respect to
Securities in
              Certain Circumstances.

    In the event that any Senior Payment Default (as defined below) shall have occurred and be continuing, then no payment of principal of or interest on the Securities of any series shall be made unless and until such Senior Payment Default shall have been cured

(PAGE) 72

or waived or shall have ceased to exist or all amounts then due and payable in respect of Senior Debt shall have been paid in full, or provision shall have been made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt. "Senior Payment
Default" means any default in the payment of principal of (or premium, if any) or interest on any Senior Debt when due, whether at the Stated
Maturity of any such payment or by declaration of acceleration, call for redemption or otherwise.

    In the event that any Senior Nonmonetary Default (as defined below) shall have occurred and be continuing, then, upon the receipt by the
Issuers and the Trustee of written notice of such Senior
Nonmonetary
Default from holders of not less than 25% of the principal amount of such
Senior Debt (or a trustee, agent or other representative for such a holder), no payment of principal of or interest on the Securities shall be made during the period (the "Payment Blockage Period") commencing on the date of such receipt of such written notice and ending on the earlier of
(i) the date on which such Senior Nonmonetary Default shall have been cured or waived or shall have ceased to exist and any acceleration of Senior Debt shall have been rescinded or annulled or the Senior Debt to which such
Senior Nonmonetary Default relates shall have been discharged or
(ii) the
179th day after the date of such receipt of such written notice. No more than one Payment Blockage Period may be commenced with respect to the
Securities during any 360-day period and there shall be a period of at least 181 consecutive days in each 360-day period when no Payment Blockage
Period is in effect. For all purposes of this paragraph, no Senior Payment
Default or Senior Nonmonetary Default that existed or was continuing on the date of commencement of any Payment Blockage Period shall be, or be made, the basis for the commencement of a subsequent Payment Blockage Period by holders of Senior Debt or their representatives unless such Senior Payment
Default or Senior Nonmonetary Default shall have been cured for a period of not less than 90 consecutive days. "Senior Nonmonetary Default" means the occurrence or existence and continuance of any event of default, or of any event which, after notice or lapse of time (or both), would become an event of default, under the terms of any instrument pursuant to which any Senior
Debt is outstanding, permitting (after notice or lapse of time or both) one or more holders of such Senior Debt (or a trustee or agent on behalf of the holders thereof) to declare such Senior Debt due and payable prior to the date on which it would otherwise become due and payable, other than a
Senior Payment Default.

    In the event that, notwithstanding the foregoing, the Issuers shall make any payment of principal of or interest on the Securities to the Trustee or any Holder prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment of or interest on
Securities, have been made known to the Trustee or, as the case may be, such
Holder, then and in such event such payment shall be paid over and delivered forthwith to the Issuers.

    The provisions of this Section shall not apply to any payment of or interest on Securities with respect to which Section 1403 would be applicable.

(PAGE) 73

SECTION 1403.  Securities Subordinated to Prior Payment of All
               Senior Debt of the Issuers on Dissolution,
Liquidation
               or Reorganization of an Issuer.

    Upon any distribution of the assets of an Issuer in connection with dissolution, winding up, liquidation or reorganization of such Issuer
(whether voluntary or involuntary, whether or not involving bankruptcy, insolvency or receivership proceedings or whether upon an assignment for the benefit of creditors or any other marshalling of the assets and liabili-ties of such Issuer or otherwise), the holders of Senior Debt shall receive payment of the principal thereof (and premium, if any) and the interest due thereon (including interest thereon accruing with the commencement of any such proceedings) before the holders of the Securities of any series are entitled to receive any payment on the Securities of such series. Upon any such dissolution, winding up, liquidation or reorganization, any payment or distribution of assets of an Issuer of any kind or character, whether in cash, property or securities, to which the Holders of the Securities of any series would be entitled except for the provisions of this Article, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of an Issuer being subordin-ated to the payment of Securities of any other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, shall be made directly to the holders of Senior Debt of an Issuer or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of (and premium, if any) and interest (including interest accruing subsequent to the commencement of any proceeding for the bankruptcy or reorganization of an Issuer under any applicable bankruptcy, insolvency, or similar law now or hereafter in effect) on the Senior Debt of an Issuer held or represented by each, to the extent necessary to pay in full all such Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

    If the Holders of the Securities of any series, or any of them, or the
Trustee acting pursuant to the authority granted to the Trustee pursuant to the provisions of Section 504, shall fail to file a proper claim in the form required in any proceeding referred to in the first paragraph of this Section, prior to thirty days before the expiration of the time to file such claim or claims, then the holders of Senior Debt of an Issuer are hereby authorized to file an appropriate claim or claims for and on behalf of the Holders of the
Securities of such series in the form required in any such proceeding.

    In the event that, notwithstanding the foregoing, upon any such dissolu-tion, winding up, liquidation or reorganization, any payment or distribution of assets of an Issuer of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of an
Issuer being subordinated to the payment of the Securities of such series shall be received by the Trustee, any paying agent or the holders of the
Securities of such series before all Senior Debt of an Issuer

(PAGE) 74

is paid in full, such payment or distribution shall be held in trust for the benefit of and shall be paid over to the holders of such Senior Debt or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior
Debt may have been issued, ratably as aforesaid for application to the payment of all Senior Debt of an Issuer remaining unpaid until all such
Senior Debt shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

    Subject to the payment in full of all Senior Debt of an Issuer, the
Holders of the Securities of each series shall be subrogated to the rights of the holders of such Senior Debt to receive payments or distributions of assets of an Issuer applicable to such Senior Debt until the Securities of such series shall be paid in full and none of the payments or distributions to the holders of such Senior Debt to which the Holders of the Securities of such series or the Trustee would be entitled except for the provisions of this Article or of payments over, pursuant to the provisions of this Article, to the holders of such Senior Debt by the Holders of the Securities of such series or the Trustee shall, as between the Issuer, its creditors other than the holders of such Senior Debt, and the Holders of the Securities of such series, be deemed to be a payment by the Issuer to or on account of such
Senior Debt and not on account of such series, it being understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Debt of such Issuer, on the other hand.

    The Issuers shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of an Issuer within the meaning of this Article. The Trustee, subject to the provisions of
Section 601, shall be entitled to assume that no such event has occurred unless the Issuers or any one or more holders of Senior Debt of an Issuer or any trustee therefor (who shall have been certified or otherwise established to the satisfaction of the Trustee to be such a holder or trustee) has given written notice thereof to the Trustee at its Corporate
Trust Office. Upon any distribution of assets of an Issuer referred to in this Article, the Trustee and the Holders of the Securities of any series shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorgani-zation proceedings are pending for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt of an Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this
Article and the Trustee, subject to the provisions of Article
Six, and the
Holders of any series of Securities shall be entitled to rely upon a certi-ficate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of the Securities of any series for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt of an Issuer, the amount thereof or payable thereon, the amount or amount paid or distributed thereon and all other facts pertinent thereto or to this Article. In the event that the
Trustee determines, in good faith, that further evidence is required with respect to the right of any Person, as a holder of Senior Debt of an Issuer, to participate in any payment or distribution pursuant to this Section, the
Trustee may request such Person

(PAGE) 75

to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Debt held by such Person, as to the extent to which such Person is entitled to participation in such payment or distribution, and as to other facts pertinent to the rights of such Person under this
Section, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the rights of such Person to receive such payment.

SECTION 1404.  Obligation of the Issuers Unconditional.

    Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Issuers and the
Holders of the Securities of each series, the obligations of the Issuers, which are absolute and unconditional, to pay to the Holders of the Securities of such series the principal of and interest (including interest accruing subsequent to the commencement of any proceeding for the bankruptcy or reorganization of an Issuer under any applicable bankruptcy, insolvency, or similar law now or hereafter in effect) on the Securities of such series as and when the same shall become due and payable in accordance with the terms thereof, or is intended to or shall affect the relative rights of the Holders of the Securities of any series and creditors of an Issuer other than the holders of the Senior Debt of an Issuer, nor shall anything herein or therein prevent the Trustee or the Holder of any Securities of any series from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Debt of an Issuer in respect of cash, property, or securities of an Issuer or otherwise received upon the exercise of any such remedy.

SECTION 1405.  No Fiduciary Duty to Holders of Senior Debt of an
               Issuer.

    The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of an Issuer, but shall have only such obligations to such holders as are expressly set forth in Section 1403.

SECTION 1406.  Notice to Trustee of Facts Prohibiting Payments.

    Notwithstanding any of the provisions of this Article or any other provision of this Indenture, neither the Trustee nor any Paying Agent (other than an Issuer acting as Paying Agent) shall at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment of moneys to or by the Trustee or any Paying Agent, when required pursuant to the Securities of any series and this Indenture, unless and until the Trustee or any Paying Agent shall have received at its Corporate Trust
Office written notice thereof from the Issuers or written notice from one or more holders of Senior Debt of an Issuer or from any trustee therefor who shall have been certified by an Issuer or otherwise established to the reasonable satisfaction of the Trustee to be such a holder or trustee; and, prior to the receipt of any such written notice, the Trustee or any Paying
Agent, subject to the provisions of Section 601 shall be entitled in all respects to assume that no such facts exist; provided, however, that, if prior to the fifth Business Day preceding the date

(PAGE) 76

upon which by the terms hereof any such moneys may become payable for any purpose, or in the event of the execution of an instrument pursuant to
Section 401 acknowledging satisfaction and discharge of this Indenture, then if prior to the second Business Day preceding the date of such execution, the Trustee or any Paying Agent shall not have received with respect to such moneys or such execution the notice provided for in this
Section, then, anything herein contained to the contrary notwithstanding, the Trustee or any Paying Agent may receive such moneys and apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary, which may be received by it on or after either such date, as the case may be; provided, however, no such application shall affect the obligations under this Article of the Persons receiving such moneys from the Trustee or any Paying Agent.

SECTION 1407.  Subordination Rights Not Impaired by Acts or
               Omissions of the Issuers or Holders of Senior
               Debt of an Issuer.

    No right of any present or future holders of any Senior Debt of an Issuer to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuers or by any act or failure to act, in good faith, by any such holder, or by any noncompliance of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of such Senior
Debt of an Issuer may at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment, change or extend the time of payment, or renew or alter, any such Senior Debt, or amend or supplement any instrument pursuant to which any such Senior Debt is issued or by which it may be secured, or release any security therefor, or exercise or refrain from exercising any other of their rights under the
Senior Debt of an Issuer, including, without limitation, the waiver of default thereunder, all without notice to or assent from the Holders of the
Securities of any series or of the Trustee and without affecting the obligations of an Issuer, the Trustee or the Holders of the Securities of any series under this Article.

SECTION 1408.  Authorization of Trustee to Effectuate
               Subordination of the Securities.

    Each Holder of a Security of any series, by his acceptance thereof, authorized and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate, as between the
Holders of Securities of such series and the holders of Senior
Debt of an
Issuer, the subordination provided in this Article.

SECTION 1409.  Right of Trustee to Hold Senior Debt of an Issuer.

    The Trustee shall be entitled to all of therights set forth in this
Article in respect of any Senior Debt of an Issuer at any time held by it to the same extent as any other holder of such Senior Debt, and nothing in this
Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

(PAGE) 77

SECTION 1410.  Article Fourteen Not to Prevent Defaults.

    The failure to make a payment pursuant to the Securities of any series by reason of any provision in this Article shall not be construed as preventing the occurrence of a default, a Default or an Event of Default.

    This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                           THE SCOTTS COMPANY



By____________________________
                                             Title:

Attest:


____________________________
Title:

                                   THE O.M. SCOTT & SONS COMPANY



By_____________________________
                                             Title:
Attest:


____________________________
Title:

(PAGE) 78

                                           CHEMICAL BANK



By_____________________________
                                             Title:
Attest:


____________________________
Title:

(PAGE) 79

STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF NEW YORK      )

     On the .... day of ..........., ...., before me personally came
..........................., to me known, who, being by me duly sworn, did
depose and say that he is .................... of
........................
........., one of the corporations described in and which
executed the
foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.




...............................................


STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF NEW YORK      )

     On the .... day of ..........., ...., before me personally came
..........................., to me known, who, being by me duly sworn, did
depose and say that he is .................... of
........................
........., one of the corporations described in and which
executed the
foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.



...............................................


STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF NEW YORK      )

     On the .... day of ..........., ...., before me personally came
..........................., to me known, who, being by me duly sworn, did
depose and say that he is .................... of
........................
........., one of the corporations described in and which
executed the
foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.



...............................................

(PAGE) 1

                   TABLE OF CONTENTS
                      __________

                                                 PAGE

PARTIES . . . . . . . . . . . . . . . . . . . . .  1
RECITALS OF THE ISSUERS . . . . . . . . . . . . .  1


                     ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101.  Definitions:
              Act . . . . . . . . . . . . . . . .   2
              Affiliate; control  . . . . . . . .   2
              Authenticating Agent  . . . . . . .   2
              Bank Agreement  . . . . . . . . . .   2
              Bank Hedging Agreement  . . . . . .   2
              Board of Directors  . . . . . . . .   2
              Board Resolution  . . . . . . . . .   2
              Business Day  . . . . . . . . . . .   3
              Capital Lease Obligation  . . . . .   3
              Capital Stock . . . . . . . . . . .   3
              Commission  . . . . . . . . . . . .   3
              Corporate Trust Office  . . . . . .   3
              corporation . . . . . . . . . . . .   3
              Covenant Defeasance . . . . . . . .   3
              Debt  . . . . . . . . . . . . . . .   3
              Defaulted Interest  . . . . . . . .   4
              Defeasance  . . . . . . . . . . . .   4
              Depositary  . . . . . . . . . . . .   4
              Event of Default  . . . . . . . . .   4
              Exchange Act  . . . . . . . . . . .   4
              Expiration Date . . . . . . . . . .   4
              Global Security . . . . . . . . . .   4
              Guarantee . . . . . . . . . . . . .   4
              Holder  . . . . . . . . . . . . . .   4
              Indenture . . . . . . . . . . . . .   4
              interest  . . . . . . . . . . . . .   5
              Interest Payment Date . . . . . . .   5
              Investment Company Act  . . . . . .   5
              Issuer Board Resolutions  . . . . .   5
              Issuer Request; Issuer Order  . . .   5
              Maturity  . . . . . . . . . . . . .   5


_____________
NOTE: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

(PAGE) 2

              Notice of Default . . . . . . . . .   5
              Offer . . . . . . . . . . . . . . .   5
              Offer to Purchase . . . . . . . . .   5
              Officers' Certificate . . . . . . .   7
              OMS . . . . . . . . . . . . . . . .   7
              Opinion of Counsel  . . . . . . . .   7
              Original Issue Discount Security  .   7
              Outstanding . . . . . . . . . . . .   8
              Paying Agent  . . . . . . . . . . .   9
              Person  . . . . . . . . . . . . . .   9
              Place of Payment  . . . . . . . . .   9
              Predecessor Security  . . . . . . .   9
              Purchase Amount . . . . . . . . . .   9
              Purchase Date . . . . . . . . . . .   9
              Purchase Price  . . . . . . . . . .   9
              Redeemable Stock  . . . . . . . . .   9
              Redemption Date . . . . . . . . . .   9
              Redemption Price  . . . . . . . . .   9
              Regular Record Date . . . . . . . .   9
              Responsible Officer . . . . . . . .   9
              Scotts  . . . . . . . . . . . . . .  10
              Securities  . . . . . . . . . . . .  10
              Securities Act  . . . . . . . . . .  10
              Security Register and Security
                Registrar . . . . . . . . . . . .  10
              Senior Debt . . . . . . . . . . . .  10
              Senior Indenture  . . . . . . . . .  10
              Special Record Date . . . . . . . .  10
              Stated Maturity . . . . . . . . . .  10
              Subsidiary  . . . . . . . . . . . .  10
              Trust Indenture Act . . . . . . . .  10
              Trustee . . . . . . . . . . . . . .  11
              U.S. Government Obligation  . . . .  11
              Vice President  . . . . . . . . . .  11
              Wholly Owned Subsidiary . . . . . .  11
SECTION 102.  Compliance Certificates and
                Opinions  . . . . . . . . . . . .  11
SECTION 103.  Form of Documents Delivered to
                Trustee . . . . . . . . . . . . .  12
SECTION 104.  Acts of Holders; Record Dates . . .  12
SECTION 105.  Notices, Etc., to Trustee and
                Issuers . . . . . . . . . . . . .  14
SECTION 106.  Notice to Holders; Waiver . . . . .  15
SECTION 107.  Conflict with Trust Indenture
                Act . . . . . . . . . . . . . . .  15
SECTION 108.  Effect of Headings and Table of
                Contents  . . . . . . . . . . . .  16

(PAGE) 3

SECTION 109.  Successors and Assigns  . . . . . .  16
SECTION 110.  Separability Clause . . . . . . . .  16
SECTION 111.  Benefits of Indenture . . . . . . .  16
SECTION 112.  Governing Law . . . . . . . . . . .  16
SECTION 113.  Legal Holidays  . . . . . . . . . .  16


                      ARTICLE TWO

                     SECURITY FORMS

SECTION 201.  Forms Generally . . . . . . . . . .  17
SECTION 202.  Form of Face of Security  . . . . .  17
SECTION 203.  Form of Reverse of Security . . . .  19
SECTION 204.  Form of Legend for Global
                Securities  . . . . . . . . . . .  24
SECTION 205.  Form of Trustee's Certificate
                of Authentication . . . . . . . .  24


                     ARTICLE THREE

                     THE SECURITIES

SECTION 301.  Amount Unlimited; Issuable in
                Series  . . . . . . . . . . . . .  24
SECTION 302.  Denominations . . . . . . . . . . .  27
SECTION 303.  Execution, Authentication,
                Delivery and Dating . . . . . . .  27
SECTION 304.  Temporary Securities  . . . . . . .  29
SECTION 305.  Registration, Registration of
                Transfer and Exchange . . . . . .  29
SECTION 306.  Mutilated, Destroyed, Lost and
                Stolen Securities . . . . . . . .  31
SECTION 307.  Payment of Interest; Interest
                Rights Preserved  . . . . . . . .  32
SECTION 308.  Persons Deemed Owners . . . . . . .  33
SECTION 309.  Cancellation  . . . . . . . . . . .  33
SECTION 310.  Computation of Interest . . . . . .  34


                      ARTICLE FOUR

               SATISFACTION AND DISCHARGE

SECTION 401.  Satisfaction and Discharge of
                Indenture . . . . . . . . . . . .  34
SECTION 402.  Application of Trust Money  . . . .  35

(PAGE) 4


                      ARTICLE FIVE

                        REMEDIES

SECTION 501.  Events of Default . . . . . . . . .  35
SECTION 502.  Acceleration of Maturity;
                Rescission and Annulment  . . . .  38
SECTION 503.  Collection of Indebtedness and
                Suits for Enforcement by
                Trustee . . . . . . . . . . . . .  39
SECTION 504.  Trustee May File Proofs of
                Claim . . . . . . . . . . . . . .  39
SECTION 505.  Trustee May Enforce Claims
                Without Possession of
                Securities  . . . . . . . . . . .  40
SECTION 506.  Application of Money Collected  . .  40
SECTION 507.  Limitation on Suits . . . . . . . .  40
SECTION 508.  Unconditional Right of Holders
                to Receive Principal, Premium
                and Interest  . . . . . . . . . .  41
SECTION 509.  Restoration of Rights and
                Remedies  . . . . . . . . . . . .  41
SECTION 510.  Rights and Remedies Cumulative  . .  42
SECTION 511.  Delay or Omission Not Waiver  . . .  42
SECTION 512.  Control by Holders  . . . . . . . .  42
SECTION 513.  Waiver of Past Defaults . . . . . .  42
SECTION 514.  Undertaking for Costs . . . . . . .  43
SECTION 515.  Waiver of Usury, Stay or
                Extension Laws  . . . . . . . . .  43


                     ARTICLE SIX

                     THE TRUSTEE

SECTION 601.  Certain Duties and
                Responsibilities  . . . . . . . .  43
SECTION 602.  Notice of Defaults  . . . . . . . .  44
SECTION 603.  Certain Rights of Trustee . . . . .  44
SECTION 604.  Not Responsible for Recitals
                or Issuance of Securities . . . .  45
SECTION 605.  May Hold Securities . . . . . . . .  45
SECTION 606.  Money Held in Trust . . . . . . . .  45
SECTION 607.  Compensation and Reimbursement  . .  46
SECTION 608.  Conflicting Interests . . . . . . .  46
SECTION 609.  Corporate Trustee Required;
                Eligibility . . . . . . . . . . .  47
SECTION 610.  Resignation and Removal;
                Appointment of Successor  . . . .  47
SECTION 611.  Acceptance of Appointment
                by Successor  . . . . . . . . . .  48
SECTION 612.  Merger, Conversion, Consolidation
                or Succession to Business . . . .  49

(PAGE) 5

SECTION 613.  Preferential Collection of Claims
                Against the Issuers . . . . . . .  50
SECTION 614.  Appointment of Authenticating
                Agent . . . . . . . . . . . . . .  50


                      ARTICLE SEVEN

   HOLDERS' LISTS AND REPORTS BY TRUSTEE AND ISSUERS

SECTION 701.  Issuers to Furnish Trustee Names
                and Addresses of Holders  . . . .  52
SECTION 702.  Preservation of Information;
                Communications to Holders . . . .  52
SECTION 703.  Reports by Trustee  . . . . . . . .  52
SECTION 704.  Reports by Issuers  . . . . . . . .  53


                     ARTICLE EIGHT

  CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801.  Issuers May Consolidate, Etc.,
                Only on Certain Terms . . . . . .  53
SECTION 802.  Successor Substituted . . . . . . .  54


                      ARTICLE NINE

                SUPPLEMENTAL INDENTURES

SECTION 901.  Supplemental Indentures Without
                Consent of Holders  . . . . . . .  54
SECTION 902.  Supplemental Indentures With
                Consent of Holders  . . . . . . .  55
SECTION 903.  Execution of Supplemental
                Indentures  . . . . . . . . . . .  57
SECTION 904.  Effect of Supplemental
                Indentures  . . . . . . . . . . .  57
SECTION 905.  Conformity with Trust Indenture
                Act . . . . . . . . . . . . . . .  57
SECTION 906.  Reference in Securities to
                Supplemental Indentures . . . . .  57

(PAGE) 6

                      ARTICLE TEN

                       COVENANTS

SECTION 1001. Payment of Principal, Premium
                and Interest  . . . . . . . . . .  58
SECTION 1002. Maintenance of Office or
                Agency  . . . . . . . . . . . . .  58
SECTION 1003. Money for Securities Payments
                to Be Held in Trust   . . . . . .  58
SECTION 1004. Statement by Officers as to
                Default   . . . . . . . . . . . .  59
SECTION 1005. Existence   . . . . . . . . . . . .  60
SECTION 1006. Maintenance of Properties   . . . .  60
SECTION 1007. Payment of Taxes and Other
                Claims  . . . . . . . . . . . . .  60
SECTION 1008. Change of Control   . . . . . . . .  60
SECTION 1009. Provision of Financial
                Information   . . . . . . . . . .  62
SECTION 1010. Waiver of Certain Covenants . . . .  62


                     ARTICLE ELEVEN

                REDEMPTION OF SECURITIES

SECTION 1101. Applicability of Article  . . . . .  63
SECTION 1102. Election to Redeem; Notice to
                Trustee   . . . . . . . . . . . .  63
SECTION 1103. Selection by Trustee of
                Securities to Be Redeemed . . . .  63
SECTION 1104. Notice of Redemption  . . . . . . .  64
SECTION 1105. Deposit of Redemption Price . . . .  65
SECTION 1106. Securities Payable on Redemption
                Date  . . . . . . . . . . . . . .  65
SECTION 1107. Securities Redeemed in Part . . . .  65


                    ARTICLE TWELVE

                    SINKING FUNDS

SECTION 1201. Applicability of Article  . . . . .  66
SECTION 1202. Satisfaction of Sinking Fund
                Payments with Securities  . . . .  66
SECTION 1203. Redemption of Securities for
                Sinking Fund  . . . . . . . . . .  66

(PAGE) 7

                    ARTICLE THIRTEEN

          DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1301. Issuers' Option to Effect
                Defeasance or Covenant
                Defeasance  . . . . . . . . . . .  67
SECTION 1302. Defeasance and Discharge  . . . . .  67
SECTION 1303. Covenant Defeasance   . . . . . . .  68
SECTION 1304. Conditions to Defeasance or
                Covenant Defeasance   . . . . . .  68
SECTION 1305. Deposited Money and U.S.
                Government Obligations to Be
                Held in Trust; Miscellaneous
                Provisions  . . . . . . . . . . .  70
SECTION 1306. Reinstatement   . . . . . . . . . .  71


                    ARTICLE FOURTEEN

              SUBORDINATION OF SECURITIES

SECTION 1401. Agreement that the Securities be
                Subordinated to the Extent
                Provided  . . . . . . . . . . . .  71
SECTION 1402. Issuers Not to Make Payments With
                Respect to Securities in Certain
                Circumstances   . . . . . . . . .  71
SECTION 1403. Securities Subordinated to Prior
                Payment of All Senior Debt of the
                Issuers on Dissolution,
                Liquidation or Reorganization
                of an Issuer  . . . . . . . . . .  73
SECTION 1404. Obligation of the Issuers
                Unconditional   . . . . . . . . .  75
SECTION 1405. No Fiduciary Duty of Holders of
                Senior Debt of an Issuer  . . . .  75
SECTION 1406. Notice to Trustee of Facts
                Prohibiting Payments  . . . . . .  75
SECTION 1407. Subordination Rights Not Impaired
                by Acts or Omissions of the
                Issuers or Holders of Senior
                Debt of an Issuer   . . . . . . .  76
SECTION 1408. Authorization of Trustee to
                Effectuate Subordination of
                the Securities  . . . . . . . . .  76
SECTION 1409. Right of Trustee to Hold Senior
                Debt of an Issuer   . . . . . . .  76
SECTION 1410. Article Fourteen Not to Prevent
                Defaults  . . . . . . . . . . . .  77




TESTIMONIUM     . . . . . . . . . . . . . . . . .  77
SIGNATURES AND SEALS  . . . . . . . . . . . . . .  77
ACKNOWLEDGEMENTS  . . . . . . . . . . . . . . . .  79

<EX-5>
                                                       EXHIBIT 5
                                                   (614) 464-6400


                              June 16, 1994



The Scotts Company
The O.M. Scott & Sons Company
14111 Scottslawn Road
Marysville, Ohio 43041

Ladies and Gentlemen:

          We have acted as counsel to The Scotts Company (the "Company") and The O.M. Scott & Sons Company ("OMS" and, together with the Company, the "Issuers") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of $100,000,000 aggregate principal amount of the Issuers' debt securities (the "Debt Securities"). The Debt Securities are to be issued pursuant to either a senior Indenture, dated as of June 1, 1994, to be entered into by and among the Issuers and Chemical Bank, as Trustee (the "Senior Indenture"), or a subordinated Indenture, dated as of June 1, 1994, to be entered into by and among the Issuers and Chemical Bank, as Trustee (the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures").

          This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General
Rules and Regulations promulgated under the Act (the "Rules and Regulations").

          In connection with the preparation of this opinion, we have examined and are familiar with each of the following:

          1.   The Certificate of Incorporation and Bylaws of the
               Company, each as currently in effect, and the Company's corporate minute book.

          2.   The Certificate of Incorporation and Bylaws of
               OMS, each as currently in effect, and OMS' corporate minute book.

          3.   The form of underwriting agreement (the
               "Underwriting Agreement") proposed to be entered into by and among the Issuers and the representatives of the underwriters to be named therein.

          4.   The Registration Statement on Form S-3 (File No.
               33-53941) filed with the Securities and Exchange
               Commission through the EDGAR system under the Act on June 1, 1994.

          5.   A copy of the form of Senior Indenture.

          6.   A copy of the form of Subordinated Indenture.

          7.   Certain forms of the Debt Securities.

          8. The resolutions adopted by the Boards of Directors of the Company and OMS relating to the issuance of the Debt Securities, authorizing the proper officers of the Company and OMS to determine the final terms of the Debt Securities and approving the Indentures.

          9. Such other records, documents or instruments as in our judgment are necessary or appropriate to enable us to render the opinions herein.

          In our examinations and in rendering the opinions set forth below, we have assumed, without independent investigation or examination, (a) the genuineness of all signatures, the authenticity and completeness of documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of such originals of such latter documents; (b) that the final, executed copy of each document submitted to us in draft form will not differ in any material respect from the draft form of such document submitted to use; (c) that with respect to documents executed by parties other than the Issuers, such parties had the power, corporate or otherwise, to enter into and perform all obligations thereunder and that such documents were duly authorized by all requisite action, corporate or otherwise, of such parties, that such documents were duly executed and delivered by such parties and that such documents are the valid and binding agreements of such parties; (d) that the Indentures will be duly authorized, executed and delivered by the Trustee of each; (e) that prior to the offering and sale of the Debt Securities, the proper officers of the Issuers duly authorized by such Issuer's Board of Directors or a committee thereof will authorize by proper corporate action the terms of and the prices at which the Debt Securities are to be issued and sold pursuant to the terms of the applicable Indenture; (f) that the denomination of Debt Securities in a currency other than United States dollars will not contravene the exchange control laws of the jurisdiction the currency of which the Debt Securities are denominated; (g) that the Underwriting Agreement will constitute the legal, valid and binding obligation of the parties thereto, other than the Issuers, enforceable against such parties in accordance with their respective terms; and (h) that the internal laws of the State of New York and the judicial interpretations thereof (which law the Indentures and the Debt Securities specify as the governing law with respect thereto) do not differ, in any respect material to our opinion, from the internal laws of the State of Ohio and the judicial interpretations thereof. As to any facts material to our opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Issuers and others.

          Based upon and subject to the foregoing, and the further qualifications and limitations set forth below, as of the date hereof, we are of the opinion that:

          1. Each of the Indentures has been duly authorized by the Issuers and, upon execution and delivery by the Issuers in accordance with the provisions thereof, will be a valid and binding agreement, enforceable against the Company and OMS, respectively, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally and by general principles of equity (whether considered in a proceeding at law or in equity), and except further as enforcement thereof may be limited by (x) requirements that a claim with respect to any Debt Securities denominated other than in United States dollars (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (y) the governmental authority to limit, delay or prohibit the making of payments in foreign currency or foreign currency units or payments outside the United States, and except further with respect to those provisions, if any, which are limited or prohibited by public policy.

          2. The Debt Securities, when duly executed by the Issuers and authenticated by the Trustee in accordance with the applicable Indenture and paid for by the purchasers thereof, will be valid and binding obligations of the Issuers entitled to the benefit of such Indenture and enforceable against the Company and OMS, respectively, in accordance with their respective terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally and by general principles of equity (whether considered in a proceeding at law or in equity), and except further as enforcement thereof may be limited by (x) requirements that a claim with respect to any Debt Securities denominated other than in United States dollars (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (y) governmental authority to limit, delay or prohibit the making of payments in foreign currency units or payments outside the United States, and except further with respect to those provisions, if any, which are limited or prohibited by public policy.

          We are members of the Bar of the State of Ohio and do not purport to be experts in the laws of any jurisdiction other than the laws of the State of Ohio, the laws of the United States of America and the General Corporation Law of the State of Delaware.

          We hereby consent to the use of our name in the Registration Statement under the caption "Validity of the Debt Securities" and to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations.


                           /s/VORYS, SATER, SEYMOUR AND PEASE


<EX-25>
         ______________________________________________________________

 SECURITIES AND EXCHANGE COMMISSION
 Washington, D. C.  20549
 _________________________

 FORM  T-1

 STATEMENT OF ELIGIBILITY
 UNDER THE TRUST INDENTURE ACT OF 1939 OF
 A CORPORATION DESIGNATED TO ACT AS TRUSTEE
 ___________________________________________
 CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
 A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________
 ________________________________________

 CHEMICAL BANK

 (Exact name of trustee as specified in its charter)

 New York                                       13-4994650
 (State of incorporation                  (I.R.S. employer
 if not a national bank)               identification No.)

 270 Park Avenue
 New York, New York                                  10017
 (Address of principal executive offices)       (Zip Code)

 William H. McDavid
 General Counsel
 270 Park Avenue
 New York, New York 10017
 Tel:  (212) 270-2611
 (Name, address and telephone number of agent for service)
 _____________________________________________
 THE SCOTTS COMPANY
 THE O.M. SCOTT & SONS COMPANY
 (Exact name of obligor as specified in its charter)

 Delaware                                      31-1199481
 (State or other jurisdiction of         (I.R.S. employer
 incorporation or organization)        identification No.

 14111 Scottslawn Road
 Marysville, Ohio                                   43041
 (Address of principal executive offices)      (Zip Code)
 _____________________________________________
 Debt Securities
 (Title of the indenture securities)
 _____________________________________________________



 GENERAL

 Item 1.   General Information.

 Furnish the following information as to the trustee:

 (a) Name and address of each examining or supervising authority to which it is subject.
   New York State Banking Department, State House, Albany,
   New York  12110.

   Board of Governors of the Federal Reserve System, Washington,
   D.C., 20551 and Federal Reserve Bank of New York, District
   No. 2, 33 Liberty Street, New York, N.Y.

   Federal Deposit Insurance Corporation, Washington, D.C.,
   20429.

 (b) Whether it is authorized to exercise corporate trust powers.

   Yes.


 Item 2.  Affiliations with the Obligor.

 If the obligor is an affiliate of the trustee, describe each such affiliation.

   None.

 16.  List of Exhibits

 List below all exhibits filed as a part of this Statement of Eligibility.

 1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985
 and December 2, 1991 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

 2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

 3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

 4.  A copy of the existing By-Laws of the Trustee (see Exhibit
 4 to Form T-1 filed in connection with Registration Statement
 No. 33-46892, which is incorporated by reference).

 5.  Not applicable.

 6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

 7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

 8.  Not applicable.

 9.  Not applicable.

                        SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, Chemical Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 1st day of June, 1994.

                                CHEMICAL BANK


                                By /s/F. J. Grippo.
                                F. J. Grippo
                                Vice President

 Exhibit 7 to Form T-1


 Bank Call Notice

 RESERVE DISTRICT NO. 2
 CONSOLIDATED REPORT OF CONDITION OF

 Chemical Bank
 of 270 Park Avenue, New York, New York 10017 and Foreign and Domestic Subsidiaries, a member of the Federal Reserve System,

 at the close of business March 31, 1994, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                       Dollar Amounts
  ASSETS                           in Millions


 Cash and balances due from depository institutions:
 Noninterest-bearing balances and
 currency and coin.................       $  5,741
 Interest-bearing balances.........          3,768
 Securities .........................
 Held to maturity securities.........        7,503
 Available for sale securities.......       15,662
 Federal Funds sold and securities
   purchased under agreements to resell
   in domestic offices of the bank and
   of its Edge and Agreement subsidiaries,
   and in IBF's:
   Federal funds sold .................      2,514
   Securities purchased under
    agreements to resell ...........           995
 Loans and lease financing receivables:
 Loans and leases, net of unearned
     income                     $61,140
 Less: Allowance for loan
     and lease losses             2,315
 Less: Allocated transfer
     risk reserve                   115
      Loans and leases, net of
     unearned income, allowance,
     and reserve.............               58,710
 Assets held in trading
     accounts ..............                26,249
 Premises and fixed assets (including capitalized
 leases)..................                   1,310
 Other real estate owned ...............       642
 Investments in unconsolidated
   subsidiaries and associated
   companies..........................         120
 Customer's liability to this bank
   on acceptance outstanding ........        1,093
 Intangible assets .................           549
 Other assets......................          7,807

 TOTAL ASSETS ...............             $132,663

                       LIABILITIES


 Deposits
   In domestic offices ................    $49,180
   Noninterest-bearing .......  $16,896
   Interest-bearing ..........   32,284
   In foreign offices, Edge and Agreement
   subsidiaries, and IBF's ............     25,612
 Noninterest-bearing .........  $   128
 Interest-bearing ............   25,484

 Federal funds purchased and securities
   sold under agreements to repurchase in
   domestic offices of the bank and
   of its Edge and Agreement subsidiaries,
   and in IBF's
   Federal funds purchased ............     10,710
   Securities sold under agreements to
   repurchase .........................      1,789
 Demand notes issued to the U.S. Treasury    1,493
 Trading liabilities ..................     14,745
 Other Borrowed money:
   with original maturity of one year
   or less ............................      6,331
   with original maturity of more than
   one year ...........................      1,031
 Mortgage indebtedness and obligations
   under capitalized leases ...........         21
 Bank's liability on acceptances executed and
   outstanding.........................      1,096
 Subordinated notes and debentures.....      3,500
 Other liabilities ....................      9,562

 TOTAL LIABILITIES ....................    125,070

               EQUITY CAPITAL

 Common stock .........................        620
 Surplus ..............................      4,501
 Undivided profits and capital reserves      2,684
 Less: Net unrealized loss on marketable
   equity securities...................       (210)
 Cumulative foreign currency translation
   adjustments ........................         (2)

 TOTAL EQUITY CAPITAL .................      7,593

 TOTAL LIABILITIES, LIMITED-LIFE PREFERRED
   STOCK AND EQUITY CAPITAL ...........   $132,663


 I, Joseph L. Sclafani, S.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                            JOSEPH L. SCLAFANI

 We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

               WALTER V. SHIPLEY       )
               EDWARD D. MILLER        )DIRECTORS
               WILLIAM B. HARRISON     )